Exhibit 10.12

EXECUTION COPY(1)

$508,977,536.95

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

GENERAL MARITIME CORPORATION,

as Parent,

GENERAL MARITIME SUBSIDIARY II CORPORATION,

and

ARLINGTON TANKERS LTD.

as Guarantors,

GENERAL MARITIME SUBSIDIARY CORPORATION,
as Borrower,

VARIOUS LENDERS

and

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Administrative Agent and Collateral Agent

and

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

and

DNB BANK ASA
as Joint Book Runners

Dated as of May 17, 2012

(1)  Conformed through that certain Sixth Amendment, dated as of April 2, 2015.

7.06 Litigation	60
7.07 True and Complete Disclosure	60
7.08 Use of Proceeds; Margin Regulations	61
7.09 Tax Returns and Payments	61
7.10 Compliance with ERISA	62
7.11 The Security Documents	63
7.12 Capitalization	63
7.13 Subsidiaries	64
7.14 Compliance with Statutes, etc.	64
7.15 Investment Company Act	64
7.16 Money Laundering	64
7.17 Pollution and Other Regulations	65
7.18 Labor Relations	66
7.19 Patents, Licenses, Franchises and Formulas	66
7.20 Indebtedness	66
7.21 Insurance	66
7.22 Concerning the Collateral Vessels	66
7.23 Citizenship	67
7.24 Collateral Vessel Classification; Flag	67
7.25 No Immunity	67
7.26 Fees and Enforcement	67
7.27 Form of Documentation	67
7.28 Solvency	68
7.29 Patriot Act	68
7.30 Certain Business Practices	68

SECTION 8. Affirmative Covenants	68

8.01 Information Covenants	68
8.02 Books, Records and Inspections	72
8.03 Maintenance of Property; Insurance	73
8.04 Corporate Franchises	73
8.05 Compliance with Statutes, etc.	73
8.06 Compliance with Environmental Laws	73
8.07 ERISA	74
8.08 End of Fiscal Years; Fiscal Quarters	76
8.09 Performance of Obligations	76
8.10 Payment of Taxes	76
8.11 Further Assurances	76
8.12 Deposit of Earnings	77
8.13 Ownership of Subsidiaries	77
8.14 Flag of Collateral Vessels; Citizenship; Collateral Vessel Classifications	77
8.15 Use of Proceeds	78
8.16 Sale Vessels Disposal	78

SECTION 9. Negative Covenants	78

9.01 Liens	78

9.02 Consolidation, Merger, Sale of Assets, etc.	81
9.03 Dividends	84
9.04 Indebtedness	85
9.05 Advances, Investments and Loans	86
9.06 Transactions with Affiliates	87
9.07 Capital Expenditures	88
9.08 Minimum Cash Balance	89
9.09 Collateral Maintenance	89
9.10 Interest Expense Coverage Ratio	90
9.11 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	90
9.12 Limitation on Certain Restrictions on Subsidiaries	91
9.13 Limitation on Issuance of Equity Interests	91
9.14 Business	92
9.15 Jurisdiction of Employment; Chartering In Contracts	92
9.16 Bank Accounts	92
9.17 Indebtedness of Non-Recourse Subsidiaries	93
9.18 Prepayments, Etc. of Wells Fargo Indebtedness	93
9.19 Special Provisions Relating to the 2014 Newbuilding Acquisition and Related Transactions	93
9.20 Chartering Arrangements	95
9.21 Special Provisions Relating to Merger Sub and its Subsidiaries	95

SECTION 10. Events of Default	96

10.01 Payments	96
10.02 Representations, etc.	96
10.03 Covenants	96
10.04 Default Under Other Agreements	96
10.05 Bankruptcy, etc.	96
10.06 ERISA	97
10.07 Security Documents	98
10.08 Guaranties	98
10.09 Judgments	98
10.10 Change of Control	98
10.11 Default Under Non-Recourse Subsidiary Agreements	98

SECTION 11. Agency and Security Trustee Provisions Appointment	99

11.01 Nature of Duties	100
11.02 Lack of Reliance on the Agents	100
11.03 Certain Rights of the Agents	100
11.04 Reliance	101
11.05 Indemnification	101
11.06 The Administrative Agent in its Individual Capacity	101
11.07 Holders	101
11.08 Resignation by the Administrative Agent	101
11.09 Collateral Matters	102

11.10 Delivery of Information	103

SECTION 12. Miscellaneous Payment of Expenses, etc.	103

12.01 Right of Setoff	104
12.02 Notices	105
12.03 Benefit of Agreement	105
12.04 No Waiver; Remedies Cumulative	108
12.05 Payments Pro Rata	108
12.06 Calculations; Computations	109
12.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	109
12.08 Counterparts	110
12.09 Restatement Effective Date	111
12.10 Headings Descriptive	114
12.11 Amendment or Waiver; etc.	114
12.12 Survival	116
12.13 Domicile of Loans	116
12.14 Confidentiality	116
12.15 Register	117
12.16 Judgment Currency	117
12.17 Language	118
12.18 Waiver of Immunity	118
12.19 USA PATRIOT Act Notice	118
12.20 Release of Secondary Collateral and Subsidiary Guarantors	119

SECTION 13. Holdings Guaranty	119

13.01 Guaranty	119
13.02 Bankruptcy	120
13.03 Nature of Liability	120
13.04 Independent Obligation	120
13.05 Authorization	120
13.06 Reliance	121
13.07 Subordination	121
13.08 Waiver	122
13.09 Judgment Shortfall	123

SCHEDULE I	—	Loans
SCHEDULE II	—	Lender Addresses
SCHEDULE III	—	Collateral Vessels
SCHEDULE IV	—	Existing Liens
SCHEDULE V	—	Existing Indebtedness
SCHEDULE VI	—	Required Insurance
SCHEDULE VII	—	ERISA
SCHEDULE VIII	—	Subsidiaries

v

SCHEDULE IX	—	Capitalization
SCHEDULE X	—	Approved Classification Societies
SCHEDULE XI	—	Existing Investments
SCHEDULE XII	—	Existing Letters of Credit
SCHEDULE XIII	—	Transactions with Affiliates
SCHEDULE XIV	—	Subsidiary Guarantors
SCHEDULE XV	—	Litigation
SCHEDULE XVI	—	Non-Recourse Subsidiaries

EXHIBIT A	—	Form of Notice of Interest Period Election
EXHIBIT B	—	Form of Term Note
EXHIBIT C-1	—	Form of Opinion of Kirkland & Ellis LLP, New York counsel to the Credit Parties
EXHIBIT C-2	—	Form of Opinion of Constantine P. Georgiopoulos, New York maritime counsel to the Credit Parties
EXHIBIT C-3	—	Form of Opinion of Dennis J. Reeder, Esq., Marshall Islands counsel to the Credit Parties
EXHIBIT C-4	—	Form of Opinion of George E. Henries, Esq., Liberian counsel to the Credit Parties
EXHIBIT C-5	—	Form of Opinion of Conyers, Dill & Pearman Ltd., Bermuda counsel to the Credit Parties
EXHIBIT D	—	Form of Officer’s Certificate
EXHIBIT E	—	Form of Amended and Restated Subsidiaries Guaranty
EXHIBIT F-1	—	Form of Second Amended and Restated Pledge Agreement
EXHIBIT F-2	—	Form of Amended and Restated Secondary Pledge Agreement
EXHIBIT F-3	—	Form of Pari Passu Pledge Agreement
EXHIBIT G-1	—	Form of Assignment of Earnings
EXHIBIT G-2	—	Form of Secondary Assignment of Earnings
EXHIBIT H-1	—	Form of Assignment of Insurances
EXHIBIT H-2	—	Form of Secondary Assignment of Insurances
EXHIBIT I-1	—	Form of Marshall Islands Collateral Vessel Mortgage
EXHIBIT I-2	—	Form of Marshall Islands Secondary Collateral Vessel Mortgage
EXHIBIT I-3	—	Form of Liberian Collateral Vessel Mortgage
EXHIBIT I-4	—	Form of Bermuda Collateral Vessel Mortgage
EXHIBIT J	—	Form of Excess Liquidity Certificate
EXHIBIT K	—	Form of Solvency Certificate
EXHIBIT L	—	Form of Assignment and Assumption Agreement
EXHIBIT M	—	Form of Amended and Restated Compliance Certificate
EXHIBIT N	—	Subordination Provisions
EXHIBIT O	—	Form of Parent Officer’s Certificate
EXHIBIT P-1	—	Form of Primary Intercreditor Agreement
EXHIBIT P-2	—	Form of Secondary Intercreditor Agreement
EXHIBIT Q	—	Form of Joinder Agreement

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 17, 2012, among GENERAL MARITIME CORPORATION, a Marshall Islands corporation (the “Parent”), GENERAL MARITIME SUBSIDIARY CORPORATION, a Marshall Islands corporation (the “Borrower”), GENERAL MARITIME SUBSIDIARY II CORPORATION, a Marshall Islands corporation (“GMSCII”), in its capacity as a Guarantor, ARLINGTON TANKERS LTD., a Bermuda corporation, as a Guarantor (“Arlington”), the Lenders party hereto from time to time, and NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent under the Security Documents (in such capacity, the “Collateral Agent”). All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, GMSCII, Arlington, the lenders party thereto and Nordea, as administrative agent and collateral agent, are party to a Second Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date, the “Original Credit Agreement”);

WHEREAS, the Borrower, GMSCII and the Parent and certain of their subsidiaries commenced voluntary bankruptcy proceedings (the “Chapter 11 Proceedings”) on November 17, 2011 under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, in connection with the Chapter 11 Proceedings, the Bankruptcy Court confirmed a plan of reorganization (as such plan may be modified from time to time, in accordance with its terms, the “Plan of Reorganization”) under Chapter 11 of the Bankruptcy Code pursuant to a confirmation order dated May 7, 2012;

WHEREAS, pursuant to the Plan of Reorganization, on the Restatement Effective Date (x) each of the Lenders holding outstanding Revolving Loans immediately prior to the Restatement Effective Date will convert such Revolving Loans into Tranche A Loans under this Agreement after giving effect to the paydown of $35,350,780 as part of the Plan of Reorganization, (y) the unutilized Revolving Commitments (as defined in the Original Credit Agreement) of the Lenders, if any, under the Original Credit Agreement will be terminated and (z) the termination value of and interest in accordance with the Final DIP/Cash Collateral Order on the Indebtedness under the Specified Swap shall be exchanged on a dollar for dollar basis for a Tranche B Loan under this Agreement;

WHEREAS, pursuant to the Plan of Reorganization, GMSCII intends to amend and restate its existing $372,000,000 Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date, the “Original Other Credit Agreement”), among GMSCII, as borrower, the Parent, Arlington and the Borrower, as guarantors, the lenders party thereto and Nordea, as administrative agent, with a term loan credit facility providing for the continuation of the outstanding term loans and conversion of revolving commitments under the Original Other Credit Agreement into term loans to GMSCII (such $273,802,583.31 Second Amended and Restated Credit Agreement (as amended, modified and/or supplemented in accordance with the terms thereof and of the Intercreditor Agreements), among GMSCII, as borrower, the Parent, the Borrower and Arlington, as guarantors, the lenders from time to time party thereto and Nordea, as administrative agent and collateral agent (in such capacities, the “Other Agent”), the “Other Credit Agreement”);

WHEREAS, subject to certain conditions, including the confirmation of the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code and the effectiveness of the Plan of Reorganization, pursuant to the Plan of Reorganization, the Lenders under the Original Credit Agreement shall be deemed a party to this Agreement without further action of the Administrative Agent or of the Lenders, and this Agreement, as set forth herein, will replace the Original Credit Agreement, which will have no remaining force and effect;

WHEREAS, pursuant to the terms of the Plan of Reorganization and in consideration for the Lenders under the Original Credit Agreement consenting to the conversion and continuation of Indebtedness under the Other Credit Agreement (including the guarantees thereof) and the continuation of the second priority liens on the collateral securing such Indebtedness, (x) the Guarantors under and as defined in the Other Credit Agreement will guarantee the Obligations under this Agreement and (y) the Obligations of the Credit Parties under this Agreement will continue to be secured by a second priority Lien on the Secondary Collateral; and

WHEREAS, the parties wish to amend and restate the Original Credit Agreement in order to permit the transactions described above and to amend certain other provisions of the Original Credit Agreement.

NOW, THEREFORE, the parties hereto agree that, effective as of the Restatement Effective Date, the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

SECTION 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2013 Equity Investment” shall have the meaning provided in the Third Amendment.

“2014 Newbuilding Acquisition” shall mean the acquisition of the 2014 Newbuilding Vessels, such acquisition to be implemented by (i) the acquisition of the 2014 Newbuilding Subsidiaries pursuant to the 2014 Newbuilding Master Agreement (the “Initial Phase of the 2014 Newbuilding Acquisition”) and (ii) the acquisition of the 2014 Newbuilding Vessels pursuant to the terms of the 2014 Newbuilding Contracts; provided that such acquisition consideration shall be funded solely as provided in Section 9.19(i).

“2014 Newbuilding Contract” shall mean shipbuilding contracts to which the 2014 Newbuilding Subsidiaries are party on the Fourth Amendment Effective Date which contracts are listed on Schedule XVIII to this Agreement, each as amended from time to time in accordance with the terms hereof and thereof including pursuant to the 2014 Newbuilding Contract Novation.

“2014 Newbuilding Contract Novation” shall mean the novation of the 2014 Newbuilding Contract to the 2014 Newbuilding Subsidiaries described in clause (b) of the definition thereof.

“2014 Newbuilding Holdco” shall mean VLCC Acquisition I Corporation, a Marshall Islands corporation, a wholly-owned direct Subsidiary of the Parent formed for the purpose of implementing the 2014 Newbuilding Acquisition, the assets of which shall consist primarily of the Capital Stock of the 2014 Newbuilding Subsidiaries.

“2014 Newbuilding Master Agreement” shall mean the Master Agreement, dated as of March 18, 2014 by and among 2014 Newbuilding Holdco, the 2014 Newbuilding Subsidiaries and Scorpio Tankers Inc., as such agreement may be amended or modified in accordance with the terms hereof and thereof.

“2014 Newbuilding Subsidiaries” shall mean (a) prior to the 2014 Newbuilding Contract Novation, the Persons acquired by the 2014 Newbuilding Holdco pursuant to the 2014 Newbuilding Master Agreement and (b) upon and after the 2014 Newbuilding Contract Novation, the Subsidiaries of 2014 Newbuilding Holdco who have succeeded to the Persons described in clause (a) each of which is party to a 2014 Newbuilding Contract.

“2014 Newbuilding Vessel” shall mean the seven VLCCs to be acquired by the 2014 Newbuilding Subsidiaries pursuant to the 2014 Newbuilding Contract.

“273 Blocked Account” shall mean the “273 Blocked Account” as defined in the Other Credit Agreement.

“273 Blocked Amount” shall mean the “273 Blocked Amount” as defined in the Other Credit Agreement.

“508 Blocked Account” shall mean a non-interest bearing blocked account with Nordea or Nordea Bank Finland plc, Cayman Islands Branch, as depository bank, with respect to which the Parent shall have duly executed and delivered a control agreement granting a first priority security interest to the Pledgee (as defined in the Pari Passu Pledge Agreement) (reasonably satisfactory in all respects to such Pledgee).

“508 Blocked Amount” shall have the meaning provided in Section 9.09(b).

“Acceptable Flag Jurisdiction” shall have the meaning provided in Section 8.14.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of the Parent shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Parent and any officer or director of the Parent or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 9.06, none of the Administrative Agent, the Collateral Agent or any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Parent or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Affiliated Lender” shall have the meaning provided in Section 12.04(d).

“Agamemnon” shall mean the Liberian flag vessel GENMAR AGAMEMNON, Official Number 10257.

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Joint Book Runner and each Issuing Lender.

“Aggregate Collateral Vessel Value” shall have the meaning provided in Section 9.09(a).

“Aggregate Credit Agreement Exposure” shall mean, at any time, the aggregate outstanding principal amount of the Loans under this Agreement at such time and the outstanding principal amount of the loans under the Other Credit Agreement at such time.

“Aggregate Primary Collateral Vessel Value” shall have the meaning provided in Section 9.09(a).

“Agreement” shall mean this Third Amended and Restated Credit Agreement, as modified, supplemented, amended or restated from time to time.

“Amendment Prepayment” shall have the meaning provided in the Third Amendment.

“Applicable Margin” shall mean a percentage per annum equal to 4.00%.

“Applicable Property” shall have the meaning provided in Section 9.01.

“Approved Appraiser” shall mean (i) at any time that the Parent and its Subsidiaries have a Loan to Value Ratio equal to or greater than 0.80 to 1.00, H. Clarksons & Company Limited, R.S. Platou Shipbrokers a.s., or Pareto Shipbrokers A/S, and (ii) at any other time, H. Clarksons & Company Limited, Fearnleys Ltd., R.S. Platou Shipbrokers a.s., Lorentzen

& Stemoco or Simpson Spence & Young Ltd.; provided, that, at any time any other independent appraisal firm that is acceptable to the Administrative Agent at such time shall be deemed to constitute an Approved Appraiser.

“Arlington” shall have the meaning provided in the first paragraph of this Agreement.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

“Assignment of Charters” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Assignment of Earnings” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Assignment of Insurances” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Bankruptcy Court” shall have the meaning provided in the Recitals.

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the sum of the Federal Funds Rate for such day plus ½ of 1% per annum and (iii) the Eurodollar Rate for a Eurodollar Loan denominated in Dollars with a one-month interest period commencing on such day plus 1.00%.  For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Blocked Accounts” shall mean the 508 Blocked Account and the 273 Blocked Account.

“BlueMountain Parent Indebtedness” shall mean Indebtedness incurred by the Parent from, among others, BlueMountain Capital and its affiliates in an aggregate principal amount not to exceed $131,600,000 plus the amount of interest accrued after the incurrence thereof and capitalized or paid in kind in accordance with the terms thereof and other amounts payable in connection therewith; provided that (i) such Indebtedness shall mature no earlier than the first anniversary of the Maturity Date and shall not require any scheduled amortization, mandatory redemption or prepayment prior to the final maturity thereof (other than any prepayment required (a) from the net cash proceeds from the disposition of any Equity Interests of 2014 Newbuilding Holdco, or any assets of 2014 Newbuilding Holdco and/or the 2014 Newbuilding Subsidiaries and/or (b) upon a change of control (as defined in the documentation governing such Indebtedness) or acceleration of such Indebtedness following an event of default thereunder), (ii) such Indebtedness shall not be secured or guaranteed by any Subsidiary of the Parent other than 2014 Newbuilding Holdco and the 2014 Newbuilding Subsidiaries and (iii) such Indebtedness shall permit the Parent at its option to make all interest payments thereunder in kind or in cash.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of Tranche A Loans from all the Lenders (other than Defaulting Lenders) on a given date having the same Interest Period.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City, Hamburg or London a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

“Capitalized Lease Obligations” of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital, (x) surplus and undivided profits aggregating in excess of $200,000,000 and (y) a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“Cash Flow Projections” shall have the meaning provided in Section 8.01(l).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean (i) the Parent shall at any time and for any reason fail to own or control, directly or indirectly, 100% of the Equity Interests of the Borrower and each Subsidiary Guarantor which owns a Collateral Vessel, except in the case of a non-U.S. Subsidiary Guarantor, any such other ownership as required by applicable law, (ii) the sale, lease or transfer of all or substantially all of the Parent’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (iii) the liquidation or dissolution of the Parent or the Borrower, (iv) at any time prior to the consummation of a Qualifying IPO, (1) the Permitted Holders shall at any time cease to own, directly or indirectly, beneficially or of record, shares representing more than 15% of the outstanding voting or economic Equity Interests of the Parent or (2) any Person or Persons constituting a “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act, but excluding any benefit plan of such Person or Persons and its or their Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and excluding the shareholders of Navig8 to the extent such shareholders constitute a “group” in connection with the transactions contemplated by the Merger Agreement), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Stock representing more than the percentage of outstanding voting Equity Interests of the Parent beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, (v) at any time upon or after the consummation of a Qualifying IPO, (x) any Person or Persons constituting a “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act, but excluding any benefit plan of such Person or Persons and its or their Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Stock representing more than 35% of the outstanding voting Equity Interests of the Parent and (y) the percentage of outstanding voting Equity Interests of the Parent so held by such Person or Persons is greater than the percentage of outstanding voting Equity Interests of the Parent beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, (vi) the replacement of a majority of the directors on the board of directors of the Parent over a two-year period from the directors who constituted the board of directors of the Parent at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Parent then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (vii ) a “change of control” or similar event shall occur as provided in any outstanding Indebtedness (excluding Indebtedness with an aggregate principal amount of less than $20,000,000) of Parent or any of its Subsidiaries (or the documentation governing the same).

“Chapter 11 Proceedings” shall have the meaning provided in the Recitals.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all Primary Collateral and Secondary Collateral.

“Collateral Agent” shall mean the Administrative Agent acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collateral and Guaranty Requirements” shall mean with respect to each Collateral Vessel or each Credit Party, as the case may be, the requirement that:

(i)                                     each Subsidiary defined as a Subsidiary Guarantor shall have duly authorized, executed and delivered to the Administrative Agent a reaffirmation of the Subsidiaries Guaranty, substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Subsidiaries Guaranty”), or a joinder thereto substantially in the form of Exhibit Q (as modified, supplemented or amended from time to time, the “Joinder Agreement”), and the Subsidiaries Guaranty shall be in full force and effect;

(ii)                                  the Parent, the Borrower, Arlington and each Subsidiary Guarantor described in clause (x) of the definition thereof shall have (x) duly authorized, executed and delivered the Second Amended and Restated Pledge Agreement substantially in the form of Exhibit F-1 (as modified, supplemented or amended from time to time, the “Pledge Agreement”) or a joinder thereto, and shall have (A) delivered to the Collateral Agent, as pledgee, all the Pledged Securities referred to therein, together with executed and undated transfer powers, including, without limitation and to the extent applicable (within ten days after the Effective Date), a charge over shares of any Bermuda registered Subsidiary Guarantor taken by way of a Bermuda-law governed charge over shares, and (B) otherwise complied with all of the requirements set forth in the Pledge Agreement, and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral in the respective jurisdictions of formation of the respective Subsidiary Guarantor, Arlington, the Parent or the Borrower, as the case may be;

(iii)                               the Parent, GMSCII and each Subsidiary Guarantor described in clause (y) of the definition thereof shall have (x) duly authorized, executed and delivered the Amended and Restated Secondary Pledge Agreement substantially in the form of Exhibit F-2 (as modified, supplemented or amended from time to time, the “Secondary Pledge Agreement”) or a joinder thereto, and shall have (A) delivered to the Other Agent, as pledgee and bailee on behalf of the Secured Creditors in accordance with the Secondary Intercreditor Agreement, all the Pledged Securities referred to therein, together with executed and undated transfer powers, including, without limitation and to the extent applicable (within ten days after the Effective Date), a charge over shares of any Bermuda registered Subsidiary Guarantor taken by way of a Bermuda-law governed charge over shares, and (B) otherwise complied with all of the requirements set forth in the Secondary Pledge Agreement and (y) duly authorized, executed and delivered to the Other Agent any other related documentation necessary or advisable to perfect the Lien on the Secondary Pledge Agreement Collateral in the respective jurisdictions of formation of the Parent, the respective Subsidiary Guarantor or GMSCII, as the case may be;

(iv)                              the Parent, the Borrower, Arlington, GMSCII and any other Person that becomes a Credit Party at any time (other than a Credit Party that is a Subsidiary Guarantor)

shall have (x) duly authorized, executed and delivered the Pari Passu Pledge Agreement substantially in the form of Exhibit F-3 (as modified, supplemented or amended from time to time, the “Pari Passu Pledge Agreement”) or a joinder thereto, and shall have complied with all of the requirements set forth in the Pari Passu Pledge Agreement, and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the applicable Pledge Agreement Collateral in the respective jurisdictions of formation of Arlington, the Parent, the Borrower, GMSCII or such other Credit Party, as the case may be;

(v)                                 the Parent, GMSCII, Arlington, the Borrower, each Subsidiary Guarantor that owns a Collateral Vessel, the Collateral Agent and Nordea (or such other deposit account bank as the Administrative Agent may agree in its sole discretion), as depositary bank, shall have duly executed and delivered a control agreement substantially in the form attached to the Pledge Agreement, the Secondary Pledge Agreement and/or the Pari Passu Pledge Agreement, as the case may be (or, in each case, such other form as may be reasonably acceptable to the Administrative Agent), with respect to any Concentration Account owned by the Parent, GMSCII, Arlington, the Borrower or such Subsidiary Guarantor (or, if a control agreement with respect to any such Concentration Account shall have been executed and delivered by the Parent, GMSCII, Arlington, the Borrower or any such Subsidiary Guarantor prior to the Restatement Effective Date, a reaffirmation of such control agreement); provided that, prior to the Discharge of the First-Priority Obligations (as defined in the Secondary Intercreditor Agreement) in full, no Subsidiary Guarantor that owns a Secondary Collateral Vessel shall be required to execute and deliver a control agreement to the Collateral Agent with respect to a Concentration Account as defined in the Secondary Pledge Agreement;

(vi)                              each Subsidiary Guarantor that owns a Primary Collateral Vessel shall (A) have duly authorized, executed and delivered reaffirmations of such Subsidiary Guarantor’s (x) Assignment of Earnings substantially in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, the “Assignment of Earnings”) and (y) Assignment of Insurances substantially in the form of Exhibit H-1 (as modified, supplemented or amended from time to time, the “Assignment of Insurances”), together covering all of such Subsidiary Guarantor’s present and future Earnings and Insurance Collateral on such Primary Collateral Vessels, and (B) use its commercially reasonably efforts to obtain an Assignment of Charters substantially in the form of Exhibit B to the Assignment of Earnings (as modified, supplemented or amended from time to time, the “Assignment of Charters”) for any charter or similar contract that has as of the execution date of such charter or similar contract a remaining term of 12 months or greater (including any renewal or extension option) (or, if an Assignment of Charters with respect to any such Primary Collateral Vessel shall have been executed and delivered by any such Subsidiary Guarantor prior to the Restatement Effective Date, a reaffirmation of such Assignment of Charters), and shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together covering all of such Subsidiary Guarantor’s present and future Earnings and Insurance Collateral on such Primary Collateral Vessels, in each case together with:

(a)                                                         proper Financing Statements (Form UCC-1) or amendments thereto, as requested by the Administrative Agent, in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Pledge

Agreement, the Pari Passu Pledge Agreement, the Assignment of Earnings, Assignment of Charters and the Assignment of Insurances; and

(b)                                                         certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in Washington, D.C. and any other relevant jurisdiction, together with copies of such other financing statements (none of which shall cover the Collateral, other than as set forth in the Intercreditor Agreements, unless the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws in respect thereof);

(vii)                           each Subsidiary Guarantor that owns a Secondary Collateral Vessel shall (A) have duly authorized, executed and delivered reaffirmations of such Subsidiary Guarantor’s (x) Assignment of Earnings substantially in the form of Exhibit G-2 (as modified, supplemented or amended from time to time, the “Secondary Assignment of Earnings”) and (y) Assignment of Insurances substantially in the form of Exhibit H-2 (as modified, supplemented or amended from time to time, the “Secondary Assignment of Insurances”), together covering all of such Subsidiary Guarantor’s present and future Secondary Earnings and Insurance Collateral on such Secondary Collateral Vessels, and (B) use its commercially reasonably efforts to obtain an Assignment of Charters substantially in the form of Exhibit B to the Secondary Assignment of Earnings (as modified, supplemented or amended from time to time, the “Secondary Assignment of Charters”) for any charter or similar contract that has as of the execution date of such charter or similar contract a remaining term of twelve months or greater (including any renewal or extension option) (or, if an Assignment of Charters with respect to any such Secondary Collateral Vessel shall have been executed and delivered by any such Subsidiary Guarantor prior to the Restatement Effective Date, a reaffirmation of such Assignment of Charters), and shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together covering all of such Subsidiary Guarantor’s present and future Secondary Earnings and Insurance Collateral on such Secondary Collateral Vessels, in each case together with:

(a)                                                         proper Financing Statements (Form UCC-1) or amendments thereto, as requested by the Administrative Agent, in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Secondary Pledge Agreement, the Secondary Assignment of Earnings, the Secondary Assignment of Charters and the Secondary Assignment of Insurances; and

(b)                                                         certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in Washington, D.C. and any other relevant jurisdiction, together with copies of such other financing statements (none of which shall cover the Collateral, other than as set forth in the Intercreditor Agreements, unless the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws in respect thereof);

(viii)                        each Subsidiary Guarantor that owns a Collateral Vessel shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate Vessel registry (x) in the case of each Primary Collateral Vessel, a Collateral Vessel Mortgage (together with any amendments thereto as may be requested by the Collateral Agent on or prior to the Restatement Effective Date in form and substance satisfactory to the Collateral Agent and the Subsidiary Guarantor that owns such Primary Collateral Vessel) with respect to such Primary Collateral Vessel and such Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Primary Collateral Vessel and (y) in the case of each Secondary Collateral Vessel, a Secondary Collateral Vessel Mortgage (together with any amendments thereto as may be requested by the Collateral Agent on or prior to the Restatement Effective Date in form and substance satisfactory to the Collateral Agent and the Subsidiary Guarantor that owns the relevant Secondary Collateral Vessel) with respect to such Secondary Collateral Vessel and such Secondary Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable second priority security interest, in and lien upon such Secondary Collateral Vessel, in each case subject only to Permitted Liens;

(ix)                              all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clauses (ii) through and including (vii) above shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent;

(x)                                 the Administrative Agent shall have received each of the following:

(a)                                                         certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Collateral Vessel by the relevant Subsidiary Guarantor;

(b)                                                         the results of maritime registry searches with respect to such Collateral Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens;

(c)                                                          class certificates from a classification society listed on Schedule X or another classification society reasonably acceptable to the Administrative Agent, indicating that such Collateral Vessel meets the criteria specified in Section 7.24;

(d)                                                         certified copies of all agreements related to the technical and commercial management of each Collateral Vessel;

(e)                                                          certified copies of all ISM and ISPS Code documentation for each Collateral Vessel; and

(f)                                                           a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent (it being understood that Leeds and Leeds, AON and Marsh are acceptable) with respect to the insurance maintained by the Credit Parties in respect of such Collateral Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent, the Collateral Agent and/or the Lenders as mortgagee, (ii) otherwise conform with the insurance requirements of each respective Collateral Vessel Mortgage or Secondary Collateral Vessel Mortgage, as applicable and (iii) comply with the Required Insurance;

(xi)                              the Administrative Agent shall have received from (a) special New York counsel to each of the Credit Parties (which shall be Kirkland & Ellis LLP or other counsel to each of the Credit Parties qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date covering the matters set forth in Exhibit C-1, (b) special New York maritime counsel to each of the Credit Parties (which shall be Constantine P. Georgiopoulos or other counsel to each of the Credit Parties qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date covering the matters set forth in Exhibit C-2, (c) special Marshall Islands counsel to each of the Credit Parties (which shall be Dennis J. Reeder, Esq. or other counsel to each of the Credit Parties qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date covering the matters set forth in Exhibit C-3, (d) special Liberian counsel to each of the Credit Parties (which shall be George E. Henries, Esq. or other counsel to each of the Credit Parties qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date covering the matters set forth in Exhibit C-4, (e) special Bermuda counsel to each of the Credit Parties (which shall be Conyers, Dill & Pearman Limited or other counsel to each of the Credit Parties qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date covering the matters set forth in Exhibit C-5 and (f) counsel to each of the Credit Parties in the jurisdiction of the flag of the Collateral Vessel, an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date covering such matters as shall be reasonably required by the Administrative Agent, in each case which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the matters set forth in the relevant Exhibit, including the perfection of the security interests (other than those to be covered by opinions delivered pursuant to the other opinions above) granted pursuant to the Security Documents, and such other matters incidental to the transactions contemplated herein as the Administrative Agent may reasonably request;

(xii)                           (a) the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and reasonably acceptable to the Administrative Agent, signed by the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Treasurer or an authorized manager, member or general partner of each Credit Party (other than any Credit Party that delivered such a certificate pursuant to the Original Credit Agreement), and attested to by the Secretary or any Assistant Secretary (or, to the extent such Credit Party does not have a Secretary or Assistant Secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, substantially in the form of Exhibit D, with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate authorizing the consummation of the Transaction; provided that such documents shall not be required to be delivered so long as such Credit Party certifies that there have been no changes made in the organizational documents delivered in connection with the Original Credit Agreement; and (b) the Administrative Agent shall have received copies of governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities; and

(xiii)                        the Parent shall have (x) duly authorized, executed and delivered to the Collateral Agent, as secured party on behalf of the Secured Creditors, a legal, valid and enforceable first priority security interest, in and Lien upon all its assets (to the extent not already subject to a security interest pursuant to any of clauses (ii) through (v) above and other than (1) its Equity Interests in 2014 Newbuilding Holdco, (2) its Equity Interests in Unique Tankers, (3) any assets owned by General Maritime Management related to the Unique Tankers Pool and (4) its Equity Interests in any Non-Recourse Subsidiary), in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and (y) effected all filings, deliveries of instruments and other actions necessary or advisable in the reasonable opinion of the Administrative Agent to perfect and preserve each security interest described in this clause (xiii) in each relevant jurisdiction, as the case may be (including, without limitation, the delivery of customary lien searches, proper Financing Statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction, Certificated Securities (as such term is defined in Section 8-102(A)(4) of the UCC), executed and undated transfer powers, legal opinions, board resolutions and officer’s certificates), in each case which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral Disposition” shall mean (i) the sale, lease, transfer or other disposition of Collateral by the Parent or any of its Subsidiaries to any Person other than the Parent or any Subsidiary of the Parent or (ii) any Event of Loss of any Collateral Vessel; provided, however, that the charter of any Collateral Vessel shall not be considered a Collateral Disposition.

“Collateral Vessel” shall mean each Primary Collateral Vessel and each Secondary Collateral Vessel; it being understood and agreed that any Vessel acquired in a Permitted New Vessel Acquisition shall not constitute a Collateral Vessel.

“Collateral Vessel Mortgage” shall mean, with respect to the Primary Collateral Vessels, a first priority statutory mortgage and deed of covenants supplemental thereto or a first preferred mortgage in substantially the form of Exhibit I-1, Exhibit I-3 or Exhibit I-4, as applicable, or such other form as may be reasonably satisfactory to the Administrative Agent, as such first priority statutory mortgage and deed of covenants supplemental thereto or a first preferred mortgage may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Concentration Account” shall have the meaning provided in the Pledge Agreement, the Secondary Pledge Agreement and/or the Pari Passu Pledge Agreement, as applicable.

“Consolidated Cash Interest Expense” shall mean, for any period, (i) the total consolidated interest expense paid or payable in cash of the Parent and its Subsidiaries (including, without limitation, to the extent included under GAAP, all commission, discounts and other commitment fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements) for such period (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)), the amortization of any deferred financing costs for such period and any interest expense actually “paid in kind” or accreted during such period, plus (ii) without duplication, that portion of Capitalized Lease Obligations of the Parent and its Subsidiaries on a consolidated basis representing the interest factor for such period, minus (iii) cash interest income.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period adjusted by (A) adding thereto the following to the extent deducted in calculating such Consolidated Net Income: (i) consolidated interest expense and amortization of debt discount and commissions and other fees and charges associated with Indebtedness for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary losses, expenses or charges for such period, (v) any non-cash management retention or incentive program payments for such period, (vi) non-cash restricted stock compensation, (vii) any non-cash charges or losses, including, without limitation, non-cash compensation expenses for such period, less any extraordinary gains for such period, (viii) any losses from the sales of any Vessels for such period, (ix) all costs and expenses incurred (a) prior to or within 180 days following the Restatement Effective Date and, in no event, later than December 31, 2012, in connection with the Transaction (including, without limitation, any payments of interest, fees and expenses made pursuant to, or in connection with, the DIP Credit Agreement and the Plan of Reorganization (in each case, including, but not limited to, fees to advisors, professionals, attorneys, the Administrative Agent, Lenders and Oaktree Capital Management L.P. and its Affiliates)) and (b) in connection with any equity issuances permitted hereunder so long as, notwithstanding anything set forth herein to the contrary, the Net Cash Proceeds of such equity issuances are applied to the prepayment of the Loans and such prepayments are applied to reduce the Scheduled Repayment due on the Maturity Date, (x) non-recurring costs, charges and expenses for severance and restructuring (including, without limitation, fees and expenses incurred in connection with the winding up of all of the Parent and its Subsidiaries’ activities and operations in Portugal and any one-time cash charges in connection with the closing of an office for such period), (xi) all non-recurring fees, costs and expenses related to any litigation or settlements, (xii) the amount of cost savings and expenses projected by the Borrower to be realized (including synergies) as a result of, or as a result of actions taken, committed to be taken or planned to be taken within one year, pursuant to a binding written contract with a tangible and quantifiable cost savings (calculated on a pro forma basis as though such items had been realized on the first day of the period provided that all such adjustments pursuant to this clause (xii) shall not exceed (a) $10,000,000 in the aggregate in any four-quarter period and (b) $25,000,000 in the aggregate from the Restatement Effective Date to and including the Maturity Date, and (xiii) any fees, expenses or charges related to any equity offering, Investment or Indebtedness or amendments thereto permitted by this Agreement, whether or not consummated and (B) subtracting therefrom the following to the extent added in calculating such Consolidated Net Income: (i) any extraordinary gains for such period and (ii) any gains from the sales of any Vessels for such period.  Unless otherwise agreed to by the Administrative Agent, for purposes of this definition of “Consolidated EBITDA,” “non-recurring” means any expense, loss or gain as of any date that (i) did not occur in the ordinary course of the Parent or its Subsidiaries’ business and (ii) is of a nature and type that has not occurred in the prior two years and is not reasonably expected to recur in the future.

“Consolidated Net Income” shall mean, for any period, the consolidated net after tax income of the Parent and its Subsidiaries determined in accordance with GAAP.

“Consolidated Net Indebtedness” shall mean, with respect to any Person, as at any relevant date, (x) the aggregate outstanding principal amount of the Loans under this Agreement and the loans under the Other Credit Agreement, plus (y) the aggregate outstanding principal amount of any other Indebtedness of the Parent or any of its Subsidiaries permitted pursuant to Sections 9.04(v) and 9.04(vi), less (z) an amount equal to the Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries as at such date.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations”.

“Credit Documents” shall mean this Agreement, each Note, each Security Document, the Subsidiaries Guaranty, each Intercreditor Agreement, each Joinder Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 8.11.

“Credit Party” shall mean the Parent, the Borrower, GMSCII, Arlington, each Subsidiary Guarantor, and any other Subsidiary of the Parent which at any time executes and delivers any Credit Document (other than solely an acknowledgment of a pledge of such Person’s equity).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deferred Amortization Amount” shall mean $123,803,428.86.

“DIP Credit Agreement” shall mean the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of November 17, 2011 (as amended, modified and/or supplemented from time to time to, but not including the Restatement Effective Date), among the Borrower and GMSCII, as co-borrowers, the Parent, certain Subsidiaries of the Parent and the Borrowers party thereto as guarantors, the lenders party thereto and Nordea, as administrative agent and collateral agent.

“Dividend” shall mean, with respect to any Person, a dividend, distribution or return of any equity capital to its stockholders, partners or members, any other distribution, payment or delivery of property or cash to its stockholders, partners or members in their capacity as such (other than common stock, Qualified Preferred Stock and the right to purchase any of such stock of such Person), the redemption, retirement, purchase or acquisition, directly or indirectly, for a consideration of any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or the setting aside of any funds for any of the foregoing purposes, or the granting of permission to any of its Subsidiaries to purchase or otherwise acquire for a consideration (other than common stock, Qualified Preferred Stock and the right to purchase any of such stock of such Person) any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests) except for share repurchases resulting from the unwinding of any share sale requiring the repayment of any advances in connection with such sale as a result of any default on payment on the part of the ultimate purchaser of such shares.  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.  For the avoidance of doubt, any non-cash anti-dilution adjustments under the warrants listed on Schedule XIII shall not constitute a Dividend.

“Documents” shall mean the Credit Documents.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Drawing” has the meaning provided in Section 3.03(b).

“Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the respective Assignment of Earnings and the respective Assignment of Insurances.

“Effective Yield” shall mean, as to any Loans, or other loans of any tranche, the effective yield on such loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including recurring, upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.  All such determinations made by the Administrative Agent shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act as in effect on the Restatement Effective Date or other “accredited investor” (as defined in Regulation D of the Securities Act); provided that none of the Borrower, the Guarantors nor any of their respective Affiliates shall be an Eligible Transferee at any time, except as provided for in Section 12.04(d).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable federal, state, foreign, international or local statute, law, treaty, protocol, rule, regulation, ordinance, code, or rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Parent or any of its Subsidiaries, relating to the environment or to Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any applicable state, foreign, international or local counterparts or equivalents thereof, in each case as amended from time to time; and any applicable rules, regulations or requirements of a classification society in respect of any Collateral Vessel.

“Environmental Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“EPA Commitment Parties” shall have the meaning given to that term in the definition of Navig8 Equity Purchase Agreement.

“Equity Contribution Agreement” shall mean the Equity Purchase Agreement, dated as of December 15, 2011 (as amended, restated, supplemented or otherwise modified from time to time through, but not including, the Restatement Effective Date), by and among the Parent, Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P., which Equity Contribution Agreement (i) shall contain a minimum liquidity requirement with respect to the Parent and its Subsidiaries that is reasonably satisfactory to the Administrative Agent and (ii) shall not have been amended, restated, supplemented or otherwise modified in such a manner as is adverse to the interests of the Lenders.

“Equity Conversion” shall mean the conversion of all outstanding secured obligations under the Amended and Restated Credit Agreement, dated as of May 6, 2011, by and among the Borrower and GMSCII, as co-borrowers, the Parent and certain of their respective Subsidiaries, OCM Marine Investments CTB, Ltd., as initial lender, and OCM Administrative Agent, LLC, as administrative agent and collateral agent, into equity of the Parent pursuant to the Equity Contribution Agreement on the terms and in the amounts set forth in the Plan of Reorganization.

“Equity Interests” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Equity Investment” shall mean that certain cash Investment in the Parent of not less than $175,000,000 from the issuance of Equity Interests by the Parent to (x) an existing or newly-formed entity capitalized by funds managed by Oaktree Capital Management L.P. or one or more of its affiliates and (y) any other third party identified by the Permitted Holders to the Administrative Agent, including, but not limited to, any noteholders that previously held any Senior Unsecured Notes prior to the Restatement Effective Date on the terms and conditions specified in the Equity Contribution Agreement, (i) $35,350,780 of which shall have been contributed by the Parent to the Borrower to partially repay then outstanding Loans under and as defined in the Original Credit Agreement and (ii) $39,649,220 of which shall have been contributed by the Parent to GMSCII to partially repay then outstanding loans under the Original Other Credit Agreement, in each case on terms set forth in the Plan of Reorganization.

“Equity Proceeds Amount” shall mean, on any date, the amount of Net Cash Proceeds received by the Parent from the issuance of Equity Interests of the Parent after the Third Amendment Effective Date (which shall, for the avoidance of doubt, include the amount of the Navig8 Equity Purchase Agreement Proceeds and exclude the Equity Investment and the 2013 Equity Investment) less the cash amount expended by the Parent and its Subsidiaries to (i) make Investments pursuant to Section 9.05(vi), (ii) make any Capital Expenditures (other than maintenance Capital Expenditures), (iii) make any other cash expenditures not in the ordinary course of business (for the avoidance of doubt, funding operating losses, working capital and repayment of Indebtedness will be deemed to be expenditures in the ordinary course of business for this purpose), in each case without duplication and after the Third Amendment Effective Date, (iv) repay, prepay, redeem, purchase, defease or otherwise satisfy the Wells Fargo Indebtedness pursuant to Section 9.18(ii), (v) fund the purchase price corresponding to a Permitted New Vessel Acquisition pursuant to subclause (V) of the proviso to Section 9.07, (vi) prepay, redeem, purchase, defease or otherwise satisfy, or to pay cash interest in respect of the BlueMountain Parent Indebtedness pursuant to Section 9.19(iii), (vii) fund the 2014 Newbuilding Acquisition pursuant to Section 9.19(i), (viii) make any cash payments in connection with the Merger pursuant to Section 9.21(i) not funded by cash or Cash Equivalents of Navig8 and its Subsidiaries, (ix) fund deposits in connection with the acquisition of Vessels pursuant to Section 9.01(xxii), (x) make Investments in 2014 Newbuilding Holdco or any of its Subsidiaries pursuant to Section 9.19(v) and (xi) make Investments in the Merger Sub or any of its Subsidiaries pursuant to Section 9.21(ii).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Parent or a Subsidiary of the Parent would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Eurodollar Rate” shall mean with respect to each Interest Period for a Loan, (a) the offered rate (rounded upward to the nearest 1/16 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the ICE Benchmark Administration as the information vendor for displaying the London Interbank Offered Rates of major banks in the London interbank Eurodollar market) (the “Screen Rate”); provided that if on such date no such rate is so displayed or, in the case of the initial Interest Period in respect of a Loan, if less than three Business Days’ prior notice of such Loan shall have been delivered to the Administrative Agent, the Eurodollar Rate for such period shall be the arithmetic average (rounded upward to the nearest 1/16 of 1%) of the rate quoted to the Administrative Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, in each case divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, further, that if any such rate is below zero, the Eurodollar Rate for such period will be deemed to be zero.

“Event of Default” shall have the meaning provided in Section 10.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of a Collateral Vessel or the agreed or compromised total loss of a Collateral Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Vessel.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Collateral Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Collateral Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Vessel, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if such Collateral Vessel shall have been returned to the Borrower or any Subsidiary Guarantor following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 5.02(c) hereof, no Event of Loss shall be deemed to have occurred by reason of such event.

“Excess Liquidity” shall mean, for each Payment Date, the amount by which (a) the daily average for the 30 consecutive day period ending on such Payment Date of the amount by which the Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries, other than Navig8 and its Subsidiaries (including any remaining Net Cash Proceeds from the 2013 Equity Investment not used on the Third Amendment Effective Date to make the Amendment Prepayment and the Other Credit Agreement Amendment Prepayment) exceeds (b) the sum of (x) the aggregate amount of (i) any Scheduled Repayment and any interest payment to be made under this Agreement and/or (ii) any scheduled amortization payment and any interest payment to be made under the Other Credit Agreement, in each case within three Business Days of such Payment Date, (y) the Equity Proceeds Amount, if any, and (z) $125,000,000.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean (i) any tax imposed on or measured by the net income, net profits or any franchise tax based on net income, net profits or net worth, of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein, (ii) any branch profits taxes imposed by any jurisdiction in which the recipient Lender is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein, (iii) in the case of any Lender, any withholding tax that is imposed by the Marshall Islands on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or designates a new lending office (except to the extent that, pursuant to Section 5.04, amounts with respect to such taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office) or is attributable to such Lender’s failure to comply with Section 5.04(b), and (iv) taxes imposed on any “withholdable payment” payable to a recipient Lender as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA).

“Existing Indebtedness” shall have the meaning provided in Section 7.20.

“Existing Letter of Credit” shall have the meaning provided in Section 3.01.

“Existing Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.13(a)(i).

“Existing Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Existing Letter of Credit Outstandings at such time in respect of Existing Letters of Credit.  The Existing Letter of Credit Exposure of any Lender at any time shall be its Percentage of the aggregate Existing Letter of Credit Exposure at such time.

“Existing Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Existing Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Existing Letters of Credit and (ii) the amount of all Unpaid Drawings.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Fair Market Value” of any Collateral Vessel at any time shall mean the average of the fair market value of such Collateral Vessel on the basis of an individual charter-free arm’s-length transaction between a willing and able buyer and seller not under duress as set forth in the appraisals of at least two Approved Appraisers most recently delivered to, or obtained by, the Administrative Agent prior to such time pursuant to Section 8.01(d).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the

Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Final DIP/Cash Collateral Order” shall mean that certain Final Order, which was entered by the Bankruptcy Court on December 15, 2011 in respect of the Chapter 11 Proceeding pursuant to Section 361, 363 and 364 of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy Procedure authorizing the debtors named therein to (I) use cash collateral of the Prepetition Secured Parties (as defined therein), (II) obtain secured superpriority post-petition financing and (III) provide adequate protection to the Prepetition Secured Parties.

“Financed Purchase Price” shall have the meaning provided in Section 9.07.

“Financial Covenants” shall mean the covenants set forth in Sections 9.08 through 9.10, inclusive.

“First Amendment” shall mean the Omnibus First Amendment, dated as of December 21, 2012.

“First Amendment Effective Date” shall have the meaning provided in the First Amendment.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of a Collateral Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

(i)                                     On each Flag Jurisdiction Transfer Date, the Credit Party which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate Collateral Vessel registry a Collateral Vessel Mortgage or Secondary Collateral Vessel Mortgage, as applicable, substantially in the form of Exhibit I (with such modifications as are required by or appropriate for the applicable Acceptable Flag Jurisdiction of the Collateral Vessel), with respect to the Collateral Vessel being transferred (the “Transferred Vessel”) and (x) in the case of the Primary Collateral Vessels, the Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Vessel, and (y) in the case of the Secondary Collateral Vessels, the Secondary Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable second priority security interest in, and lien upon, such Transferred Vessel, in each case subject only to Permitted Liens.  All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

(ii)                                  On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from (A) Constantine P. Georgiopoulos, special New York maritime counsel to the Credit Parties (or other counsel to such Credit Parties reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the recordation of the security interests granted pursuant to the Collateral Vessel Mortgage(s) or the Secondary Collateral Vessel Mortgage(s), as applicable, to be delivered on such date and such other matters incident thereto as the Administrative Agent may reasonably request and (B) local counsel to the Credit Parties consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Transferred Vessel is registered and/or the Credit Party owning such Transferred Vessel is organized, which opinions shall be addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Collateral Vessel Mortgage(s) or the Secondary Collateral Vessel Mortgage(s), as applicable, and such other matters incident thereto as the Administrative Agent may reasonably request.

(iii)                             On each Flag Jurisdiction Transfer Date:

(A)                               The Administrative Agent shall have received (x) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Transferred Vessel transferred on such date by the relevant Subsidiary Guarantor and (y) the results of maritime registry searches with respect to the Transferred Vessel transferred on such date, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens.

(B)                               The Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Party in respect of the Transferred Vessel transferred on such date, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of the respective Collateral Vessel Mortgage or Secondary Collateral Vessel Mortgage, as applicable.

(iv)                              On or prior to each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Treasurer or an authorized manager, member or general partner of the Credit Party commencing such Flag Jurisdiction Transfer, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement and (C) copies of resolutions approving the Flag Jurisdiction Transfer of such Credit Party and any other matters the Administrative Agent may reasonably request.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Fourth Amendment” shall mean the Fourth Amendment, dated as of May 7, 2014.

“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.

“GAAP” shall have the meaning provided in Section 12.07(a).

“General Maritime Management” shall mean General Maritime Management, LLC, a Marshall Islands limited liability company, a wholly-owned direct Subsidiary of the Parent.

“GMSCII” shall have the meaning provided in the first paragraph of this Agreement.

“Guaranteed Creditors” shall mean and include each of the Lender Creditors and each of the Swap Creditors.

“Guarantors” shall mean the Parent, GMSCII, Arlington and each Subsidiary Guarantor.

“Guaranty” shall mean, collectively, the Holdings Guaranty and the Subsidiaries Guaranty.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws because of its dangerous or deleterious properties or characteristics.

“Holdings Guaranty” shall mean the guaranty of the Parent, Arlington and GMSCII pursuant to Section 13.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement and (viii) the maximum amount available to be drawn under all Existing Letters of Credit issued for the account of such Person and all Unpaid Drawings in respect of such Existing Letters of Credit; provided that Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business.

“Individual Exposure” of any Lender shall mean, at any time, the sum of (a) the aggregate principal amount of all Loans made by such Lender and then outstanding and (b) such Lender’s Percentage in the aggregate amount of all Existing Letter of Credit Outstandings at such time.

“Initial Phase of the 2014 Newbuilding Acquisition” shall have the meaning provided in the definition of 2014 Newbuilding Acquisition.

“Intercreditor Agreements” shall mean the Primary Intercreditor Agreement and the Secondary Intercreditor Agreement.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Interest Expense Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

“Interest Period” shall have the meaning provided in Section 2.08.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Investments” shall have the meaning provided in Section 9.05.

“Issuing Lender” shall have the meaning provided in Section 3.01.

“Joinder Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Joint Book Runners” shall mean Nordea and DNB Bank ASA.

“Judgment Currency” shall have the meaning provided in Section 13.09(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.09(a).

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” hereunder pursuant to 12.04(b).

“Lender Creditors” shall mean the Lenders, the Issuing Lender, the Collateral Agent and the Administrative Agent.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment with respect to an Existing Letter of Credit, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent, any Issuing Lender and/or any Credit Party (x) that it does not intend to comply with its obligations under Sections 2.01 or Section 3, as the case may be, in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Sections 2.12 (with respect to clause (i) below) and 2.13 and any documentation entered into pursuant to the Existing Letter of Credit Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its funding obligations under any other credit facility to which it is a party and which any Issuing Lender or the Administrative Agent reasonably believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment with respect to an Existing Letter of Credit pursuant to Section 3.02(c) within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Lenders with Loans has or have, as applicable, funded its or their portion thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Tranche A Loan and each Tranche B Loan.

“Loan to Value Ratio” shall mean, at any date of determination, the ratio of Consolidated Net Indebtedness of the Parent and its Subsidiaries under this Agreement and the Other Credit Agreement on such date to the aggregate Fair Market Value of all Collateral Vessels owned by the Credit Parties on such date.

“March 2014 Equity Issuance” shall mean the issuance by the Parent of its Equity Interests in March 21, 2014 pursuant to which the Parent received net cash proceeds of $166,500,011.55.

“Margin Regulations” shall mean the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

“Margin Stock” shall have the meaning provided in Regulation U.

“Market Disruption Event” shall mean with respect to any Loans:

(i)                                     if, at or about noon on the Interest Determination Date for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine the Eurodollar Rate for the relevant Interest Period; or

(ii)                                  before close of business in New York on the Interest Determination Date for the relevant Interest Period, the Administrative Agent receives notice from a Lender or Lenders the sum of whose outstanding Loans in the aggregate exceed 50% of the Loans that (i) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (ii) such Lenders are unable to obtain funding in the London interbank Eurodollar market.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, property, assets, liabilities, condition (financial or otherwise) of (x) the Collateral Vessels taken as a whole, (y) the Borrower, GMSCII, Arlington and the Subsidiary Guarantors taken as a whole, or (z) the Parent and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Lenders or the Administrative Agent or (iii) the ability of the Borrower or the Borrower and its Subsidiaries, taken as a whole, to perform its or their Obligations.

“Maturity Date” shall mean May 17, 2017.

“Merger” shall mean the merger of Merger Sub with and into Navig8 pursuant to and in accordance with the terms of the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of February 24, 2015 by and among the Parent, Merger Sub, Navig8 and Shareholder Representative Services LLC and OCM Marine Holdings TP, L.P., as the Equityholders’ Representatives relating to the Merger and annexed as Exhibit A hereto (as in effect on the Sixth Amendment Effective Date, without giving effect to any amendment, modification or waiver therefrom).

“Merger Effective Time” shall have the meaning given to the term “Effective Time” in the Merger Agreement.

“Merger Sub” shall mean Gener8 Maritime Acquisition, Inc.

“Minimum Borrowing Amount” shall mean $1,000,000.

“Minotaur” shall mean the Liberian flag vessel GENMAR MINOTAUR, Official Number 9083316.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” shall mean a Plan which is defined in Section 3(37) of ERISA.

“Navig8” shall mean Navig8 Crude Tankers, Inc., a corporation incorporated under the laws of the Marshall Islands.

“Navig8 Equity Purchase Agreement” shall mean the equity purchase agreement dated as of February 24, 2015 by and between the Parent, Navig8 and each of the parties set forth in Schedule 1 thereto as commitment parties (the “EPA Commitment Parties”) pursuant to which the EPA Commitment Parties have committed to purchase common Equity Interests of the Parent in an aggregate amount up to $125,000,000 (as in effect on the Sixth Amendment Effective Date, without giving effect to any amendment, modification or waiver therefrom other than any amendment or modification reflecting a change in the identity of the EPA Commitment Parties and the amount of their commitments so long as the aggregate amount of all commitments is no less than $125,000,000).

“Navig8 Equity Purchase Agreement Proceeds” shall mean the Net Cash Proceeds received by the Parent from the sale of common Equity Interests of the Parent to the EPA Commitment Parties pursuant to and in accordance with the terms of the Navig8 Equity Purchase Agreement.

“Navig8 Group” shall mean Navig8 Ltd. and its affiliates.

“Net Cash Proceeds” shall mean, (x) with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Parent or the Borrower or any of their respective Subsidiaries from such Collateral Disposition net of (i) reasonable transaction costs (including, without limitation, reasonable attorney’s fees) and sales commissions and (ii) the estimated marginal increase in income taxes and any stamp tax payable by the Parent, the Borrower or any of its Subsidiaries as a result of such Collateral Disposition and (y) with respect to the issuance of any Equity Interests, the aggregate cash proceeds received by the Parent from such equity issuance net of reasonable transaction costs related thereto (including, without limitation, reasonable attorney’s fees).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Recourse Indebtedness” shall mean any Indebtedness of a Non-Recourse Subsidiary that is non-recourse to any Credit Party and for which no Credit Party provides any credit support; provided such Indebtedness may be full recourse to the Non-Recourse Subsidiary.

“Non-Recourse Subsidiary” shall mean (x) any Subsidiary listed on Schedule XVI hereto and (y) any Subsidiary that is not a Credit Party and is identified by the Parent in writing to the Administrative Agent after the Restatement Effective Date to be a “Non-Recourse Subsidiary”; provided that (i) neither the Parent nor any Subsidiary of the Parent (other than a Non-Recourse Subsidiary) shall have any liability or recourse with respect to any Non-Recourse Indebtedness of such Non-Recourse Subsidiary, (ii) any such designation of a Subsidiary as a “Non-Recourse Subsidiary” shall be deemed to be a permanent “Investment” in such Subsidiary in an amount (proportionate to the Parent’s Equity Interest (directly or through a Subsidiary thereof) in such Subsidiary) equal to the fair market value of the net assets of such Subsidiary at the time such Subsidiary is designated a Non-Recourse Subsidiary and (iii) for the avoidance of doubt, Investments in Non-Recourse Subsidiaries may only be made pursuant to Section 9.05(vi).

“Note” shall have the meaning provided in Section 2.05(a).

“Notice of Interest Period Election” shall have the meaning provided in Section 2.08(a).

“Notice Office” shall mean the office of the Administrative Agent located at 437 Madison Avenue, 21st Floor, New York, NY 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligation Currency” shall have the meaning provided in Section 13.09(a).

“Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Tranche A Loans made to, the Borrower under this

Agreement, (y) the principal of, premium, if any, and interest on the Notes issued by (if any), and the Tranche B Loans made to, the Borrower under this Agreement, and (z) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under this Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”) and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower to any Swap Creditor under any Interest Rate Protection Agreement set forth on Schedule V or any Other Hedging Agreement set forth on Schedule V in respect of the Borrower’s obligations with respect to the Loans (as defined in the Original Credit Agreement) of such Swap Creditor entered into prior to the Restatement Effective Date and secured by the Collateral (as defined in the Original Credit Agreement), whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Swap Obligations”).

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq.

“Original Credit Agreement” shall have the meaning provided in the Recitals.

“Original Effective Date” shall mean October 20, 2008.

“Original Other Credit Agreement” shall have the meaning provided in the Recitals.

“Other Agent” shall have the meaning provided in the Recitals hereto.

“Other Credit Agreement” shall have the meaning provided in the Recitals hereto.

“Other Credit Agreement Amendment Prepayment” shall have the meaning provided in the Third Amendment.

“Other Credit Documents” shall mean the “Credit Documents” under and as defined in the Other Credit Agreement.

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

“Parent” shall mean (a) at any time prior to the Merger Effective Time, General Maritime Corporation and (b) at any time after the Merger Effective Time, Gener8 Maritime, Inc. (it being understood and agreed that Gener8 Maritime, Inc. is a successor-by-name-change to General Maritime Corporation).

“Pari Passu Pledge Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Participant” shall have the meaning provided in Section 3.02(a).

“Participant Register” shall have the meaning provided in Section 12.16.

“PATRIOT Act” shall have the meaning provided in Section 12.20.

“Payment Date” shall mean the last Business Day of each March, June, September and December.

“Payment Office” shall mean the office of the Administrative Agent located at 437 Madison Avenue, 21st Floor, New York, NY 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the outstanding Tranche A Loans of such Lender at such time and the denominator of which is the aggregate amount of outstanding Tranche A Loans of all Lenders at such time.

“Permitted 2014 Newbuilding Indebtedness” shall mean Indebtedness of the Parent, the 2014 Newbuilding Holdco, and the 2014 Newbuilding Subsidiaries incurred to finance the payments due under the 2014 Newbuilding Contracts on or after the respective delivery date for the relevant 2014 Newbuilding Vessel; provided that:

(v) the aggregate principal amount of such Indebtedness does not exceed at any time:

(i) the greater of (A) $52,500,000 and (B) 60% of the Fair Market Value of the 2014 Newbuilding Vessels which have been delivered to the 2014 Newbuilding Subsidiaries at that time, and

(ii) when added to the then outstanding principal amount of the BlueMountain Parent Indebtedness other than the amount of any interest accrued after the incurrence thereof and capitalized or paid in kind in accordance with the terms thereof, 75% of the lesser of (A) the pro forma acquisition price of the 2014 Newbuilding Vessels which have been delivered to the 2014 Newbuilding Subsidiaries at that time and (B) the Fair Market Value of the 2014 Newbuilding Vessels which have been delivered to the 2014 Newbuilding Subsidiaries at that time;

(w) such Indebtedness is secured only by the assets of the 2014 Newbuilding Holdco and the 2014 Newbuilding Subsidiaries and is not guaranteed by any Subsidiary of the Parent other than the 2014 Newbuilding Holdco and the 2014 Newbuilding Subsidiaries;

(x) the amortization of such Indebtedness shall be no greater than a straight line amortization reducing such Indebtedness to $0 upon the corresponding Vessel becoming 15 years old,;

(y) such Indebtedness shall have no scheduled amortization (other than that permitted under clause (x) above), mandatory redemption or prepayment prior to the final maturity thereof (other than any prepayment required (i) from the net cash proceeds from the sale, disposition or event of loss of any Equity Interests of 2014 Newbuilding Holdco, or any assets of 2014 Newbuilding Holdco and/or the 2014 Newbuilding Subsidiaries and/or (ii) upon a change of control (as defined in the documentation governing such Indebtedness) or acceleration of such Indebtedness following an event of default thereunder); and

(z) such Indebtedness shall have a final maturity date of no earlier than May 17, 2018.

“Permitted Encumbrance” shall mean easements, rights-of-way, restrictions, encroachments, exceptions to title and other similar charges or encumbrances on any Collateral Vessel or any other property of the Parent or any of its Subsidiaries arising in the ordinary course of business which do not materially detract from the value of such Collateral Vessel or the property subject thereto.

“Permitted Holders” shall mean funds or segregated accounts managed by Oaktree Capital Management, L.P. and any corporation or other entity directly or indirectly controlled or managed by Oaktree Capital Management, L.P. or its managed funds.

“Permitted Liens” shall have the meaning provided in Section 9.01.

“Permitted New Vessel Acquisition” shall have the meaning provided in Section 9.07.

“Permitted Sale” shall mean the sale of the Agamemnon; provided that (i) 100% of the consideration in respect of such sale shall consist of cash in an amount resulting in Net Cash Proceeds of not less than $$7,275,000 and (ii) such Net Cash Proceeds shall be delivered to the Administrative Agent on or before October 31, 2013 and applied in accordance with Section 5.02(c) of this Agreement.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent or a Subsidiary of the Parent or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Parent, or a Subsidiary of the Parent or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Plan of Reorganization” shall have the meaning provided in the Recitals.

“Pledge Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledged Securities” shall mean “Securities” as defined in the Pledge Agreement and/or the Secondary Pledge Agreement, as the case may be, pledged (or required to be pledged) pursuant thereto.

“Primary Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Primary Security Document, including, without limitation, all Pledge Agreement Collateral, all Earnings and Insurance Collateral, all Primary Collateral Vessels and all cash and Cash Equivalents at any time delivered as collateral thereunder or hereunder.

“Primary Collateral Vessel” shall mean, at any time, each of the Vessels listed in rows 8 through and including 30 on Schedule III, which is subject to a Collateral Vessel Mortgage at such time and with respect to which the other Collateral and Guaranty Requirements are satisfied at such time.

“Primary Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of May 17, 2012, by and among the Parent, Arlington, the Borrower, as borrower under this Agreement, GMSCII, as borrower under the Other Credit Agreement, the Administrative Agent (for and on behalf of the Secured Creditors), each Subsidiary Guarantor, the Collateral Agent, and the Other Agent (for and on behalf of the Secured Creditors under and as defined in the Other Credit Agreement), which Primary Intercreditor Agreement (i) shall be substantially in the form of Exhibit P-1 (as amended, modified and/or otherwise supplemented from time to time) and (ii) shall set forth the priority of the security interests in the Primary Collateral.

“Primary Security Documents” shall mean the Pledge Agreement, the Pari Passu Pledge Agreement, each Assignment of Charter, each Assignment of Earnings, each Assignment of Insurances, each Collateral Vessel Mortgage and, after the execution and delivery thereof, each additional first-lien security document executed pursuant to Section 7.11; provided that cash collateral or other agreements entered into pursuant to the Existing Letter of Credit Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 9.01(v) and 11 and (y) the term “Credit Documents” as used in Sections 9.04(i) and 11.

“Prime Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Projections” shall mean the Parent’s forecasted consolidated and consolidating:  (a) balance sheets; (b) profit and loss statements; (c) cash flow statements and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis and based upon good faith estimates and assumptions believed by the Parent to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

“Qualified Preferred Stock” shall mean any preferred stock so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring prior to one year after the Maturity Date, (ii) do not require the cash payment of dividends and (iii) any other preferred stock that satisfies (i) of this definition of Qualified Preferred Stock and that is otherwise issuable or may be distributed pursuant to a shareholders’ rights plan of the Parent; provided, however, any Dividend or similar feature of such Qualified Preferred Stock shall only be declared and paid in accordance with Section 9.03.

“Qualifying IPO” shall mean the issuance by the Parent or any direct or indirect parent of the Parent of its Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) after the Restatement Effective Date pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and such issuance results in Net Cash Proceeds received by the Parent of at least $75,000,000.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Reference Banks” shall mean, at any time, (i) if there are less than two Lenders at such time, each Lender and (ii) if there are three or more Lenders at such time, the Administrative Agent and two other Lenders as shall be determined by the Administrative Agent.

“Refinanced Loans” shall have the meaning provided in Section 12.12(c).

“Register” shall have the meaning provided in Section 12.16.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Replaced Lender” shall have the meaning provided in Section 2.12(a).

“Replacement Lender” shall have the meaning provided in Section 2.12(a).

“Replacement Loan” shall have the meaning provided in Section 12.12(c).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Insurance” shall have the meaning provided in Section 7.21.

“Required Lenders” shall mean, at any time, (x) prior to the repayment in full of the Tranche A Loans, Non-Defaulting Lenders the sum of whose outstanding Tranche A Loans at such time represents an amount greater than 66-2/3% of the sum of (i) all outstanding Tranche A Loans of Non-Defaulting Lenders and (ii) the Existing Letter of Credit Outstandings of Non-Defaulting Lenders, in each case at such time and (y) thereafter, Non-Defaulting Lenders the sum of whose outstanding Tranche B Loans at such time represents an amount greater than 66-2/3% of the sum of all outstanding Tranche B Loans of Non-Defaulting Lenders.

“Restatement Effective Date” shall have the meaning provided in Section 12.10.

“Returns” shall have the meaning provided in Section 7.09.

“Revolving Loans” shall mean the “Revolving Loans” as defined in the Original Credit Agreement.

“S&P” shall mean Standard & Poor’s Financial Services LLC, and its successors.

“Sale Vessels” shall mean the Genmar Minotaur and the Genmar Hope.

“Scheduled Repayment” shall have the meaning provided in Section 5.02(b).

“Screen Rate” shall have the meaning provided in the definition of Eurodollar Rate.

“Second Amendment” shall mean the Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 2, 2013.

“Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.

“Secondary Assignment of Charters” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Secondary Assignment of Earnings” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Secondary Assignment of Insurances” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Secondary Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Secondary Security Document, including, without limitation, all Secondary Pledge Agreement Collateral, all Secondary Earnings and Insurance Collateral, all Secondary Collateral Vessels and all cash and Cash Equivalents at any time delivered as collateral thereunder or under the Other Credit Agreement.

“Secondary Collateral Vessel” shall mean, at any time, each of the Vessels listed in rows 1 through and including 7 on Schedule III, which is subject to a Secondary Collateral Vessel Mortgage at such time and with respect to which the other Collateral and Guaranty Requirements are satisfied at such time.

“Secondary Collateral Vessel Mortgage” shall mean, with respect to the Secondary Collateral Vessels, a second preferred mortgage in substantially the form of Exhibit I-2 or such other form as may be reasonably satisfactory to the Administrative Agent, as such second preferred mortgage may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Secondary Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the respective Secondary Assignment of Earnings and the respective Secondary Assignment of Insurances.

“Secondary Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of May 17, 2012, by and among the Parent, Arlington, the Borrower, as borrower under this Agreement, GMSCII, as borrower under the Other Credit Agreement, the Administrative Agent (for and on behalf of the Secured Creditors), each Subsidiary Guarantor, the Collateral Agent, and the Other Agent (for and on behalf of the Secured Creditors under and as defined in the Other Credit Agreement), which Secondary Intercreditor Agreement (i) shall be substantially in the form of Exhibit P-2 (as amended, modified and/or otherwise supplemented from time to time) and (ii) shall set forth the priority of the security interests in the Secondary Collateral.

“Secondary Pledge Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Secondary Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Secondary Pledge Agreement.

“Secondary Security Documents” shall mean the Secondary Pledge Agreement, each Secondary Assignment of Charter, each Secondary Assignment of Earnings, each Secondary Assignment of Insurances, each Secondary Collateral Vessel Mortgage and, after the execution and delivery thereof, each additional Secondary Security Document executed pursuant to Section 7.11.

“Secured Creditors” shall mean the “Secured Creditors” as defined in the Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean each Primary Security Document and each Secondary Security Document.

“Senior Unsecured Notes” shall mean the 12% senior unsecured notes of the Parent issued pursuant to that certain indenture, dated as of November 12, 2009, entered into by the Parent, certain of its Subsidiaries and The Bank of New York Mellon, as trustee.

“Sixth Amendment” shall mean the Sixth Amendment, dated as of April 2, 2015.

“Sixth Amendment Effective Date” shall have the meaning provided in the Sixth Amendment.

“Specified Swap” shall mean the swap identified as a “Specified Swap” on Schedule V.

“Stated Amount” of each Existing Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

“Subsidiaries Guaranty” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements.”

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; provided that, for all purposes under this Credit Agreement or any other Credit Document, Non-Recourse Subsidiaries shall not be considered Subsidiaries hereunder or thereunder other than as set forth herein or therein.

“Subsidiary Guarantor” shall mean, at any time, (x) each direct and indirect Subsidiary of the Parent (other than GMSCII, Arlington and the Borrower) which owns a Primary Collateral Vessel or which owns, directly or indirectly, any of the Equity Interests of any such direct or indirect Subsidiary at such time, (y) each direct and indirect Subsidiary of the Parent (other than GMSCII, Arlington and the Borrower) which owns a Secondary Collateral Vessel or which owns, directly or indirectly, any of the Equity Interests of any such direct or indirect Subsidiary at such time and (z) each other Subsidiary of the Parent (other than GMSCII, Arlington and the Borrower) that guarantees the obligations under the Other Credit Agreement at any time.  The Subsidiary Guarantors as of the Restatement Effective Date are listed on Schedule XIV.

“Swap Creditors” shall mean each lender under the Original Credit Agreement or Affiliate thereof that has entered into any Interest Rate Protection Agreement set forth on Schedule V or any Other Hedging Agreement set forth on Schedule V with the Borrower with respect to the Loans (as defined in the Original Credit Agreement) of such lender under the Original Credit Agreement, even if such lender subsequently ceases to be a Lender under this Agreement for any reason, together with such lender’s or Affiliate’s successors and assigns, to the extent such party constitutes a Secured Creditor under the Security Documents.

“Swap Obligations” shall have the meaning provided in the definition of “Obligations”.

“Tax Benefit” shall have the meaning provided in Section 5.04(c).

“Taxes” shall have the meaning provided in Section 5.04(a).

“Test Period” shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

“Third Amendment” shall mean the Third Amendment, dated as of November 29, 2013.

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Tranche A Loans and Tranche B Loans.

“Tranche A Loan” shall have the meaning provided in Section 2.01.

“Tranche B Loan” shall mean an amount equal to the termination value arising from the termination of the Specified Swap held by Citibank, N.A. prior to the Restatement

Effective Date plus any interest on the Specified Swap that has accrued since the termination date thereof and is unpaid on the Restatement Effective Date pursuant to the Final DIP/Cash Collateral Order.

“Transaction” shall mean, collectively, (i) the entering into of this Agreement and the other Credit Documents, as applicable, on the Restatement Effective Date and the conversion of Loans hereunder, (ii) the entering into of the Other Credit Agreement and the other Other Credit Documents, as applicable, on the Restatement Effective Date and the continuation and conversion of loans thereunder, (iii) the Equity Conversion, (iv) the Equity Investment, including the partial repayment of Tranche A Loans with the proceeds of the Equity Investment in a principal amount of no less than $35,350,780 on the Restatement Effective Date, and the partial repayment of Tranche A Loans under and as defined in the Other Credit Agreement with the proceeds of the Equity Investment in a principal amount of no less than $39,649,220 on the Restatement Effective Date, (v) the confirmation and effectiveness of the Plan of Reorganization and (vi) the payment of all fees and expenses in connection with the foregoing.

“Transferred Vessel” shall have the meaning provided in the definition of “Flag Jurisdiction Transfer” in this Section 1.

“Trigger Date” shall mean the date on which (x) the aggregate principal payments of Loans under this Agreement after the Third Amendment Effective Date (other than any such prepayment pursuant to Section 5.02(c)) equals the Deferred Amortization Amount and (y) the aggregate principal payments of loans under the Other Credit Agreement after the Third Amendment Effective Date (other than any such prepayment pursuant to Section 4.02(b) of the Other Credit Agreement) equals the Deferred Amortization Amount (under and as defined in the Other Credit Agreement).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Unique Tankers” shall mean Unique Tankers, LLC, a Marshall Islands limited liability company, a wholly-owned direct Subsidiary of General Maritime Management formed for the purpose of forming and operating the Unique Tankers Pool.

“Unique Tankers Pool” shall mean the pool, operated by Unique Tankers, of crude oil tankers under time charters.

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.03(a).

“Unrestricted Cash and Cash Equivalents” shall mean, when referring to cash or Cash Equivalents of the Parent or any of its Subsidiaries, that such cash or Cash Equivalents (i) does not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Parent or of any such Subsidiary, (ii) are not subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors and the Other Agent for the benefit of the Secured Creditors under and as defined in the Other Credit Agreement, (iii) are otherwise generally available for use by the Parent or such Subsidiary or (iv) are not subject to Liens permitted under Section 9.01(xvii) or 9.01(xviii).

“Vessel” shall mean, collectively, all sea going vessels and tankers at any time owned by the Parent and its Subsidiaries, and, individually, any of such vessels.

“Vessel SPV” shall have the meaning provided in Section 9.05(vii).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo Indebtedness” means (a) the Indebtedness under the credit agreement between the Parent and Wells Fargo Bank, National Association dated as of June 11, 2013 and (b) any refinancing of the Indebtedness referred to in clause (a), to the extent such refinancing is permitted pursuant to Section 9.18(i).

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

SECTION 2.  Amount and Terms of Credit Facility.

2.01  The Loans.  (a)  On the Restatement Effective Date, the loans (a “Tranche A Loan” and, collectively, the “Tranche A Loans”) of each Lender shall consist of the Revolving Loans of each such Lender which are outstanding under the Original Credit Agreement immediately prior to the Restatement Effective Date and shall be converted into Tranche A Loans under this Agreement on the Restatement Effective Date, less each such Lender’s pro rata percentage of $35,350,780, which is paid to such Lenders on the Restatement Effective Date as part of the Plan of Reorganization.  The amount of each Lender’s outstanding Tranche A Loans immediately after giving effect to the Transactions on the Restatement Effective Date is set forth on Schedule I.

(b)                                 On the Restatement Effective Date, the amount due in respect of the termination of the Specified Swap, plus any interest that has accrued but has not been paid on the

Specified Swap since the termination of the Specified Swap pursuant to the Final DIP/Cash Collateral Order, shall be exchanged for the Tranche B Loan under this Agreement and shall be held by Citibank, N.A.  The amount of Citibank, N.A.’s outstanding Tranche B Loan immediately after giving effect to the Transactions on the Restatement Effective Date is set forth on Schedule I.

2.02  [Intentionally Omitted].

2.03  [Intentionally Omitted].

2.04  [Intentionally Omitted].

2.05  Notes.  (a)  The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 12.16 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(b)                                 Each Note shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the outstanding Tranche A Loans or Tranche B Loans of such Lender and be payable in the outstanding principal amount of Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 2.07 in respect of the Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c)                                  Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.  Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loans.

(d)                                 Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall be delivered only to Lenders that at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Credit Documents.  Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (c).  At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount or amounts to evidence such Loans provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

2.06  Pro Rata Borrowings.  All Borrowings of Tranche A Loans under this Agreement have been incurred from the Lenders pro rata.

2.07  Interest.  (a)  The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity (whether by acceleration or otherwise) of such Loan at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin and the Eurodollar Rate for such Interest Period.

(b)                                 If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (c) below, 2% plus the rate which would have been payable if the overdue amount had, during the period of non payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Administrative Agent.  Any interest accruing under this Section 2.07(b) shall be immediately payable by the Borrower on demand by the Administrative Agent.

(c)                                  If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to such Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be 2% plus the rate which would have applied if the overdue amount had not become due.

Default interest (if unpaid) arising on the overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)                                 Accrued and unpaid interest shall be payable in respect of each Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)                                  Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loans made or to be made pursuant to the applicable Borrowing and shall promptly notify the Borrower and the respective Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.08  Interest Periods.  (a)  The Borrower shall give the Administrative Agent at its Notice Office written notice at least three Business Days’ prior to (x) the Restatement Effective Date (in the case of the initial Interest Period applicable to any Loans) and (y) the expiration of an Interest Period applicable to such Loans (in the case of any subsequent Interest Period), which notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time), electing the interest period (each an “Interest Period”) applicable to such Loan.  Each such written notice (each a “Notice of Interest Period Election”), except as otherwise expressly provided in Section 2.09, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be included in the Borrowing (if applicable), (ii) the commencement date of the applicable Interest Period (which shall be a Business Day) and (iii) at the option of the Borrower, whether the applicable Interest Period will be a one, three or six month period (or such other period as all the Lenders may agree); provided that:

(i)                                     there shall be no more than six different Interest Periods at any time, each of which shall be comprised of Loans in an amount of not less than the Minimum Borrowing Amount (or, if less, the aggregate principal amount of the Loans outstanding hereunder);

(ii)                                  the initial Interest Period for each Loan shall commence on the Restatement Effective Date of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(iii)                               if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)                              if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(v)                                 no Interest Period longer than one month may be selected at any time when an Event of Default (or, if the Administrative Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders, a Default) has occurred and is continuing; and

(vi)                              no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Maturity Date.

The Administrative Agent shall promptly give each Lender whose Loans are being converted on the Restatement Effective Date or continued at the end of any Interest Period, notice of the proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Interest Period

Election.  If on the Restatement Effective Date or upon the expiration of any Interest Period applicable to Loans, the Borrower has failed to deliver a Notice of Interest Period Election in respect of such Loans as provided above, the Borrower shall be deemed to have elected a one month Interest Period to be applicable to such Loans effective as of the Restatement Effective Date or expiration date of such current Interest Period, as applicable.

(b)                                 Without in any way limiting the obligation of the Borrower to deliver a written Notice of Interest Period Election in accordance with Section 2.08(a), the Administrative Agent may act without liability upon the basis of telephonic notice of such Interest Period election, believed by the Administrative Agent in good faith to be from the President or the Treasurer of the Borrower (or any other officer of the Borrower designated in writing to the Administrative Agent by the President or Treasurer of the Borrower as being authorized to give such notices under this Agreement) prior to receipt of Notice of Interest Period Election.  In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such Interest Period election of Loans, absent manifest error.

2.09  Increased Costs, Illegality, Market Disruption Event, etc.  (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)                                     at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of, without duplication, any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change with respect to taxes (other than Excluded Taxes) imposed on any recipient Lender’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but without duplication of any amounts payable in respect of Taxes pursuant to Section 5.04, or (B) any change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate; or

(ii)                                  at any time, that the making or continuance of any Loan has been made unlawful by any law or governmental rule, regulation or order;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Lenders).  Thereafter (x) in the case of clause (i) above, the Borrower agrees, subject to the provisions of Section 2.11 (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.09(b) as promptly as possible and, in any event, within the time period required by law.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.09(a) shall, absent manifest error be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.09(a), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for the calculation of such additional amounts; provided that the failure to give such notice shall not relieve the Borrower from its Obligations hereunder.

(b)                                 At any time that any Loan is affected by the circumstances described in Section 2.09(a)(i) or (ii), the Borrower may (and in the case of a Loan affected by the circumstances described in Section 2.09(a)(ii) shall) either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.09(a)(i) or (ii) or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, in the case of any Loan, repay all outstanding Borrowings (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) which include such affected Loans in full in accordance with the applicable requirements of Section 5.02; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.09(b).

(c)                                  If any Lender in good faith determines that after the Restatement Effective Date the introduction of or effectiveness of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency will have the effect of increasing the amount of capital required or requested to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Loans hereunder or its obligations hereunder, then the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.09(c) shall, absent manifest error be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.09(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts; provided that the failure to give such notice shall not relieve the Borrower from its Obligations hereunder.

(d)                                 If a Market Disruption Event occurs in relation to a Tranche A Loan for any Interest Period, then the rate of interest on each Lender’s share of such Tranche A Loan for the relevant Interest Period shall be the rate per annum which is the sum of:

(i)                                     the Applicable Margin; and

(ii)                                  the rate determined by each Lender and notified to the Administrative Agent, which expresses the actual cost to each such Lender of funding its participation in that Tranche A Loan for a period equivalent to such Interest Period from whatever source it may reasonably select.

(e)                                  If a Market Disruption Event occurs and the Administrative Agent or the Borrower so require, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.  Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties.  If no agreement is reached pursuant to this clause (e), the rate provided for in clause (d) above shall apply for the entire Interest Period.

(f)                                   Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Restatement Effective Date in a requirement of law or governmental rule, regulation or order, regardless of the date enacted, adopted, issued or implemented for all purposes under or in connection with this Agreement (including this Section 2.09).

2.10  Compensation.  The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profits) which such Lender may sustain in respect of Loans made to the Borrower:  (i) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.09(a), Section 5.01 or Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 10) of any of its Loans, or assignment of its Loans pursuant to Section 2.12, occurs on a date which is not the last day of an Interest Period with respect thereto; (ii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iii) as a consequence of any other Default or Event of Default arising as a result of the Borrower’s failure to repay Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.

2.11  Change of Lending Office.  Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.09(a)(ii), Section 2.09(b) or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Existing Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.11 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 2.09 or Section 5.04.

2.12  Replacement of Lenders.  (a) (x)  If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of any event giving rise to the operation of Section 2.09(a)(i) or (ii), Section 2.09(b) or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower material increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in Section 12.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent; provided that:

(i)                                     at the time of any replacement pursuant to this Section 2.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the Replaced Lender and such Replaced Lender’s Individual Exposure and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender; and

(ii)                                  all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above) in respect of which the assignment purchase price has been, or is concurrently being, paid shall be paid in full to such Replaced Lender concurrently with such replacement.

(b)                                 Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to (i) the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 3.04, 5.04, 12.01 and 12.06), which shall survive as to such Replaced Lender and (ii) if so requested by the Borrower, the Replaced Lender shall deliver all Notes in its possession to the Borrower.

2.13  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                         if any Existing Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)                                     the Borrower shall, within one Business Day following notice by the Administrative Agent, cash collateralize in a manner reasonably satisfactory to the applicable Issuing Lender such Defaulting Lender’s Existing Letter of Credit Exposure in an aggregate amount equal to 100% of such Defaulting Lender’s Existing Letter of Credit Exposure for so long as such Existing Letter of Credit Exposure is outstanding (the “Existing Letter of Credit Back-Stop Arrangements”);

(ii)                                  the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.01(a) with respect to such Defaulting Lender’s Existing Letter of Credit Exposure; and

(iii)                               if any Defaulting Lender’s Existing Letter of Credit Exposure is not cash collateralized pursuant to this Section 2.13(a), then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all Existing Letter of Credit Fees payable under Section 4.01(a) with respect to such Defaulting Lender’s Existing Letter of Credit Exposure shall be payable to each Issuing Lender until such Existing Letter of Credit Exposure is cash collateralized and/or reallocated; and

(b)                         notwithstanding anything to the contrary contained in Section 2.01 or Section 3, so long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to amend or renew any Existing Letter of Credit.

In the event that the Administrative Agent, the Borrower and each Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then so long as no Event of Default then exists, all funds held as cash collateral pursuant to the Existing Letter of Credit Back-Stop Arrangements shall thereafter be promptly returned to the Borrower.  If the Loans and all other Obligations have been paid in full and no Existing Letters of Credit are outstanding, then all funds held as cash collateral pursuant to the Existing Letter of Credit Back-Stop Arrangements shall thereafter be returned to the Borrower as promptly as practicable.

SECTION 3.  Existing Letters of Credit

3.01  Existing Letters of Credit.  Schedule XII contains a description of the standby letters of credit that were issued pursuant to the Original Credit Agreement for the account of the Borrower prior to the Restatement Effective Date and which remain outstanding on the Restatement Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender (the “Issuing Lender”), (ii) the letter of credit number, (iii) the name of the account party, (iv) the stated amount (which shall be in Dollars), (v) the name of the beneficiary and (vi) the expiry date).  Each such letter of credit (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a letter of credit issued by the relevant Issuing Lender hereunder for all purposes of this Agreement and shall be deemed issued on the Restatement Effective Date.  At no time after the Restatement Effective Date will any Existing Letter of Credit be extended or renewed.

3.02  Existing Letter of Credit Participations.  (a)  On the Restatement Effective Date, the Issuing Lender shall be deemed to have sold and transferred to each Lender with outstanding Tranche A Loans, other than such Issuing Lender (each such Lender, in its capacity under this Section 3.02, a “Participant”), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s Percentage, in such Existing Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.  Upon any change in the outstanding Tranche A Loans or Percentages of the Lenders pursuant to Sections 2.12 or 12.04, it is hereby agreed that, with respect to all outstanding Existing Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 3.02 to reflect the new Percentages of the assignor and assignee Lender or of all Lenders with outstanding Tranche A Loans, as the case may be.

(b)                                 In determining whether to pay under any Existing Letter of Credit, such Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Existing Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Existing Letter of Credit.  Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Lender under or in connection with any Existing Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to any Credit Party or any Lender.

(c)                                  In the event that any Issuing Lender makes any payment under any Existing Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.03(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such Participant’s Percentage (as relates to the respective Existing Letter of Credit) of such unreimbursed payment in Dollars and in same day funds.  If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under an Existing Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office for the account of such Issuing Lender in Dollars such Participant’s Percentage (as relates to the respective Existing Letter of Credit) of the amount of such payment on such Business Day in same day funds.  If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Lender, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate.  The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Lender its Percentage of any payment under any Existing Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its Percentage of any such Existing Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other

Participant to make available to the Administrative Agent for the account of such Issuing Lender such other Participant’s Percentage of any such payment.

(d)                                 Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received (for the account of any such Issuing Lender) any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Percentage thereof, in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e)                                  Each Issuing Lender shall, promptly after the amendment to an Existing Letter of Credit give the Administrative Agent and the Borrower written notice of such amendment and such notice shall be accompanied by a copy of such amendment.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Participant, in writing, of such amendment and in the event a Participant shall so request, the Administrative Agent shall furnish such Participant with a copy of such amendment.

(f)                                   Upon request, the Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Existing Letters of Credit during such calendar month.

(g)                                  The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Existing Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)                                     any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)                                  the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in an Existing Letter of Credit, any transferee of any Existing Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Lender, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Existing Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Existing Letter of Credit);

(iii)                               any draft, certificate or any other document presented under any Existing Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)                                 the occurrence of any Default or Event of Default.

3.03  Agreement to Repay Existing Letter of Credit Drawings.  (a)  The Borrower hereby agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Existing Letter of Credit issued by it (each such amount, so paid until reimbursed, an “Unpaid Drawing”), not later than four Business Days following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate, as in effect from time to time, plus 2%; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the fourth Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate, in effect from time to time, plus 2%, with such interest to be payable on demand.  Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Existing Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.

(b)                                 The obligations of the Borrower under this Section 3.03 to reimburse the respective Issuing Lender with respect to drawings on Existing Letters of Credit (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as Issuing Lender or Participant or as Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender’s only obligation to the Borrower being to confirm that any documents required to be delivered under such Existing Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Existing Letter of Credit.  Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Lender under or in connection with any Existing Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to the Borrower or any other Credit Party.

3.04  Increased Costs.  If at any time after the Restatement Effective Date, any Issuing Lender or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (excluding any changes in law related to Excluded Taxes) (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Existing Letters of Credit issued by any Issuing Lender or participated in by any Participant, or (b) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Existing Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Existing Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Existing Letters of Credit, then, upon demand to the Borrower by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital.  Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 3.04, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to such Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 3.04.  The certificate required to be delivered pursuant to this Section 3.04 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

SECTION 4.  Fees.

4.01  Fees.  (a)  The Borrower shall pay to the Administrative Agent, for the Administrative Agent’s own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b)                                 The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective Percentage), a fee in respect of each Existing Letter of Credit (the “Existing Letter of Credit Fee”) for the period from and including the date of issuance of such Existing Letter of Credit to and including the date of termination or expiration of such Existing Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect from time to time on the daily Stated Amount of each such Existing Letter of Credit.  Accrued Existing Letter of Credit Fees shall be due and payable quarterly in arrears on each Payment Date and on the Maturity Date (or such earlier date upon which the Loans and all other Credit Document Obligations have been paid in full).

(c)                          The Borrower agrees to pay directly to each Issuing Lender, for its own account, a facing fee in respect of each Existing Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Existing Letter of Credit to and including the date of termination or expiration of such Existing Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Existing Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Existing Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Existing Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Existing Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Existing Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Existing Letter of Credit and on each such anniversary thereof.  Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Payment Date and upon the first day on or after the repayment of the Loans in full upon which no Existing Letters of Credit remain outstanding.

(d)                         The Borrower agrees to pay, upon each payment (including any partial payment) under, or amendment to, any Existing Letter of Credit issued hereunder, such amount as shall at the time of such event be the administrative charge which the respective Issuing Lender is generally charging in connection with such occurrence with respect to letters of credit.

SECTION 5.  Prepayments; Payments; Taxes.

5.01  Voluntary Prepayments.  The Borrower shall have the right to prepay, at any time, the Loans, in each case without premium or penalty except as provided by law and Section 2.10, in whole or in part at any time and from time to time on the following terms and conditions:

(i)                                     the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office at least three Business Days’ prior written notice (including e-mail notice or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

(ii)                                  each prepayment shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount of a Borrowing which is outstanding, provided that no partial prepayment of Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

(iii)                               at the time of any prepayment of Loans pursuant to this Section 5.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 2.10;

(iv)                              in the event of certain refusals by a Lender as provided in Section 12.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days’ written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest and other amounts owing to such Lender (or owing to such Lender with respect to each Loan which gave rise to the need to obtain such Lender’s individual consent) in accordance with said Section 12.12(b) so long as (A) such Lender’s Individual Exposure (if any) is terminated concurrently with such prepayment and (B) the consents required by Section 12.12(b) in connection with the prepayment pursuant to this clause (iv) have been obtained;

(v)                                 except as expressly provided in the preceding clause (iv), each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing, provided that in connection with any prepayment of Loans pursuant to this Section 5.01, at the Borrower’s election, such prepayment shall not be applied to any Loan of a Defaulting Lender until all other Loans of Non-Defaulting Lenders have been repaid in full; and

(vi)                              each prepayment of principal of Loans pursuant to this Section 5.01 shall be applied to reduce the then remaining Scheduled Repayments in accordance with Section 5.02(g).

5.02  Mandatory Repayments.  (a)  [Intentionally Omitted].

(b)                         In addition to any other mandatory repayments pursuant to this Section 5.02, on each Payment Date (including, for the avoidance of doubt, the Maturity Date) set forth below, the Borrower shall be required to repay Tranche A Loans to the extent then outstanding in the amount set forth opposite each such Payment Date in the table below (each such repayment, as the same may be reduced in accordance with Sections 5.01, 5.02(c), 5.02(d) and/or 5.02(e), a “Scheduled Repayment”):

Payment Date	Amount

March 31, 2016	$12,707,111.92

June 30, 2016	$16,033,034.20

September 30, 2016	$16,033,034.20

December 31, 2016	$16,033,034.20

Maturity Date	$372,724,516.62

(c)                          In addition to any other mandatory repayments pursuant to this Section 5.02, but without duplication, on (i) the date of any Collateral Disposition involving a Primary Collateral Vessel (other than a Collateral Disposition constituting an Event of Loss) and, after the repayment of the loans and the satisfaction in full of all obligations under the Other Credit Agreement, a Secondary Collateral Vessel and (ii) the earlier of (A) the date which is 180 days following any Collateral Disposition constituting an Event of Loss involving a Primary Collateral Vessel or, after the repayment of the loans and the satisfaction in full of all obligations under the Other Credit Agreement, a Secondary Collateral Vessel and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall be required (subject to the first proviso below) to repay an aggregate principal amount of outstanding Loans in accordance with the requirements of Section 5.02(f) in an amount equal to (X) in the case of a Primary Collateral Vessel, the greater of (x) the Net Cash Proceeds of such Collateral Disposition (such amount under this clause (x) the “Net Cash Proceeds Value”) and (y) the sum of the then outstanding aggregate principal amount of Loans and the Existing Letter of Credit Exposure multiplied by a fraction (I) the numerator of which is equal to the appraised value (as determined in accordance with the most recent appraisal report delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(d)) of the Primary Collateral Vessel or Primary Collateral Vessels which is/are the subject of such Collateral Disposition and (II) the denominator of which is equal to the Aggregate Primary Collateral Vessel Value (as determined in accordance with the most recent appraisal report delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(d)) prior to such Collateral Disposition (such amount under this clause (y) the “Appraisal Value”) and (Y) after the repayment of the loans and the satisfaction in full of all obligations under the Other Credit Agreement, in the case of a Secondary Collateral Vessel, the Net Cash Proceeds Value of such Collateral Disposition; provided that (I) in the case of any Collateral Vessel which is older than 15 years at the time of such Collateral Disposition (including, for the avoidance of doubt, an Event of Loss) the Borrower shall only be required to repay an amount equal to the Net Cash Proceeds thereof; (II) after the Trigger Date, if the Net Cash Proceeds Value is greater than the Appraisal Value and the Parent and its Subsidiaries would have a Loan to Value Ratio of no greater than 0.60 to 1.00, on a pro forma basis after giving effect to the Collateral Disposition and any repayment with the proceeds thereof, then the Parent and its Subsidiaries may retain the proceeds of such Collateral Disposition in an amount equal to the difference between the Net Cash Proceeds Value and the Appraisal Value, which amount will not be subject to the mandatory repayment provisions of this Section 5.02(c); and (III) without limiting anything otherwise provided for in this Agreement, the Borrower hereby acknowledges that it is obliged to comply with Section 9.09 at all times (including, without limitation, after giving effect to any repayment contemplated by the foregoing Section 5.02(b)).

(d)                         In addition to any other mandatory repayments pursuant to this Section 5.02, upon the occurrence of a default under Section 9.09, the Borrower shall be required to (x) in the case of Section 9.09(a), repay Loans in accordance with the requirements of Section 9.09(a) in an amount required to cure such default and (y) in the case of Section 9.09(b), repay Loans under this Agreement and loans under the Other Credit Agreement in accordance with the requirements of Section 9.09(b) in an amount required to cure such default; provided that it is understood and agreed that the requirement to repay Loans under this Section 5.02(d) shall not be deemed to be a waiver of any other right or remedy that any Lender may have as a result of an Event of Default under Section 9.09.

(e)                          In addition to any other mandatory repayments pursuant to this Section 5.02, on the tenth day (or, if such day is not a Business Day, on the next succeeding Business Day) after each Payment Date, the Borrower shall repay the Loans under this Agreement and the loans under the Other Credit Agreement in an aggregate principal amount equal to the Excess Liquidity determined on such Payment Date, such repayment to be allocated between the Loans under this Agreement and the loans under the Other Credit Agreement on a pro rata basis based on the outstanding principal amount of Loans under this Agreement at such time and the outstanding principal amount of loans under the Other Credit Agreement at such time; provided that the Borrower shall only be required to make a repayment pursuant to this Section 5.02(e) if on such Payment Date the Parent and its Subsidiaries have a Loan to Value Ratio of greater than 0.60 to 1.00.  The mandatory repayment pursuant to this Section 5.02(e) shall be applied to reduce the Scheduled Repayments as follows: (i) first, 25% of such repayment to reduce the Scheduled Repayment following the applicable Payment Date, and, to the extent that such next Scheduled Repayment has been paid in full, to the next succeeding Scheduled Repayment until such Scheduled Repayment has been reduced to zero, after which the remaining portion (if any) of such 25% to reduce the then remaining Scheduled Repayments (excluding the Scheduled Repayment due on the Maturity Date) pro rata based upon such remaining Scheduled Repayments (excluding the Scheduled Repayment due on the Maturity Date) after giving effect to all prior reductions thereto, (ii) second, 25% of such repayment to reduce the then remaining Scheduled Repayments (excluding the Scheduled Repayment due on the Maturity Date) pro rata based upon such remaining Scheduled Repayments (excluding the Scheduled Repayment due on the Maturity Date) after giving effect to all prior reductions thereto, and (iii) third, 50% of such repayment to reduce the Scheduled Repayment due on the Maturity Date.

(f)                           All repayments of the Loans pursuant to (i) Section 5.02(b) shall be applied to the repayment of the Tranche A Loans then outstanding on a pro rata basis and (ii) Sections 5.01, 5.02(c), 5.02(d) and 5.02(e) shall be applied to the repayment of the outstanding Loans on a pro rata basis and shall be further applied to the Loans within each Tranche on a pro rata basis.

(g)                          The amount of all repayments of Tranche A Loans pursuant to Sections 5.01, 5.02(c) and 5.02(d) shall be applied to reduce the then remaining Scheduled Repayments pro rata based upon the then remaining Scheduled Repayments after giving effect to all prior reductions thereto.

(h)                         With respect to each repayment of Loans under Section 5.01 or required by this Section 5.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that (i) all Loans with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Loans and (ii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the preceding provisions of this clause (h), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 2.10.

(i)                             Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans of each Tranche shall be repaid in full on the Maturity Date.

(j)                            The Loans repaid pursuant to Section 5.01 and this Section 5.02 may not be reborrowed.

5.03   Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent or such other office in the State of New York as the Administrative Agent may hereafter designate in writing.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.04   Net Payments; Taxes.  (a)  All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense.  Unless otherwise required by law, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Taxes) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, each of the Borrower, the Parent, GMSCII and Arlington agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note.  Each of the Borrower, the Parent, GMSCII, Arlington and the Subsidiary Guarantors will furnish to the Administrative Agent within 45 days after the date of payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment.  Each of the Borrower, the Parent, GMSCII, Arlington and the Subsidiary Guarantors agrees to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b)                                 Each Lender agrees to use commerically reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower and the Administrative Agent any information as reasonably requested by the Borrower and the Administrative Agent that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 5.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).  If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall use commercially reasonable efforts to deliver to the Borrower and the Administrative Agent at the time or times prescribed by law such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Each non-U.S. Lender hereby agrees, whenever a lapse in time or change in circumstances renders any of the forms, certificates or other evidence delivered pursuant to this Section 5.04(b) obsolete or inaccurate in any material respect, that such Lender shall use commercially reasonable efforts to promptly (1) update such form, certificate or other evidence delivered, or (2) notify the Administrative Agent and the Borrower of its inability to do so.

(c)                                  If the Borrower pays any additional amount under this Section 5.04 to a Lender and such Lender determines in its sole discretion exercised in good faith that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion exercised in good faith, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 5.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 5.04 without any exclusions or defenses, (iii) nothing in this Section 5.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Lender shall be required to pay any amounts pursuant to this Section 5.04(c) at any time during which a Default or Event of Default exists.

SECTION 6.  [Intentionally Omitted]

SECTION 7.  Representations, Warranties and Agreements.  In order to induce the Lenders to enter into this Agreement, to convert the Revolving Loans into the Tranche A Loans and to exchange the termination value of the Specified Swap for the Tranche B Loan, each of the Parent, GMSCII, Arlington and the Borrower makes the following representations, warranties and agreements, in each case on the Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes, the conversion of the Revolving Loans into the Tranche A Loans and the exchange of the termination value of the Specified Swap for the Tranche B Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

7.01  Corporate/Limited Liability Company/Limited Partnership Status.  Each Credit Party (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.02  Corporate Power and Authority.  Each Credit Party has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Documents.  Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03  No Violation.  Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, judgment, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Parent or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Parent or any of its Subsidiaries.

7.04  Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings in respect of the Security Documents (other than the Collateral Vessel Mortgages and the Secondary Collateral Vessel Mortgages), will be made within 10 days of the date such Security Document is required to be executed pursuant hereto), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Document to which it is a party.

7.05  Financial Statements; Financial Condition; Undisclosed Liabilities.  (a)  (i) The audited consolidated balance sheets of the Parent as at December 31, 2011 and the related consolidated statements of operations and of cash flows for the fiscal year ended on such date and (ii) to the extent available, the consolidated balance sheets of the Parent as at the end of each quarterly accounting period in the 2012 fiscal year and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period, reported on by and accompanied by, in the case of the annual financial statements, an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Parent as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  Neither the Parent nor any of its Subsidiaries has any material guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in the preceding sentence (it being understood that with respect to guarantee obligations, the underlying debt is so reflected).

(b)                                 Except as fully disclosed in the financial statements and the notes related thereto delivered pursuant to Section 7.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Parent and its Subsidiaries taken as a whole.  As of the Restatement Effective Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the financial statements and the notes related thereto delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be materially adverse to the Parent and its Subsidiaries taken as a whole.

(c)                                  The Projections delivered by the Parent to the Administrative Agent and the Lenders prior to the Restatement Effective Date have been prepared in good faith and are based on GAAP and reasonable assumptions, and there are no statements or conclusions in such Projections which are based upon or include information known to the Parent on the Restatement Effective Date to be misleading in any material respect or which fail to take into account material information known to the Parent on the Restatement Effective Date regarding the matters reported therein.  On the Restatement Effective Date, the Parent believes that such Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results included in such Projections.

7.06  Litigation.  Except as set forth on Schedule XV, there are no actions, suits, investigations (conducted by any governmental or other regulatory body of competent jurisdiction) or proceedings pending or, to the knowledge of the Parent, GMSCII, Arlington or the Borrower, threatened against the Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

7.07  True and Complete Disclosure.  All factual information (taken individually or as a whole) furnished by or on behalf of the Parent, GMSCII, Arlington or the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents and any financial statement referred to in Section 7.05(a)) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken individually or as a whole) hereafter furnished by or on behalf of the Parent, GMSCII, Arlington or the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided.

7.08  Use of Proceeds; Margin Regulations.  (a) All proceeds of the Loans (including the Loans which result from the conversion of Revolving Loans into Tranche A Loans and the exchange of Indebtedness of the Specified Swap for the Tranche B Loan) were used only for the following (i) to continue the Existing Letters of Credit and/or (ii) for working capital, Capital Expenditures and general corporate purposes.

(b)                                 No part of the proceeds of any Loan was used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock except to purchase or carry or extend credit for the purpose of purchasing or carrying such Margin Stock as may be permitted to be purchased or carried pursuant to the terms of Sections 9.05(vi) and (vii).  None of the conversion of the Revolving Loans into the Tranche A Loans, the exchange of Indebtedness of the Specified Swap for the Tranche B Loan, the use of the proceeds thereof or the occurrence of any other Borrowing will violate or be inconsistent with the Margin Regulations.

7.09  Tax Returns and Payments.  The Parent and each of its Subsidiaries has timely filed all U.S. federal income tax returns, statements, forms and reports for taxes and all other material U.S. and non-U.S. tax returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of the Parent and/or any of its Subsidiaries (the “Returns”).  The Returns accurately reflect in all material respects all liability for taxes of the Parent and its Subsidiaries as a whole for the periods covered thereby.  The Parent and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all taxes shown as due on the Returns and all other material U.S. federal, state and non-U.S. taxes that have become due and payable.  There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Parent or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Parent or any of its Subsidiaries.  As of the Restatement Effective Date, neither the Parent nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.  Neither the Parent nor any of its Subsidiaries (i) has engaged in any “listed transaction” within the meaning of Section 6011 of the Code or (ii) has any actual or potential liability for the taxes of any Person (other than the Parent or any of its present or former Subsidiaries) under the United States Treasury regulation Section 1.1502-6 (or any similar provision of state, local, foreign or provincial law).

7.10  Compliance with ERISA.  (i)  Schedule VII sets forth, as of the Restatement Effective Date, each Plan; with respect to each Plan, other than any Multiemployer Plan (and each related trust, insurance contract or fund), there has been no failure to be in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, that could reasonably be expected to give rise to a Material Adverse Effect; each Plan, other than any Multiemployer Plan (and each related trust, if any), which is intended to be qualified under Section 401(a) of the Code has received a determination letter (or an opinion letter) from the United States Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Parent or any of its Subsidiaries or ERISA Affiliates no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in an amount material to Borrower’s operation; no Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy minimum funding standards, or has applied for or received a waiver of the minimum funding standards or an extension of any amortization period, within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA; with respect to each Plan (other than a Multiemployer Plan) its actuary has certified that such Plan is not an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made (except as disclosed on Schedule VII); neither the Parent nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Parent or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan (in the case of a Multiemployer Plan, to the best knowledge of the Parent or any of its Subsidiaries or ERISA Affiliates) which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Parent or any of its Subsidiaries, expected or threatened which could reasonably be expected to have a Material Adverse Effect; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Parent and its Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom in an amount which could reasonably be expected to have a Material Adverse Effect; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has received any notice that a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Parent, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Parent or any of its Subsidiaries or any ERISA Affiliate exists nor has any event occurred which could reasonably be expected to give rise to any such lien on account of any Plan; and the Parent and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(ii)                                  Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made.  Neither the Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.  Neither the Parent nor any of its Subsidiaries maintains or contributes to any Foreign Pension Plan the obligations with respect to which could in the aggregate reasonably be expected to have a Material Adverse Effect.

7.11  The Security Documents.  After the execution and delivery thereof and upon the taking of the actions mentioned in the second immediately succeeding sentence, each of the Security Documents creates in favor of the Collateral Agent for the benefit of the Secured Creditors (x) in the case of the Collateral Vessel Mortgages, the Assignments of Earnings, the Assignments of Insurances, the Pledge Agreement and the Pari Passu Pledge Agreement, a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Primary Collateral described therein and (y) in the case of the Secondary Collateral Vessel Mortgages, the Secondary Assignments of Earnings, the Secondary Assignments of Insurances and the Secondary Pledge Agreement, a legal, valid and enforceable fully perfected second priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Secondary Collateral described therein, in the case of each of (x) and (y) above, subject to no other Liens except for Permitted Liens.  No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made on or prior to the Restatement Effective Date and such other filings made on or prior to the tenth day after the Restatement Effective Date, subject in each case to Section 7.03.

7.12  Capitalization.  (a)  On the Restatement Effective Date and after giving effect to the conditions precedent related thereto: (1) the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $0.01 par value per share, 100 of which have been issued and 100% of which issued shares are outstanding and owned by the Parent; (2) all such outstanding shares shall have been duly and validly issued, fully paid and non-assessable and issued free of preemptive rights; and (3) the Borrower shall not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

(b)                                 Except as set forth in Schedule IX, as of the Restatement Effective Date and after giving effect to the conditions precedent related thereto, there are (i) no other shares of capital stock or other Equity Interests or voting securities of the Parent, (ii) no securities of the

Parent convertible into or exchangeable for capital stock or other Equity Interests or voting securities of the Parent, (iii) no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar contracts or commitments that could require the Parent to issue, sell or otherwise cause to become outstanding any of its Equity Interests and (iv) no stock appreciation, phantom stock, profit participation or similar rights with respect to the Parent or any repurchase, redemption or other obligation to acquire for value any capital stock of the Parent.

(c)                                  As of the Restatement Effective Date, all outstanding shares of the Parent’s capital stock are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Schedule IX, not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Business Corporations Act of the Republic of the Marshall Islands 1990, the articles of incorporation of the Parent, the bylaws of the Parent or any agreement to which the Parent is a party or otherwise bound.  None of the shares of the capital stock of the Parent have been issued in violation of any securities Laws.  There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Parent.

7.13  Subsidiaries.  On the Restatement Effective Date, the Parent has no Subsidiaries other than those Subsidiaries listed on Schedule VIII (which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of each such Subsidiary on the date hereof).  On the Restatement Effective Date, all outstanding capital stock, membership interests, partnership interests, units or other form of equity, of each class outstanding, of each of the Subsidiaries listed on Schedule VIII has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of the Parent, is owned beneficially and of record by a Credit Party free and clear of all Liens other than the security interests created by the Credit Documents, the Other Credit Documents and Permitted Liens.

7.14  Compliance with Statutes, etc.  The Parent and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.15  Investment Company Act.  Neither the Parent, nor any of its Subsidiaries, is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.16  Money Laundering.  (a)  To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading and Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)                                 None of the Credit Parties nor, to the best knowledge of the Parent, GMSCII, Arlington and the Borrower after due inquiry, any Affiliate of any Credit Party, is, or will be after consummation of the Transaction and application of the proceeds of the Loans, by reason of being a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof.

7.17  Pollution and Other Regulations.  (a)  Each of the Parent and its Subsidiaries is in compliance with all applicable Environmental Laws governing its business, except for such failures to comply as are not reasonably likely to have a Material Adverse Effect, and neither the Parent nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing except for such penalties, fines or forfeitures as are not reasonably likely to have a Material Adverse Effect.  All licenses, permits, registrations or approvals required for the business of the Parent and each of its Subsidiaries, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured and the Parent and each of its Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as are not reasonably likely to have a Material Adverse Effect.  Neither the Parent nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Parent or such Subsidiary is a party or which would affect the ability of the Parent or such Subsidiary to operate any Vessel, Real Property or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, individually or in the aggregate, have a Material Adverse Effect.  There are, as of the Restatement Effective Date, no Environmental Claims pending or, to the knowledge of the Parent or the Borrower, threatened, against the Parent or any of its Subsidiaries in respect of which an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect.  There are no facts, circumstances, conditions or occurrences on any Vessel, Real Property or other facility owned or operated by the Parent or any of its Subsidiaries that are reasonably likely (i) to form the basis of an Environmental Claim against the Parent, any of its Subsidiaries or any Vessel, Real Property or other facility owned by the Parent or any of its Subsidiaries, or (ii) to cause such Vessel, Real Property or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case for clauses (i) and (ii) above, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(b)                                 Hazardous Materials have not at any time prior to the date of this Agreement or any subsequent Borrowing, been (i) generated, used, treated or stored on, or transported to or from, any Vessel, Real Property or other facility at any time owned or operated by the Parent or any of its Subsidiaries or (ii) released on or from any such Vessel, Real Property or other facility, except in each case for clauses (i) and (ii) above where such occurrence or event, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

This Section 7.17 contains the sole and exclusive representations and warranties of the Credit Parties with respect to environmental, health and safety matters, including any relating to or arising under Environmental Laws, Environmental Claims or Hazardous Materials.

7.18  Labor Relations.  Neither the Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Parent or any of its Subsidiaries or, to the Parent’s knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent or any of its Subsidiaries or, to the Parent’s knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Parent or any of its Subsidiaries or, to the Parent’s knowledge, threatened against the Parent or any of its Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Parent or any of its Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.19  Patents, Licenses, Franchises and Formulas.  The Parent and each of its Subsidiaries owns, or has the right to use, and has the right to enforce and prevent any third party from using, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

7.20  Indebtedness.  Schedule V sets forth a true and complete list of all Indebtedness of the Parent and its Subsidiaries as of the Restatement Effective Date (other than Indebtedness under the Other Credit Documents) and which is to remain outstanding after giving effect to the Restatement Effective Date (the “Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the borrower and any other entity which directly or indirectly guarantees such debt.

7.21  Insurance.  Schedule VI sets forth a true and complete listing of all insurance maintained by each Credit Party as of the Restatement Effective Date, with the amounts insured (and any deductibles) set forth therein (the “Required Insurance”).

7.22  Concerning the Collateral Vessels.  The name, registered owner (which shall be a Subsidiary Guarantor), official number, and jurisdiction of registration and flag (which shall be in an Acceptable Flag Jurisdiction) of each Collateral Vessel is set forth on Schedule III.  Each Collateral Vessel is and will be operated in compliance with all applicable law, rules and regulations, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.23  Citizenship.  The Parent and each other Credit Party which owns or operates, or will own or operate, one or more Collateral Vessels is, or will be, qualified to own and operate such Collateral Vessels under the laws of the Republic of the Marshall Islands, the Republic of Liberia or Bermuda, as applicable, or such other jurisdiction in which any such Collateral Vessels are permitted, or will be permitted, to be flagged in accordance with the terms of the respective Collateral Vessel Mortgages and the respective Secondary Collateral Vessel Mortgages.

7.24  Collateral Vessel Classification; Flag.  Each Collateral Vessel is (i) or will be, classified in the highest class available for Vessels of its age and type with a classification society listed on Schedule X hereto or another internationally recognized classification society acceptable to the Collateral Agent, free of any conditions or recommendations, other than as permitted, or will be permitted, under the Collateral Vessel Mortgage or the Secondary Collateral Vessel Mortgage, as applicable, and (ii) flagged in an Acceptable Flag Jurisdiction.

7.25  No Immunity.  The Parent does not, nor does any other Credit Party or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.  The execution and delivery of the Credit Documents by the Credit Parties and the performance by them of their respective obligations thereunder constitute commercial transactions.

7.26  Fees and Enforcement.  No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid by the Parent or any of its Subsidiaries as and to the extent due.  Under the laws of the Republic of the Marshall Islands, the United Kingdom, the Bahamas, Bermuda, the Republic of Malta, the United States or the Republic of Liberia (or any other Acceptable Flag Jurisdiction), as applicable, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

7.27  Form of Documentation.  Each of the Credit Documents is, or when executed will be, in proper legal form under the laws of the Republic of the Marshall Islands, the United Kingdom, the Bahamas, Bermuda, the Republic of Malta, the United States or the Republic of Liberia (or any other applicable Acceptable Flag Jurisdiction), as applicable, for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the Republic of the Marshall Islands, the United Kingdom, the Bahamas, Bermuda, the Republic of Malta, the United States or the Republic of Liberia (or any other applicable Acceptable Flag Jurisdiction), as applicable, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the Republic of the Marshall Islands, the United

Kingdom, the Bahamas, Bermuda, the Republic of Malta, the United States or the Republic of Liberia (or any other applicable Acceptable Flag Jurisdiction), as applicable, or notarized or executed under seal, or physically executed in any such jurisdiction, except as have been made, or will be made, in accordance with Section 12.10.

7.28  Solvency.  After giving effect to (a) the Loans, (b) the consummation of the Transaction and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Parent and its Subsidiaries, taken as a whole, and the Borrower, Arlington and their respective Subsidiaries, taken as a whole, are solvent.

7.29  Patriot Act.  No Credit Party (and, to the knowledge of each Credit Party, no joint venture or Subsidiary thereof) is in violation of any United States law relating to terrorism, sanctions or money laundering, including the United States Executive Order No. 13224 on Terrorist Financing and the Patriot Act.

7.30  Certain Business Practices.  To the knowledge of the Parent, neither the Parent nor any of its Subsidiaries (nor any of their respective officers, directors or employees) (a) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; or (b) has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

SECTION 8.  Affirmative Covenants.  Each of the Parent, the Borrower, GMSCII and Arlington hereby covenants and agrees that on and after the Restatement Effective Date, and until all Existing Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest and all other Credit Document Obligations incurred hereunder and thereunder, are paid in full:

8.01  Information Covenants.  The Parent will make available to the Administrative Agent, with sufficient copies for each of the Lenders:

(a)                                 Quarterly Financial Statements.  Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Parent (provided that for the first fiscal quarter following the Restatement Effective Date, such delivery shall be within 60 days after the end of such fiscal quarter), (i) the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the senior financial officer of the Parent, subject to normal year-end audit adjustments and (ii) management’s discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

(b)                                 Annual Financial Statements.  Within (a) 90 days after the close of each fiscal year of the Parent in which any of Parent’s securities are listed on a nationally recognized securities exchange and (b) 120 days after the close of each fiscal year of Parent (provided, that for the first fiscal year following the Restatement Effective Date, such delivery shall be within 150 days after the end of such fiscal year) in which none of Parent’s securities are listed on a nationally recognized securities exchange, (i) the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Parent and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default pursuant to the Financial Covenants, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c)                                  Monthly Financial Statements.  Within 30 days after the end of each of the first two calendar months of each fiscal quarter of the Parent occurring prior to the Trigger Date, the unaudited trial balance sheets of the Parent and its Subsidiaries as at the end of such month, and setting forth comparative figures for the prior calendar month, all of which shall be certified by the senior financial officer of the Parent, subject to normal year-end audit adjustments and including normal recurring adjustments; provided, however, that in no event will the Parent be required to deliver such unaudited trial balance sheets if, at the end of any such month, the Parent and its Subsidiaries have a Loan to Value Ratio of no greater than 0.60 to 1.00.

(d)                         Appraisal Reports.  Together with delivery of the compliance certificates described in Section 8.01(f) required in connection with each fiscal quarter in each fiscal year of the Parent, and at any other time within 33 days of the written request of the Administrative Agent, appraisal reports dated no more than 30 days prior to the date of delivery of such compliance certificate or such request, as applicable, in form and substance reasonably satisfactory to the Administrative Agent and from two Approved Appraisers stating the then current Fair Market Value of each of the Collateral Vessels.  All such appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Administrative Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such appraisals and that the cost of all such appraisals will be for the account of the Borrower); provided that, unless an Event of Default shall then be continuing, in no event shall the Borrower be required to pay for more than four appraisal reports obtained pursuant to this Section 8.01(d) in any single fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis.

(e)                                  Projections, Budget, etc.  (i) As soon as available but not less than 30 days prior to the commencement of each fiscal year of the Parent beginning with its fiscal year commencing on January 1, 2013, a preliminary budget of the Parent and its Subsidiaries in reasonable detail for each of the twelve months and four fiscal quarters of such fiscal year, and

(ii) as soon as available but not more than 45 days after the commencement of each fiscal year of the Parent beginning with its fiscal year commencing on January 1, 2013, (x) a budget of the Parent and its Subsidiaries in reasonable detail for each of the twelve months and four fiscal quarters of such fiscal year and (y) the Projections referred to in Section 7.05(c) in reasonable detail for the subsequent three fiscal years including the fiscal year in which such Projections are being delivered.  It is recognized by each Lender and the Administrative Agent that such projections and determinations provided by the Parent, although reflecting the Parent’s good faith projections and determinations, are not to be viewed as facts and that actual results covered by any such determination may differ from the projected results.

(f)                                   Officer’s Compliance Certificates.  (i)  At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the senior financial officer of the Parent in the form of Exhibit M to the effect that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall, (x) set forth the calculations required to establish whether the Parent was in compliance with the Financial Covenants at the end of such fiscal quarter or year, as the case may be and (y) certify that there have been no changes to any of Schedule VIII and Annexes A through F of the Pledge Agreement or the Secondary Pledge Agreement, as the case may be, or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(f)(i), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (y), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Parent and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(ii)                                  At the time of a Collateral Disposition in respect of any Primary Collateral Vessel and/or Secondary Collateral Vessel, a certificate of a senior financial officer of the Parent which certificate shall (x) certify on behalf of the Parent the last appraisal reports received pursuant to Section 8.01(d) determining the Aggregate Primary Collateral Vessel Value and/or the Aggregate Collateral Vessel Value, as applicable, in each case after giving effect to such disposition(s) and/or showing the individual Fair Market Value of all Collateral Vessels owned by the Subsidiary Guarantors which have not been sold, transferred, lost or otherwise disposed of at such time, and (y) other than in connection with a Permitted Sale, set forth the calculations required to establish whether the Parent is in compliance with the provisions of Section 9.09 after giving effect to such disposition.

(g)                                  Notice of Default, Litigation or Event of Loss.  Promptly, and in any event within three Business Days after the Parent obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Parent proposes to take with respect thereto, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing against the Parent or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or any Document and (iii) any Event of Loss in respect of any Collateral Vessel.

(h)                                 Other Reports and Filings.  Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

(i)                                     Material Breach; Other Debt Documents.  Promptly upon, and in any event within five Business Days after, without duplication of any other reporting requirements herein, receipt of any notices of default, financial reporting and collateral reporting under the Other Credit Documents, and copies of all effectuated additions, amendments, restatements, supplements or other modifications in respect of the Other Credit Documents.

(j)                                    Environmental Matters.  Promptly upon, and in any event within fifteen Business Days after, the Parent obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Restatement Effective Date, except to the extent that such environmental matters could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(i)                                     any Environmental Claim pending or threatened in writing against the Parent or any of its Subsidiaries or any Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries;

(ii)                                  any condition or occurrence on or arising from any Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries that (a) results in noncompliance by the Parent or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Parent or any of its Subsidiaries or any such Collateral Vessel or property;

(iii)                               any condition or occurrence on any Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries that could reasonably be expected to cause such Collateral Vessel or property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Parent or such Subsidiary of such Collateral Vessel or property under any Environmental Law; and

(iv)                              the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Collateral Vessel or property owned or operated or occupied by the Parent or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Parent shall deliver to the Administrative Agent all material notices received by the Parent or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Parent’s or such Subsidiary’s response thereto.  In addition, the Parent will provide the Administrative Agent with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(j), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

(k)                                 Management Letters.  Promptly after Parent’s or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(l)                                     Cash Flow Projections.  On the Restatement Effective Date and monthly thereafter until the Trigger Date, cash flow projections for the Parent and its Subsidiaries (the “Cash Flow Projections”) for the 13-week period beginning on the Business Day on which such Cash Flow Projections are due, which Cash Flow Projections shall (i) be based on information available, and projections made, as of the last Business Day of the immediately preceding calendar month and (ii) include a variance report describing in reasonable detail the variance(s) in actual cash flow from projected cash flow for the month ended on such last Business Day; provided, however, that in no event will the Parent be required to deliver such Cash Flow Projections if, at the end of any such month, (a) no Default or Event of Default has occurred and is continuing and (b) the aggregate amount of Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries (including any remaining Net Cash Proceeds from the 2013 Equity Investment not used on the Third Amendment Effective Date to make the Amendment Prepayment) at the end of any such month exceeds $75,000,000.

(m)                             Excess Liquidity Calculations.  On or before the tenth day (or, if such day is not a Business Day, on the next succeeding Business Day) after each Payment Date, a certificate of the senior financial officer of the Parent substantially in the form of Exhibit J, which certificate shall set forth the calculations required to determine the Excess Liquidity, if any, for such Payment Date.

(n)                                 Non-Recourse Subsidiaries.  Promptly upon, and in any event within five Business Days after delivery thereof, without duplication of any other reporting requirements herein, any periodic financial reports provided to the lenders under any documents evidencing Non-Recourse Indebtedness or any notices of default provided thereunder.

(o)                                 Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to the Parent, its Subsidiaries or its Non-Recourse Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request in writing.

8.02  Books, Records and Inspections.  The Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with GAAP and all requirements of law, shall be made of all dealings and transactions in relation to its business.  The Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Parent or any of its Subsidiaries, any of the properties of the Parent or its Subsidiaries, and to examine the books of account of the Parent or such Subsidiaries and discuss the affairs, finances and accounts of the Parent or such Subsidiaries with, and be advised as to the same by, its and their officers and, in the presence of the Parent, independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Parent.

8.03  Maintenance of Property; Insurance.  The Parent will, and will cause each of its Subsidiaries to, (i) keep all material property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on the Collateral Vessels in at least such amounts and against at least such risks as are in accordance with (a) normal industry practice for similarly situated insureds and (b) the requirements set forth in Section 8.06, and (iii) furnish to the Administrative Agent, at the written request of the Administrative Agent or any Lender, a complete description of the material terms of insurance carried.  In addition to the requirements of the immediately preceding sentence, the Parent will at all times cause the Required Insurance to (x) be maintained on the Collateral Vessels (with the same scope of coverage as that described in Schedule VI) at levels which are at least as great as the respective amount described on Schedule VI and (y) comply with the insurance requirements of the Collateral Vessel Mortgages and the Secondary Collateral Vessel Mortgages, as applicable.

8.04  Corporate Franchises.  The Parent will, and will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business, except, in the case of any Subsidiary of the Parent that is not a Guarantor, which could not be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 8.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving the Parent or any of its Subsidiaries which are permitted in accordance with Section 9.02, (ii) any Subsidiary Guarantor from changing the jurisdiction of its organization to the extent permitted by Section 9.11 or (iii) the abandonment by the Parent or any of its Subsidiaries of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

8.05  Compliance with Statutes, etc.  The Parent will, and will cause each of its Subsidiaries and each of its Non-Recourse Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.06  Compliance with Environmental Laws.  (a)  The Parent will, and will cause each of its Subsidiaries and each of its Non-Recourse Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of any Collateral Vessel or any other Vessel or property now or hereafter owned or operated by the Parent or any of its Subsidiaries or any of its Non-Recourse Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept all such Collateral Vessels or Vessels or property free and clear of any Liens imposed pursuant to such Environmental Laws, in each of the foregoing cases, except to the extent any failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Parent, any of Subsidiaries of the Parent or any Non-Recourse Subsidiaries of the Parent will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Collateral Vessel or Vessel or property now or hereafter owned or operated or occupied by the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property except in material compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses or except to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Parent will, and will cause each of its Subsidiaries and each of its Non-Recourse Subsidiaries to, maintain insurance on the Collateral Vessels and any other Vessel in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

(b)                                 At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, the Parent or the Borrower will provide, at the Parent or the Borrower’s sole cost and expense, an environmental assessment of any Primary Collateral Vessel by such Primary Collateral Vessel’s classification society (to the extent such classification society is listed on Schedule X) or another internationally recognized classification society reasonably acceptable to the Administrative Agent.  If said classification society, in its assessment, indicates that such Primary Collateral Vessel is not in compliance with the Environmental Laws, said society shall set forth potential costs of the remediation of such non-compliance; provided that such request for an assessment may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Lenders reasonably and in good faith believe that the Parent, any of its Subsidiaries or any such Primary Collateral Vessel is not in compliance with Environmental Law and such non-compliance could reasonably be expected to have a Material Adverse Effect, or (iii) the Administrative Agent or the Required Lenders reasonably and in good faith believe that circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Parent or any of its Subsidiaries or any such Primary Collateral Vessel.  If the Parent or the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same and the Parent or the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents reasonable access to such Primary Collateral Vessel and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Parent or the Borrower’s expense.

8.07  ERISA.  As soon as reasonably possible and, in any event, within ten (10) days after the Parent or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Parent will deliver to the Administrative Agent, with sufficient copies for each of the Lenders, a certificate of the senior financial officer of the Parent setting forth the full details as to such occurrence and the action, if any, that the

Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Parent, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Parent has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that a failure to satisfy minimum funding requirements, within the meaning of Section 412 of the Code or Section 302 of ERISA, has occurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to a Plan; that the actuary of a Plan (other than a Multiemployer Plan) has or will certify that the Plan is an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; that a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Parent or any of its Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Parent or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Parent, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 436(f), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Parent, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan.  Upon request, the Parent will deliver to the Administrative Agent with sufficient copies to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA.  In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Parent, any of its Subsidiaries or any ERISA Affiliate

with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Parent, such Subsidiary or such ERISA Affiliate, as applicable.

8.08  End of Fiscal Years; Fiscal Quarters.  The Parent shall cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (ii) each of its and its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

8.09  Performance of Obligations.  The Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Documents) by which it is bound, except to the extent waived by the parties thereto and except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.10  Payment of Taxes.  The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies that become due and payable which are imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i), provided that neither the Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

8.11  Further Assurances.  (a)  The Parent will, and will cause each of its Subsidiaries to, cause each Collateral and Guaranty Requirement to be satisfied at all times.

(b)                                 The Parent, on behalf of itself and each other Credit Party, agrees that at any time and from time to time, at the expense of the Parent or such other Credit Party, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral.  Without limiting the generality of the foregoing, the Parent will, and will cause each Credit Party to, execute (to the extent applicable) and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages and the Secondary Collateral Vessel Mortgages (including any amendments required to maintain Liens granted by such Collateral Vessel Mortgages and such Secondary Collateral Vessel Mortgages pursuant to the effectiveness of this Agreement), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

(c)                                  Each Credit Party hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral, where permitted by law.  The Collateral Agent will promptly send each Credit Party a copy of any financing or continuation statements which it may file and the filing or recordation information with respect thereto.

(d)                                 If at any time any Subsidiary of the Parent owns a Collateral Vessel or owns, directly or indirectly, an interest in any Subsidiary which owns a Collateral Vessel and such Subsidiary has not otherwise satisfied the Collateral and Guaranty Requirements, the Parent will cause such Subsidiary (and any Subsidiary which directly or indirectly owns the Equity Interests of such Subsidiary to the extent not a Credit Party) to satisfy the Collateral and Guaranty Requirements with respect to each relevant Collateral Vessel as such Subsidiary would have been required to satisfy pursuant to Section 12.10 of this Agreement had such Subsidiary been a Credit Party on or prior to the Restatement Effective Date.

(e)                                  If, at any time, the Parent deposits the 508 Blocked Amount into the 508  Blocked Account pursuant to Section 9.09(b), the Parent will duly execute and deliver a control agreement with respect thereto granting a first priority security interest to the Pledgee (as such term is defined in the Pari Passu Pledge Agreement) (reasonably satisfactory in all respects to such Pledgee)”.

8.12  Deposit of Earnings.  Each Credit Party shall cause the earnings derived from each of the respective Collateral Vessels, to the extent constituting Earnings and Insurance Collateral or Secondary Earnings and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into one or more of the Concentration Accounts maintained for such Credit Party from time to time.  Without limiting any Credit Party’s obligations in respect of this Section 8.12, each Credit Party agrees that, in the event it receives any earnings constituting Earnings and Insurance Collateral or Secondary Earnings and Insurance Collateral, or any such earnings are deposited other than in one of the Concentration Accounts, it shall promptly deposit all such proceeds into one of the Concentration Accounts maintained for such Credit Party from time to time.

8.13  Ownership of Subsidiaries.  (a)  Other than “director qualifying shares”, the Parent shall at all times directly or indirectly own 100% of the Equity Interests of GMSCII, Arlington, the Borrower and each of the Subsidiary Guarantors.

(b)                         The Parent shall cause each Subsidiary Guarantor to at all times be directly owned by one or more Credit Parties.

(c)                          The Parent will cause each Collateral Vessel to be owned at all times by a single Subsidiary Guarantor that owns no other Collateral Vessels.

8.14  Flag of Collateral Vessels; Citizenship; Collateral Vessel Classifications.  (a)  The Parent shall, and shall cause each Credit Party that owns a Collateral Vessel to, cause each Collateral Vessel to be registered under the laws and flag of (t) the Bahamas, (u) the Republic of Malta, (v) the Republic of Liberia, (w) the Republic of the Marshall Islands, (x)

Bermuda, (y) the United Kingdom or (z) such other jurisdiction as is acceptable to the Required Lenders (each jurisdiction in clauses (t) through and including (z), an “Acceptable Flag Jurisdiction”).  Notwithstanding the foregoing, any Credit Party may transfer a Collateral Vessel to another Acceptable Flag Jurisdiction pursuant to a Flag Jurisdiction Transfer.

(b)                         The Parent will, and will cause each Subsidiary Guarantor which owns or operates a Collateral Vessel to, be qualified to own and operate such Collateral Vessel under the laws of the Bahamas, the Republic of Malta, the Republic of Liberia, the Republic of the Marshall Islands, Bermuda, the United Kingdom, or such other jurisdiction in which such Collateral Vessel is permitted to be flagged in accordance with the terms of the related Collateral Vessel Mortgage or Secondary Collateral Vessel Mortgage, as applicable.

(c)                          The Parent will, and will cause each Subsidiary Guarantor which owns or operates a Collateral Vessel to, cause each Collateral Vessel to be classified in the highest class available for Vessels of its age and type with a classification society listed on Schedule X or another internationally recognized classification society acceptable to the Administrative Agent, free of any material conditions or recommendations.

8.15  Use of Proceeds.

The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

8.16  Sale Vessels Disposal.  Subject to compliance with Section 9.02(i), the Parent shall procure that the Credit Parties which own the Sale Vessels dispose of them on or before August 31, 2014; provided, that, (x) to the extent such disposal is consummated, the Net Cash Proceeds of such disposals shall be applied as required by Section 5.02(f) to repay the Loans, and (y) notwithstanding anything to the contrary contained in Section 5.02(c), following such disposals and as a consequence thereof the Borrower shall not be required to repay an aggregate principal amount of outstanding Loans greater than (A) with respect to the disposition of the Genmar Minotaur, the Net Cash Proceeds corresponding to the Collateral Disposition of the Genmar Minotaur and (B) with respect to the disposition of the Genmar Hope, the Net Cash Proceeds corresponding to the Collateral Disposition of the Genmar Hope.

SECTION 9.  Negative Covenants.  Each of the Parent, the Borrower, GMSCII and Arlington hereby covenants and agrees that on and after the Restatement Effective Date, and until all Existing Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest and all other Credit Document Obligations incurred hereunder and thereunder, are paid in full:

9.01  Liens.  The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (I) prior to the Trigger Date and at any time that the Parent and its Subsidiaries have a Loan to Value Ratio of greater than 0.60 to 1.00, any property or assets (real or personal, tangible or intangible) of the Parent or any of its Subsidiaries and (II) on and after the Trigger Date and at any time that the Parent and its Subsidiaries have a Loan to Value Ratio of no greater than 0.60 to 1.00, any Collateral (the property and assets described in clause (I) or (II), as applicable, the “Applicable Property”), whether now owned or hereafter acquired, or sell any such Applicable Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Applicable Property (including sales of accounts receivable with recourse to the Parent or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)                                     inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii)                                  Liens in respect of the Applicable Property imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Applicable Property do not materially impair the use thereof in the operation of the business of the Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Applicable Property subject to any such Lien;

(iii)                               Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, on Schedule IV, without giving effect to any renewals or extensions of such Liens, provided that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding on the Restatement Effective Date, less any repayments of principal thereof;

(iv)                              Permitted Encumbrances;

(v)                                 Liens created pursuant to the Security Documents;

(vi)                              Liens arising out of judgments, awards, decrees or attachments with respect to which the Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 10.09;

(vii)                           Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate value of all cash and property at any time encumbered pursuant to this clause (vii) shall not exceed $5,000,000;

(viii)                        Liens in respect of seamen’s wages which are not past due and other maritime Liens for amounts not past due arising in the ordinary course of business and not yet required to be removed or discharged under the terms of the respective Collateral Vessel Mortgages;

(ix)                              Liens on the Applicable Property securing the obligations under the Other Credit Agreement (and any interest rate protection agreement or other hedging agreement entered into in connection therewith), provided that such Liens are subject to the provisions of the Intercreditor Agreements;

(x)                                 Liens placed upon equipment or machinery acquired after the Restatement Effective Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries and placed at the time of the acquisition thereof by the Borrower or such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 9.04 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any asset of the Parent or any other asset of the Borrower or such Subsidiary;

(xi)                              easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Parent or any of its Subsidiaries;

(xii)                           Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(xiii)                        statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party;

(xiv)                       Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(xv)                          Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvi)                       bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the

Parent or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(xvii)                    to the extent required by Section 2.13(a)(i) or permitted by Section 9.04(v), Liens in respect of the cash collateralization of the Existing Letters of Credit;

(xviii)                 Liens securing obligations in respect of Indebtedness permitted pursuant to Section 9.04(vi) (including any Liens on cash required to cash collateralize letters of credit permitted pursuant to Section 9.04(vi) in an aggregate amount not to exceed $5,000,000 at any time); provided that at no time will any Indebtedness incurred by the Parent or any of its Subsidiaries from Oaktree Capital Management L.P. or any of its Affiliates be permitted to be secured pursuant to this clause (xviii);

(xix)                       Liens permitted at the time they were created;

(xx) Liens on (a) the Vessels acquired in a Permitted New Vessel Acquisition, (b) the related earnings and insurance of such Vessels and (c) the Equity Interests in the Vessel SPVs which own such Vessels, in each case to secure the Indebtedness permitted to be incurred under Section 9.17 in order to finance the corresponding Financed Purchase Price;

(xxi) Liens on (a) the 2014 Newbuilding Vessels, (b) the related earnings and insurance of such Vessels and (c) the Equity Interests in and other assets of the 2014 Newbuilding Holdco and the 2014 Newbuilding Vessel Subsidiaries, in each case to secure the Permitted 2014 Newbuilding Indebtedness and related interest rate hedge agreements; and

(xxii) deposits in connection with the acquisition of Vessels; provided that such deposits are funded solely from the Equity Proceeds Amount.

In connection with the granting of Liens described above in this Section 9.01 by the Parent or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

9.02  Consolidation, Merger, Sale of Assets, etc.  The Parent will not, and will not permit any of its Subsidiaries to wind up, liquidate or dissolve its affairs or enter into any transaction of merger, consolidation or amalgamation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its assets (other than Margin Stock) or any of the Collateral, or enter into any sale-leaseback transactions involving any of the Collateral (or agree to do so at any future time), except that:

(i)                                     the Parent and each of its Subsidiaries may sell, lease or otherwise dispose of any Primary Collateral Vessels, provided that (I)(A) such sale is made at Fair Market Value (as determined in accordance with the appraisal report most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(d) or delivered at the time of such sale to the Administrative Agent by the Parent),

(B) 100% of the consideration in respect of such sale shall consist of cash or Cash Equivalents (unless the Primary Collateral Vessel is being sold to the Parent or a Subsidiary of the Parent, in which case the sale shall consist of cash only) received by the Borrower, or to the respective Subsidiary Guarantor which owned such Primary Collateral Vessel, on the date of consummation of such sale and (C) the Net Cash Proceeds of such sale, lease or other disposition shall be applied as required by Section 5.02 to repay the Loans and/or cash collateralize the Existing Letters of Credit; provided, further, that the Parent shall have delivered to the Administrative Agent an officer’s certificate, certified by the senior financial officer of the Parent, demonstrating pro forma compliance (giving effect to such Collateral Disposition and, in the case of calculations involving the appraised value of Collateral Vessels, using valuations consistent with the appraisal report most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(d)) with each of the Financial Covenants (except compliance with the Financial Covenants set forth in Section 9.09 of this Agreement shall not be required to be evidenced, established or demonstrated by such certificate in the case of a Permitted Sale) for the most recently ended Test Period for which financial statements under Section 8.01(a) or (b) are due; provided that, with respect to any Test Period ending on December 31, the Parent shall deliver unaudited financial statements as at the end of such Test Period at the time of such sale but only if such sale occurs more than 45 days (and less than 90 days) after the end of such Test Period (or at the time of such sale, as applicable) setting forth the calculations required to make such determination in reasonable detail, and (II) at least five Business Days (or such other period as shall be agreed by the Borrower and the Administrative Agent) prior written notice of the proposed sale, lease or other disposition of a Primary Collateral Vessel shall have been given to the Collateral Agent, which notice shall set forth the expected closing date of such sale, lease or other disposition and the date of the corresponding repayment of Loans;

(ii)                                  subject to compliance with Section 5.02(c), the Parent and its Subsidiaries may sell, lease or otherwise dispose of any Secondary Collateral to the extent such sale, lease or disposition is permitted pursuant to the terms of the Other Credit Agreement and the Intercreditor Agreements; provided that (x) the consent of the Required Lenders shall be required if the Required Lenders (under and as defined in the Other Credit Agreement) were required to consent and have consented to the Net Cash Proceeds of such sale, lease or disposition not being applied to repay loans under the Other Credit Agreement and (y) notwithstanding anything to the contrary contained in this clause (ii), at no time may any Secondary Collateral be sold, leased or otherwise disposed of to the extent that a Default or an Event of Default under Section 9.09(b) would occur as a result thereof;

(iii)                               the Parent and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

(iv)                              (A) the Borrower, GMSCII, Arlington and any Subsidiary Guarantor may transfer assets or lease to or acquire or lease assets from the Borrower, GMSCII, Arlington or any other Subsidiary Guarantor, or any Subsidiary Guarantor may be

merged into the Borrower, GMSCII, Arlington or any other Subsidiary Guarantor; provided that the Borrower, GMSCII, Arlington or such Subsidiary Guarantor, as the case may be, will be a successor in interest to all rights, titles and interest of such merged Subsidiary Guarantor and, in each case so long as all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Collateral Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Collateral Agent and (B) any Subsidiary of the Parent (other than the Borrower, GMSCII, Arlington, any Subsidiary Guarantor and 2014 Newbuilding Holdco and any Subsidiary thereof) may transfer assets or lease to or acquire or lease assets from any other Subsidiary of the Parent, or any other Subsidiary of the Parent (other than the Borrower, GMSCII, Arlington, any Subsidiary Guarantor and 2014 Newbuilding Holdco and any Subsidiary thereof) may be merged into any other Subsidiary of the Parent, in each case so long as all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Collateral Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Collateral Agent;

(v)                                 following a Collateral Disposition permitted by this Agreement, the Subsidiary Guarantor which owned the Collateral Vessel that is the subject of such Collateral Disposition may dissolve, provided that (x) the Net Cash Proceeds from such Collateral Disposition shall be applied (i) in the case of a Primary Collateral Vessel, as required by Section 5.02 to repay the Loans and (ii) in the case of a Secondary Collateral Vessel, as required by the Other Credit Agreement to repay loans thereunder and hereunder to the extent required pursuant to Section 5.02, (y) all of the proceeds of such dissolution shall be paid only to a Credit Party and (z) no Default or Event of Default is continuing unremedied at the time of such dissolution;

(vi)                              any Subsidiary which (x) is not a Subsidiary Guarantor and (y) has $5,000 or less in assets (including, without limitation, Equity Interests) may wind up, liquidate or dissolve;

(vii)                           subject to compliance with Section 8.16, the Credit Parties which own the Sale Vessels may dispose of the Sale Vessels;

(viii) each of 2014 Newbuilding Holdco and any Subsidiary thereof may convey, sell, lease or otherwise dispose of any of its assets (including the disposal of the 2014 Newbuilding Subsidiaries or any Subsidiaries thereof, the disposition of any 2014 Newbuilding Contracts or any 2014 Newbuilding Vessels) and enter into any agreement of merger, consolidation or amalgamation; and the Parent may convey, sell or otherwise dispose of the Equity Interests of the 2014 Newbuilding Holdco; provided that, in each case, (1) either such transaction is between and among 2014 Newbuilding Holdco and its Subsidiaries or (2) in the event clause (1) does not apply, (x) no Event of Default then exists or would result therefrom, (y) such transaction shall be on an arm’s-length basis and for cash, Cash Equivalents or Equity Interests in such other Person at fair market value (as determined in good faith by the Parent at the time of the respective sale) and (z) after giving effect to such transaction, the ratio of the Permitted 2014 Newbuilding Indebtedness to the Fair Market Value of the 2014 Newbuilding Vessels owned by the 2014 Newbuilding Subsidiaries at that time shall not exceed such ratio as determined immediately prior to giving effect to such transaction. In order to comply with clause (z) of this Section 9.02(viii), the Permitted 2014 Newbuilding Indebtedness may be reduced either through a cash repayment or through the assumption thereof by a Person other than the Parent or any Subsidiary thereof (in which event neither the Parent nor any Subsidiary thereof shall have any obligations with respect to such assigned Permitted 2014 Newbuilding Indebtedness);

(ix) General Maritime Management and Unique Tankers may convey, sell, lease or otherwise dispose of any of its assets related to the Unique Tankers Pool (including the disposal by General Maritime Management of its Equity Interests in Unique Tankers); and

(x) the Merger shall be permitted; provided that, (1) no Event of Default exists as of the Merger Effective Time or would result therefrom, (2) the Equity Purchase Agreement shall be in full force and effect as of the Merger Effective Time and no default shall have occurred thereunder, (3) any cash consideration for the Merger and any other cash payments made by the Parent in connection therewith (including, without limitation, advisory and/or consultancy fees, counsel fees and break-up fees) shall have been funded solely from the Equity Proceeds Amount, (4) the Collateral and Guarantee Requirements shall remain satisfied after giving effect thereto (including, without limitation, all filings and recordings necessary or desirable to maintain the perfection of the security interests in favor of the Collateral Agent after giving effect to the Merger and the name changes contemplated in connection therewith) and (5) each Lender shall have received, at least 10 Business Days prior to the consummation of the Merger, all documentation and other information in respect of the Parent and its Subsidiaries reasonably requested by it in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, after giving effect to the Merger.

To the extent the Required Lenders (or to the extent required pursuant to Section 12.12(a), all Lenders) waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to the Parent or a Subsidiary of the Parent) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.  Notwithstanding anything to the contrary contained above, the foregoing covenant shall not be violated as a result of sales of Margin Stock for cash at fair market value (as determined in good faith by the Parent at the time of the respective sale).

9.03  Dividends.  The Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Parent or any of its Subsidiaries, except that:

(i)                                 (A) any Wholly-Owned Subsidiary of the Parent may pay Dividends to the Parent or any Wholly-Owned Subsidiary of the Parent, (B) any Subsidiary Guarantor may pay Dividends to the Borrower or any other Subsidiary Guarantor and (C) if the respective Subsidiary is not a Wholly-Owned Subsidiary of the Parent, such Subsidiary may pay Dividends to its shareholders generally so long as the Parent and/or its respective Subsidiaries which own Equity Interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the Equity Interests in the Subsidiary paying such cash Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(ii)                                  so long as no Event of Default (both before and after giving effect to the payment thereof) has occurred and is continuing, the Parent may repurchase its outstanding Equity Interests (or options to purchase such equity) theretofore held by its or any of its Subsidiaries’ employees, officers or directors following the death, disability, retirement or termination of employment of employees, officers or directors of the Parent or any of its Subsidiaries, provided that the aggregate amount expended to so repurchase equity of the Parent shall not exceed $2,000,000 in any fiscal year of the Parent; and

(iii)                               after the Merger Effective Time, so long as no cash, Indebtedness or other property of the Parent and its Subsidiaries is being paid by the Parent to such employees, former employees, directors or former directors in connection with such repurchase (A) the Parent may repurchase its outstanding Equity Interests held by its or any of its Subsidiary’s employees, former employees, directors and former directors pursuant to (i) that certain Stock Option Grant Agreement, dated as of July 8, 2014, by and between Navig8 and L. Spenser Wells, as amended, supplemented or modified from time to time, (ii) that certain General Maritime Corporation 2012 Equity Incentive Plan and (iii) any grants or awards issued under any future management incentive plan entered into by Parent or any of its Subsidiaries, in each case, in connection with any exercise by such employees, former employees, directors  or former directors to purchase the Parent’s Equity Interest and (B) the Parent may repurchase its outstanding Equity Interests in an amount equal to the value of any withholding taxes in connection with the vesting of any Equity Interests granted to its employees and directors.

9.04  Indebtedness.  The Parent will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness other than:

(i)                                     Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii)                                  Indebtedness of the Credit Parties incurred pursuant to the Other Credit Agreement in an aggregate principal amount not to exceed $273,802,583.31 at any time outstanding less any repayments thereof made after the Restatement Effective Date;

(iii)                               Interest Rate Protection Agreements and Other Hedging Agreements in respect of currencies entered into in the ordinary course of business and consistent with past practices; provided that (x) in the case of Interest Rate Protection Agreements, the term thereof does not extend beyond the Maturity Date and (y) in the case of Other Hedging Agreements in respect of currencies, the term thereof does not exceed six months.

(iv)                              Intercompany indebtedness permitted pursuant to Sections 9.05(iii) and 9.05(viii);

(v)                                 Indebtedness evidenced by the Existing Letters of Credit, as such Existing Letters of Credit may be replaced from time to time;

(vi)                              so long as no Event of Default then exists or would result therefrom, additional Indebtedness incurred by the Parent, the Borrower or any other Credit Party that does not own a Collateral Vessel at the time such Indebtedness is incurred in an aggregate principal amount not to exceed $10,000,000 (or, in the case of Indebtedness in respect of letters of credit, $5,000,000) at any one time outstanding;

(vii) Indebtedness of the Parent and the Subsidiaries of the Parent other than the Credit Parties incurred to finance the Financed Purchase Price of a Permitted New Vessel Acquisition; provided that the amortization of such Indebtedness shall be no greater than a straight line amortization reducing such Indebtedness to $0 upon the corresponding Vessel becoming 15 years old;

(viii) Indebtedness of the Parent under the BlueMountain Parent Indebtedness; and

(ix) Permitted 2014 Newbuilding Indebtedness.

9.05  Advances, Investments and Loans.  The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Margin Stock (or other Equity Interests), or make any capital contribution to any other Person (each of the foregoing an “Investment” and, collectively, “Investments”), except that:

(i)                                     the Parent and its Subsidiaries may acquire and hold accounts receivable owing to any of them and Cash Equivalents;

(ii)                                  so long as no Event of Default exists or would result therefrom, the Parent and its Subsidiaries may make loans and advances in the ordinary course of business to its employees, officers and directors other than officers and directors of Persons which own Equity Interests, directly or indirectly, of the Parent and constitute Affiliates of the Parent or persons employed by any such Affiliates (not including, for the avoidance of doubt, the operational managers of any Credit Party) so long as the aggregate principal amount thereof at any time outstanding which are made on or after the Original Effective Date (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

(iii)                               the Credit Parties may make intercompany loans and advances among one another, and Subsidiaries of the Parent (other than the Credit Parties) may make intercompany loans and advances to the Parent or any other Subsidiary of the Parent (other than any Non-Recourse Subsidiary), provided that any such loans or advances to a Credit Party pursuant to this clause shall be unsecured and subordinated to the

Obligations of the respective Credit Party pursuant to written subordination provisions in the form of Exhibit N;

(iv)                              the Parent and its Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02;

(v)                                 the Parent may make Investments in GMSCII, Arlington and the Borrower, and GMSCII, Arlington and the Borrower may make equity Investments in the Subsidiary Guarantors;

(vi)                              each of Parent, GMSCII, Arlington and the Borrower may make Investments in its respective Subsidiaries that are not Subsidiary Guarantors (including, for the avoidance of doubt, Unique Tankers) to the extent funded (and only to the extent funded) with the Equity Proceeds Amount; provided that for all Investments made pursuant to this clause (vi), no Event of Default has occurred and is continuing (or would arise after giving effect thereto) at the time any such Investment is made unless such Investment is funded with the Net Cash Proceeds of an Equity Investment made no earlier than six months prior to the date on which such Investment is made;

(vii)                           Investments existing on the Restatement Effective Date and described on Schedule XI, without giving effect to any additions thereto or replacement thereof;

(viii)                        the Parent may make loans, advances and Investments in other Subsidiaries of the Parent (other than (i) the Credit Parties and (ii) Non-Recourse Subsidiaries);

(ix)                              the Parent and its Subsidiaries may make Investments in amounts required to fund charter costs and actual expenses relating to operating Vessels leased or chartered as of the date hereof by General Maritime NSF Corporation, GMR Concord LLC, GMR Contest LLC and GMR Concept LLC; provided that such Investments may only be made in good faith and only to the extent necessary to fund such costs and expenses after taking into account the cash and Cash Equivalents held by such Subsidiary;

(x)                                 the Parent and its Subsidiaries may make equity Investments in a special purpose entity (a “Vessel SPV”) which owns a Vessel or Vessels acquired in each case in Permitted New Vessel Acquisitions in accordance with the proviso of Section 9.07;

(xi)                              the Parent and its Subsidiaries may acquire Investments in connection with any transaction permitted by Section 9.02(viii); and

(xii)                           the Parent and its Subsidiaries may make Investments permitted or required by Sections 9.02(x), 9.19 and 9.21.

9.06  Transactions with Affiliates.  The Parent will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(i)                                     Dividends may be paid to the extent provided in Section 9.03;

(ii)                                  loans and Investments may be made and other transactions may be entered into between the Parent and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

(iii)                               as long as the Parent has an independent compensation committee, directors’  fees as determined by such independent compensation committee and, at any time the Parent does not have an independent compensation committee, the Parent may pay reasonable directors’ fees;

(iv)                              the Parent and its Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business;

(v)                                 the Parent and its Subsidiaries may pay management fees to Wholly-Owned Subsidiaries of the Parent in the ordinary course of business;

(vi)                              the transactions in existence on the Restatement Effective Date which are listed on Schedule XIII shall be permitted; and

(vii)                           technical, administrative and commercial management agreements with Navig8 Group in the form disclosed to the Lenders prior to the Sixth Amendment Effective Date, as such agreements may be amended from time to time in a matter that is not adverse to the Parent and its Subsidiaries.

9.07  Capital Expenditures.  The Parent will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures at any time prior to the Trigger Date and at any time that the Parent and its Subsidiaries have a Loan to Value Ratio of greater than 0.60 to 1.00, other than (i) maintenance Capital Expenditures incurred in the ordinary course of business or consistent with past practice, (ii) acquisitions of new Vessels and (iii) other Capital Expenditures not in the ordinary course of business, in the case of clauses (ii) and (iii) only to the extent funded (and only to the extent funded) with the Equity Proceeds Amount.  At any time after the Trigger Date provided that the Parent and its Subsidiaries have a Loan to Value Ratio of less than or equal to 0.60 to 1.00 at such time, the Parent and its Subsidiaries may make any Capital Expenditures at such time; provided, that, notwithstanding anything to the contrary contained in this Section 9.07, the Parent and its Subsidiaries may acquire new Vessels, provided that (I) no Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto) at the time any such acquisition is made, (II) the Parent and its Subsidiaries have a Loan to Value Ratio equal to or less than 0.60 to 1.00 at the time any such acquisition is made, (III) the Interest Expense Coverage Ratio (calculated on a pro forma basis after giving effect to such acquisition and the incurrence of any Indebtedness to finance such acquisition, for the most recently ended Test Period for which financial statements under Section 8.01(a) or (b) are due) is greater than 2.00:1.00, (IV) the aggregate principal amount of any Indebtedness incurred to finance such acquisition (the “Financed Purchase Price”) does not exceed 55% of the lesser of (x) the fair market value of such Vessel on the basis of an individual charter-free arm’s length transaction between a willing and able buyer and seller not under duress at set forth in the appraisals of at least two Approved Appraisers and (y) the acquisition price of such Vessel and (V) the remaining portion of the purchase price for such acquisition not constituting Financed Purchase Price shall be funded with the Equity Proceeds Amount (any such acquisition, a “Permitted New Vessel Acquisition”); provided, further, that, notwithstanding anything to the contrary contained in this Section 9.07, the Parent and its Subsidiaries may consummate the 2014 Newbuilding Acquisition in accordance with the definition thereof.

9.08  Minimum Cash Balance.  The Parent will not permit the Unrestricted Cash and Cash Equivalents held by the Parent and its Subsidiaries (other than amounts on deposit in the Blocked Accounts, if any) to be less than (x) $10,000,000 at any time from the Third Amendment Effective Date to and including December 31, 2014, (y) $15,000,000 at any time from January 1, 2015 to and including December 31, 2015 and (z) $20,000,000 at any time after January 1, 2016.

9.09  Collateral Maintenance.  (a)  The Parent will not permit the aggregate Fair Market Value of all Collateral Vessels owned by the Credit Parties which have not been sold, transferred, lost or otherwise disposed of at any time (such value, the “Aggregate Collateral Vessel Value”), as determined by the most recent appraisal delivered by the Borrower to the Administrative Agent or obtained by the Administrative Agent in accordance with Section 8.01(d), at any time to equal less than (I) from the Third Amendment to and including June 30, 2015, 110% of an amount equal to (x) the amount of the Aggregate Credit Agreement Exposure at such time minus (y) the sum of the 508 Blocked Amount and the 273 Blocked Amount at such time, (II) from July 1, 2015 to and including December 31, 2016, 115% of an amount equal to (x) the amount of the Aggregate Credit Agreement Exposure at such time minus (y) the sum of the 508 Blocked Amount and the 273 Blocked Amount at such time and (III) thereafter, 120% of an amount equal to (x) the Aggregate Credit Agreement Exposure at such time minus (y) the sum of the 508 Blocked Amount and the 273 Blocked Amount at such time; provided that, so long as any default in respect of this Section 9.09(a) is not caused by any voluntary Collateral Disposition, such default shall not constitute an Event of Default (but shall constitute a Default) so long as within 45 days of the occurrence of such default, the Borrower shall either (i) post additional collateral satisfactory to the Required Lenders, pursuant to security documentation reasonably satisfactory in form and substance to the Collateral Agent, sufficient to cure such default (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) (it being understood that (a) the Borrower may, in its sole discretion, decide whether the additional collateral posted to cure such default shall constitute Primary Collateral or Secondary Collateral and (b) cash denominated in US$ Dollars shall always be deemed to constitute collateral satisfactory to the Required Lenders and shall be valued at par) or (ii) make such repayment of Loans under this Agreement and loans under the Other Credit Agreement on a pro rata basis based on the outstanding principal amount of Loans under this Agreement at such time and the outstanding principal amount of loans under the Other Credit Agreement at such time, in each case in an amount sufficient to cure such default (it being understood that any action taken in respect of this proviso shall only be effective to cure such default pursuant to this Section 9.09(a) to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto).

(b)                                 In order to comply with clauses (I), (II) and (III) of Section 9.09(a) above, the Parent may, at any time, deposit into the 508 Blocked Account and the 273 Blocked

Account on a pro rata basis based on the outstanding principal amount of Loans under this Agreement at such time and the outstanding principal amount of loans under the Other Credit Agreement at such time (the amount of Unrestricted Cash and Cash Equivalents so deposited in the 508 Blocked Account being the “508 Blocked Amount”), an amount of Unrestricted Cash and Cash Equivalents held by the Parent and its Subsidiaries at such time such that, after giving effect to such deposit, the Parent would be in compliance with the provisions of Section 9.09(a) at such time; provided that, at such time, the Parent shall have furnished to the Administrative Agent a certificate of the senior financial officer of the Parent setting forth the calculations required to establish the amount of the Unrestricted Cash and Cash Equivalents that are required by the Parent in order to establish compliance with the provisions of this Section 9.09 at the time of such deposit.  Amounts on deposit in the 508 Blocked Account may be released from the 508 Blocked Account at such time as the Parent shall have furnished to the Administrative Agent a certificate of the senior financial officer of the Parent setting forth the calculations required to establish compliance with the provisions of this Section 9.09 without the deduction of any such Unrestricted Cash and Cash Equivalents so long as no Default or Event of Default exists at such time or would result under Section 9.09 or otherwise from the withdrawal of from the 508 Blocked Account.  The Collateral Agent may apply the amounts on deposit in the 508 Blocked Account in accordance with the Credit Documents at any time if an Event of Default exists at such time.

9.10  Interest Expense Coverage Ratio.  The Parent will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Parent set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
March 31, 2016	1.00:1.00
June 30, 2016	1.25:1.00
September 30, 2016	1.50:1.00
December 31, 2016	1.75:1.00
Maturity Date	2.00:1.00

9.11  Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.  The Parent will not, and will not permit any Subsidiary Guarantor to, amend, modify or change its Certificate of Incorporation, Certificate of Formation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws, limited liability company agreement, partnership agreement (or equivalent organizational documents) or any agreement entered into by it with respect to its Equity Interests (including any Shareholders’ Agreement), or enter into any new agreement with respect to its capital stock or membership interests (or equivalent interests), other than any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders.  Notwithstanding the foregoing, upon not less than 30 days prior written notice to the Administrative Agent and so long as no Default or Event of Default exists and is continuing, any Subsidiary Guarantor may change its jurisdiction of organization to another jurisdiction reasonably satisfactory to the Administrative Agent, provided that any Subsidiary Guarantor that has entered into the Security Documents or the Secondary Security Documents hereunder shall promptly take all actions reasonably deemed necessary by the Collateral Agent to preserve, protect and maintain, without interruption, the security interest and Lien of the Collateral Agent in any Collateral owned by such Subsidiary Guarantor to the satisfaction of the Collateral Agent, and such Subsidiary Guarantor shall have provided to the Administrative Agent and the Lenders such opinions of counsel as may be reasonably requested by the Administrative Agent to assure itself that the conditions of this proviso have been satisfied.

9.12  Limitation on Certain Restrictions on Subsidiaries.   The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent or any Subsidiary of the Parent, or pay any Indebtedness owed to the Parent or a Subsidiary of the Parent, (b) make loans or advances to the Parent or any of the Parent’s Subsidiaries or (c) transfer any of its properties or assets to the Parent or any of the Parent’s Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Other Credit Agreement as in effect on the Restatement Effective Date, or any refinancing thereof or amendments thereto, and the other Other Credit Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or a Subsidiary of the Parent, (v) customary provisions restricting assignment of any agreement entered into by the Parent or a Subsidiary of the Parent in the ordinary course of business, (vi) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto, (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Original Effective Date in accordance with the provisions of this Agreement, (viii) Non-Recourse Indebtedness, and (ix) with respect to the 2014 Newbuilding Holdco and the 2014 Newbuilding Vessel Subsidiaries, the BlueMountain Parent Indebtedness and the Permitted 2014 Newbuilding Indebtedness.

9.13  Limitation on Issuance of Equity Interests.   (a)  The Parent will not issue, and will not permit any Subsidiary to issue, any preferred stock (or equivalent equity interests) other than Qualified Preferred Stock.

(b)                                 The Parent will not permit GMSCII, Arlington, the Borrower or any Subsidiary Guarantor described in clause (x) or (y) of the definition thereof to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Parent or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law and (iv) to such Person’s shareholders or in connection with any Investment permitted under this Agreement.  All capital stock of the Borrower, Arlington, GMSCII or any Subsidiary Guarantor described in clause (x) or (y) of the definition thereof issued in accordance with this Section 9.13(b) shall be delivered to the Collateral Agent pursuant to the Pledge Agreement or the Secondary Pledge Agreement, as applicable, subject to the Intercreditor Agreements.

9.14  Business.  The Parent, its Subsidiaries and its Non-Recourse Subsidiaries will not engage in any business other than the businesses in which any of them is engaged in as of the Restatement Effective Date (or, in the case of any Subsidiary or any Non-Recourse Subsidiary that is formed or incorporated after the Restatement Effective Date, any business in which the Parent, any other Subsidiary or any other Non-Recourse Subsidiary is engaged as of the Restatement Effective Date) and activities directly related thereto, and similar or related maritime businesses.  It being understood that no Subsidiary Guarantor which owns a Collateral Vessel will engage directly or indirectly in any business other than the business of owning and operating Collateral Vessels and businesses ancillary or complementary thereto, except that, to the extent that any Subsidiary that owns a Secondary Collateral Vessel is permitted under the Other Credit Agreement to engage in any business other than the business of owning and operating Collateral Vessels and businesses ancillary or complementary thereto, such change in the business of such Subsidiary Guarantor shall be permitted to do so hereunder automatically.

9.15  Jurisdiction of Employment; Chartering In Contracts.  (a)  The Parent will not, and will not permit the Subsidiary Guarantors or any third party charterer of a Collateral Vessel to, employ or cause to be employed any Collateral Vessel in any country or jurisdiction in which (i) the Borrower, the Subsidiary Guarantors or such third party charterer of a Collateral Vessel is prohibited by law from doing business, (ii) the Lien created by the applicable Collateral Vessel Mortgage or Secondary Collateral Vessel Mortgage, as applicable, will be rendered unenforceable or (iii) the Collateral Agent’s foreclosure or enforcement rights will be materially impaired or hindered.

(b)                                 Prior to the Trigger Date and at any time that the Parent and its Subsidiaries have a Loan to Value Ratio of greater than 0.60 to 1.00, the Parent will not, and will not permit any Subsidiary to, enter into any contract to charter in or cause to be chartered in any Vessel for a period of 12 months or greater (including any renewal or extension option) as of the execution date of such contract unless the Administrative Agent consents in its sole discretion to such contract.

9.16  Bank Accounts.

The Parent will not and will not permit any Subsidiary to maintain any deposit, savings, investment or other similar accounts other than (i) the Concentration Accounts, (ii) the 508 Blocked Account (if applicable), (iii) an account maintained at Deutsche Bank as of the Restatement Effective Date in the name of General Maritime Subsidiary Corporation, (iv) an account maintained at DNB Bank ASA as of the Restatement Effective Date in the name of General Maritime Subsidiary Corporation, (v) zero balance accounts in the name of the Parent or any Subsidiary thereof, (vi) any payroll account or accounts opened and maintained by the Parent or a Subsidiary thereof at any time provided that the aggregate amount of cash deposited by the Parent and its Subsidiaries in such payroll account(s) does not exceed, together with the amount deposited in the account referenced in clauses (iii) through and including (v), $5,000,000 at any time, (vii) any account or accounts opened and maintained by 2014 Newbuilding Holdco and/or the 2014 Newbuilding Subsidiaries, (viii) any account or accounts opened and maintained by Merger Sub and its Subsidiaries and (ix) an account maintained at the Administrative Agent for the Unique Tankers Pool.  Each of the accounts described above (other than those referred to in clauses (iii) through (ix)) shall be subject to (1) a control agreement providing that such account shall be under the control of the Collateral Agent, as agent for the Secured Creditors, and (2) a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Creditors, to secure the Obligations.

9.17  Indebtedness of Non-Recourse Subsidiaries.  Non-Recourse Subsidiaries will not contract, create, incur, assume or suffer to exist any Indebtedness other than Indebtedness incurred to finance the acquisition of new Vessels or to finance any of the activities such Non-Recourse Subsidiaries are permitted to engage in pursuant to Section 9.14, provided that (I) if any such Vessel is being so acquired prior the Trigger Date, then (i) the aggregate principal amount of such Indebtedness shall not exceed 60% of the lesser of (x) the fair market value of such Vessel on the basis of an individual charter-free arm’s-length transaction between a willing and able buyer and seller not under duress as set forth in at least one appraisal and (y) the acquisition price of such Vessel, (ii) no amortization of such Indebtedness shall be permitted prior to June 30, 2014 and (iii) the Weighted Average Life to Maturity of such Indebtedness shall be at least one year longer than the Weighted Average Life to Maturity of the Loans at the time such Indebtedness is incurred, and (II) if any such Vessel is being so acquired on or after the Trigger Date, then the aggregate principal amount of such Indebtedness shall not exceed 70% of the lesser of (x) the fair market value of such Vessel on the basis of an individual charter-free arm’s-length transaction between a willing and able buyer and seller not under duress as set forth in the appraisals of at least two Approved Appraisers and (y) the acquisition price of such Vessel.

9.18  Prepayments, Etc. of Wells Fargo Indebtedness.  The Parent will not, and will not permit any Subsidiary to, repay, prepay, redeem, purchase, defease or otherwise satisfy in any manner the Wells Fargo Indebtedness, except (i) the refinancing thereof with any Indebtedness permitted under Section 9.04(vi) and (ii) to the extent such repayment, prepayment, redemption, purchase, defease or satisfaction is funded (and only to the extent funded) with the Equity Proceeds Amount.

9.19  Special Provisions Relating to the 2014 Newbuilding Acquisition and Related Transactions.

Notwithstanding anything to the contrary set forth in this Agreement and any other Credit Documents. the Parent will not, and will not permit any Subsidiary to:

(i)                                     make any payments (x) under the 2014 Newbuilding Contracts and/or (y) related to any financing costs and expenses associated with the BlueMountain Parent Indebtedness and/or the Permitted 2014 Newbuilding Indebtedness unless, in each case, funded solely from the Equity Proceeds Amount, the March 2014 Equity Issuance, the BlueMountain Parent Indebtedness and the Permitted 2014 Newbuilding Indebtedness;

(ii)                                  amend or modify any provision of the 2014 Newbuilding Contracts (x) to increase the amount of any payments due thereunder by more than $10,000,000 in the aggregate per each 2014 Newbuilding Vessel or (y) change the type of any 2014 Newbuilding Vessel so that it does not constitute or cannot be characterized as a VLCC;

(iii)                               amend, modify, prepay or redeem the BlueMountain Parent Indebtedness in a manner such that such BlueMountain Parent Indebtedness will not comply with the terms of the definition thereof, or pay any interest in respect thereof in cash other than, in each case, from the Equity Proceeds Amount and the amount of any cash dividends or distributions received by the Parent from 2014 Newbuilding Holdco;

(iv)                              amend, modify, prepay or redeem the Permitted 2014 Newbuilding Indebtedness in a manner such that such Permitted 2014 Newbuilding Indebtedness will not comply with the terms of the definition thereof;

(v)                                 make any Investment in 2014 Newbuilding Holdco or any of its Subsidiaries other than:

(1)  any such Investment funded from (A) the Equity Proceeds Amount including any such Investment required under Section 9.19(vi), (B) the net cash proceeds of the BlueMountain Parent Indebtedness and/or (C) net cash proceeds of the Permitted 2014 Newbuilding Indebtedness, and/or

(2) additional Investments in an amount not to exceed at any time outstanding the aggregate of (A) $5,000,000 plus (B) the amount of any cash dividends and cash distributions previously received by the Parent from 2014 Newbuilding Holdco or any of its Subsidiaries and not subsequently invested by the Parent in 2014 Newbuilding Holdco or any of its Subsidiaries or used to fund cash interest payments in respect of the BlueMountain Parent Indebtedness pursuant to clause (iii) above); provided that, in the case of this clause (2), at the time of such Investment and, after giving effect thereto

(x) no Default or Event of Default exists and is continuing and,

(y) the aggregate amount of cash and Cash Equivalents held by 2014 Newbuilding Holdco and its Subsidiaries shall not exceed $5,000,000 plus the amount of Investments which the Parent is permitted to make under clause (2)(B) above (it being understood that 2014 Newbuilding Holdco and its Subsidiaries are permitted to hold and shall not be required to dividend or distribute cash and Cash Equivalents in excess of $5,000,000);

(vi)                              take delivery of any 2014 Newbuilding Vessel pursuant to a 2014 Newbuilding Contract unless prior thereto, the Parent shall have received net cash proceeds of at least $5,000,000 for such 2014 Newbuilding Vessel from the issuance of its Equity Interests after March 21, 2014, which net cash proceeds may be invested by the Parent and its Subsidiaries in 2014 Newbuilding Holdco or any of its Subsidiaries for use as working capital; and

(vii)                           in the event that the documentation governing the BlueMountain Parent Indebtedness or the Permitted Newbuilding Indebtedness contains any financial maintenance covenant (other than a collateral maintenance test) applicable to the Parent that is more favorable to the lenders or providers thereunder than to the Lenders, this Agreement shall automatically be amended to include such more favorable financial maintenance covenant (including any definitions used therein) without any further action or consent of the Borrower and the Administrative Agent shall be permitted to amend this Agreement to reflect such financial maintenance covenant (it being understood and agreed that the Borrower shall be deemed to have consented to such amendment and authorized the Administrative Agent to effect such amendment on its behalf).

9.20  Chartering Arrangements.

Notwithstanding anything to the contrary set forth in this Agreement and any other Credit Documents, with respect to any charter of a Collateral Vessel through the Unique Tankers Pool, such charter may only be entered into between the Subsidiary Guarantor which owns such Collateral Vessels and Unique Tankers and in no event shall the Parent or any Subsidiary thereof (other than the Subsidiary Guarantor owning such Collateral Vessel) have any obligations thereunder.

9.21  Special Provisions Relating to Merger Sub and its Subsidiaries.

Notwithstanding anything to the contrary set forth in this Agreement and any other Credit Documents, the Parent will not, and will not permit any Subsidiary (other than Merger Sub and its Subsidiaries) to:

(i)                                     make any cash payments related to the Merger (including, without limitation, cash payments to shareholders, payments under consulting agreements with Gary Brocklesby and Nicolas Busch, and advisory fees) unless funded solely from cash and Cash Equivalents of Navig8 and its Subsidiaries; provided that an amount of up to $5,000,000 for cash payments to shareholders may be funded from cash and Cash Equivalents of 2014 Newbuilding Holdco and its Subsidiaries; provided that any amount so funded is reimbursed from the cash and Cash Equivalents of Navig8 and its Subsidiaries within 30 days of consummation of the Merger;

(ii)                                  make any Investment in or other payment to Merger Sub or any of its Subsidiaries unless funded solely from the Equity Proceeds Amount (but only to the extent resulting from the Net Cash Proceeds of Equity Interests received after the Sixth Amendment Effective Date);

(iii)                               incur, assume, secure, guarantee or be or become liable for any Indebtedness or any obligations under any newbuild or vessel acquisition contract of Navig8 or any of its Subsidiaries;

(iv)                              amend, modify or waive any provision of the Merger Agreement or the Navig8 Equity Purchase Agreement in a manner adverse to the interests of the Lenders; or

(v)                                 exercise its election to make any cash payments pursuant to Article IX (Indemnification) of the Merger Agreement except to the extent commercially reasonable in connection with complying with U.S. securities laws.

SECTION 10.  Events of Default.  Upon the occurrence of any of the following specified events (each an “Event of Default”):

10.01  Payments.  The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note or any other amounts owing hereunder or thereunder; or

10.02  Representations, etc.  Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03  Covenants.  Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.08, 8.11(a), 8.13, 8.16 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any of the Lenders; or

10.04  Default Under Other Agreements.  (i)  The Parent or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the Parent or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) any Indebtedness (other than the Obligations) of the Parent or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid, redeemed, defeased or repurchased other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $10,000,000; or

10.05  Bankruptcy, etc.  The Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries and the petition is not controverted within 20 days after service of summons, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries or the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries or there is commenced against the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent, any of its Subsidiaries or any of its Non-Recourse Subsidiaries for the purpose of effecting any of the foregoing, provided that, in the case of any Non-Recourse Subsidiary, it shall not be a Default or Event of Default under this Section 10.05 unless the aggregate principal amount of all Indebtedness incurred by such Non-Recourse Subsidiary pursuant to Section 9.17 exceeds $15,000,000; or

10.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 or 430 of the Code or Section 302 or 303 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, its actuary has certified that a determination has been made that a Plan (other than a Multiemployer Plan) is an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, the Parent or any of its Subsidiaries or any ERISA Affiliate has incurred or events have happened, or reasonably expected to happen, that will cause it to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Parent, or any of its Subsidiaries, has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

10.07  Security Documents.  At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document, or any “event of default” (as defined in any Collateral Vessel Mortgage or Secondary Collateral Vessel Mortgage) shall occur in respect of any Collateral Vessel Mortgage or Secondary Collateral Vessel Mortgage; or

10.08  Guaranties.  After the execution and delivery thereof, any Guaranty, or any provision thereof, shall cease to be in full force or effect as to any Guarantor (unless such Guarantor is no longer a Subsidiary of the Parent by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02) or any Guarantor (or Person acting by or on behalf of such Guarantor) shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party beyond any grace period (if any) provided therefor; or

10.09  Judgments.  One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving in the aggregate for the Parent and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds $10,000,000; or

10.10  Change of Control.  At any time after the Restatement Effective Date, a Change of Control shall occur; or

10.11  Default Under Non-Recourse Subsidiary Agreements.  (i)  Any Non-Recourse Subsidiary shall default in any payment at maturity of any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) any Non-Recourse Subsidiary shall default in the observance or performance of any agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity or (iii) any Indebtedness of any Non-Recourse Subsidiary shall be declared to be due and payable, or required to be prepaid, redeemed, defeased or repurchased other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.11 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $15,000,000;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Credit Document Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (ii) terminate any Existing Letter of Credit that may be terminated in accordance with its terms; (iii) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence and during the continuance of an Event of Default specified in Section 10.05, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Existing Letters of Credit issued for the Borrower and then outstanding and (iv) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

SECTION 11.  Agency and Security Trustee Provisions Appointment.  (a) The Lenders hereby designate Nordea as Administrative Agent (for purposes of this Section 11, the term “Administrative Agent” shall include Nordea (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents and in its capacity as security trustee pursuant to the Collateral Vessel Mortgages or Secondary Collateral Vessel Mortgages) to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  Furthermore, each Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreements on their behalf, and agrees to be bound by the provisions set forth therein.  The Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents to any of its banking affiliates.

(b)                                 The Lenders hereby irrevocably appoint Nordea as security trustee solely or the purpose of holding legal title to the Collateral Vessel Mortgages and the Secondary Collateral Vessel Mortgages on each of the flag Vessels of an Acceptable Flag Jurisdiction on behalf of the applicable Lenders, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Collateral Vessel Mortgages and the Secondary Collateral Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Collateral Vessel Mortgages and the Secondary Collateral

Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Collateral Vessel Mortgages and the Secondary Collateral Vessel Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof).  Nordea hereby accepts such appointment as security trustee.

11.01  Nature of Duties.  The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents.  None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct (any such liability limited to the applicable Agent to whom such Person relates).  The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

11.02  Lack of Reliance on the Agents.  Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Parent and its Subsidiaries and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Parent and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Parent and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

11.03  Certain Rights of the Agents.  If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

11.04  Reliance.  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the applicable Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

11.05  Indemnification.  To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the applicable Agents, in proportion to their respective “percentages” as used in determining the Required Lenders (without regard to the existence of any Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable in respect to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.

11.06  The Administrative Agent in its Individual Capacity.  With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity.  Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

11.07  Holders.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

11.08  Resignation by the Administrative Agent.  (a)  The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)                                 Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company that is, unless an Event of Default has occurred and is continuing at such time, reasonably acceptable to the Borrower.

(c)                                  If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing at such time), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent (which successor Administrative Agent shall be a Lender hereunder if any such Lender agrees to serve as Administrative Agent at such time) who shall serve as Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

(d)                                 If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

11.09  Collateral Matters.  (a)  Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b)                                 The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Existing Letter of Credit Exposure and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 12.12), (iv) as otherwise may be expressly provided in the relevant Security Documents or (v) as otherwise provided in Section 12.21 hereof.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.10.

(c)                                  The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

11.10  Delivery of Information.  The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 12.  Miscellaneous Payment of Expenses, etc.  The Borrower agrees that it shall:  (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP, Watson, Farley & Williams, other counsel to the Administrative Agent and the Joint Book Runners and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their respective syndication efforts with respect to this Agreement and of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each of the Agents and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Agents, the Collateral Agent and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any of the Agents, the Collateral Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials on any Collateral Vessel or in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Collateral Vessel or property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Collateral Vessel or property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Collateral Vessel or property at any time owned or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).  To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

12.01  Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of such Credit Party, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

12.02  Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telecopier or e-mail communication) and mailed, telexed, telecopied or delivered:  if to any Credit Party, at the address specified under its signature below; if to any Lender, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex, telecopier or e-mail, be effective when sent by telex, telecopier or e-mail except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

12.03  Benefit of Agreement.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that (i) no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Loans or Individual Exposure hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and (iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon (except (m) in connection with a waiver of applicability of any post-default increase in interest rates and (n) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b)                                 Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Individual Exposure to its (i) (A)

parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any Affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in bank loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an Affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), provided that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender, or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (iii) to one or more Lenders or (y) assign with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required if any Event of Default is then in existence, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof) all, or if less than all, a portion equal to at least $20,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Lender’s Individual Exposure to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans, (iii) the consent of the Administrative Agent shall be required in connection with any assignment pursuant to preceding clause (y) (which consent shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500.  To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loans (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 3.04, 5.04, 12.01 and 12.06) shall survive as to such assigning Lender).  To the extent that an assignment of all or any portion of a Lender’s Loans and related outstanding Credit Document Obligations pursuant to Section 2.12 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 2.09, 2.10, 3.04 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c)                                  Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or any central bank having jurisdiction over such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or central bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors; provided, however, no such pledge shall release a Lender from any of its obligations hereunder or substitute any such pledge for such Lender as a party hereto.

(d)                         Oaktree Capital Management, L.P. and any Affiliate thereof (each an “Affiliated Lender”) may purchase Loans hereunder, whether by assignment or participation, subject to the following requirements:

(i)                                     no Loans may be assigned, or participations sold, to an Affiliated Lender if, after giving effect to such assignment, the Affiliated Lenders in the aggregate would own (as a Lender or through a participation) in excess of 30% of all Loans then outstanding under this Agreement;

(ii)                                  notwithstanding anything to the contrary in the definition of “Required Lenders”, or in Section 12.12, for purposes of determining whether the Required Lenders or all of the Lenders hereunder have or any affected Lender hereunder has (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure therefrom by the Credit Parties, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent, the Collateral Agent or any Lender under the Credit Documents to undertake any action (or refrain from taking any action) with respect to or under any such Credit Document, the Loans held by any Affiliated Lender shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, all of the Lenders have or any affected Lender has taken any action or voted on any matter (other than any vote that has a disproportionate effect on the Loans held by an Affiliated Lender relative to the Loans held by Lenders that are Affiliated Lenders);

(iii)                               the Affiliated Lenders shall be prohibited from being appointed as, or succeeding to the rights and duties of, the Administrative Agent or the Collateral Agent under this Agreement and the other Credit Documents until such time (if any) as when all Credit Document Obligations (other than those held by any Affiliated Lender and other than contingent obligations not then due and owing) have been paid in full in cash;

(iv)                              by acquiring a Loan, each Affiliated Lender, in its capacity as a Lender, shall be deemed to have (I) waived its right to receive information prepared by the Administrative Agent or any other Lender (or any advisor, agent or counsel thereof) under or in connection with the Credit Documents (to the extent not provided to the Credit Parties), attend any meeting or conference call (or any portion thereof) with the Administrative Agent or any Lender (to the extent that the Credit Parties are excluded from attending), (II) agreed that it is prohibited from making or bringing any claim, in its capacity as a Lender hereunder against the Administrative Agent or any Lender with respect to the duties and obligations of such Persons under the Credit Documents, except any claims that the Administrative Agent or such Lender is treating such Affiliated Lender, in its capacity as a Lender, in a disproportionate manner relative to the other Lenders, and (III) agreed, without limiting its rights as a Lender described in clause (ii) above, that it will have no right whatsoever to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this

Agreement or any other Credit Document other than each Lender’s and Administrative Agent’s duties and obligations hereunder;

(v)                                 the applicable Affiliated Lender identifies itself as an Affiliated Lender prior to the assignment of Loans to it pursuant to the respective Assignment and Assumption Agreement; and

(vi)                              in the case of this Agreement, the applicable Affiliated Lender enters into an escrow agreement or other similar arrangement reasonably satisfactory in form and substance to the Administrative Agent with respect to its obligations under this Agreement to participate in Existing Letters of Credit;

Additionally, the Credit Parties and each Affiliated Lender hereby agree that if a case under Title 11 of the United States Code is commenced against any Credit Party, such Credit Party shall seek (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Credit Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Credit Document Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Credit Document Obligations held by Lenders that are not Affiliates of the Credit Parties.

12.04  No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

12.05  Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Credit Document Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Credit Document Obligations with respect to which such payment was received.

(b)                                 Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the

Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Credit Document Obligation then owed and due to such Lender bears to the total of such Credit Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Credit Document Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c)                                  Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

12.06  Calculations; Computations..  (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).  In addition, all determinations of compliance with this Agreement or any other Credit Document shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders for the first fiscal year of the Borrower ended December 31, 2010 (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”).  Unless otherwise noted, all references in this Agreement to GAAP shall mean generally accepted accounting principles as in effect in the United States.

(b)                                 All computations of interest for Loans and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

12.07  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL VESSEL MORTGAGES AND THE SECONDARY COLLATERAL VESSEL MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY, IN THE CASE OF ANY SECURED CREDITOR, AND SHALL, IN THE CASE OF ANY CREDIT PARTY, BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARENT, THE BORROWER,

GMSCII AND ARLINGTON HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARENT, THE BORROWER, GMSCII AND ARLINGTON FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARENT, THE BORROWER, GMSCII AND/OR ARLINGTON, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.  IF AT ANY TIME DURING WHICH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT REMAINS IN EFFECT, THE BORROWER DOES NOT MAINTAIN A REGULARLY FUNCTIONING OFFICE IN NEW YORK CITY, IT WILL DULY APPOINT, AND AT ALL TIMES MAINTAIN, AN AGENT IN NEW YORK CITY FOR THE SERVICE OF PROCESS OR SUMMONS, AND WILL PROVIDE TO THE ADMINISTRATIVE AGENT AND THE LENDERS WRITTEN NOTICE OF THE IDENTITY AND ADDRESS OF SUCH AGENT FOR SERVICE OF PROCESS OR SUMMONS; PROVIDED THAT ANY FAILURE ON THE PART OF  THE BORROWER TO COMPLY WITH THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT IN ANY WAY PREJUDICE OR LIMIT THE SERVICE OF PROCESS OR SUMMONS IN ANY OTHER MANNER DESCRIBED ABOVE IN THIS SECTION 12.08 OR OTHERWISE PERMITTED BY LAW.

(b)                                 THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.08  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

12.09  Restatement Effective Date.  This Agreement shall become effective on the date (the “Restatement Effective Date”) on which the following conditions shall have been satisfied on or prior to such date (which date shall be substantially concurrent with the “Effective Date,” as defined in the Plan of Reorganization):

(i)                                     the Parent, GMSCII, Arlington, the Borrower, the Administrative Agent and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and the Subsidiary Guarantors described in clause (x) of the definition thereof shall have signed an acknowledgment hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile notice (actually received) at such office that the same has been signed and mailed to it;

(ii)                                  the Borrower shall have paid to the Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, the reasonable and documented legal fees and expenses of White & Case LLP and maritime counsel and other counsel to the Administrative Agent reasonably acceptable to the Borrower) and other compensation contemplated in connection with this Agreement and the Final DIP/Cash Collateral Order payable to the Administrative Agent and the Lenders in respect of the transactions contemplated by this Agreement to the extent then due and invoiced at least two Business Days prior to the Restatement Effective Date;

(iii)                               the Borrower shall have paid to the Lenders any interest that has accrued but has not been paid on the Revolving Loans pursuant to the Final DIP/Cash Collateral Order;

(iv)                              the Plan of Reorganization shall have been confirmed by the Bankruptcy Court and the conditions to effectiveness of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms thereof;

(v)                                 the Administrative Agent shall have received a copy of the duly authorized and executed Other Credit Agreement, which Other Credit Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect in accordance with its terms;

(vi)                              (a) the Equity Investment shall have been received by the Parent and certain of its Subsidiaries, (b) the Equity Conversion shall have occurred, (c) the Tranche A Loans under this Agreement shall have been partially repaid in the amount of $35,350,780 with the proceeds of the Equity Investment and (d) all letters of credit issued under the Original Credit Agreement shall continue as Existing Letters of Credit under this Agreement pursuant to Section 3.01(a).

(vii)                           all Indebtedness of the Borrower, GMSCII, the Parent and its other Subsidiaries under the DIP Credit Agreement, shall have been repaid in full with proceeds of the Equity Investment, together with all fees and other amounts owing thereon, all commitments thereunder shall have been terminated, and all security documentation relating thereto shall have been terminated and released or reassigned, and the Administrative Agent shall have received all such releases and reassignments as may have been requested by the Administrative Agent, which releases and reassignments shall be in form and substance reasonably satisfactory to the Administrative Agent;

(viii)                        the Collateral and Guaranty Requirements with respect to each Collateral Vessel shall have been satisfied (including any amendments to the Security Documents set forth in the definition of Collateral and Guaranty Requirements as are necessary or desirable in the sole discretion of the Administrative Agent);

(ix)                              the Administrative Agent shall have received a copy of the duly authorized and executed Primary Intercreditor Agreement, which Primary Intercreditor Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect in accordance with its terms;

(x)                                 the Administrative Agent shall have received a copy of the duly authorized and executed Secondary Intercreditor Agreement, which Secondary Intercreditor Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect in accordance with its terms;

(xi)                              (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to the Transaction (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(xii)                           all Loans converted or continued pursuant to this Agreement shall be in full compliance with all applicable requirements (including without limitation the collateral valuation requirements) of law, including, without limitation, the Margin Regulations and the collateral valuation requirements thereunder, and each Lender in good faith shall be able to complete the relevant forms establishing compliance with the Margin Regulations;

(xiii)                        after giving effect to the Transaction, there shall be no conflict with, or default under, any material agreement or contractual or other restrictions which is binding for the Borrower or any of its Subsidiaries;

(xiv)                       the Borrower shall cause to be delivered to the Administrative Agent a solvency certificate from the senior financial officer of the Parent, in the form of Exhibit K, which shall be addressed to the Administrative Agent and each of the Lenders and dated the Restatement Effective Date, setting forth the conclusion that, after giving effect to the incurrence of all the financings contemplated hereby, the Parent and its Subsidiaries, taken as a whole, and the Borrower, Arlington and their respective Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature;

(xv)                          the Administrative Agent shall have received copies of (i) the financial statements referred to in Sections 7.05(a), which financial statements shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) Cash Flow Projections for the 13-week period beginning on the Restatement Effective Date in form and substance reasonably satisfactory to the Lenders;

(xvi)                       on the Restatement Effective Date, nothing shall have occurred since February 28, 2012 (and neither the Administrative Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known to the Administrative Agent or the Required Lenders) which the Administrative Agent or the Required Lenders shall determine is reasonably likely to have a Material Adverse Effect (other than events publicly disclosed prior to the commencement of the Chapter 11 Proceedings, the commencement and continuation of the Chapter 11 Proceeding and the consequences that would reasonably be expected to result therefrom);

(xvii)                    other than the Chapter 11 Proceedings, there shall be no actions, suits or proceedings pending or threatened (i) against the Credit Parties that challenges, enjoins or prevents this Agreement or any other Credit Document or (ii) which the Administrative Agent shall determine has had, or could reasonably be expected to have, a Material Adverse Effect (other than events publicly disclosed prior to the commencement of the Chapter 11 Proceedings, the commencement and continuation of the Chapter 11 Proceeding and the consequences that would reasonably be expected to result therefrom);

(xviii)                 the Credit Parties shall have provided, or procured the supply of, the “know your customer” information required pursuant to the PATRIOT Act, in each case as reasonably requested by any Lender or the Administrative Agent at least three Business Days prior to the Restatement Effective Date in connection with its internal compliance regulations thereunder or other information reasonably requested by the Lender or the Administrative Agent to satisfy related checks under all applicable laws and regulations pursuant to the transactions contemplated hereby;

(xix)                       all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Loans, the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of this Agreement or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein; and

(xx)                          there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon this Agreement or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

12.10  Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.11  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Credit Document Obligations being directly affected in the case of following clause (i)) and, in the case of the following clause (vi), to the extent that any such Lender would be required to make a Loan in excess of its pro rata portion provided for in this Agreement or would receive a payment or prepayment of Loans that (in any case) is less than its pro rata portion provided for in this Agreement, in each case, as a result of any such amendment, modification or waiver referred to in the following clause (vi)), (i) extend the final scheduled maturity of any Loan or Note, extend the timing for or reduce the principal amount of any Scheduled Repayment, or reduce the rate or extend the time of payment of fees or interest on any Loan or Note (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Lenders or otherwise amend or modify the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and the issuance or reinstatement of Existing Letters of Credit are included on the Restatement Effective Date), (v) consent to the assignment or transfer by the Borrower or any Subsidiary Guarantor of any of its respective rights and obligations under this Agreement, (vi) amend, modify or waive Section 2.06 or amend, modify or waive any other provision in this Agreement to the extent providing for payments or prepayments of Loans to be applied pro rata among the Lenders entitled to such payments or prepayments of Loans (it being understood that the provision of additional extensions of credit pursuant to this Agreement, or the waiver of any mandatory prepayment of Loans by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (vi)), or (vii) release any Subsidiary Guarantor from the Subsidiaries Guaranty to the extent same owns a Collateral Vessel (other than as provided in the Subsidiaries Guaranty); provided, further, that no such change, waiver, discharge or termination shall (s) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 5 or alter its rights or obligations with respect to Existing Letters of Credit, (t) without the consent of each Agent, amend, modify or waive any provision of Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (u) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (v) without the consent of at least a majority of the holders of outstanding Swap Obligations at all times after the time on which all Credit Document Obligations have been paid in full, amend, modify or waive any provision set forth in Section 13, or (w) without the consent of at least a majority of the Lenders with outstanding Tranche B Loans, amend, modify or waive any provision relating to the rights or obligations of such Lenders in respect of such outstanding Tranche B Loans in a manner which adversely affects such Lenders only.

(b)                                 If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender’s consent is required with respect to less than all Loans and outstanding Existing Letters of Credit, to replace only the respective Individual Exposure of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed  change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Individual Exposure (if such Lender’s consent is required as a result of its Individual Exposure), and/or repay outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Sections 5.01(iv), provided that, unless the Individual Exposure being terminated and the Loans being repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Existing Letter of Credit Exposure and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Individual Exposure or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).

(c)                                  In addition, notwithstanding anything set forth herein to the contrary, this Agreement may be amended or amended and restated with the written consent of the Credit Parties, the Administrative Agent and the Lenders providing the relevant Replacement Loans or to permit the refinancing of all outstanding Loans (the “Refinanced Loans”), with a replacement Loan tranche denominated in Dollars (the “Replacement Loans”), respectively, hereunder; provided that (i) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of, plus an amount equal to accrued interest, fees and expenses with respect to, such Refinanced Loans, (ii) the Effective Yield with respect to such Replacement Loans shall not be higher than the Effective Yield with respect to such Refinanced Loans, (iii) the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans, at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Loans), (iv) such Replacement Loans shall not receive in excess of such Replacement Loans’ pro rata share of any such payment (such pro rata share to be calculated at any time on the basis of the principal amount of such Replacement Loans over the total aggregate principal amount of Loans and Replacement Loans at such time), (v) the credit parties to such Replacement Loans secured by the Collateral will become party to the

Intercreditor Agreements in accordance with the terms thereof, and (vi) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans (including, without limitation, the guarantors, obligors and security applicable thereto), except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.

12.12  Survival..  All indemnities set forth herein including, without limitation, in Sections 2.09, 2.10, 3.04, 5.04, 12.01 and 12.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

12.13  Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 2.09, 2.10, 3.04 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

12.14  Confidentiality.  (a)  Subject to the provisions of clauses (b) and (c) of this Section 12.15, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Lender) any  information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 12.15(a) by the respective Lender, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Existing Letter of Credit Exposure or any interest therein by such Lender, (g) any credit insurance provider related to the Borrower and its Obligations and (h) any direct, indirect, actual or prospective counterparty (and its advisors) to any swap, derivative or securitization transaction related to the Obligations, provided that such prospective transferee expressly agrees to be bound by the confidentiality provisions contained in this Section 12.15.

(b)                                 The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Lender.

12.15  Register.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 12.16, to maintain a register (the “Register”) on which it will record the Individual Exposure from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount (and stated interest) of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans.  With respect to any Lender, the transfer of the Individual Exposure of such Lender and the rights to reimbursement for any Unpaid Drawing under any Existing Letter of Credit shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Existing Letter of Credit Exposure and Loans and prior to such recordation all amounts owing to the transferor with respect to such Existing Letter of Credit Exposure and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Existing Letter of Credit Exposure and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16, except to the extent caused by the Administrative Agent’s own gross negligence or willful misconduct.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal and interest amounts of each participant’s interest in the Loans and the obligations thereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.16  Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

12.17  Language.  All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to the Administrative Agent, the Collateral Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

12.18  Waiver of Immunity.  The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the Republic of the Marshall Islands, the United Kingdom, the Bahamas, Bermuda, the Republic of Malta, the United States or the Republic of Liberia or any other Acceptable Flag Jurisdiction or elsewhere, to enforce or collect upon the Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the Republic of the Marshall Islands, the United Kingdom, the Bahamas, Bermuda, the Republic of Malta, the United States or the Republic of Liberia or elsewhere.

12.19  USA PATRIOT Act Notice.  Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act, and each Credit Party agrees to provide such information from time to time to any Lender.

12.20  Release of Secondary Collateral and Subsidiary Guarantors.  At any time that (i) the Other Agent agrees to release a Secondary Collateral Vessel (and the various guarantees and security documents related thereto) in accordance with the terms of the Other Credit Documents in accordance with the terms of the Secondary Intercreditor Agreement, other than in contemplation of the repayment of the Indebtedness thereunder in full, and (ii) no Default or Event of Default exists or would result from the release of such Secondary Collateral Vessel (including, without limitation, under Section 9.09), the Collateral Agent shall, at the request of the Borrower, (x) release and discharge the Security Documents related to such Secondary Collateral Vessel, (y) release the Credit Party which owns such Secondary Collateral Vessel from the Subsidiaries Guaranty and (z) release the Secondary Pledge Agreement Collateral of the Subsidiary Guarantor which owned such Secondary Collateral Vessel, provided that, in each case, the relevant Credit Party shall pay all documented out of pocket costs and expenses reasonably incurred by the Collateral Agent in connection with provision of such release and discharge.

SECTION 13.  Holdings Guaranty.

13.01  Guaranty.  In order to induce the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and Other Hedging Agreements and in recognition of the direct benefits to be received by the Parent, Arlington and GMSCII from the conversion of the Loans, the deemed issuance of the Existing Letters of Credit hereunder and the entering into of such Interest Rate Protection Agreements and Other Hedging Agreements, each of the Parent, Arlington and GMSCII hereby agrees with the Guaranteed Creditors as follows:  Each of the Parent, Arlington and GMSCII hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Obligations of the Borrower to the Guaranteed Creditors.  If any or all of the Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, each of the Parent, Arlington and GMSCII, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all reasonable documented out-of-pocket expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Obligations.  If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event, each of the Parent, Arlington and GMSCII agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, Arlington or GMSCII, as the case may be, notwithstanding any revocation of this Holdings Guaranty or other instrument evidencing any liability of the Borrower, and the Parent, Arlington or GMSCII, as the case may be, shall both be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

13.02  Bankruptcy.  Additionally, each of the Parent, Arlington and GMSCII unconditionally and irrevocably guarantees the payment of any and all of the Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably, unconditionally and jointly and severally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

13.03  Nature of Liability.  The liability of each of the Parent, Arlington and GMSCII hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Obligations, whether executed by the Parent, Arlington, GMSCII, any other guarantor or by any other party, and the liability of each of the Parent, Arlington and GMSCII hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Obligations which any such Guaranteed Creditor repays to the Borrower or any other Credit Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 13.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Obligations or of any security therefor.

13.04  Independent Obligation.  The obligations of each of the Parent, Arlington and GMSCII hereunder are several and are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent, Arlington or GMSCII whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions.  Each of the Parent, Arlington and GMSCII waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each of the Parent, Arlington and GMSCII.

13.05  Authorization.  Each of the Parent, Arlington and GMSCII authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute or this Agreement and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a)                                 in accordance with the terms and provisions of this Agreement and the other Credit Documents, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty shall apply to the Obligations as so changed, extended, renewed or altered;

(b)                                 take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)                                  exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d)                                 release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

(e)                                  settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

(f)                                   apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

(g)                                  consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or, pursuant to the terms of the Credit Documents, otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of such other instruments or agreements; and/or

(h)                                 take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent, Arlington or GMSCII from its liabilities under this Holdings Guaranty.

13.06  Reliance.  It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of each of the Parent, Arlington or GMSCII or any of their respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

13.07  Subordination.  Any indebtedness of the Borrower now or hereafter owing to each of the Parent, Arlington and GMSCII, as the case may be, is hereby subordinated to the Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent

so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to each of the Parent, Arlington and GMSCII shall be collected, enforced and received by the Parent, Arlington or GMSCII, as the case may be, for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Parent, Arlington or GMSCII under the other provisions of this Holdings Guaranty.  Prior to the transfer by the Parent, Arlington or GMSCII of any note or negotiable instrument evidencing any such indebtedness of the Borrower to the Parent, Arlington or GMSCII, as the case may be, the Parent, Arlington or GMSCII, as the case may be, shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, each of the Parent, Arlington and GMSCII hereby agrees with the Guaranteed Creditors that they will not exercise any right of subrogation which they may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash.  If and to the extent required in order for the Obligations of each of the Parent, Arlington and GMSCII to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of the Parent, Arlington and GMSCII, as the case may be, hereunder shall be limited to the greatest amount which can lawfully be guaranteed by the Parent, Arlington and GMSCII, as the case may be, under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under this Section 13.07.

13.08  Waiver.  (a)  Each of the Parent, Arlington and GMSCII waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever.  Each of the Parent, Arlington and GMSCII hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any and all of the following: (a) based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full in cash of the Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Obligations; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Credit Document; (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from the Holdings Guaranty or any other guaranty, for all or any of the Obligations; (d) any law or regulation of any foreign jurisdiction or any other event affecting any term of a Obligation; and (e) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Credit Party or any other guarantor or surety other than payment in full in cash of the Obligations.  The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, or any other party, or any security, without affecting or impairing in any way the liability of either the Parent, Arlington or GMSCII hereunder except to the extent the Obligations have been paid in cash.  Each of the Parent, Arlington and GMSCII waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent, Arlington or GMSCII against the Borrower or any other party or any security.

(b)                                 Each of the Parent, Arlington and GMSCII waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Obligations.  Each of the Parent, Arlington and GMSCII assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which each of the Parent, Arlington and GMSCII assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise either the Parent, Arlington or GMSCII of information known to them regarding such circumstances or risks.

13.09  Judgment Shortfall. (a) The obligations of the Parent, Arlington and GMSCII under the Holdings Guaranty to make payments in the respective currency or currencies in which the respective Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Holdings Guaranty or the other Credit Documents or any Interest Rate Protection Agreements or any Other Hedging Agreements, as applicable.  If for the purpose of obtaining or enforcing judgment against the Parent, Arlington or GMSCII in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent, Arlington and GMSCII jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

GENERAL MARITIME CORPORATION,
as Parent

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President & Chief Financial Officer
Address: 299 Park Avenue, New York, NY 10171
	Telephone:	(212) 763-5600
	Facsimile:	(212) 763-5608

GENERAL MARITIME SUBSIDIARY CORPORATION,
as Borrower

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	President
Address: 299 Park Avenue, New York, NY 10171
	Telephone:	(212) 763-5600
	Facsimile:	(212) 763-5608

GENERAL MARITIME SUBSIDIARY II CORPORATION,
as a Guarantor

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	President
Address: 299 Park Avenue, New York, NY 10171
	Telephone:	(212) 763-5600
	Facsimile:	(212) 763-5608

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

ARLINGTON TANKERS LTD.,
as a Guarantor

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Director
Address: 299 Park Avenue, New York, NY 10171
	Telephone:	(212) 763-5600
	Facsimile:	(212) 763-5608

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10022
Attention: Kenneth Chin, Esq.
Telephone: (212) 715-9100
Facsimile: (212) 715-8000

and

Kirkland & Ellis LLP
555 California Street
San Francisco, CA 94104
Attention: Samantha Good
Telephone: (415) 439-1914
Facsimile: (415) 439-1500

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, Individually, as Administrative Agent and as Joint Book Runner

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Senior Vice President

By:	/s/ Christian David Christensen
Name: Christian David Christensen
Title: Assistant Vice President

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

DNB BANK ASA, Individually and as Joint Book Runner

By:	/s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By:	/s/ Kjell Tore Egge
Name:
Title:

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

HSH Nordbank AG

By	/s/ Jörn Ohlsen
Name: Jorn Ohlsen
Title:

By	/s/ Johanna Gotter
Name: Johanna Gotter
Title:

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

BANK OF SCOTLAND PLC

By	/s/ Nick Hunter
	Name:	Nick Hunter
	Title:	Director, Specialist Finance BSU

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

Skandinaviska Enskilda Banken AB (publ)

By	/s/ Ame Juell-Skielse
	Name:	Ame Juell-Skielse
Title:

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

CitiBank, N.A.

By	/s/ Peter T. Baumann
	Name:	Peter T. Baumann
	Title:	Managing Director

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:
Citigroup Financial Products Inc.

By	/s/ Scott R. Evan
	Name:	Scott R. Evan
	Title:	Authorized Signatory

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

THE ROYAL BANK OF SCOTLAND PLC:

By	/s/ Neil J. Bivona
	Name:	Neil J. Bivona
	Title:	Managing Director

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

SANTANDER UK PLC

/s/ Mark McCarthy

By:	Mark McCarthy

Title:	Head of Shipping

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Ryo Suzuki
	Name:	Ryo Suzuki
	Title:	Managing Director

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Allied Irish Banks, p.l.c.

By	/s/ M.P. Toolan
	Name:	Matt Toolan
	Title:	Head of Infrastructure

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:
BNP Paribas

By	/s/ Vikram Hiranandani
	Name:	Vikram Hiranandani
	Title:	Vice President

By	/s/ Sriram Chandrasekaran
	Name:	Sriram Chandrasekaran
	Title:	Vice President

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Monarch Master Funding Ltd
By: Monarch Alternative Capital LP
Its: Advisor

By	/s/ Andrew J. Herenstein
	Name:	Andrew J. Herenstein
	Title:	Managing Principal

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, ARLINGTON TANKERS LTD., THE LENDERS PARTY THERETO, AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

CREDIT INDUSTRIEL ET COMMERCIAL

By	/s/ Andrew McKuin
	Name:	Andrew McKuin
	Title:	Vice President

By	/s/ Alex Aupoix
	Name:	Alex Aupoix
	Title:	Managing Director

General Maritime Subsidiary Corporation Third Amended and Restated Credit Agreement

By executing and delivering a copy hereof, each Subsidiary Guarantor listed below hereby acknowledges and agrees that all Obligations of each such Subsidiary Guarantor shall be fully guaranteed pursuant to the Subsidiaries Guaranty and shall be fully secured pursuant to the Security Documents, in each case in accordance with the respective terms and provisions thereof.  Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Original Credit Agreement referenced in the foregoing Credit Agreement, hereby consents to the entering into of the Credit Agreement by the Borrower and agrees to the provisions thereof.

Acknowledged and Agreed by the following Subsidiary Guarantors:

GMR POSEIDON LLC
GMR ULYSSES LLC
GMR HERCULES LLC
GMR ATLAS LLC
GMR ZEUS LLC
GMR MANIATE LLC
GMR SPARTIATE LLC
GMR ARGUS LLC
GMR DAPHNE LLC
GMR DEFIANCE LLC
GMR ELEKTRA LLC
GMR GEORGE T LLC
GMR HOPE LLC
GMR HORN LLC
GMR ORION LLC
GMR PHOENIX LLC
GMR ST. NIKOLAS LLC
GMR SPYRIDON LLC

By:	/s/ Brian Kerr
Name:	Brian Kerr
Title:	Manager

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

VISION LTD.
VICTORY LTD.
COMPANION LTD.
COMPATRIOT LTD.
CONSUL LTD.

By:	/s/ Dean Scaglione
	Name:	Dean Scaglione
	Title:	Director

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR DEFIANCE LLC
GMR HARRIET G LLC
GMR KARA G LLC
GMR MINOTAUR LLC
GMR STRENGTH LLC

By:	/s/ Dean Scaglione
	Name:	Dean Scaglione
	Title:	Manager

General Maritime Subsidiary Corporation Third Amended & Restated Credit Agreement

SCHEDULE I

I.                                        TRANCHE A LOANS

INSTITUTIONS	LOANS

NORDEA BANK FINLAND PLC, NEW YORK BRANCH	$103,452,578.45

DNB BANK ASA	$103,452,578.39

HSH NORDBANK AG	$72,881,821.58

BANK OF SCOTLAND PLC	$36,809,000.80

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	$27,606,750.59

CITIBANK, N.A.	$23,005,625.50

CITIGROUP FINANCIAL PRODUCTS INC.	$23,005,625.50

NATIXIS, NEW YORK BRANCH	$23,005,625.50

ROYAL BANK OF SCOTLAND	$21,820,904.66

SANTANDER UK PLC	$16,861,608.15

SUMITOMO MITSUI BANKING CORP., NEW YORK	$9,918,593.03

DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S)	$9,918,593.03

ALLIED IRISH BANK, P.L.C.	$8,816,527.13

BNP PARIBAS	$8,816,527.13

MONARCH MASTER FUNDING LTD.	$8,816,527.13

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH	$7,934,874.42

Total:	$506,123,760.95

II.                                   TRANCHE B LOANS

INSTITUTIONS	LOANS

CITIBANK, N.A.	$2,853,776.00

SCHEDULE II

LENDER ADDRESSES

INSTITUTIONS	ADDRESSES

NORDEA BANK FINLAND PLC, NEW YORK BRANCH	437 Madison Avenue, 21st Floor New York, NY 10022
Attn: Shipping Offshore and Oil Services
	Telephone:	212-318-9636
	Facsimile:	212-421-4420
E-mail: john.boesen@nordea.com

DNB BANK ASA	200 Park Avenue, 31st Floor
New York, NY 10166
Attn: Sanjiv Nayar/Hugues Calmet
	Telephone:	212-681-3862/3876
	Facsimile:	212-681-3900
E-mail: sanjiv.nayar@dnb.no
hugues.calmet@dnb.no

HSH NORDBANK AG	Gerhart-Hauptmann-Platz 50
D-20095 Hamburg, Germany
Attn: Jörn Ohlsen
	Telephone:	+49 40 3333 13532
	Facsimile:	+49 40 3333 613532
E-mail: joern.ohlsen@hsh-nordbank.com

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	Kungsträdgårdsgatan 8
S-106 40 Stockholm, Sweden
Attn: Arne Juell-Skielse
Telephone: (46) 87 63 8638
E-mail: arne.juell-skielse@seb.se

CITIBANK, N.A.	388 Greenwich Street, 23rd Floor
New York, NY 10013
Attn: Peter Baumann
Telephone: 212-559-5200
E-mail: peter.t.baumann@citi.com

CITIGROUP FINANCIAL PRODUCTS INC.	1615 Brett Road
New Castle, DE 19720
Attn: Ryan Gallagher / Brian Broyles
	Telephone:	302-894-6021/6175
	Facsimile:	212-994-1591/1592
	E-mail:	glcorporateaction@citigroup.com
brian.broyles@citi.com

NATIXIS, NEW YORK BRANCH	1251 Avenue of the Americas
34th Floor
New York, NY 10020

Attn: Roslyn Adams
	Telephone:	212-872-5177
	Facsimile:	347-710-1559
E-mail: roslyn.adams@us.natixis.com

BANK OF SCOTLAND PLC	c/o Lloyds Bank Corporate Markets
2nd Floor, New Uberior House
11 Earl Grey Street, Edinburgh EH3 9BN
Attn: Douglas Newton
Telephone: (44) 131 659 1194
E-mail: douglas.newton1@lloydsbanking.com

ROYAL BANK OF SCOTLAND	5-10 Great Tower Street
London, England EC3P 3HX
Attn: Colin Manchester
Telephone: (44) 20 7085 7039
E-mail: colin.manchester@rbs.co.uk

SANTANDER UK PLC	2 Triton Square, Regents Place,
London, England, NW1 3AN
Attn: Mark McCarthy
Telephone: (44) 207 756 4803
E-mail: mark.mccarthy@santander.co.uk

SUMITOMO MITSUI BANKING CORP., NEW YORK	277 Park Avenue
New York, NY 10172
Attn: George Neuman
Telephone: (212) 224-4186
E-mail: gneuman@smbclf.com

DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S)	Sankt Annæ Plads 3 DK-1250 Copenhagen K Denmark
Attn: Ole Stærgaard
Telephone: (45) 33 74 1027
E-mail: ols@shipfinance.dk

ALLIED IRISH BANKS, P.L.C.	St Helen’s, 1 Undershaft
London, England EC3A 8AB
Attn: Matt Toolan
Telephone: (0) 20 7090 7156
E-mail: matt.p.toolan@aib.ie

BNP PARIBAS	520 Madison Avenue
New York NY 10022
Attn: Vikram Hiranandani
Telephone: (212) 340-5367
E-mail: vikram.hiranandani@us.bnpparibas.com

MONARCH MASTER FUNDING LTD.	c/o Monarch Alternative Capital LP
535 Madison Avenue, 26th Floor
New York, New York 10022

2

Attn: Michael Gillin
Telephone: (212)-554-1743
E-mail: michael.gillin@monarchlp.com;
fundops@monarchlp.com

cc copy to:
Nirmala Matai
Fax: (212)-339-0945
Email: monarch@imsi.com

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH	520 Madison Avenue New York, NY 10022
Attn: Andrew McKuin
Telephone: (212) 715-4430
E-mail: amckuin@cicny.com

3

SCHEDULE III

COLLATERAL VESSELS

#	Collateral Vessels	Type	Size (dwt)	Built	Registry	Official Number

	Secondary Collateral Vessels

1	Genmar Poseidon	VLCC	305,795	2002	Republic of the Marshall Islands	2187

2	Genmar Ulysses	VLCC	318,695	2003	Republic of the Marshall Islands	2092

3	Genmar Hercules	VLCC	306,543	2007	Republic of the Marshall Islands	2001

4	Genmar Atlas	VLCC	306,005	2007	Republic of the Marshall Islands	2004

5	Genmar Zeus	VLCC	318,325	2010	Republic of the Marshall Islands	2295

6	Genmar Maniate	Suezmax	165,000	2010	Republic of the Marshall Islands	2247

7	Genmar Spartiate	Suezmax	165,000	2011	Republic of the Marshall Islands	2262

	Primary Collateral Vessels

8	Genmar Agamemnon	Aframax	96,214	1995	Republic of Liberia	10257

9	Genmar Ajax	Aframax	96,183	1996	Republic of Liberia	10259

10	Genmar Daphne	Aframax	106,560	2002	Republic of the Marshall Islands	2501

11	Genmar Defiance	Aframax	105,538	2002	Republic of Liberia	11678

12	Genmar Elektra	Aframax	106,548	2002	Republic of the Marshall Islands	2945

13	Genmar Strength	Aframax	105,674	2003	Republic of Liberia	11846

14	Genmar Minotaur	Aframax	96,226	1995	Republic of Liberia	10948

15	Genmar Consul	Handymax	47,400	2004	Islands of Bermuda	733745

16	Genmar Companion	Panamax	72,750	2004	Islands of Bermuda	733743

17	Genmar Compatriot	Panamax	72,750	2004	Islands of Bermuda	733750

#	Collateral Vessels	Type	Size (dwt)	Built	Registry	Official Number

18	Genmar Argus	Suezmax	164,097	2000	Republic of the Marshall Islands	1826

19	Genmar George T	Suezmax	149,847	2007	Republic of the Marshall Islands	2935

20	Genmar Harriet G	Suezmax	150,205	2006	Republic of Liberia	12884

21	Genmar Hope	Suezmax	153,919	1999	Republic of the Marshall Islands	1343

22	Genmar Horn	Suezmax	159,475	1999	Republic of the Marshall Islands	1225

23	Genmar Kara G	Suezmax	150,296	2007	Republic of Liberia	13098

24	Genmar Orion	Suezmax	159,992	2002	Republic of the Marshall Islands	1641

25	Genmar Phoenix	Suezmax	149,999	1999	Republic of the Marshall Islands	1882

26	Genmar Spyridon	Suezmax	153,972	2000	Republic of the Marshall Islands	1404

27	Genmar St. Nikolas	Suezmax	149,876	2008	Republic of the Marshall Islands	3046

28	Genmar Victory	VLCC	314,000	2001	Islands of Bermuda	733717

29	Genmar Vision	VLCC	314,000	2001	Islands of Bermuda	733716

2

SCHEDULE IV

EXISTING LIENS

None.

SCHEDULE V

EXISTING INDEBTEDNESS

Borrower(s)	Lender(s)/ Buyer(s)	Governing Agreement	Aggregate Principal Amount	Guarantor(s)
General Maritime Corporation	DNB Bank ASA (f/k/a DnB NOR Bank)	Interest Rate Swap Agreement	$75,000,000	None
General Maritime Corporation	Nordea Bank Finland plc	Interest Rate Swap Agreement	$75,000,000	None

SPECIFIED SWAP

Borrower(s)	Lender(s)/ Buyer(s)	Governing Agreement	Guarantor(s)
General Maritime Corporation	Citigroup	Interest Rate Swap Agreement	None

SCHEDULE VI

REQUIRED INSURANCE

Insurance to be maintained on each Collateral Vessel:

(a)  The Parent shall, and shall cause its Subsidiaries to, at the Parent’s expense, keep each Collateral Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably acceptable to the Collateral Agent (it being understood that Leeds and Leeds, AON and Marsh are acceptable) and under forms of policies approved by the Collateral Agent against the risks indicated below and such other risks as the Collateral Agent may specify from time to time:

(i)                                     Marine and war risk, including terrorism, confiscation, piracy, London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to, except as otherwise approved or required in writing by the Collateral Agent, the greater of (x) the then Fair Market Value of the Collateral Vessel and (y) an amount which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage or a Secondary Collateral Vessel Mortgage in favor of the Collateral Agent under the Credit Agreement, and have not suffered an Event of Loss) is equal to 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time.  The insured values for hull and machinery required under this clause (i) for each Collateral Vessel shall at all times be in an amount equal to the greater of (x) eighty per cent (80%) of the Fair Market Value of the Collateral Vessel and (y) an amount which, when aggregated with such hull and machinery insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage or a Secondary Collateral Vessel Mortgage in favor of the Collateral Agent and have not suffered an Event of Loss), is equal to the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time, and the remaining machinery and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)                                  Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Collateral Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Collateral Agent;  provided, however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)                                 the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity

Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

(z)                                  the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Collateral Vessel may be trading from time to time.

(iii)                               While the Collateral Vessel is idle or laid up, at the option of the Parent and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Collateral Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)                                 The Collateral Agent shall, at the Parent’s expense, keep each Collateral Vessel insured with mortgagee’s interest insurance (including extended mortgagee’s interest-additional perils-pollution) on such conditions as the Collateral Agent may reasonably require and mortgagee’s interest insurance for pollution risks as from time to time agreed, in each case satisfactory to the Collateral Agent and in an amount in U.S. dollars which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage or a Secondary Collateral Vessel Mortgage in favor of the Collateral Agent under the Credit Agreement, and have not suffered an Event of Loss), is not less than 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time; all such Collateral Agent’s interest insurance cover shall in the Collateral Agent’s discretion be obtained directly by the Collateral Agent and the Parent shall on demand pay all costs of such cover; premium costs shall be reimbursed by the Parent to the Collateral Agent.

(c)                                  The marine and commercial war-risk insurance required in this Schedule VI for each Collateral Vessel shall have deductibles no higher than the following:  (i) Hull and Machinery - U.S. $500,000 (or such other amount as may be agreed to by the Required Lenders) for all hull and machinery claims and each accident or occurrence and (ii) Protection and Indemnity — U.S. $100,000 for collision liabilities, U.S. $50,000 for cargo claims, U.S. $35,000 for crew claims, U.S. $20,000 passenger claims and U.S. $20,000 all other claims, in each case each accident or occurrence.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Collateral Agent.  Each policy of marine and war risk hull and machinery insurance with respect to each Collateral Vessel shall provide that the Collateral Agent shall be a named insured in its capacity as Mortgagee and as a loss payee.  Each entry in a marine and war risk protection indemnity club with respect to each Collateral Vessel shall note the interest of the Collateral Agent.  The Administrative Agent, the Collateral Agent and each of their respective successors and assigns shall not be responsible for

2

any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Parent, any of the Parent’s Subsidiaries or any other person.

(d)                                 The Collateral Agent shall from time to time, and in any event at least annually, obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Collateral Agent with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on each Collateral Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Schedule VI.  At the Parent’s expense the Parent will cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Schedule VI, to agree to advise the Collateral Agent by telecopier or electronic mail confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Parent or any of its Subsidiaries of which the Parent has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Collateral Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Collateral Agent on a Collateral Vessel on an individual basis and not on a fleet basis.  In addition, the Parent shall promptly provide the Collateral Agent with any information which the Collateral Agent reasonably requests for the purpose of obtaining or preparing any report from the Collateral Agent’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Schedule VI as of the date hereof or in connection with any renewal thereof, and the Parent shall upon demand indemnify the Collateral Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Collateral Agent in connection with any such report,  provided that the Collateral Agent shall be entitled to such indemnity only for one such report during a period of twelve months.

The underwriters or brokers shall furnish the Collateral Agent with a letter or letters of undertaking to the effect that:

(i)                                     they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Collateral Agent in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances or Secondary Assignment of Insurances for each Collateral Vessel, as applicable;

(ii)                                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances or Secondary Assignment of Insurances for each Collateral Vessel, as applicable; and

(iii)                               they will not set off against any sum recoverable in respect of a claim against any Collateral Vessel under the said underwriters or brokers or any other Person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

3

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Collateral Agent of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Schedule VI for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured.  The Parent shall, and shall cause its Subsidiaries to, assign to the Collateral Agent its full rights under any policies of insurance in respect of each Collateral Vessel.  The Parent agrees that it shall, and shall cause each of its Subsidiaries to, deliver, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Collateral Agent being informed and having the right to continue the insurance by paying any premiums not paid by the Parent, receipts showing payment of premiums for Required Insurance and also of demands from the Collateral Vessel’s P & I underwriters to the Collateral Agent at least two (2) days before the risk in question commences.

(e)                                  Unless the Collateral Agent shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Collateral Agent for distribution first to itself and thereafter to the Parent or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Collateral Agent by notice to the underwriters upon the occurrence and continuance of a Default or an Event of Default hereunder, (i) amounts payable under any insurance on each Collateral Vessel with respect to protection and indemnity risks may be paid directly to (x) the Parent to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the Person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged, and (ii) amounts payable under any insurance with respect to each Collateral Vessel involving any damage to each Collateral Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Parent shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Parent as reimbursement therefor; provided, however, that if such amounts (including any deductible) are in excess of U.S. $2,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Collateral Agent.

(f)                                   All amounts paid to the Collateral Agent in respect of any insurance on the Collateral Vessels shall be disposed of as follows (after deduction of the expenses of the Collateral Agent in collecting such amounts):

(i)                                     any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Parent or others shall be paid by the Collateral Agent to, or as directed by, the Parent;

(ii)                                  all amounts paid to the Collateral Agent in respect of an Event of Loss of the Collateral Vessel shall be applied by the Collateral Agent to the payment of the Indebtedness hereby secured pursuant to Section 5.02(c) of the Credit Agreement and subject to the Intercreditor Agreements;

4

(iii)                               all other amounts paid to the Collateral Agent in respect of any insurance on the Collateral Vessel may, in the Collateral Agent’s sole discretion, be held and applied to the prepayment of the Obligations or to making of needed repairs or other work on the Collateral Vessel, or to the payment of other claims incurred by the Parent or any of its Subsidiaries relating to the Collateral Vessel, or may be paid to the Parent or whosoever may be entitled thereto.

(g)                                  In the event that any claim or lien is asserted against any Collateral Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Parent to obtain a bond or supply other security to prevent arrest of such Collateral Vessel or to release the Collateral Vessels from arrest on account of such claim or lien, the Collateral Agent, on request of the Parent, may, in the sole discretion of the Collateral Agent, assign to any Person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Collateral Vessel from such arrest, all right, title and interest of the Collateral Agent in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(h)                                 The Parent shall deliver to the Collateral Agent certified copies and, whenever so requested by the Collateral Agent, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 8.03 of the Credit Agreement and this Schedule VI for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Collateral Agent shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(i)                                     The Parent will not, and will not permit any of its Subsidiaries to, execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Collateral Vessels to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Collateral Agent in writing and insured the Collateral Vessels by additional coverage to extend to such voyages, risks, passengers or cargoes.

(j)                                    In case any underwriter proposes to pay less on any claim than the amount thereof, the Parent shall forthwith inform the Collateral Agent, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Collateral Agent shall have the exclusive right to negotiate and agree to any compromise.

(k)                                 The Parent will, and will cause each of its Subsidiaries to, comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Parent, its Subsidiaries or the Collateral Vessels with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Collateral Vessels are from time to time engaged and the cargo carried by it.

5

SCHEDULE VII

ERISA

General Maritime Corporation 401(k) Profit Sharing Plan and Trust

SCHEDULE VIII

SUBSIDIARIES

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
General Maritime Subsidiary Corporation	General Maritime Corporation	100%	Republic of the Marshall Islands
General Maritime Management LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
General Maritime Management (UK) LLC	General Maritime Management LLC	100%	Republic of the Marshall Islands
General Maritime Management (Hellas) LLC	General Maritime Management LLC	100%	Republic of Liberia
General Maritime Management (Portugal) LLC	General Maritime Management LLC	100%	Republic of the Marshall Islands
General Maritime Management (Portugal) LDA	General Maritime Management (Portugal) LLC	100%	Republic of Portugal
General Maritime Crewing Pte. Ltd.	General Maritime Management (Portugal) LLC	100%	Singapore
General Maritime Crewing Private Limited (India Division Office)	General Maritime Crewing Pte. Ltd.	100%	India
General Maritime Crewing Limited	General Maritime Crewing Pte. Ltd.	100%	Russia
GMR Chartering LLC	General Maritime Subsidiary Corporation	100%	New York
GMR Administration Corp.	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Agamemnon LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Ajax LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Alexandra LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Argus LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Constantine LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Daphne LLC	General Maritime Subsidiary	100%	Republic of the

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
	Corporation		Marshall Islands
GMR Defiance LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Elektra LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR George T LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR GP LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Gulf LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Harriet G LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Hope LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Horn LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Kara G LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Limited LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Minotaur LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Orion LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Phoenix LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Princess LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Progress LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Revenge LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia

2

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
GMR St. Nikolas LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Spyridon LLC	General Maritime Subsidiary Corporation	100%	Republic of the Marshall Islands
GMR Star LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Strength LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Trader LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
GMR Trust LLC	General Maritime Subsidiary Corporation	100%	Republic of Liberia
Arlington Tankers Ltd.	General Maritime Corporation	100%	Bermuda
Companion Ltd.	Arlington Tankers Ltd.	100%	Bermuda
Compatriot Ltd.	Arlington Tankers Ltd.	100%	Bermuda
Consul Ltd.	Arlington Tankers Ltd.	100%	Bermuda
Victory Ltd.	Arlington Tankers Ltd.	100%	Bermuda
Vision Ltd.	Arlington Tankers Ltd.	100%	Bermuda
Arlington Tankers, LLC	Arlington Tankers Ltd.	100%	Delaware
General Maritime Subsidiary II Corporation	General Maritime Corporation	100%	Republic of the Marshall Islands
GMR Poseidon LLC	General Maritime Subsidiary II Corporation	100%	Republic of the Marshall Islands
GMR Ulysses LLC	General Maritime Subsidiary II Corporation	100%	Republic of the Marshall Islands
GMR Hercules LLC	General Maritime Subsidiary II Corporation	100%	Republic of the Marshall Islands
GMR Atlas LLC	General Maritime Subsidiary II Corporation	100%	Republic of the Marshall Islands
GMR Zeus LLC	General Maritime Subsidiary II	100%	Republic of the

3

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
	Corporation		Marshall Islands
GMR Maniate LLC	General Maritime Subsidiary II Corporation	100%	Republic of the Marshall Islands
GMR Spartiate LLC	General Maritime Subsidiary II Corporation	100%	Republic of the Marshall Islands
General Maritime Investments LLC	General Maritime Corporation	100%	Republic of the Marshall Islands
General Product Carriers Corporation	General Maritime Investments LLC	100%	Republic of the Marshall Islands
General Maritime Subsidiary NSF Corporation	General Maritime Corporation	100%	Republic of the Marshall Islands
Concept Ltd.	General Maritime Subsidiary NSF Corporation	100%	Bermuda
Concord Ltd.	General Maritime Subsidiary NSF Corporation	100%	Bermuda
Contest Ltd.	General Maritime Subsidiary NSF Corporation	100%	Bermuda
GMR Concord LLC	General Maritime Subsidiary NSF Corporation	100%	Republic of the Marshall Islands
GMR Contest LLC	General Maritime Subsidiary NSF Corporation	100%	Republic of the Marshall Islands
GMR Concord LLC	General Maritime Subsidiary NSF Corporation	100%	Republic of the Marshall Islands

4

SCHEDULE IX

CAPITALIZATION

All defined terms used in this Schedule IX and not defined in the Agreement shall have the meaning assigned thereto in the Plan of Reorganization.

New Equity Investment Shares	Oaktree Plan Sponsors	4,750,272

Commitment Fee GMR Common Stock	Oaktree Plan Sponsors	300,017

OCM Conversion Shares	OCM	4,750,271

Unsecured Creditor Equity Distribution	Unsecured Creditor Distribution Escrow Account	200,011

New GMR Warrants	Unsecured Creditor Distribution Escrow Account	309,296

Subject to dilution for New GMR Common Stock issuable under the Equity Incentive Program (each as defined in the Plan of Reorganization).

Note: Subject to True-Up for Rejection Claim Damage Claims pursuant to Article IX.D of the Plan of Reorganization.

SCHEDULE X

APPROVED CLASSIFICATION SOCIETIES

American Bureau of Shipping
Nippon Kaiji Kyokai
Germanischer Lloyd
Lloyd’s Register of Shipping
Bureau Veritas
Det Norske Veritas

SCHEDULE XI

EXISTING INVESTMENTS

None.

SCHEDULE XII

EXISTING LETTERS OF CREDIT

Issuing Lender	Letter of Credit Number	Account Party	Stated Amount	Beneficiary	Expiry Date
Nordea Bank Norge ASA	SBY52517	General Maritime Corporation	$658,344.00	Fisher Park Lane Owner LLC	12/10/2012

SCHEDULE XIII

TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE XIV

SUBSIDIARY GUARANTORS

Name of Subsidiary	Direct Owner(s)
GMR Agamemnon LLC	General Maritime Subsidiary Corporation
GMR Ajax LLC	General Maritime Subsidiary Corporation
GMR Argus LLC	General Maritime Subsidiary Corporation
GMR Daphne LLC	General Maritime Subsidiary Corporation
GMR Defiance LLC	General Maritime Subsidiary Corporation
GMR Elektra LLC	General Maritime Subsidiary Corporation
GMR George T LLC	General Maritime Subsidiary Corporation
GMR Harriet G LLC	General Maritime Subsidiary Corporation
GMR Hope LLC	General Maritime Subsidiary Corporation
GMR Horn LLC	General Maritime Subsidiary Corporation
GMR Kara G LLC	General Maritime Subsidiary Corporation
GMR Minotaur LLC	General Maritime Subsidiary Corporation
GMR Orion LLC	General Maritime Subsidiary Corporation
GMR Phoenix LLC	General Maritime Subsidiary Corporation
GMR St. Nikolas LLC	General Maritime Subsidiary Corporation
GMR Spyridon LLC	General Maritime Subsidiary Corporation
GMR Strength LLC	General Maritime Subsidiary Corporation
Companion Ltd.	Arlington Tankers Ltd.
Compatriot Ltd.	Arlington Tankers Ltd.
Consul Ltd.	Arlington Tankers Ltd.
Victory Ltd.	Arlington Tankers Ltd.
Vision Ltd.	Arlington Tankers Ltd.
GMR Poseidon LLC	General Maritime Subsidiary II Corporation

Name of Subsidiary	Direct Owner(s)
GMR Ulysses LLC	General Maritime Subsidiary II Corporation
GMR Hercules LLC	General Maritime Subsidiary II Corporation
GMR Atlas LLC	General Maritime Subsidiary II Corporation
GMR Zeus LLC	General Maritime Subsidiary II Corporation
GMR Maniate LLC	General Maritime Subsidiary II Corporation
GMR Spartiate LLC	General Maritime Subsidiary II Corporation

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SCHEDULE XV

LITIGATION

•                  On or about August 29, 2007, an oil sheen was discovered by shipboard personnel of the Genmar Progress in Guayanilla Bay, Puerto Rico in the vicinity of the vessel. The vessel crew took prompt action pursuant to the vessel response plan. The Parent’s subsidiary which operates the vessel promptly reported this incident to the U.S. Coast Guard and subsequently accepted responsibility under the U.S. Oil Pollution Act of 1990 for any damage or loss resulting from the accidental discharge of bunker fuel determined to have been discharged from the vessel. The Parent understands the federal and Puerto Rico authorities are conducting civil investigations into an oil pollution incident which occurred during this time period on the southwest coast of Puerto Rico including Guayanilla Bay. The extent to which oil discharged from the Genmar Progress is responsible for this incident is currently the subject of investigation. The U.S. Coast Guard has designated the Genmar Progress as a potential source of discharged oil.  Under the U.S. Oil Pollution Act of 1990, the source of the discharge is liable, regardless of fault, for damages and oil spill remediation as a result of the discharge.  On January 13, 2009, the Parent received a demand from the U.S. National Pollution Fund for approximately $5.8 million for the U.S. Coast Guard’s response costs and certain costs of the Departamento de Recursos Naturales y Ambientales of Puerto Rico in connection with the alleged damage to the environment caused by the spill. In April 2010, the U.S. National Pollution Fund made an additional natural resource damage assessment claim against the Parent of approximately $0.5 million. In October 2010, the Parent entered into a settlement agreement with the U.S. National Pollution Fund in which the Parent agreed to pay approximately $6.3 million in full satisfaction of the oil spill response costs of the U.S. Coast Guard and natural damage assessment costs of the U.S. National Pollution Fund through the date of the settlement agreement. Pursuant to the settlement agreement, the U.S. National Pollution Fund will waive its claims to any additional civil penalties under the U.S. Clean Water Act as well as for accrued interest. The settlement has been paid in full by the vessel’s protection and indemnity underwriters. Notwithstanding the settlement agreement, the Parent may be subject to any further potential claims by the U.S. National Pollution Fund or the U.S. Coast Guard arising from the ongoing natural resource damage assessment.

•                  On November 25, 2008, a jury in the Southern District of Texas found General Maritime Management (Portugal) L.D.A., a subsidiary of GMR (“GMM Portugal”), and two vessel officers of the Genmar Defiance guilty of violating the Act to Prevent Pollution from Ships and 18 USC 1001. The conviction resulted from charges based on alleged incidents occurring on board the Genmar Defiance arising from potential failures by shipboard staff to properly record discharges of bilge waste during the period of November 24, 2007 through November 26, 2007. Pursuant to the sentence imposed by the Court on March 13, 2009, GMM Portugal paid a $1 million fine in April 2009 and is subject to a probationary period of five years. During this period, a court-appointed monitor will monitor and audit GMM Portugal’s compliance with its environmental compliance plan, and GMM Portugal is required to designate a responsible corporate officer to submit monthly reports to, and respond to inquiries from, the court’s probation department. The court stated that, should GMM Portugal engage in future conduct in violation of its probation, it may, under appropriate circumstances, ban certain of the Parent’s vessels from calling on U.S. ports. Any violations of probation may also result in additional penalties, costs or sanctions being imposed on the Parent.

SCHEDULE XVI

NON-RECOURSE SUBSIDIARIES

None.

EXHIBIT A

FORM OF NOTICE OF INTEREST PERIOD ELECTION

[Date]

Nordea Bank Finland plc, New York Branch,

as Administrative Agent for the Lenders party

to the Credit Agreement referred to below

437 Madison Avenue, 21st Floor

New York, NY 10022

Attention: [        ]

Ladies and Gentlemen:

The undersigned, General Maritime Subsidiary Corporation (the “Borrower”), refers to the Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among General Maritime Corporation, the Borrower, General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the lenders from time to time party thereto (the “Lenders”) and you, as Administrative Agent and Collateral Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.08(a) of the Credit Agreement, that the undersigned hereby elects an Interest Period under the Credit Agreement, and in that connection set forth below the information relating to such election (the “Proposed Interest Period”) as required by Section 2.08(a) of the Credit Agreement:

(i)            The commencement date of the Proposed Interest Period is                     (the “Election Date”).(1)

(ii)           The aggregate principal amount of the Loans to be included in the Borrowing is $               .

(iii)          The proposed Interest Period is                       [months(s)].(2)

(1)                 Shall be a Business Day at least three Business Days after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York time) on such day.

(2)                 The initial Interest Period for any Loan shall commence on the Restatement Effective Date of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day immediately following the day on which the immediately preceding Interest Period applicable thereto expires and shall be for a one, three or six month period (or such other period as all the Lenders may agree).

Very truly yours,

GENERAL MARITIME SUBSIDIARY CORPORATION

By:
Name:
Title:

2

EXHIBIT B

FORM OF NOTE

$	New York, New York

[Date]

FOR VALUE RECEIVED, GENERAL MARITIME SUBSIDIARY CORPORATION, a Marshall Islands corporation (the “Borrower”), hereby promises to pay to                           or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Nordea Bank Finland plc, New York Branch (the “Administrative Agent”) located at 437 Madison Avenue, 21st Floor New York, NY 10022 on the Maturity Date (as defined in the Credit Agreement (as defined below)) the principal sum of                     DOLLARS ($           ) or, if less, the then aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid in full at the rates and at the times provided in Section 2.07 of the Credit Agreement.

This Note is one of the Notes referred to in the Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among General Maritime Corporation, as parent, the Borrower, General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the lenders from time to time party thereto (including, without limitation, the Lender) and Nordea Bank Finland plc, New York Branch, as the Administrative Agent and Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”; the capitalized terms defined therein being used herein as therein defined) and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Security Documents and is entitled to the benefits of the Guaranty. This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

If an Event of Default shall occur and be continuing, the principal amount hereof and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

GENERAL MARITIME SUBSIDIARY CORPORATION

By
Name:
Title:

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EXHIBIT C-1

KIRKLAND & ELLIS LLP

AND AFFILIATED PARTNERSHIPS

601 Lexington Avenue

New York, New York 10022

(212) 446-4800	Facsimile:
(212) 446-4900

www.kirkland.com

May 17, 2012

Nordea Bank Finland PLC, New York Branch,

as Administrative Agent, and each of the

Lenders party to the Credit Agreement referred

to below

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special New York legal counsel to General Maritime Corporation, a Marshall Islands corporation (the “Parent”), General Maritime Subsidiary Corporation, a Marshall Islands corporation (the “Borrower”). General Maritime Subsidiary II Corporation, a Marshall Islands corporation (“GMSCII”), Arlington Tankers Ltd., a Bermuda corporation (“Arlington”) and each of the other Subsidiaries of the Parent listed on Schedule E hereto (the “Subsidiary Guarantors”, and together with GMSCII, Parent, Borrower and Arlington, each a “Transaction Party” and collectively, the “Transaction Parties”) in response to the requirement in Section 12.10(viii) of the Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Transaction Parties, the lenders party thereto (the “Lenders”) and Nordea Bank Finland PLC, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”, and together with the Lenders and the Administrative Agent, “you”). Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Credit Agreement.

For purposes of this opinion letter, we have reviewed executed counterparts of the Credit Agreement and each of the other documents and instruments identified on Schedule F attached hereto (the “Other Transaction Documents”), each in the form executed and delivered on this date. For purposes hereof, the Credit Agreement and the Other Transaction Documents, each in the form reviewed by us on the date hereof for purposes of this opinion letter, are called the “Transaction Documents”. References in this opinion letter to the “New York UCC” mean the Uniform Commercial Code as in effect on the date hereof in the State of New York. The term “DC UCC” means the Uniform Commercial Code as currently in effect in the District of Columbia as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through April 24, 2012 (the “Guide”) and the regulations set forth in Section 5.13 (Uniform Commercial Code (UCC) Article 9 filings) of Chapter 5 of Title 9 of the Code of the District of Columbia Municipal Regulations. References in this opinion letter to the “Financing Statements” mean those UCC Form-1 Financing Statements to be filed on the date hereof.

Chicago	Hong Kong	London	Los Angeles	Munich	Palo Alto	San Francisco	Shanghai	Washington, D.C.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you, and with respect to each legal issue addressed in this letter, it is our opinion that:

1.                                      Each of the Transaction Documents to which a Transaction Party is a party is a valid and binding obligation of such Transaction Party, and is enforceable against such Transaction Party in accordance with its terms.

2.                                      No Transaction Party is presently required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States Federal or New York State court or governmental body, authority or agency in order to obtain the right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party, except for: (a) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, (b) filings necessary to perfect liens and security interests granted under the Transaction Documents and to release existing liens, (c) actions or filings required in connection with ordinary course conduct by the Transaction Parties of their respective businesses and ownership or operation by the Transaction Parties of their respective assets in the ordinary course of business and (d) actions and filings required under any of the laws, regulations or governmental requirements set forth on Schedule C hereto (in each case, as to which we express no opinion).

3.                                      The execution and delivery by each Transaction Party of the Transaction Documents to which it is a party and the performance by each Transaction Party of its obligations under the Transaction Documents to which it is a party will not: (a) constitute a violation by such Transaction Party of any applicable provision of existing statutory law of the State of New York or of the United States of America, or governmental regulation applicable to such Transaction Party, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System, and covered by this letter or (b) result in the creation or imposition of (or obligation to create or impose) any Lien on any property of any Transaction Party pursuant to any contract or agreement set forth on Schedule G attached hereto (the “Specified Agreements”) (other than Liens created pursuant to the Transaction Documents) and (c) violate the terms or provisions of any Specified Agreement or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under such Specified Agreement (provided that in each case we express no opinion as to compliance with any financial covenant or test or the effect of any cross-default provision in any such agreement).

4.                                      With respect to each Transaction Party, the Pledge Agreement creates a valid and enforceable security interest in favor of the Collateral Agent, as security for the

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Obligations (as defined in the Pledge Agreement), in such Transaction Party’s collateral therein described (other than (i) the securities of any entity not organized pursuant to the laws of the United States of America, one of the fifty states of the United States of America, or the District of Columbia or (ii) the property of any entity held in a jurisdiction other than the United States of America, one of the fifty states of the United States of America, or the District of Columbia, in each case, as to which we express no opinion in this paragraph) (the “Collateral”) that such Transaction Party has rights in, or the power to transfer rights in, to the Collateral Agent and constitutes property in which a security interest can be granted under Article 9 of the New York UCC (such Collateral is referred to herein as the “Code Collateral”),

5.                                      (a)                                 Under the New York UCC, the perfection of the Collateral Agent’s security interest in the Code Collateral (i) will, as a general matter and except as otherwise provided in Sections 9-301 through 9-307 of the New York UCC, be governed by the local law of the jurisdiction in which the applicable grantor is located (which in the case of (A) a registered organization (as defined in the New York UCC) such as a corporation or a limited liability company that is organized under the laws of a State (as defined in Section 9-102 of the New York UCC) is the State under whose laws such registered organization is organized, (B) an organization that is not a registered organization, is at its place of business if it has only one place of business or at its chief executive office if it has more than one place of business), or (C) an organization that is not a registered organization organized under the laws of the United States or a State thereof and whose chief executive office or place of business, as applicable, is not in a jurisdiction whose law generally requires information concerning the existence of a non-possessory security interest to be made generally available in a filing, recording, or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the collateral, in the District of Columbia), (ii) will, in the case of a possessory security interest, generally be governed by the local law of the jurisdiction in which the collateral is located, (iii) which constitutes certificated securities will be governed by the local law of the jurisdiction in which the security certificates are located (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located) as specified in Section 9-305(a)(1) of the New York UCC, (iv) that constitutes uncertificated securities will be governed by the local law of the issuer’s jurisdiction as specified in Section 8-110(d) of the New York UCC pursuant to Section 9-305(a)(2) of the New York UCC (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located), (v) which constitutes deposit accounts will be governed by the local law of the depositary bank’s jurisdiction as specified in Section 9-304 of the New York UCC, (vi), and (vi) which constitutes other categories will be governed by the laws of the

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jurisdiction or jurisdictions specified in Sections 9-301 through 9-307 of the New York UCC.

(b)                                 Assuming that the chief executive office or place of business, as applicable, of each Transaction Party is located in a jurisdiction whose law does not generally require information concerning the existence of a non-possessory security interest to be made generally available in a filing, recording, or registration system (a matter as to which we express no opinion), (i) under the New York UCC the perfection by filing of the Collateral Agent’s security interest granted by each Transaction Party in Code Collateral is governed by the laws of the District of Columbia (the “Filing Office”), and (ii) when the Financing Statements naming each Transaction Party as debtor are duly filed in the office of the District of Columbia Recorder of Deeds (together with the payment of all filing and recording fees), then the security interests granted to the Collateral Agent by each Transaction Party in the Code Collateral owned by such Transaction Party will be perfected to the extent both (A) such Code Collateral is also described in such Financing Statements (which description for purposes of such Financing Statements may be a generic description such as “all assets” or “all personal property” since the use of such generic description for purposes of the Financing Statements is specifically authorized by the relevant Transaction Party in the Pledge Agreement) and (B) such security interests can be perfected by the filing of Uniform Commercial Code financing statements in the District of Columbia.

6.                                      Upon execution and delivery of each DACA, such DACA is effective to perfect (i) Nordea Bank Finland PLC, New York Branch’s, as “First Priority Agent” and “Second Priority Agent” in the Nordea DACA and (ii) Nordea Bank Finland PLC, New York Branch’s, as “Collateral Agent” in the Pari Passu DACAs, interest in the deposit accounts identified therein (each a “Deposit Account’’) under Article 9 of the New York UCC, assuming that (a) each Deposit Account is a “deposit account” as defined in Section 9-102 of the New York UCC and not investment property or an account evidenced by an instrument, (b) for purposes of the New York UCC the jurisdiction of each Deposit Account Bank is the State of New York, (c) each Deposit Account Bank is a “bank” as defined in Article 9 of the New York UCC and (d) each Deposit Account Bank is the depository bank with regard to such account.

Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to such opinion. In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented in the Credit Agreement and the Other Transaction Documents to be true; (iii) factual information provided to us in support certificates executed by each Transaction Party; and (iv) factual information we have obtained from such other sources as

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we have deemed reasonable. We have examined the originals or copies certified to our satisfaction, of such other corporate or limited liability company records, as applicable, of the Transaction Parties as we deem necessary for or relevant to this letter, certificates of public officials and other officers of the Transaction Parties and we have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied to us in connection with the preparation of this letter is wrong. The terms “knowledge”, “actual knowledge” and “aware” whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who have had significant involvement with the negotiation or preparation of the Transaction Documents (herein called our “Designated Transaction Lawyers”): Samantha B. Good, Candace Wilhelm and William Pearce.

Except as set forth in the following sentences of this paragraph, our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York and such Federal law of the United States which, in each case, is in our experience normally applicable to general business entities not engaged in regulated business activities and to transactions of the type contemplated in the Transaction Documents between the Transaction Parties, on the one hand, and you, on the other hand (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law or legal issue (a) which might be violated by any misrepresentation or omission or a fraudulent act, (b) to which any Transaction Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your (as opposed to any other lender’s) involvement in the transactions contemplated by the Transaction Documents, or (c) identified on Schedule C. Our opinions in paragraph 5 with respect to each Transaction Party are based exclusively on our review of the DC UCC, the regulations set forth in Section 5.13 (Uniform Commercial Code (UCC) Article 9 Filings) of Chapter 5 of Title 9 of the Code of the District of Columbia Municipal Regulations (in each case, without regard to judicial interpretation thereof or rules or regulations promulgated thereunder). We have assumed that the statutory provisions of the DC UCC are given the same interpretation by the courts of the District of Columbia as the corresponding provisions of the New York UCC are given by the courts of the State of New York. Furthermore, we expressly disclaim any opinion regarding the contract or general law of any state (other than the State of New York) that may be incorporated by reference into the relevant statutory scheme governing partnerships or limited liability companies in such state, or

5

into any limited liability company agreement, limited partnership agreement or similar governing document (howsoever denominated) entered into pursuant thereto. We advise you that some issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue which is identified in the attached Schedule C or any provision of the Transaction Documents of any type identified in Schedule D. Provisions in the Transaction Documents which are not excluded by Schedule D or any other part of this letter or its attachments are called the “Relevant Agreement Terms.”

Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms of a remedial nature contained in the Transaction Documents may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms of a remedial nature contained in the Transaction Documents.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any Schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

You may rely upon this letter only for the purpose served by the provisions in the Credit Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, persons who subsequently become Lenders (in accordance with

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the terms of the Credit Agreement) may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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Schedule A

General Qualifications

Without limiting the qualifications set forth in the letter (“our letter”) to which this Schedule A is attached, all of our opinions (“our opinions”) in our letter are subject to each of the qualifications set forth in this Schedule A.

1.                                      Bankruptcy and Insolvency Exception. Each of our opinions set forth in opinion paragraphs 4 and 5, as to the validity, binding effect or enforceability of any of the Transaction Documents is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights. This exception includes:

a.                                      Title 11 of the United States Code (11 U.S.C. §101 et seq.) (the “Federal Bankruptcy Code”) and thus comprehends, among others, matters of turnover, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

b.                                      all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

c.                                       state fraudulent transfer and conveyance laws; and

d.                                      judicially developed doctrines in this area, such as substantive consolidation of entities, equitable subordination and the recharacterization of debt.

2.                                      Equitable Principles Limitation. Each of our opinions as to the validity, binding effect or enforceability of any of the Transaction Documents or to the availability of injunctive relief and other equitable remedies is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

a.                                      governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

b.                                      affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

c.                                       requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

d.                                      requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

e.                                       requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

f.                                        requiring consideration of the impracticability, illegality or impossibility of performance at the time of attempted enforcement; and

g.                                       affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.

3.                                      Other Common Qualifications. Each of our opinions as to the validity, binding effect or enforceability of any of the Transaction Documents or to the availability of injunctive relief and other equitable remedies is subject to the effect of rules of law that:

a.                                      limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

b.                                      provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

c.                                       limit the availability of a remedy under certain circumstances where another remedy has been elected;

d.                                      provide a time limitation after which a remedy may not be enforced;

e.                                       limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

f.                                        relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

g.                                       limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party or for strict product liability or for liabilities arising under the securities laws;

h.                                      may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

i.                                          govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

j.                                         may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

k.                                      limit the enforceability of requirements in the Transaction Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision;

l.                                          may render guarantees or similar instruments or agreements unenforceable under circumstances where the beneficiary’s actions, failures to act or waivers, amendments or replacement of the documents evidencing or relating to the guaranteed obligations without the consent of each affected guarantor (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the beneficiary and the principal obligor or any guarantor which is substantially and materially different from that presently contemplated by the original documents evidencing or relating to the guaranteed obligations, (ii) release the primary obligor, or (iii) impair the guarantor’s recourse against the primary obligor;

m.                                  a substantial body of case law treats guarantors as “debtors” under the New York UCC, thereby according guarantors the rights and remedies of debtors established by the New York UCC;

n.                                      limit the availability of a remedy under certain circumstances where another remedy has been elected;

o.                                      we express no opinion as to the effect of purported waivers of statutory or common law suretyship defenses; and

p.                                      we express no opinion with respect to the adequacy of the waivers set forth in any guaranty insofar as they might not be broad enough for all situations which might arise for which you would find a waiver desirable, and we express no opinion as to whether a guaranty would remain enforceable if you release the primary obligor either directly or by electing a remedy which precludes you from proceeding directly against the primary obligor.

4.                                      Referenced Provision Qualification. (i) Each opinion regarding the validity, binding effect or enforceability of a provision (the “First Provision”) in any of the Transaction Documents requiring any of the Transaction Parties to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (the “Second Provision”) of any Transaction Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Second Provision.

(ii) Each opinion regarding the validity, binding effect or enforceability of a provision in the Transaction Documents requiring a Transaction Party to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Document, is subject to the assumption that such other agreement or document is valid, binding, and enforceable against such Transaction Party in accordance with its terms, and is not unlawful or contrary to public policy.

5.                                      Collateral Qualifications. The opinions and advice in our letter are subject to the following advice (terms used herein which are defined in the New York UCC or any other applicable Uniform Commercial Code having the same meanings for purposes hereof given to them therein):

a.                                      certain rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations and disclaimers are limited accordingly;

b.                                      our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers, licensees and lessees imposed by Sections 9-320, 9-321 and 9- 323 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 9- 331 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Federal Bankruptcy Code with respect to preferential transfers and section 552 of the Federal Bankruptcy Code with respect to any Collateral acquired by any Transaction Party subsequent to the commencement of a case against or by any Transaction Party under the Federal Bankruptcy Code;

c.                                       Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our letter;

d.                                      your security interest in certain of the Collateral may not be perfected by the filing of financing statements under the Uniform Commercial Code;

e.                                       additional filings may be necessary if any Transaction Party changes its name, identity or corporate structure or location (as defined in any applicable Uniform Commercial Code);

f.                                        we express no opinion regarding the perfection of any security interest except as specifically set forth in our letter or regarding the continued perfection of any security interest in any Collateral upon or following the removal of such Collateral to another jurisdiction;

g.                                       we express no opinion regarding the perfection of any security interests in deposit accounts, money or letter of credit rights or regarding the perfection of any possessory security interests in Collateral in possession of a person other than the secured party, or in fixtures to the extent such security interest is purported to be perfected by a financing statement filed as a fixture filing; and we express no opinion regarding the priority of any lien or security interest;

h.                                      the assignment of or creation of a security interest in any contract, lease, license, permit or other general intangible or account, chattel paper or promissory note may require the approval of the issuer thereof or the other parties thereto, except to the extent that restrictions on the creation, attachment, perfection or enforcement of a security interest therein are unenforceable under Sections 9-406 and 9-408 of the New York UCC;

i.                                          we express no opinion with respect to any self-help remedies to the extent they vary from those available under the New York UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

j.                                         we express no opinion with respect to (1) the creation, perfection or enforceability of agricultural liens or (2) the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, general intangibles which terminate or become terminable if a security interest is granted therein, property subject to negative pledge clauses of which you have actual knowledge (other than negative pledges clauses contained in the Transaction Documents), vehicles, ships, vessels, barges, boats, railroad cars, locomotives or other rolling stock, aircraft, aircraft engines, propellers and related parts, fixtures, commercial tort claims or other property for which a state or Federal statute or treaty provides for registration or certification of title or which specifies a place of filing different than that specified in Section 9-501 of any applicable Uniform Commercial Code, cash which is not in your possession, crops, timber to be cut, fixtures, “as-extracted collateral” (including without limitation oil, gas or other minerals and accounts arising out of the sale at the wellhead or minehead of oil, gas or other minerals), “cooperative interests” (as defined in the New York UCC); consumer goods, farm products, equipment used in farming operations, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, property identified to a contract with, or in the possession of, the United States of America or any state, county, city, municipality or other governmental body or agency, goods for which a negotiable document of title has been issued, and registered copyrights, patents and trademarks (except, with respect to Code Collateral, as described in paragraphs 4 of our opinion letter), other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

k.                                      we express no opinion with respect to the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

l.                                          we express no opinion with respect to the enforceability of any provision of any Transaction Document which purports to authorize you to file financing statements under circumstances not authorized under the applicable Uniform Commercial Code;

m.                                  we express no opinion with respect to the enforceability of any provision of any Transaction Document which purports to authorize you to purchase at a private sale collateral which is not subject to widely distributed standard price quotations or sold on a recognized market;

n.                                      we express no opinion regarding any Transaction Party’s rights in or title to its properties, including, without limitation, any of the Collateral;

o.                                      we note that the remedies under the Pledge Agreement with regard to (i) selling or offering for sale the Collateral consisting of securities are subject to compliance with applicable state and Federal securities laws and (ii) exercising control over equity interests in limited liability companies are subject to compliance with applicable state law;

p.                                      we note that the perfection of any security interest may be terminated as to Collateral otherwise disposed of by any Transaction Party if such disposition is authorized in the Transaction Documents or otherwise by the Collateral Agent or the requisite percentage of Lenders under the Transaction Documents;

q.                                      we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of Collateral, mandatory disposition of Collateral or redemption rights;

r.                                         except as set forth in paragraphs 4 and 5(b) of our opinion letter, we express no opinion with regard to the effectiveness, validity, or enforceability with regard to the creation, attachment or priority of any security interest in any collateral, to the extent any purported grant of a security interest in such collateral may be invalid, unenforceable, or unperfected because of any failure to reasonably describe such collateral as required by the applicable Uniform Commercial Code, including by reason of the use therein of a supergeneric description of such collateral;

s.                                        we express no opinion regarding the enforceability of any provisions asserting that Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the Obligations;

t.                                         our opinions in paragraph 5 as to the validity, binding effect and enforceability of the Transaction Documents do not constitute opinions as to the creation, existence or perfection, effect of perfection or priority of any lien or security interest purported to be granted thereunder; opinions as to the creation, perfection, effect of perfection or priority of any lien or security interest are given, if at all, only to the extent set forth in opinion paragraphs 4 and 5 and are subject to the assumptions, qualifications and limitations applicable to such opinions set forth in this letter and the accompanying attachments;

u.                                      as to the shares of stock or other equity interests issued by any issuer thereof which is organized under the laws of any jurisdiction other than the United States of America or a State thereof, we note that the creation and perfection of security interests therein may require actions in addition to those referenced in opinion paragraphs 4 and 5, and we express no opinion regarding such actions or the effect that the failure to take any such actions may have on the creation and perfection of any security interests therein created and perfected or purported to be created and perfected under the Pledge Agreement and any applicable Uniform Commercial Code;

v.                                      we express no opinion as to the creation, existence or perfection of any security interest under the laws of any foreign jurisdiction, and our opinions in paragraphs 4 and 5 of our letter are so qualified;

w.                                    we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

x.                                      we express no opinion with respect to the nature or extent of the securities intermediary’s rights in, or title to, the securities or other financial assets underlying any “security entitlement” now or hereafter credited to a securities account; furthermore, we express no opinion with respect to any property or assets now or hereafter credited to a securities account that is not a “financial asset” and we express no opinion whether or to what extent any particular item of property credited to such securities account is a “financial asset”; we note that to the extent the securities intermediary maintains any financial asset in a “clearing corporation” (as defined in Section 8-1 02(5) of the New York UCC), pursuant to Section 8-111 of the New York UCC, the rules of such clearing corporation may affect the rights of the securities intermediary; and

y.                                      we call to your attention that pursuant to Section 9-340 of the New York UCC, unless waived, a bank with which a deposit account is maintained may continue to exercise any right of recoupment or set-off against an administrative agent that holds a security interest in the deposit account.

6.                                      Lender’s Regulatory Qualification. Other than with respect to our opinions regarding Regulations U and X contained in opinion paragraph 3(b), we express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance by each of you with any state or Federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

7.                                      Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for, other than the internal laws of the State of New York, and, without limiting the foregoing, we expressly disclaim any opinions as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of Federal preemption or otherwise) which may be applicable to the transactions contemplated by the Transaction Documents.

8.                                      Cumulative Remedies Qualification. We express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning real estate or mixed collateral foreclosures or elections of remedies.

9.                                      Fraudulent Conveyance. We express no opinion regarding the enforceability of Section 22of the Subsidiaries Guaranty (the so-called “fraudulent conveyance” or “fraudulent transfer savings clause”) (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

Schedule B

Assumptions

For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1.                                      Each natural person who is executing any Transaction Document on behalf of any Transaction Party has sufficient legal capacity to enter into such Transaction Document.

2.                                      You and each Deposit Account Bank are existing and in good standing in your jurisdiction of organization.

3.                                      You and each Deposit Account Bank have full power and authority (including without limitation under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Transaction Documents to which you or such Deposit Account Bank are a party and each of the Transaction Documents to which you or such Deposit Account Bank are a party has been duly authorized by all necessary action on your or such Deposit Account Bank’s part and has been duly executed and duly delivered by you or such Deposit Account Bank.

4.                                      The Transaction Documents to which you or any Deposit Account Bank are a party constitute valid and binding obligations of yours or such Deposit Account Bank’s and are enforceable against you or such Deposit Account Bank in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

5.                                      You and each Deposit Account Bank have complied with all legal requirements pertaining to your or such Deposit Account Bank’s status as such status relates to your or such Deposit Account Bank’s rights to enforce the Transaction Documents to which you or such Deposit Account Bank are a party against any of the Transaction Parties.

6.                                      Each of the Transaction Parties (a) is a company duly existing and in good standing under the laws of its respective jurisdiction of organization, (b) has the corporate (or other organization) power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder, (c) has taken all requisite action (including by its board of directors and any other relevant Person) to duly authorize the execution and delivery of the Transaction Documents to which it is a party and the performance of its obligations thereunder, and (d) has duly executed and delivered the Transaction Documents to which it is a party to the extent execution and delivery are governed by the laws of any jurisdiction other than the State of New York.

7.                                      You, each Deposit Account Bank and each Transaction Party have satisfied those legal requirements (excluding, with respect to each Transaction Party, legal requirements governed by the laws of the State of New York) that are applicable to you to the extent necessary to make the Transaction Documents to which you are a party enforceable against you.

8.                                      Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

9.                                      Each certificate obtained from a governmental authority relied on by us is accurate and complete, and all relevant official public records to which each such certificate relates are accurate and complete.

10.                               There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

11.                               The conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability.

12.                               You and each Deposit Account Bank have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions effected under the Transaction Documents (herein called the “Transactions”).

13.                               There are no agreements or understandings among the parties, written or oral (other than the Transaction Documents), and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, contravene or qualify the terms of the Credit Agreement or any of the Other Transaction Documents.

14.                               The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

15.                               We assume that all parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

16.                               All agreements other than the Transaction Documents (if any) with respect to which we have provided an opinion or advice in our letter or reviewed in connection with our letter would be enforced as written.

17.                               We assume no Transaction Party will in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such Transaction Party may be subject.

18.                               We assume each Transaction Party will in the future obtain all permits and governmental approvals required, and will in the future take all actions required, relevant to the consummation of the Transactions or performance of the Transaction Documents.

19.                               Any information required to be disclosed to the Transaction Parties or their governing bodies in connection with any matter relevant to any legal issue covered by our opinions has been fully and fairly disclosed to such Persons and no such disclosure contains any relevant error or omission.

20.                               Each person who has taken any action relevant to any of our opinions in the capacity of director, member, manager or officer was duly elected to that director, member, manager or officer position and held that position when such action was taken.

21.                               Each person who has taken any action relevant to any of our opinions in the capacity of director, member or manager on a committee was duly elected to that director, member or manager position and held that position when such action was taken and was duly authorized to authorize the execution, delivery and performance of the Transaction Documents (except that this assumption is limited to those persons elected or appointed pursuant to consents or resolutions with which we had no involvement).

22.                               Each Transaction Party’s Certificate of Incorporation or Certificate of Formation (or equivalent governing instrument), all amendments to that Certificate of Incorporation or Certificate of Formation, all resolutions adopted establishing classes or series of stock or limited liability company units under that Certificate of Incorporation or Certificate of Formation and each Transaction Party’s Bylaws or operating agreement and all amendments to its Bylaws or operating agreement have been adopted in accordance with all applicable legal requirements.

23.                               The transactions contemplated by the Transaction Documents are directly or indirectly related to the business interests of each Transaction Party thereto.

24.                               The Transaction Documents constitute valid and binding obligations of each party thereto other than the Transaction Parties and you and are enforceable against each such party in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

25.                               Each party (other than the Transaction Parties and you) has satisfied those legal requirements that are applicable to such party to the extent necessary to make the Transaction Documents to which it is a party enforceable against it.

26.                               No Lender is subject to Regulation T of the Board of Governors of the Federal Reserve System, and no proceeds of the Loans will be used for any purpose which would violate or be inconsistent with the Credit Agreement or for the purpose of acquiring “margin stock” as such term is defined in Regulation U.

27.                               Collateral Assumptions. The opinions and advice contained in our letter are subject to the following assumptions:

a.                                      Each Transaction Party (i) has the requisite title and rights to any property involved in the Transactions including, without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

b.                                      The descriptions of Collateral in the Transaction Documents and the Financing Statements authorized by the Transaction Parties reasonably describe the property intended to be described as Collateral.

c.                                       Value (as defined in Section 1-201(44) of the New York UCC) has been given by you to each Transaction Party for the security interests and other rights in and assignments of Collateral described in or contemplated by the Transaction Documents.

d.                                      The representations made by each Transaction Party in the Transaction Documents with respect to its jurisdiction of organization and its chief executive office are and will remain true and correct.

e.                                       All information regarding the secured party on the Financing Statements is accurate and complete in all respects.

f.                                        The address for the Collateral Agent set forth in the Financing Statements is an address from which information concerning the applicable security interest may be obtained.

28.                               Each Public Authority Document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete. The term “Public Authority Documents” means a certificate issued by any secretary of state or any other government official, office or agency concerning a person’s property or status, such as a certificate of corporate or partnership existence or good standing, a certificate concerning tax status, a certificate concerning Uniform Commercial Code filings or a certificate concerning title registration or ownership.

Schedule C

Excluded Law and Legal Issues

None; of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1.                                      Federal securities laws and regulations (including all other laws and regulations administered by the United States Securities and Exchange Commission (except for our opinions in paragraph 6 of our opinion)), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.                                      pension and employee benefit laws and regulations (e.g., ERISA);

3.                                      Federal and state antitrust and unfair competition laws and regulations;

4.                                      compliance with fiduciary duty requirements;

5.                                      the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level-e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities), applicable zoning and building laws, ordinances, codes, rules and regulations and judicial decisions to the extent that they deal with any of the foregoing;

6.                                      fraudulent transfer and fraudulent conveyance laws;

7.                                      Federal and state environmental laws and regulations;

8.                                      Federal and state land use and subdivision laws and regulations;

9.                                      Federal and state tax laws and regulations;

10.                               Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

11.                               Federal and state racketeering laws and regulations (e.g., RICO);

12.                               Federal and state health and safety laws and regulations (e.g., OSHA);

13.                               Federal and state labor laws and regulations;

14.                               Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

15.                               other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

16.                               any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

17.                               any state, federal or local laws, regulations or judicial or administrative decisions regulating the healthcare industry or the insurance industry, including providers of marketing, distribution, administration and technology platform services to health care plans, insurance carriers or insurance companies or anything related thereto;

18.                               the effect of any law, regulation or order which is enacted, promulgated or issued after the date hereof;

19.                               the Communications Act and the rules, regulations and policies of the Federal Communications Commission promulgated thereunder;

20.                               any laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time;

21.                               any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto;

22.                               other than to the extent of our opinions in opinion paragraphs 2 and 5, state laws and regulations concerning filing and notice requirements; and

23.                               except for our opinions in paragraph 3(a) of our letter, the Federal Margin Regulations.

We have not undertaken any research for purposes of determining whether any Transaction Party or any of the Transactions which may occur in connection with the Credit

Agreement or any of the Other Transaction Documents is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents to occur on the date hereof, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any schedule to our letter.

Schedule D

Excluded Provisions

None of the opinions in the letter to which this Schedule D is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents:

1.                                      Indemnification for negligence, bad faith, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

2.                                      Provisions mandating contribution towards judgments or settlements among various parties.

3.                                      Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) trials by jury, (viii) broadly or vaguely stated rights, and (ix) other benefits, in each case of this paragraph 3, to the extent they cannot be waived under applicable law.

4.                                      Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, and, to the extent deemed to constitute penalties, late charges, prepayment charges and increased interest rates upon default.

5.                                      Time-is-of-the-essence clauses.

6.                                      Provisions which provide a time limitation after which a remedy may not be enforced.

7.                                      Confession of judgment clauses.

8.                                      Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction) except to the extent provided by Section 5-1402 of the New York General Obligations Law, as to the state courts of the State of New York and the federal courts for the Southern District of New York; provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

9.                                      Choice-of-law provisions (other than the selection of New York law under the statutory choice of law rules of New York as the governing law of the Transaction Documents).

10.                               Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

11.                               Provisions relating to the application of insurance proceeds and condemnation awards.

12.                               Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

13.                               Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

14.                               Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

15.                               Provisions which purport to award attorneys’ fees solely to one party.

16.                               Provisions that provide for the appointment of a receiver.

17.                               Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

18.                               Confidentiality agreements.

19.                               Provisions in any of the Transaction Documents requiring any Transaction Party to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Document.

20.                               Provisions, if any, which are contrary to the public policy of any jurisdiction.

21.                               Arbitration agreements.

22.                               Provisions of the Transaction Documents insofar as they authorize you or your affiliates to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by you to or for the account of any Transaction Party.

23.                               Covenants not to compete, including without limitation, covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

24.                               The enforceability of any purported obligation to reimburse an issuer of a letter of credit to the extent inconsistent with any provision of the applicable Uniform Commercial Code.

Schedule E

Subsidiary Guarantors

Part A. Bermuda Companies

Transaction Party	Jurisdiction
Companion Ltd.	Bermuda
Compatriot Ltd.	Bermuda
Consul Ltd.	Bermuda
Victory Ltd.	Bermuda
Vision Ltd.	Bermuda

Part B. Liberia Companies

Transaction Party	Jurisdiction
GMR Agamemnon LLC	Liberia
GMR Ajax LLC	Liberia
GMR Defiance LLC	Liberia
GMR Harriet G LLC	Liberia
GMR Kara G LLC	Liberia
GMR Minotaur LLC	Liberia
GMR Strength LLC	Liberia

Part C. Marshall Islands Companies

Transaction Party	Jurisdiction
GMR Argus LLC	Marshall Islands
GMR Daphne LLC	Marshall Islands
GMR Elektra LLC	Marshall Islands
GMR George T LLC	Marshall Islands

E-1

Transaction Party	Jurisdiction
GMR Hope LLC	Marshall Islands
GMR Horn LLC	Marshall Islands
GMR Orion LLC	Marshall Islands
GMR Phoenix LLC	Marshall Islands
GMR St. Nikolas LLC	Marshall Islands
GMR Spyridon LLC	Marshall Islands
GMR Poseidon LLC	Marshall Islands
GMR Ulysses LLC	Marshall Islands
GMR Hercules LLC	Marshall Islands
GMR Atlas LLC	Marshall Islands
GMR Zeus LLC	Marshall Islands
GMR Maniate LLC	Marshall Islands
GMR Spartiate LLC	Marshall Islands

E-2

Schedule F

Other Transaction Documents

1.                                      The Second Amended and Restated Control Agreement Regarding Deposit Accounts, dated as of the date hereof, among the assignors signatory thereto, Nordea bank Finland PLC, New York Branch, as First Priority Agent, Nordea Bank Finland PLC, New York Branch, as Second Priority Agent and Nordea Bank Finland PLC, Cayman Islands Branch, as Deposit Account Bank (the “Cayman Deposit Account Bank”) (the “Nordea DACA”).

2.                                      The Control Agreement Regarding Deposit Accounts, dated as of the date hereof, among Parent, Nordea Bank Finland PLC, New York Branch, as Collateral Agent and Nordea Bank Finland PLC, New York Branch, as Deposit Account Bank (the “New York Deposit Account Bank”) (the “Parent Pari Passu New York DACA”).

3.                                      The Control Agreement Regarding Deposit Accounts, dated as of the date hereof, among Arlington, Nordea Bank Finland PLC, New York Branch, as Collateral Agent and the Cayman Deposit Account Bank (the “Arlington Pari Passu DACA”),

4.                                      The Control Agreement Regarding Deposit Accounts, dated as of the date hereof, among GMSCII, Nordea Bank Finland PLC, New York Branch, as Collateral Agent and the Cayman Deposit Account Bank (the “GMSCII Pari Passu DACA”).

5.                                      The Control Agreement Regarding Deposit Accounts, dated as of the date hereof, among Parent, Nordea Bank Finland PLC, New York Branch, as Collateral Agent and the Cayman Deposit Account Bank (the “Parent Pari Passu Cayman DACA”).

6.                                      The Control Agreement Regarding Deposit Accounts, dated as of the date hereof, among Borrower. Nordea Bank Finland PLC, New York Branch, as Collateral Agent and the Cayman Deposit Account Bank (the “GMSC Pari Passu DACA” and, together with the Parent Pari Passu New York DACA, the Arlington Pari Passu DACA, the GMSCII Pari Passu DACA and the Parent Pari Passu Cayman DACA, the “Pari Passu DACAs” and, together with the Nordea DACA, the “DACAs”).

7.                                      The Notes, to the extent dated as of the date hereof

8.                                      The Pledge Agreement

9.                                      The Secondary Pledge Agreement

10.                               The Pari Passu Pledge Agreement

11.                               The Amendment and Reaffirmation Agreement, dated as of the date hereof, by and among the Subsidiary Guarantors party thereto in favor of Nordea Bank Finland, plc, New York Branch, in its capacity as Administrative Agent under the Credit Agreement.

F-1

12.                               The Omnibus Amendment to Primary Assignment of Earnings, dated as of the date hereof, entered into by each party listed as an “Assignor” on Annex A thereto.

13.                               The Omnibus Amendment to Primary Assignment of Insurances, dated as of the date hereof, entered into by each party listed as an “Assignor” on Annex A thereto.

14.                               The Omnibus Amendment to Secondary Assignment of Earnings, dated as of the date hereof, entered into by each party listed as an “Assignor” on Annex A thereto.

15.                               The Omnibus Amendment to Secondary Assignment of Insurances, dated as of the date hereof, entered into by each party listed as an “Assignor” on Annex A thereto.

16.                               The Charter Assignment, dated as of the date hereof, entered into by GMR Harriet G LLC, as Assignor.

17.                               The Intercreditor Agreement

E-2

Schedule G

Specified Agreements

1.                 The Other Credit Agreement.

I-1

EXHIBIT C-2

CONSTANT1NE P. GEORGIOPOULOS

ATTORNEY-AT-LAW

775 SCARSDALE ROAD

TUCKAHOE, NEW YORK 10707

TELEPHONE: (914) 793-6144	E-MAIL: PAMISOS@AOL.COM

May 17, 2012

Nordea Bank Finland plc, New York Branch,

as Administrative Agent and Collateral Agent

437 Madison Avenue, 21st Floor

New York, New York 10022

and

he Lenders Listed on Schedule 1 Hereto

Re:                                            $508M Credit Agreement

Ladies and Gentlemen:

We have acted as special New York maritime counsel to each of the limited liability companies listed on Schedule 2 and Schedule 3 (each a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”), organized under the laws of the jurisdictions identified in Schedule 2 and Schedule 3, as applicable, in connection with the preparation, execution and delivery of the Security Documents described in paragraphs A through F below required pursuant to a Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among General Maritime Corporation, a Marshall Islands corporation (the “Parent”). General Maritime Subsidiary Corporation, a Marshall Islands corporation (“GM Sub”) as borrower, General Maritime Subsidiary II Corporation, a Marshall Islands corporation (“GM Sub II”), as guarantor, Arlington Tankers Ltd., as guarantor, each of the lenders party thereto from time to time (the “Lenders”), and Nordea Bank Finland plc, New York Branch (“Nordea”), as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) for the Lenders. This opinion is delivered pursuant to Section 12.10(viii)of the Credit Agreement Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement. As used herein the words “Owner” or “Subsidiary Guarantor” will refer to the owner of the respective vessels listed on Schedule 2 or Schedule 3, as applicable.

In rendering this opinion, we have examined executed copies of the following documents (collectively, the “Security Documents”):

A.            each Amendment to the First Preferred Ship Mortgage dated the date hereof in favor of the Collateral Agent encumbering each motor vessel duly registered under the laws of the Republic of the Marshall Islands (“RMI”) listed in Schedule 2 (“RMI Vessel”) opposite the name of its owner a Subsidiary Guarantor and its RMI Official Number (“RMI Mortgage Amendment,” and together with the RMI Mortgage originally filed, and any subsequent amendments thereto, the “Amended RMI Mortgage”);

1

B.            each Amendment to the Second Preferred Ship Mortgage dated the date hereof in favor of the Collateral Agent encumbering each RMI Vessel duly registered under the laws of RMI listed in Schedule 3 opposite the name of its owner a Subsidiary Guarantor and its RMI Official Number (“Second RMI Mortgage Amendment,” and together with the Second RMI Mortgage originally filed, and any subsequent amendments thereto, the “Amended Second RMI Mortgage”);

C.            each Amendment to the First Preferred Ship Mortgage dated the date hereof in favor of the Collateral Agent encumbering each motor vessel duly registered under the laws of the Republic of Liberia (“Liberia” or “Liberian”) listed in Schedule 2 (“Liberia Vessel”) opposite the name of its owner a Subsidiary Guarantor and its Liberian Official Number (“Liberian Mortgage Amendment,” and together with the Liberian Mortgage originally filed, and any subsequent amendments thereto, the “Amended Liberian Mortgage”);

D.            each electronic copy of a First Priority Statutory Bermuda Ship Mortgage dated the date hereof in favor of the Collateral Agent encumbering each motor vessel duly registered under the laws of Bermuda (“Bermuda”) listed in Schedule 2 (“Bermuda Vessel”) opposite the name of its owner a Subsidiary Guarantor and its Bermuda Official Number (“Bermuda Mortgage”);

E.             Omnibus Amendment to Assignments of Insurances, dated as of the date hereof (the “Assignments of Insurances Amendment” and, together with the Assignments of Insurances originally filed, the “Assignments of Insurances”), signed by each Subsidiary Guarantor listed on Schedule 2 in favor of the Collateral Agent;

F.              Omnibus Amendment to Secondary Assignments of Insurances, dated as of the date hereof (the “Second Assignments of Insurances Amendment” and together with the Second Assignments of Insurances originally filed, the “Second Assignments of Insurances;” and together with the Assignments of Insurances Amendment, the “Assignments Amendments”), signed by each Subsidiary Guarantor listed on Schedule 3 in favor of the Collateral Agent;

G.            each electronic copy of a Certificate of Ownership and Encumbrances dated the date hereof issued by the RMI Office of the Maritime Administrator, 437 Madison Avenue, New York, NY (the “RMI Ship Registry Office”) as evidence that the RMI Vessel to which it relates listed in Schedule 2 and Schedule 3 (i) is owned by its respective Owner (Subsidiary Guarantor), (ii) is duly registered in the RMI, and (in) is duly encumbered with (x) the Amended First RMI Mortgage or the Amended Second RMI Mortgage, as applicable, granted by its Owner in favor of the Collateral Agent and (y) the mortgage or secondary mortgage (as amended on the date hereof), as applicable, granted by its Owner in favor of

2

the collateral agent under the Other Credit Agreement, each recorded at the RMI Ship Registry Office on the date hereof;

H.           each electronic copy of a Certificate of Ownership and Encumbrances dated the date hereof issued by the Liberian Bureau of Maritime Affairs, 99 Park Avenue, New York, NY (the “Liberian Ship Registry Office”) as evidence that the Liberian Vessel to which it relates listed in Schedule 2 (i) is owned by its respective Owner (Subsidiary Guarantor), (ii) is duly registered in Liberia, and (iii) is duly encumbered with (x) the Amended Liberian Mortgage granted by its Owner in favor of the Collateral Agent and (y) the secondary mortgage (as amended on the date hereof) granted by its Owner in favor of the collateral agent under the Other Credit Agreement, each recorded at the Liberian Ship Registry Office on the date hereof.

I.                each electronic copy of a Transcript of Register issued by Bermuda Maritime Administration Registrar of Ships, Hamilton, Bermuda (the “Bermuda Ship Registry Office”) dated on the date hereof, as evidence that the Bermuda Vessel to which it relates listed in Schedule 2 (i) is owned by its respective Owner (Subsidiary Guarantor), (ii) is duly registered in Bermuda, and (iii) is duly encumbered with (x) the Bermuda Mortgage granted by its Owner in favor of the Collateral Agent and (y) the secondary mortgage granted by its Owner in favor of the collateral agent under the Other Credit Agreement, each recorded at the Bermuda Ship Registry Office on the date hereof.

We also have examined such other public and corporate documents and records and such laws, regulations and enactments of the United States of America and the State of New York as deemed necessary or appropriate in connection with this opinion.

In our examination we have assumed the genuineness of all signatures (other than the signatures of the respective officers and directors of Nordea), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photographic reproductions or electronic or pdf copies of such originals and the authenticity of the originals of such copies. As to questions of fact not independently verified by us, we have relied, to the extent we have deemed appropriate, upon certificates of the respective officers, and directors, and managers of Nordea. We have been provided with copies of documents of public officials of the RMI, Liberia and Bermuda, as applicable, and the aforementioned Certificates of Ownership and Encumbrances and Transcripts of Register, as applicable, each relating to the Vessels, which we assume are authentic and accurate insofar as the information contained therein. We have further assumed that the Credit Agreement was duly signed by Nordea and the Lenders and continues in full, force and effect.

Our opinions contained herein are subject to the following assumptions:

1.                                      All permits, licenses, consents, and approvals of any RMI, Liberian or Bermuda governmental authority which is a condition to the validity and enforceability of the registration of each respective Vessel and each Amended RMI Mortgage, each Amended Liberian Mortgage, each Bermuda

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Mortgage and each Amended Second RMI Mortgage (collectively the “Ship Mortgages”), have been duly obtained, are in full force and effect as of the date thereof and are valid and sufficient for their respective purposes.

2.                                      Each Vessel listed in Schedule 2 and Schedule 3 is duly registered under the laws and flag of the its respective jurisdiction at either the RMI Ship Registry Office, the Liberian Ship Registry Office or the Bermuda Ship Registry Office, as applicable, in the name its respective Owner (Subsidiary Guarantor), and each Vessel is free of any liens, claims, charges, debts or encumbrances of record except for the encumbrances that are reflected on the Security Documents identified in foregoing paragraphs G, H and I delivered to you herewith.

3.                                      The RMI Ship Registry Office, the Liberian Ship Registry Office, and the Bermuda Ship Registry Office are each a “public register at the port of registry of the vessel or at a central office” within the meaning of Title 46 United States Code Section 31301(6) (B).

4.                                      The Security Documents identified in the foregoing paragraphs A through F above have been duly authorized and executed by each Subsidiary Guarantor that is a party thereto, and constitute the respective liability and obligation of each signatory thereto and are enforceable against each signatory.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

a.                                      Each Ship Mortgage constitutes a valid and binding obligation of each respective Subsidiary Guarantor enforceable against the Vessel owned by it in accordance with its terms.

b.                                      The execution and delivery by each Subsidiary Guarantor of the Assignments Amendments executed by it and the consummation by each Subsidiary Guarantor of the transactions contemplated thereby do not result in the violation of any of the Relevant Laws (as hereinafter defined).

e.                                       Each Ship Mortgage (i) constitutes the equivalent of a “preferred mortgage” within the meaning of Section 31301(6) (B) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage on a foreign registered vessel under Sections 31325 and 31326 of Title 46 of the United States Code and (ii) perfects the rights of the Collateral Agent, as assignee, under the Assignments of Insurances respecting each Vessel described in Schedule 2, or perfects the rights of the Collateral Agent, as assignee, under the Second Assignments of Insurances respecting each Vessel described in Schedule 3, as applicable, subject to the giving of notice of assignment to underwriters.

The opinions set forth herein are subject to and limited by the following:

A.                                    The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium and other laws and court decisions or other legal or equitable principles relating to, limiting or affecting the enforcement of creditors’ rights generally.

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B.                                    The discretion of any court of competent jurisdiction in awarding equitable remedies (regardless of whether considered in a proceeding in equity or at law), including, but not limited to, specific performance or injunctive relief.

C.                                    The enforceability of the Security Documents identified in paragraphs A through F may be subject to: (i) compliance with, and limitations imposed by, procedural requirements relating to the exercise of remedies; (ii) general principles of equity (including, but not limited to, commercial reasonableness, good faith and fair dealing and the requirement that the right, remedy, damages or compensation sought be proportionate to the breach, default, or injury); (iii) provisions of applicable law limiting certain rights and remedies of the Administrative Agent, the Collateral Agent, the Collateral Agent and the Lenders or the effect of certain waivers or agreements, but the inclusion of such provisions in the Security Documents does not, in our opinion, render any Security Documents invalid as a whole and, in our opinion, subject to the limitations referred to in clause (A) above, the Security Documents contain adequate provisions for the practical realization by the Administrative Agent, the Collateral Agent and the Lenders of the principal benefits intended to be provided by the Security Documents.

D.                                    Any purported assignment of any agreement or any governmental approval, license or permit may be subject to restrictions upon assignment or transfer which, although not necessarily applicable to assignments intended as security, may be required to be satisfied before the Collateral Agent will be treated as an assignee thereof, except to the extent that consents to or approvals of such assignment have been obtained from the appropriate governmental body or other Person.

E.                                     The enforceability of the Security Documents identified in paragraphs A through F may be limited by (i) redemption rights of the United States under the Federal Tax Lien Act of 1966, as amended, and (ii) civil or criminal forfeiture provisions contained in any applicable Federal or state laws and regulations, including, without limitation, the forfeiture provisions contained in 21 United States Code Sections 881 and 853.

G.                                    We are admitted to practice law in the State of New York and the local federal district and appellate courts within the City of New York and do not purport to be expert or express any opinion except as to matters involving the laws of New York State and the federal laws of the United States of America (“Relevant Laws”). We are not licensed to practice law in either the RMI, Liberia or Bermuda and insofar as the laws of the those several jurisdictions may be relevant to any opinion expressed herein we have relied on the opinion of the RMI law firm of Reeder & Simpson, George Henries a member of the Liberian bar, and Conyers, Dill & Pearman, of Hamilton, Bermuda delivered to you herewith and on legal materials available to us to the extent they have enabled us to confirm said opinions.

H.                                   The enforcement of any Ship Mortgage will be subject to the laws of any jurisdiction where enforcement by the Collateral Agent, as mortgagee, may seek to enforce its rights there under.

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We have assumed with your permission that no agreement or understanding exists which would modify, supplement or amend any Security Documents, except as described herein. In addition, all other matters stated in this opinion as having been assumed by us have been so assumed with your permission.

The opinions expressed herein are based upon the laws and interpretations in effect on the date hereof, and we assume no obligations to review or supplement this opinion letter should any such law be changed by legislative action, judicial decision or otherwise. In addition, we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinion expressed herein.

This opinion is rendered only to Nordea Bank Finland plc, New York Branch, as Administrative Agent, and Collateral Agent, and the Lenders and their respective successors and assigns, and their respective legal advisors and is solely for their benefit in connection with the Credit Agreement. This opinion may not be relied upon by the Collateral Agent, the Administrative Agent or any such Lender (and each of their successors and assigns) for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

Very truly yours,

/s/ Constantine P. Georgiopoulos
Constantine P. Georgiopoulos

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Schedule 1

Schedule of Lenders

NORDEA BANK FINLAND PLC,

NEW YORK BRANCH

DNB BANK ASA

HSH NORDBANK AG

BANK OF SCOTLAND PLC

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

CITIBANK, N.A.

CITIGROUP FINANCIAL PRODUCTS INC.

NATIXIS, NEW YORK BRANCH

ROYAL BANK OF SCOTLAND

SANTANDER UK PLC

SUMITOMO MITSUI BANKING CORP., NEW YORK

DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S)

ALLIED IRISH BANK, P.L.C.

BNP PARIBAS

UNICREDIT BANK AG

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH

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Schedule 2

2	Vessel	Owner	Official Number	Jurisdiction
1	Genmar Argus	GMR Argus LLC	1826	Marshal] Islands
2	Genmar Daphne	GMR Daphne LLC	2501	Marshall Islands
3	Genmar Elektra	Genmar Elektra LLC	2945	Marshall Islands
4	Genmar Hope	GMR Hope LLC	1343	Marshall Islands
5	Genmar Horn	GMR Horn LLC	1255	Marshall Islands
6	Genmar Orion	GMR Orion LLC	1641	Marshall Islands
7	Genmar Phoenix	GMR Phoenix LLC	1882	Marshall Islands
8	Genmar Spyridon	GMR Spyridon LLC	1404	Marshall Islands
9	Genmar St. Nikolas	GMR St. Nikolas LLC	3046	Marshall Islands
10	Genmar George T	GMR George T LLC	2935	Marshall Islands

11	Genmar Agamemnon	GMR Agamemnon LLC	10257	Liberia
12	Genmar Ajax	GMR Ajax LLC	10259	Liberia
13	Genmar Defiance	GMR Defiance LLC	11678	Liberia
14	Genmar Harriet G	GMR Harriet GLLC	12884	Liberia
15	Genmar Kara G	GMR Kara G LLC	13098	Liberia
16	Genmar Minotaur	GMR Minotaur LLC	10948	Liberia
17	Genmar Strength	GMR Strength LLC	11846	Liberia

18	Genmar Companion	Companion Ltd.	733743	Bermuda
19	Genmar Compatriot	Compatriot Ltd.	733750	Bermuda
20	Genmar Consul	Consul Ltd.	733745	Bermuda
21	Genmar Victory	Victory Ltd.	733717	Bermuda
22	Genmar Vision	Vision Ltd.	733716	Bermuda

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Schedule 3

	Vessel	Owner	Official No.	Jurisdiction
23	Genmar Poseidon	GMR Poseidon LLC	2187	Marshall Islands
24	Genmar Ulysses	GMR Ulysses LLC	2092	Marshall Islands
25	Genmar Hercules	GMR Hercules LLC	2001	Marshall Islands
26	Genmar Atlas	GMR Atlas LLC	2004	Marshall Islands
27	Genmar Zeus	GMR Zeus LLC	2295	Marshall Islands
28	Genmar Maniate	GMR Maniate LLC	2247	Marshall Islands
29	Genmar Spartiate	GMR Spartiate LLC	2262	Marshall Islands

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EXHIBIT C-3

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3603
Majuro, MH 96960	Email: dreeder@ntamar.net
r.simpson@simpson.gr

Nordea Bank Finland plc, New York Branch

437 Madison Avenue

New York, New York 10022,

as Administrative Agent and Collateral Agent

and

each of the Lenders party to the Credit Agreement

referred to below:

May 17, 2012

Re: General Maritime Corporation, General Maritime Subsidiary II Corporation, and General Maritime Subsidiary Corporation

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI. We are acting as special RMI counsel on issues relating to RMI law for General Maritime Corporation (“GMC”), General Maritime Subsidiary II Corporation (“GMSC II”), and General Maritime Subsidiary Corporation (“GMSC”), in relation to the Credit Agreement described below. All of the above named parties, and those parties whose names are set out in Schedule I attached hereto, all of which are RMI non-resident domestic corporations or RMI non-resident domestic limited liability companies, are collectively referred to as the “Credit Parties”.

In connection with this opinion, we have examined an original or electronic copy of that certain Third Amended and Restated Credit Agreement dated as of May 17, 2012 (the “Credit Agreement”), between Nordea Bank Finland plc, New York Branch as Administrative Agent and Collateral Agent, the lenders party thereto from time to time, and GMC, as Parent, GMSC II and Arlington Tankers Ltd. as Guarantors, and GMSC, as Borrower. We have also examined the written resolutions of the Board of Directors and Managers of each of the Credit Parties with respect to the transaction, and a certificate of good standing for each of the Credit Parties. The documents listed in this paragraph are collectively referred to as the “Credit Documents”.

In addition, we have also examined electronic copies of the following:

a.         That certain reaffirmation of Amended and Restated Subsidiaries Guaranties dated May 17, 2012;

b.         Those certain Second Amended and Restated Pledge Agreement and Amended and Restated Secondary Pledge Agreements dated May 17, 2012;

c.          The Omnibus Amendment to the Primary Assignments of Earnings and the Omnibus Amendment to the Secondary Assignments of Earnings, each dated May 17, 2012;

d.         The Omnibus Amendment to the Primary Assignments of Insurances and the Omnibus Amendment to the Secondary Assignments of Insurances, each dated May 17, 2012;

e.          Those certain Marshall Islands Collateral Vessel Mortgage Amendments and Marshall Islands Secondary Collateral Vessel Mortgage Amendments dated May 17, 2012;

f.                Those two Control Agreements Regarding Deposit Accounts by GMSC the first for Nordea Bank Finland plc, New York Branch accounts and the second for Nordea Bank Finland plc, Cayman Islands Branch accounts, both dated May 17, 2012;

g.               That certain Control Agreement Regarding Deposit Accounts by GMSC II for Nordea Bank Finland plc, Cayman Islands Branch accounts dated May 17, 2012;

h.              That certain Control Agreement Regarding Deposit Accounts by GMC for Nordea Bank Finland plc, Cayman Islands Branch accounts dated May 17, 2012;

i.                  That certain Second Amended and Restated Deposit Control Agreement for Nordea Bank Finland plc accounts dated May 17, 2012;

j.                 That certain Primary Intercreditor Agreement dated May 17, 2012;

k.              That certain Secondary Intercreditor Agreement date May 17, 2012; and

l.                  That certain Parri Passu Pledge Agreement dated May 17, 2012.

The Credit Documents and the documents listed in paragraphs a. through 1. above are collectively referred to herein as the “Opinion Documents”.

Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

We have also made such examinations of matters of law as we deem necessary in connection with the opinions expressed herein. In rendering this opinion, we have examined and relied upon originals or copies of Opinion Documents and all such other documents, affidavits, corporate records, or certificates or other statements of RMI government officials and officers of the Credit Parties and such other instruments as we have considered necessary and appropriate.

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Whenever our opinion is indicated to be based on our knowledge or awareness, it is intended to signify that, except with respect to opinions 3. and 6. below, we have not undertaken any independent investigation specifically for the purpose of rendering this opinion other than those procedures referred to herein and our knowledge will be limited to those matters of which we have actual knowledge. Whenever we have stated that we have assumed any matter, it is intended that we assume such matter without making any factual, legal, or other inquiry or investigation and without expressing any opinion or conclusion of any kind concerning such matter.

In rendering this opinion we have assumed with your permission and without independent verification:

1.           The genuineness of all signatures, the legal capacity of natural persons and of all parties which are not RMI entities, the authenticity of all items submitted to us, and the conformity with originals of all items submitted to us as originals or electronic copies. We assume that when the parties, other than the Credit Parties, executed and delivered the Opinion Documents, along with all other agreements, instruments, associated documents, and resolutions, that such parties were duly organized, validly existing, and in good standing under the laws of their respective jurisdictions, that such parties were duly qualified to engage in the transactions covered by this opinion, that such parties had the power and authority to enter into and perform their obligations thereunder, that such parties had duly authorized, executed and delivered the opinion Documents, that the Opinion Documents constitute the legal, valid, and binding obligations of such parties, that the due authorization, execution, enforceability and delivery of the Opinion Documents complies with all relevant laws other than the laws of the RMI which are the subject of this opinion, and that all actions required to be taken by such parties have been duly accomplished including all conditions precedent; and

2.           The truth, accuracy, and completeness of all representations and warranties in the Opinion Documents as to factual matters but not as to conclusions of law that are the subject of this opinion letter.

We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may affect the opinions set forth herein. We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

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This opinion is furnished solely for your benefit and that of Constantine P. Georgiopoulos as counsel for GMC, GMSC II, GMSC, and the other Credit Parties and may not be used for any other purpose or relied upon by, nor copies delivered to, any other persons without our prior written consent in each case.

Based upon and subject to the assumptions, qualifications and limitations herein, we are of the opinion that:

1.                 Each of the Credit Parties (i) is a corporation or limited liability company duly organized and incorporated or formed and validly existing and in good standing under the laws of the RMI, (ii) has all the corporate or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in and to enter into and perform its respective obligations under the Credit Agreement and the other Opinion Documents, and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business required such qualification except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.                  Each of the Credit Parties has the corporate or limited liability company power and authority to execute, deliver and perform the terms and provisions of the Opinion Documents to which it is a party and has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance by it of each of such Opinion Documents. Each of the Credit Parties has duly executed and delivered each of the Opinion Documents to which it is a party, and each of the Opinion Documents to which it is a party constitutes the legal, valid and binding obligation of each such Credit Party.

3.                  Neither the execution, delivery or performance by any of the Credit Parties of the Opinion Documents to which it is a party, nor compliance by it respectively with the terms and provisions thereof (i) will contravene any provisions of any applicable RMI law, statute, rule or regulation, (ii) will contravene any provision of any applicable RMI order, writ, injunction or decree of any RMI court or governmental instrumentality applicable to any Credit Party and known to us, (iii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Credit Parties pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement or instrument to which any of the Credit Parties is a party or by which it any of its property or assets is bound or to which it may be subject or (iv) will violate any provision of the articles of incorporation or by-laws, or the certificate of incorporation or limited liability company certificate of formation or operating agreement of any Credit Party.

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4.                   No RMI order, consent, approval, license, authorization, or validation of, of filing, recording or registration with or exemption by any RMI governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with: (i) the entry into, execution, delivery and performance of any Opinion Documents or (ii) the legality, validity, binding effect or enforceability of any such Opinion Document other than the filing of the Marshall Islands Collateral Vessel Mortgage Amendments and Marshall Islands Secondary Collateral Vessel Mortgage Amendments with the RMI Maritime Administrators Office.

5.                   It is not necessary or advisable in order to create or maintain a valid preferred mortgage on each of the Mortgaged Vessels listed in Schedule I to file any of the Opinion Documents or any other instrument relating thereto in any RMI court, agency or governmental instrumentality save the recording of the Collateral Vessel Mortgage Amendments and Secondary Collateral Vessel Mortgage Amendments with the RMI Maritime Administrators Office.

6.                   No further action is required to be taken insofar as the laws of the RMI are concerned to perfect the priority security interests granted by the Credit Parties pursuant to the Opinion Documents or to maintain the perfection of the Opinion Documents.

7.                   There are no actions, suits, proceedings (private or governmental) pending in the RMI or, to my knowledge, threatened (i) with respect to the Opinion Documents or the transactions contemplated thereby (ii) that, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

8.                   Each of the Mortgaged Vessels listed in Schedule I is duly registered at the office of the RMI Maritime Administrator in the sole ownership of the owner indicated opposite the name of such Mortgaged Vessel as listed in Schedule I pursuant to the laws of the RMI and as of the date set forth on the Marshall Islands Collateral Vessel Mortgages and Marshall Islands Secondary Collateral Vessel Mortgage, and in each case such owner has good and valid title thereto, free of any liens, claims, charges, debts or encumbrances of record other than the relevant Marshall Islands Collateral Vessel Mortgage Amendments as amended and Marshall Islands Secondary Collateral Vessel Mortgage as amended.

9.                   Each of the Marshall Islands Collateral Vessel Mortgage Amendments and Marshall Islands Secondary Collateral Vessel Mortgage Amendments (i) have been duly executed and delivered by the respective owners, (ii) have been duly registered and recorded at the RMI Maritime Administrator’s office in New York, the only office where registration or recording is necessary, (iii) creates a valid and binding preferred mortgage lien upon the relevant Mortgaged Vessel, with effect and priority from the date hereof pursuant to the laws of the RMI, (iv) is enforceable in accordance with its terms, all in accordance with the laws of the RMI and the

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performance of the Marshall Islands Collateral Vessel Mortgages, as amended, and Marshall Islands Secondary Collateral Vessel Mortgages, as amended, will not violate or conflict with any RMI law, statute or regulation, (v) will maintain its validity and priority without it being necessary or appropriate for it to be re-recorded or re-filed, and (vi) constitutes a “preferred mortgage” within the meaning of Title 47, Chapter 3, Section 303 of the Marshall Islands Revised Code, the Preferred Ship Mortgage and Maritime Liens Act.

10.             All taxes and charges payable, for the year 2012 in respect of registration of the Mortgaged Vessels, and in respect of the Marshall Islands Collateral Vessel Mortgages and Marshall Islands Secondary Collateral Vessel Mortgages, including recording thereof, have been paid.

11.             All permits licenses, consents, and approvals of any RMI governmental authority as a condition to the validity and enforceability of the Vessel Acquisition Documentation for the Mortgaged Vessels set forth in Schedule I, and in connection with the registration of the Mortgaged Vessels set forth in Schedule I have been duly obtained, are in full force and effect as of the date thereof and are valid and sufficient for their respective purposes.

12.             A judgment obtained against a Credit Party in the courts of New York in respect of the Opinion Documents would be enforced by the courts of the RMI without re-examination of the merits so long as the provisions of the RMI Uniform Foreign Money-Judgments Recognition Act are complied with.

13.             Under the laws of the RMI, none of the Collateral Agent or the Secured Parties will be deemed to be resident, domiciled or carrying on any commercial activity in the RMI or will be subject to any RMI tax as a result of its entry into the Opinion Documents or the performance of any of the transactions contemplated thereby. It is not necessary for the Collateral Agent or the Secured Parties to be authorized or qualified to carry on business in the RMI or to establish a place of business in the RMI for the entry into or performance of the Opinion Documents.

14.             The choice of New York law as the governing law of the Credit Agreement, Amended and Restated Subsidiaries Guaranty, Pledge Agreements, Secondary Assignments of Earnings, Secondary Assignments of Insurances, and Control Agreements Regarding Deposit Accounts and the choice of RMI law as the governing law of the Marshall Islands Collateral Vessel Mortgage Amendments and Secondary Collateral Vessel Mortgage Amendments would be upheld as a valid choice of law by the courts of the RMI and will be accepted and applied by the RMI courts in proceedings relating to the Opinion Documents.

15.             The submission to jurisdiction by the Credit Parties contained in the Opinion Documents is valid and binding on the Credit parties and not subject to revocation without the consent of the Collateral Agent and the Secured Parties.

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16.              No stamp duty or similar or other tax or duty is payable in the RMI on the enforcement of a foreign judgment. No tax is required to be withheld by any governmental authority in the RMI with respect to any payments made under any of the Opinion Documents.

17.              Other than as stated above, all amounts payable under the Opinion Documents may be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the RMI or any authority thereof or therein.

Sincerely,

/s/ Dennis J. Reeder
Reeder & Simpson PC
Dennis J. Reeder

7

SCHEDULE I

SUBSIDIARY GUARANTORS AND MORTGAGED VESSELS

SUBSIDIARY GUARANTORS		MORTGAGED VESSELS

1.	GMR ARGUS LLC	GENMAR ARGUS
2.	GMR DAPHNE LLC	GENMAR DAPHNE
3.	GMR ELEKTRA LLC	GENMAR ELEKTRA
4.	GMR GEORGE T LLC	GENMAR GEORGE T
5.	GMR HOPE LLC	GENMAR HOPE
6.	GMR HORN LLC	GENMAR HORN
7.	GMR ORION LLC	GENMAR ORION
8.	GMR PHOENIX LLC	GENMAR PHOENIX
9.	GMR ST NIKOLAS LLC	GENMAR ST NIKOLAS
10.	GMR SPYRIDON LLC	GENMAR SPYRIDON
11.	GMR ZEUS LLC	GENMAR ZEUS
12.	GMR MANIATE LLC	GENMAR MANIATE
13.	GMR SPARTIATE LLC	GENMAR SPARTIATE
14.	GMR ULYSSES LLC	GENMAR ULYSSES
15.	GMR ATLAS LLC	GENMAR ATLAS
16.	GMR HERCULES LLC	GENMAR HERCULES
17.	GMR POSEIDON LLC	GENMAR POSEIDON

8

EXHIBIT C-4

HENRIES LAW FIRM
Established 1944
	31 BENSON STREET	Richard A. Henries, Sr.
George E. Henries	P. O. BOX 1544	(1908 - 1980)
Counsellor-At-Law	MONROVIA, LIBERIA
Senior Partner

Cooper W. Kruah		Email: attyhenries@aol.com
Counsellor-At-Law		Email: cwkruah@yahoo.com
Managing Partner		Telephone: (231) 6-610889
(231)77-610859
(231) 6-515171
Associates:		(231)77-515171
ldris S. Sheriff
Counsellor-At-Law

Dexter Tiah
Counsellor-At-Law

Morris Massaquoi	May 17, 2012
Attorney-At-Law

To the Administrative Agent, the Collateral Agent

And each of the Lenders party to the

Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as Liberian counsel to General Maritime Corporation, a Marshall Islands corporation (the “Parent”) and each of the Subsidiaries of the Parent listed on Schedule VIII attached hereto (collectively the “Liberian Companies” and together with the Parent, the “Credit Parties”), in connection with the Third Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among the Parent, General Maritime Subsidiary Corporation as Borrower, General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the lenders from time to time party thereto (the “Lenders”) and Nordea Bank Finland plc, New York Branch, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”) for the Lenders. This opinion is delivered pursuant to Section 12.10 (viii) of the Credit Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following (collectively the “Documents”): (a) the Credit Agreement, (b) the Reaffirmation of the Amended and Restated Subsidiaries Guaranty dated as of May 17, 2012, (c) the Second Amended and Restated Pledge Agreement dated as of May 17, 2012, (d) the recorded amendments to the Preferred Ship Mortgages (the “Liberian Vessel Mortgages”) each dated the date hereof (collectively, the “Amendments to the Liberian Vessel Mortgages”) covering the Liberian flag Vessels listed on Schedule A attached hereto and other vessels(collectively, the “Liberian Vessels”), (e) the Omnibus Amendment dated as of the date hereof (the “Omnibus Amendment to Assignments of Earnings”) to the Assignments of Earnings respecting each of the Liberian Vessels and other vessels (the “Assignments of Earnings”), (f) the Omnibus Amendment dated as of the date hereof (the Omnibus

Amendment to Assignments of Insurances”), to the Assignments of Insurances respecting each of the Liberian Vessels and other vessels (the “Assignments of Insurances”), (g) the Charter Assignment for m.v. Genmar Harriet G dated of the date hereof (the “Charter Assignment”), (h) the Primary Intercreditor Agreement dated as of the date hereof and (i) the Second Amended and Restated Deposit Account Control Agreement dated as of the date hereof.

We also have examined the articles of organization and operating agreement or bylaws and the corporate resolutions of each of the Shipowners and such other public and corporate documents and records and such laws, regulations and enactments of the Republic of Liberia as we have deemed necessary or appropriate in connection with this opinion.

In our examination, we have assumed the genuineness of all signatures (other than as to the Liberian Companies), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us we have relied, to the extent we have deemed appropriate, upon certificates of officers of the Liberian Companies, public officials and other appropriate persons.

We have further assumed that:

1.                                              The Parent and each other party to the Documents (other than the Liberian Companies) (i) is a duly organized and validly existing corporation or limited liability company as the case may be in good standing under the laws of the states of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction (other than the Republic of Liberia) where the conduct of its business requires such qualification except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.                                              The Parent and each other party to the Documents (other than the Liberian Companies) has the corporate or limited liability company power and authority to execute, deliver and perform the terms and provisions of the Documents to which each is a party and has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance by the Parent and each such other party to the Documents.

The opinions expressed herein are subject to the qualifications that (i) they are limited to the laws of the Republic of Liberia in existence as of the date hereof; and (ii) enforceability of the documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

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Subject to the foregoing, we are of the opinion that:

1.                                      Each of the Liberian Companies is a limited liability company duly organized, validly existing and in good standing under the laws of the Republic of Liberia.

2.                                      Each of the Liberian Companies has the limited liability company power and authority to enter into, observe and perform the terms and obligations on its part to be observed and performed under each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution and delivery of each such Document and the performance of its obligations in accordance with its terms.

3.                                      Each of the Liberian Vessels is duly registered under the laws and flag of the Republic of Liberia at the Deputy Commissioner’s Office, 99 Park Avenue, New York (the “Deputy Commissioner’s Office”) in the sole ownership of the Liberian Company set forth opposite such Liberian Vessel on Schedule B attached hereto pursuant to the laws of the Republic of Liberia as of the date hereof, free of any liens, claims, debt or encumbrances of record other than the Liberian Vessel Mortgages and those certain Second Preferred Liberian Mortgages, as amended, in favor of the Collateral Agent.

4.                                      Each of the Documents, including the Amendments to the Liberian Vessel Mortgages, (i) has been duly executed and delivered by the Liberian Company party thereto, and (ii) each of the Amendments to the Liberian Vessel Mortgages has been duly recorded as set forth at the Deputy Commissioner’s Office, the only office where recording is necessary.

5.                                      Each of the Liberian Vessel Mortgages (i) creates a valid and binding first priority mortgage lien upon the relevant Liberian Vessel securing the “Indebtedness hereby secured” as defined therein pursuant to the laws of the Republic of Liberia, (ii) is enforceable in accordance with its terms, all in accordance with the laws of the Republic of Liberia, and (iii) constitutes a “preferred mortgage” within the meaning of Title 21, Chapter 3, Section 105 (4) of the Liberian Code of Laws of 1956, as amended. .

6.                                      The execution, delivery and performance of all obligations of the Documents by each Liberian Company party thereto will not violate or conflict with (i) any Liberian law, statute or regulation or (ii) any such entity’s organizational documents.

7.                                      All permits, licenses, consents and approvals of any governmental authority required as a condition to the validity and enforceability of the Documents have been duly obtained, are in full force and effect as of the date thereof and are valid and sufficient for their respective purposes.

8.                                      Except for the recordation of the Amendments to the Liberian Vessel Mortgages at the Deputy Commissioner’s Office, no order, consent, approval, license, authorization, recording or registration with or exemption by any governmental or public body or authority, or any subdivision of the Republic of Liberia is required to authorize, or is

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required in connection with, (i) the entry into, execution, delivery and performance of the Documents or (ii) the legality, validity, binding effect or enforceability of the Documents.

9.                                      Insofar as the laws of the Republic of Liberia are concerned, the choice of New York law to govern the Documents to which any of the Liberian Companies is a party (other than the Liberian Vessel Mortgages) is a valid choice of law, and the submission in such Documents by the Liberian Companies party thereto to the jurisdiction of the courts of the State of New York, located in New York City, or of the United States for the Southern District of New York is valid and binding upon the parties.

10.                               The provision of each of the Assignments of Earnings as amended by Omnibus Amendment to Assignments of Earnings and the Assignments of Insurances as amended by Omnibus Amendment to Assignments of Insurances are sufficient to create in favor of the Collateral Agent a first priority perfected security interest in all right, title and interest of the Shipowner party thereto in those items and types of property described in such Assignments of Earnings as amended by Omnibus Amendment to Assignments of Earnings and the Assignments of Insurances as amended by Omnibus Amendment to Assignments of Insurances.

11.                               The provision of the Charter Assignment are sufficient to create in favor of the Collateral Agent a second priority perfected security interest in all right, title and interest of the Shipowner party thereto in those items and types of property described in such Charter Assignment.

12.                               No further action is required to be taken insofar as the laws of the Republic of Liberia are concerned to perfect the first priority security interests granted by the Credit Parties pursuant to the Documents.

13.                               All amounts payable under the Documents may be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by Liberia or any authority thereof or therein.

14.                               No stamp or registration duty or similar taxes or charges are payable in in Liberia in respect of the documents except that for admissibility of any of the Documents into evidence in a Liberian court of competent jurisdiction a revenue stamp of nominal value should be affixed thereto any time prior to its presentation to the court.

15.                               A judgment obtained against the Liberian Companies in the courts of New York in respect of the Documents may be admissible into evidence and enforceable by the courts of Liberia without re-examination of the merits of the case if: (i) the court rendering the judgment had jurisdiction over the parties and the subject-matter; (ii) the judgment is for a definite sum of money and if final in the jurisdiction in which the judgment was rendered; (in) the applicable Liberian Company was present in person or by a duly appointed representative; (iv) the judgment was not a default judgment; (v) the judgment was not obtained by fraud; and (vi) the judgment does not offend the principles of the Republic of Liberia as to due process, natural justice or public policy.

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16.                               Under the laws of Liberia, none of the Administrative Agent, the Collateral Agent nor the Lenders will be deemed to be resident, domiciled or carrying on any commercial activity in Liberia or subject to any Liberian tax as a result of the entry into the Documents or the performance of any of the transaction contemplated thereby. It is not necessary for the Administrative Agent, the Collateral Agent or the Lenders to be authorized or qualified to carry on business in Liberia or establish a place of business in Liberia for the entry into or performance of the Documents.

17.                               Insofar as we are aware, no suits, actions or proceedings are pending or threatened in any Liberian court or governmental instrumentality with respect to any Document or the Liberian Companies that are reasonably likely to have a Material Adverse Effect.

18.                               No further action is required to be taken insofar as the laws of the Republic of Liberia are concerned to perfect the first priority security interests granted by the Liberian Companies pursuant to the Documents.

This opinion is being furnished only to the addressees hereof and the Credit Parties and is solely for their benefit and the benefit of their permitted successors and assigns in connection with the above transaction. Except for Constantine P. Georgiopoulos, New York maritime counsel for the Credit Parties, who may rely on this opinion when delivering his opinion, without our prior written consent in each case, this opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/s/ George E. Henries
George E. Henries

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SCHEDULE VIII

General Maritime Corporation

Liberian Subsidiaries

GMR Agamemnon LLC

GMR Ajax LLC

GMR Defiance LLC

GMR Harriet G LLC

GMR Kara G LLC

GMR Minotaur LLC

GMR Strength LLC

SCHEDULE A

Liberian Vessels

Genmar Agamemnon

Genmar Ajax

Genmar Defiance

Genmar Harriet G

Genmar Kara G

Genmar Minotaur

Genmar Strength

SCHEDULE B

Liberian Companies	Liberian Vessels

GMR Agamemnon LLC	Genmar Agamemnon
GMR Ajax LLC	Genmar Ajax
GMR Defiance LLC	Genmar Defiance
GMR Harriet G LLC	Genmar Harriet G
GMR Kara G LLC	Genmar Kara G
GMR Minotaur LLC	Genmar Minotaur
GMR Strength LLC	Genmar Strength

Conyers Dill & Pearman Limited	BERMUDA
Clarendon House, 2 Church Street	BRITISH VIRGIN ISLANDS
PO Box HM 666	CAYMAN ISLANDS
Hamilton HM CX, Bermuda	CYPRUS
Tel: +1 [441] 295 1422	DUBAI
Fax:+1 [441] 292 4720	HONG KONG
conyersdill.com	LONDON
MAURITIUS
MOSCOW
SÀG PAULO
SINGAPORE

EXHIBIT C-5

17 May 2012

Matter No.:475358

Doc Ref: Legal - 1201649

441 299-4926

victor.richards@conyersdill.com

Nordea Bank Finland plc, New York Branch

437 Madison Avenue, 21st Floor

New York, New York

10022

Constantine P. Georgiopoulos

775 Scarsdale Road 20

Tuckahoe

New York 10707

And to each of the Lenders (as defined herein)

Dear Sirs,

Re: Vision Ltd., Victory Ltd., Companion Ltd., Compatriot Ltd., Consul Ltd. (each a Shipowning Company, together, the “Shipowning Companies”) and Arlington Tankers Ltd. (together with the Shipowning Companies, the “Companies”), m.v. Genmar Vision, m.v. Genmar Victory, m.v. Genmar Companion, m.v. Genmar Compatriot and m.v. Genmar Consul (together, the “Vessels”)

We have acted as special Bermuda legal counsel to the Companies and Nordea Bank Finland plc, acting through its New York Branch (the “Bank”), in connection with:

(i)                                     a third amended and restated US$508,963,260.95 credit agreement among General Maritime Corporation (“GMC”), as parent, General Maritime Subsidiary Corporation (“GMSC”), as borrower, Arlington Tankers Ltd. (“Arlington”), as guarantor, General Maritime Subsidiary II Corporation (“GMSC II”), as guarantor, various lenders (the “Lenders”) and the Bank, as administrative agent and collateral agent dated 17 May 2012 (the “Credit Agreement”);

(ii)                                  an amendment and reaffirmation agreement (the “Reaffirmation Agreement”) dated 17 May 2012 granted by the Companies and affiliates thereof in favour of the Bank;

(iii)                               a second amended and restated pledge agreement (the “Pledge”) dated 17 May 2012 granted by the Shipowning Companies in favour of the Bank;

(iv)                              a charge over shares of each of the Shipowning Companies (together, the “Share Charges”) each dated 17 May 2012 granted by Arlington in favour of the Bank;

(v)                                 a charge over the shares of Arlington (the ‘Arlington Share Charge”) dated 17 May 2012 granted by GMC in favour of the Bank;

(vi)                              first priority statutory mortgages of a ship (the “Mortgages”) each dated 17 May 2012, in respect of each of the Vessels, granted by Victory Ltd., Vision Ltd., Consul Ltd., Companion Ltd. and Compatriot Ltd. respectively, in favour of the Bank;

(vii)                           omnibus amendment of primary assignments of insurances (the “Insurances Assignments”) each dated 17 May 2012 in respect of each of the Vessels, granted by Vision Ltd., Victory Ltd., Consul Ltd., Companion Ltd. and Compatriot Ltd., respectively and such affiliates thereof, in favour of the Bank;

(viii)                        omnibus amendment of primary assignments of earnings (the “Earnings Assignments”) each dated 17 May 2012 in respect of each of the Vessels, granted by Vision Ltd., Victory Ltd., Consul Ltd., Companion Ltd. and Compatriot, respectively and such affiliates thereof, in favour of the Bank;

(ix)                              amendments to amended and restated deeds of covenant of each of the Shipowning Companies (the “Deeds of Covenant”) each dated 17 May 2012 granted by each of Shipowning Companies in favour of the Bank; and

(x)                                 a primary intercreditor agreement (the “Primary Intercreditor Agreement”) dated 17 May 2012 among GMC, GMSC, GMSC II, the Bank, the Company and the other Subsidiary Guarantors, including the Companies (as defined in the Credit Agreement); and

(xi)                              a secondary intercreditor agreement (the “Secondary Intercreditor Agreement”) dated 17 May 2012 among GMC, GMSC, GMSC II, the Bank,

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the other Subsidiary Guarantors, including the Companies (as defined in the Credit Agreement);

(xii)                           a pari passu pledge agreement (the “Pari Passu Pledge Agreement”) dated 17 May 2012 by and among Arlington, GMC and GMSCII in favour of the Bank;

(xiii)                        a second amended and restated control agreement (the “Control Agreement”) dated 17 May 2012 granted by each of the Companies in favour of the Bank; and

(xiv)                       a pari passu control agreement (the “Pari Passu Control Agreement”) dated 17 May 2012 by Arlington in favour of the Bank.

For the purposes of giving this opinion, we have examined executed copies of the following documents:

(i)                                     the Credit Agreement;

(ii)                                  the Reaffirmation Agreement;

(iii)                               the Pledge;

(iv)                              the Share Charges;

(v)                                 the Arlington Share Charge;

(vi)                              the Mortgages;

(vii)                           the Insurances Assignments;

(viii)                        the Earnings Assignments;

(ix)                              the Deeds of Covenant;

(x)                                 the Primary Intercreditor Agreement;

(xi)                              the Second Intercreditor Agreement;

(xii)                           the Pari Passu Pledge Agreement;

(xiii)                        the Control Agreement; and

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(xiv)                   the Pari Passu Control Agreement.

The documents listed in items (i) through (xiv) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the certificate of incorporation, the memorandum of association and the bye-laws of each of the Companies, certified by the Secretary of the Companies on 25 April 2012, resolutions of the directors of each of the Companies each passed on 14 May 2012 (together, the “Resolutions”), a power of attorney granted by the Companies dated 17 May 2012 (the “Power of Attorney”), transcripts of register issued by the Department of Maritime Administration in Bermuda on 17 May 2012 at 12:08 p.m. (GENMAR VISION), 12:02 p.m. (GENMAR VICTORY), 11:56 a.m. (GENMAR CONSUL), 11:44 a.m. (GENMAR COMPANION) and 11:50 a.m. (GENMAR COMPATRIOT) (the “Transcripts”) in respect of each of the Vessels and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Companies, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Companies, and the physical delivery by each of the Companies of the Documents to which it is a party with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that each of the Shipowning Companies is entering into the Documents to which it is a party pursuant to its business of shipowning; (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (i) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents (except the Mortgages, the Deeds of Covenant and the Share Charges) which are expressed to be governed by such Foreign Laws in accordance with their respective terms; (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents (except the Mortgages) to the non-exclusive jurisdiction of the federal and state courts in the State

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of New York (the “Foreign Courts”); (k) that none of the parties to the Documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses; (1) that on the date of entering into the Documents each of the Companies, are and after entering into the Documents will be able to pay its liabilities as they become due.

The obligations of each of the Companies under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Companies.

Any provision of a document governed by Bermuda law expressly or impliedly providing that certain statements, calculations and/or certificates will be conclusive and binding may not be effective if such statements, calculations or certificates are incorrect on their face or fraudulent and will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party. In addition, an agreement governed by Bermuda law may be amended orally despite any provision to the contrary in such agreement, and the question of whether any provisions of such an agreement which may be illegal, invalid or ineffective may be severed from the other provisions of such agreement would be determined by the courts at their discretion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in

5

respect of any other matter, except that any person who acquires a participation and becomes a Lender under the Credit Agreement may rely on this opinion subject to the entirety of the advice given to you and to the extent that you can rely on it.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      Each of the Companies is duly incorporated and existing under the laws of Bermuda.

2.                                      Each of the Companies has the necessary corporate power and authority to enter into and perform its obligations under the Documents to which it is a party. The execution and delivery of the Documents to which each Company is a party by such Company and the performance by such Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the respective Company nor any applicable law, regulation, order or decree in Bermuda.

3.                                      Each of the Companies has taken all corporate action required to authorise its execution, delivery and performance of the Documents to which it is a party. Such Documents have been duly executed and delivered by or on behalf of such Company, and constitute the valid and binding obligations of such Company in accordance with the terms thereof.

4.                                      No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except such as have been duly obtained in accordance with Bermuda law.

5.                                      It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that the Documents create a charge over assets of the Companies (other than land in Bermuda, a ship registered in Bermuda or any interest therein registerable under the Merchant Shipping Act 2002), it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Part V of the Company Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created after 11 July 1984, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $574 will be payable in respect of the registration. To the extent that the Documents create a charge over a ship registered in Bermuda or any interest therein registerable under the Merchant Shipping Act

6

2002, it will be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Ships at the Department of Maritime Administration in Bermuda. On registration, to the extent that Bermuda law governs the priority of such a charge, the charge will have priority in Bermuda over any unregistered charges and over any subsequently registered charges in respect of the assets which are the subject of the charge. A registration fee of $440 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents (other than the Mortgages, the Deeds of Covenant and the Share Charges) are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

6.                                      Based solely on our review of the Transcripts, the Mortgages were registered in the Register of Ships pursuant to the Merchant Shipping Act 2002 on 17 May 2012 at 12:08 p.m. (GENMAR VISION), 12:02 p.m. (GENMAR VICTORY), 11:56 a.m. (GENMAR CONSUL), 11:44 a.m. (GENMAR COMPANION) and 11:50 a.m. (GENMAR COMPATRIOT).

7.                                      The Mortgages constitute a first priority mortgage under the Merchant Shipping Act 2002, having the effect and with the priority provided in the Merchant Shipping Act 2002. No periodic re-recording or periodic refiling of the Mortgages is necessary under existing Bermuda law.

8.                                      Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at 11:14 a.m. (Vision Ltd.), 11:31 a.m. (Victory Ltd.), 11:20 a.m. (Consul Ltd.), 11:50 a.m. (Compatriot Ltd.), 11:08 a.m. (Companion Ltd.) and 11:40 a.m. (Arlington) on 17 May 2012 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are charges registered on the assets of the Companies.

9.                                      Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at 10:55 a.m. (Vision Ltd.), 10:55 a.m. (Victory Ltd.), 10:55 a.m. (Consul Ltd.), 10:55 a.m. (Compatriot Ltd.), 10:55 a.m. (Companion Ltd.) and 10:55 a.m. (Arlington) on 17 May 2012 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Companies, nor any legal or governmental proceedings pending in Bermuda to which the Companies are subject.

7

10.                               The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents.

11.                               The Bank or the Lenders will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Documents by the Bank or the Lenders.

12.                               It is not necessary or advisable in order for the Bank or the Lenders to enforce its rights under the Documents, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

13.                               The choice of the Foreign Laws as the governing law of the Documents (other than the Mortgages, the Deeds of Covenant and the Share Charges) is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Documents (other than the Mortgages) to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Companies.

14.                               The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against a Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman Limited

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EXHIBIT D

GENERAL MARITIME SUBSIDIARY CORPORATION

OFFICER’S CERTIFICATE

May       , 2012

I, the undersigned, Secretary of General Maritime Subsidiary Corporation, a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Company”), do hereby certify on behalf of the Company that:

1.                                      This officer’s certificate (the “Certificate”) is furnished (i) pursuant to Section 12.10(viii) of the Third Amended and Restated Credit Agreement, dated as of the date hereof (such credit agreement, as in effect on the date of this Certificate, being herein called the “$508M Credit Agreement”), among General Maritime Corporation, as parent (the “Parent”), General Maritime Subsidiary II Corporation (“GMSIIC”) and Arlington Tanker Ltd. (“Arlington”), as guarantors, the Company, as borrower, various lenders party thereto from time to time and Nordea Bank Finland plc, New York Branch (“Nordea”), as administrative agent (in such capacity, the “$508M Administrative Agent”) and collateral agent, and Nordea and DNB Bank ASA (“DNB”), as joint book runners, and (ii) pursuant to Section 12.10(viii) of the Second Amended and Restated Credit Agreement, dated as of the date hereof (such credit agreement, as in effect on the date of this Certificate, being herein called the “$273M Credit Agreement”, and together with the $508M Credit Agreement, the “Credit Agreements”), among the Parent, the Company and Arlington, as guarantors, GMSIIC, as borrower, various lenders party thereto from time to time and Nordea, as administrative agent (in such capacity, the “$273M Administrative Agent”, and together with the $508M Administrative Agent, the “Agents”) and collateral agent, and Nordea and DNB, as joint lead arrangers and joint book runners. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreements.

2.                                      On the date hereof, there has been no change to (a) the Articles of Incorporation of the Company, as filed in the Office of the Registrar of Corporations of the Republic of the Marshall Islands, received by the Agents on May 6, 2011 or (b) the Bylaws of the Company received by the Agents on May 6, 2011.

3.                                      Attached hereto as Exhibit A is a true and correct copy of resolutions which were duly adopted on May 17, 2012 by unanimous written consent of the Board of Directors of the Company, and said resolutions have not been rescinded, amended or modified authorizing the execution, delivery or performance of any of the Credit Documents to which the Company is a party. Except as attached hereto as Exhibit A, no other resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is a party.

4.                                      The named individuals in Exhibit B attached hereto are duly elected officers of the Company, and each holds the office of the Company set forth opposite his name. The signature written opposite the name and title of each such officer in Exhibit B is his genuine signature.

5.                                      On the date hereof (i) the representations and warranties given by the Company contained in the Credit Agreements and in the other Credit Documents are true and correct in all material respects, both before and after giving effect to the Transaction, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing or would result from the Transaction.

[Signature Page to Follow]

IN WITNESS WHEREOF, I have hereunto on behalf of the Company set my hand as of the date set forth above.

GENERAL MARITIME SUBSIDIARY CORPORATION

By:
Name: Brian Kerr
Title: Secretary

Officer’s Certificate - General Maritime Subsidiary Corporation

I, the undersigned, Treasurer of the Company, do hereby certify on behalf of the Company that Brian Kerr is a duly elected and qualified Secretary of the Company, holds the office set forth below his signature and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto on behalf of the Company set my hand as of the date set forth above.

GENERAL MARITIME SUBSIDIARY CORPORATION

By:
Name:	Leonard J. Vrondissis
Title:	Treasurer

Officer’s Certificate - General Maritime Subsidiary Corporation

EXHIBIT A

Resolutions

See attached.

EXHIBIT B

Incumbency

Name	Office	Signature

Jeffrey D. Pribor	President

Leonard J. Vrondissis	Treasurer

Brian Kerr	Secretary

Incumbency Certificate of General Maritime Subsidiary Corporation

EXHIBIT E

AMENDED AND RESTATED SUBSIDIARIES GUARANTY

AMENDED AND RESTATED SUBSIDIARIES GUARANTY, dated as of May 6, 2011 (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”) in favor of Nordea Bank Finland plc, New York Branch, as Administrative Agent (as defined below) for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

WITNESSETH:

WHEREAS, General Maritime Corporation (the “Parent”), General Maritime Subsidiary II Corporation, as a guarantor (“GMSCII”), Arlington Tankers Ltd., as a guarantor, and General Maritime Subsidiary Corporation (the “Borrower”) have entered into a Second Amended and Restated Credit Agreement dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among various lenders referred to therein (the “Lenders”), and Nordea Bank Finland plc, New York Branch, as Administrative Agent and as Collateral Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Collateral Agent and the Administrative Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements and/or Other Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans and/or Commitment from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”, with each such Interest Rate Protection Agreement and/or Other Hedging Agreement with an Other Creditor being herein called a “Secured Hedging Agreement”);

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Parent;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and to Other Creditors entering into Secured Hedging Agreements that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the

Borrower under the Credit Agreement and the entering into by the Borrower of Secured Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Secured Creditors as follows:

1.       Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions, covenants and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause, except to the extent consisting of the obligations or liabilities with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by required payment, declaration, acceleration, demand or otherwise) of all obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Secured Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower and each other Guaranteed Party under each Secured Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower and each other Guaranteed Party with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”). As used herein, the term “Guaranteed Party” shall mean the Parent, GMSCII, the Borrower and each Subsidiary of the Parent that is a Credit Party. Each Guarantor understands, agrees and confirms that the Secured

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Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Parent, the Borrower or any other Guaranteed Party, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2.       Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 11.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

3.       The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) to the extent permitted by applicable law any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4.       The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by applicable law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

5.       Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor,

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without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)           change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b)           take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)            exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(d)           release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;

(e)            settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

(f)             apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(g)            consent to or waive any breach of, or any act, omission or default under, any of the Secured Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement (in accordance with their terms) any of the Secured Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(h)           act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i)               take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal

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or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations or as otherwise provided under the terms of the Credit Agreement.

6.       This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have hereunder. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.       Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Creditors and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do

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not provide for the application of such amount, to be held by the Secured Creditors as collateral security for any Guaranteed Obligations thereafter existing.

8.       (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty. Each Guarantor hereby waives any defense it may now or hereafter assert in any way relating to any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or any Secured Creditor’s rights with respect thereto.

(b)           Each Guarantor hereby waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guaranteed Party or any other party or any security.

(c)            Each Guarantor waives all presentments, promptness, diligence, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the

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existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(d)           Each Guarantor warrants and agrees that each of the waivers set forth above in this Section 8 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.       (a) Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the written instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 9 is among and solely for the benefit of the Secured Creditors and that, if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

(b)                                 The Administrative Agent will hold in accordance with this Guaranty all collateral at any time received under this Guaranty. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Guaranty each such Secured Creditor acknowledges and agrees that the obligations of the Administrative Agent as enforcer of this Guaranty and interests herein are only those expressly set forth in this Guaranty and in Section 12 of the Credit Agreement. The Administrative Agent shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

10.         In order to induce the Lenders to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Secured Hedging Agreements to which they are or will be a party, each Guarantor represents, warrants and covenants that as of the date of each Credit Event:

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(a)           Such Guarantor (i) is a duly organized and validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority, as the case may be, to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualification, except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           Such Guarantor has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)            Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or credit agreement, or any other material agreement, contract or instrument, to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents), as the case maybe, of such Guarantor or any of its Subsidiaries.

(d)           No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages and the Secondary Collateral Vessel Mortgages), will be made within 10 days of the date such Security Document is required to be executed pursuant to the terms of the Credit Agreement, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

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(e)            There are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

11.         Each Guarantor covenants and agrees that on and after the Restatement Effective Date and until the termination of the Total Commitments and all Secured Hedging Agreements entered into with respect to the Loans and until such time as no Notes remain outstanding and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 13.01 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 9 and 10 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

12.         The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of (i) each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent) and (ii) the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent).

13.         This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

14.         Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of (x) the Administrative Agent (or, to the extent required by Section 13.12 of the Credit Agreement, with the written consent of the Lenders) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Other

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Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Hedging Agreements entered into with respect to the Loans (and/or the Commitments).

15.         Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and each existing Secured Hedging Agreements has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

16.         In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and any payment default under any Secured Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

17.         Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, email or facsimile communication) and mailed, emailed, faxed or delivered: if to any Guarantor, at c/o General Maritime Corporation, as agent, 299 Park Avenue, New York, New York, 10171-0002, with copies to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attention Kenneth Chin, Esq., Telephone No.: (212) 715-9100, Telecopier No.: (212) 715-8000; if to any Secured Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Administrative Agent, at its address specified opposite its name on Schedule II to the Credit Agreement; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Secured Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex, email or facsimile, be effective when sent by telex, email or facsimile, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be.

18.         If any claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such

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payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Borrower or any other Guaranteed Party) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Secured Hedging Agreement or any other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

19.         (a) THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE COLLATERAL VESSEL MORTGAGES AND SECONDARY COLLATERAL VESSEL MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW). Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may, in the case of any Secured Creditor, and shall, in the case of any Guarantor, be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth in Section 17 hereof, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b)           Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

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(c)            EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20.         In the event that all of the capital stock or other equity interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Parent or any Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 20).

21.         At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 21 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 21: (i) each Guarantor’s “Contribution Percentage” shall

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mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including, without limitation, contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 20 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 21. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 21, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

22.         Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23.         This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by facsimile or electronic transmission), but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

24.         (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the currency or currencies in which the respective Guaranteed Obligations are then due and payable and will be made on the same basis as payments are made by the Borrower under Sections 5.03 and 5.04 of the Credit Agreement.

(b)           The Guarantors’ obligations hereunder to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or

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satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Secured Hedging Agreements, as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c)            If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(d)           For purposes of determining the relevant currency equivalent or any other rate of exchange for this Section 24, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

25.         It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof or a Joinder Agreement, in the form of Exhibit Q, and delivering the same to the Administrative Agent.

26.         All monies collected by the Administrative Agent hereunder shall be applied in the manner provided in the Intercreditor Agreement and the Secondary Intercreditor Agreement.

* * *

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

ARLINGTON TANKERS LTD.

By:
Name:	John. C. Georgiopoulos
Title:	Director

VISION LTD.
VICTORY LTD.
COMPATRIOT LTD.
COMPANION LTD.
CONSUL LTD.

By:
Name:	John. C. Georgiopoulos
Title:	Director

Signature Page to Subsidiary Guaranty

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GENERAL MARITIME MANAGEMENT
(PORTUGAL) LLC
GENERAL MARITIME MANAGEMENT LLC

By:
Name:	Milton H. Gonzales
Title:	Manager

Signature Page to Subsidiary Guaranty

16

GMR ALEXANDRA LLC
GMR ARGUS LLC
GMR DAPHNE LLC
GMR ELEKTRA LLC
GMR GEORGE T LLC
GMR HOPE LLC
GMR HORN LLC
GMR ORION LLC
GMR PHOENIX LLC
GMR ST. NIKOLAS LLC
GMR SPYRIDON LLC
GMR ATLAS LLC
GMR HERCULES LLC
GMR MANIATE LLC
GMR POSEIDON LLC
GMR SPARTIATE LLC
GMR ULYSSES LLC
GMR ZEUS LLC
GMR CHARTERING LLC
GMR AGAMEMNON LLC
GMR AJAX LLC
GMR DEFIANCE LLC
GMR HARRIET G LLC
GMR KARA G LLC
GMR MINOTAUR LLC
GMR REVENGE LLC
GMR STRENGTH LLC

By:
Name:	John C. Georgiopoulos
Title:	Manager

Signature Page to Subsidiary Guaranty

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GENERAL MARITIME CREWING PTE. LTD., as
Guarantor
The Common Seal of	)
General Maritime Crewing Pte. Ltd.	)
was hereunto affixed in accordance with	)
its Articles of Association	)

Name:
Director

Name:
Director

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GENERAL MARITIME MANAGEMENT
(PORTUGAL) LIMITADA

By:
Name:	Milton H. Gonzales
Title:	Manager

19

GENERAL MARITIME CREWING PTE.
LIMITED

By:
Name:	Gennadiy Liventsov
Title:	Director

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Accepted and Agreed to:
NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT F-1

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of May 17, 2012, made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as collateral agent (in such capacity, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).

WITNESSETH:

WHEREAS, General Maritime Subsidiary Corporation (the “Borrower”), General Maritime Corporation (the “Parent”), General Maritime Subsidiary II Corporation, as a guarantor (“GMSCII”), Arlington Tankers Ltd. (“Arlington”), as a guarantor, the various lenders from time to time party thereto (the “Lenders”), and Nordea Bank Finland plc, New York Branch, as Administrative Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”) and Collateral Agent, have entered into a Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) (the Lenders, the Issuing Lender, the Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “Lender Creditors”);

WHEREAS, the Pledgee and the pledgors party thereto from time to time entered into an Amended and Restated Pledge Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented, and including any joinders thereto, the “Original Pledge Agreement”), and hereby wish to amend and restate the Original Pledge Agreement in order to amend certain other provisions contained therein;

WHEREAS, pursuant to Section 1.2 hereof, each applicable Pledgor and the Pledgee are entering into a Control Agreement (as defined below) with the relevant deposit account bank simultaneously herewith;

WHEREAS, the Borrower has entered into the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement or the Other Hedging Agreements set forth on Schedule V to the Credit Agreement with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Swap Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.             SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF CONCENTRATION ACCOUNT.

1.1.   Security. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)                                     the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or reimbursement under the Existing Letters of Credit), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii)                                          the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Swap Creditors under, or with respect to (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty), any Interest Rate Protection Agreement set forth on Schedule V to the Credit Agreement or Other Hedging Agreement set forth on Schedule V to the Credit Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and the due performance and compliance by such Pledgor with all of the

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terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Swap Obligations”);

(iii)                             any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)                            in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v)                          all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

1.2.                            Concentration Accounts. The relevant Pledgors have established the Concentration Accounts for purposes of this Agreement and the other relevant Credit Documents, which Concentration Accounts are maintained in its name with Nordea Bank Finland plc, Cayman Islands Branch (or such other deposit account bank as the Pledgee may agree in its sole discretion which has agreed to enter into a deposit account control agreement in form and substance reasonably acceptable to the Pledgee) located at 437 Madison Avenue, 21st Floor, New York, New York 10022. Each relevant Pledgor, the applicable deposit account bank and the Pledgee are entering into a Control Agreement Regarding Deposit Accounts substantially in the form attached hereto as Annex H (the “Control Agreement”) simultaneously herewith, which provides that the Concentration Accounts shall be under the control of the Pledgee, as agent for the Secured Creditors, and the Pledgee shall have the right to direct withdrawals from the Concentration Accounts (after the occurrence and during the continuation of an Event of Default) and to exercise all rights with respect to all of the Earnings Collateral (as defined below) (after the occurrence and during the continuation of an Event of Default) from time to time deposited therein pursuant to the terms of this Agreement and the Control Agreement. All Earnings Collateral delivered to, or held by or on behalf of, the Pledgee pursuant to each of the Assignments of Earnings shall be held in the Concentration Accounts in accordance with the provisions thereof.

2.          DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b)                                 The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” has the meaning set forth in the Recitals hereto.

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“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Arlington” has the meaning set forth in the Recitals hereto.

“Borrower” has the meaning set forth in the Recitals hereto.

“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Concentration Accounts” shall mean, collectively, (i) the accounts set forth in Annex I attached hereto and any other account or accounts opened and maintained by a Pledgor (other than the Parent, the Borrower or Arlington) with Nordea Bank Finland plc, Cayman Islands Branch or Nordea Bank Finland plc, New York Branch at any time and (ii) any other account or accounts opened and maintained by a Pledgor (other than the Parent, the Borrower or Arlington) at any time if the aggregate amount of cash deposited in any account(s) opened and maintained by any Credit Party (other than the Pari Passu DACA Accounts, the Concentration Accounts described in clause (i) hereof and or any other account that is subject to a deposit account control agreement in favor of the Collateral Agent or the Other Agent) is equal to or greater than $5,000,000 at such time.

“Control Agreement” shall have the meaning provided in Section 1.2.

“Credit Agreement” has the meaning set forth in the Recitals hereto.

“Credit Document Obligations” has the meaning set forth in Section 1.1(i) hereof.

“Earnings Collateral” shall mean, collectively, all of the collateral granted, sold, conveyed, assigned, transferred, mortgaged and pledged pursuant to, and in accordance with, Section 1 of each Primary Assignment of Earnings (other than any such collateral deposited into any Pari Passu Collateral Account).

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Interest Rate Protection Agreement set forth on Schedule V to the Credit Agreement or Other Hedging Agreements set forth on Schedule V to the Credit Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans from time to time, after any applicable grace period.

“GMSCII” has the meaning set forth in the Recitals hereto.

“Indemnitees” has the meaning set forth in Section 11 hereof.

“Lender Creditors” has the meaning set forth in the Recitals hereto.

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“Lenders” has the meaning set forth in the Recitals hereto.

“Limited Liability Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Obligations” has the meaning set forth in Section 1.1 hereof.

“Parent” has the meaning set forth in the Recitals hereto.

“Pari Passu DACA Accounts” has the meaning given such term in the Pari Passu Pledge Agreement.

“Partnership Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” has the meaning set forth in the first paragraph hereof.

“Pledgor” has the meaning set forth in the first paragraph hereof.

“Proceeds” has the meaning given such term in Section 9-102(64) of the UCC.

“Required Secured Creditors” means (i) at any time when any Credit Document Obligations are outstanding under the Credit Agreement, the Required Lenders (or, to the extent provided in Section 12.12 of the Credit Agreement, each of the Lenders or each of the directly affected Lenders), and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash and if any Swap Obligations are outstanding, the holders of a majority of the Swap Obligations.

“Secured Creditors” has the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents and the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement and the Other Hedging Agreements set forth on Schedule V to the Credit Agreement

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entered into with any Swap Creditors entered into in respect of the Borrower’s obligations with respect to the outstanding Loans.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” means all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantor” means, at any time, each direct and indirect Subsidiary of the Parent (other than the Borrower, GMSCII and Arlington) which owns a Collateral Vessel or which owns, directly or indirectly, any of the Equity Interests of any such direct or indirect Subsidiary at any time.

“Swap Creditors” has the meaning set forth in the Recitals hereto.

“Swap Obligations” has the meaning set forth in Section 1.1(ii) hereof.

“Termination Date” has the meaning set forth in Section 20 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” has the meaning given such term in Section 8-102(a)(18) of the UCC.

“Vessel Subsidiary Guarantor” means, at any time, any Subsidiary Guarantor that owns (x) a Primary Collateral Vessel or (y) any interests, directly or indirectly, in a Subsidiary Guarantor which owns a Primary Collateral Vessel at such time.

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3.          PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1   Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)                                 the Concentration Accounts, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings from time to time evidencing the Concentration Accounts, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b)                                 all Stock of the Borrower, Arlington or any Vessel Subsidiary Guarantor owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Stock of the Borrower, Arlington or any such Vessel Subsidiary Guarantor;

(c)                                  all Limited Liability Company Interests in the Borrower, Arlington or any Vessel Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)                               all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)                               all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                               all of such Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)                               all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

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(E)                                all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)                                 all Partnership Interests in the Borrower, Arlington or a Vessel Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)                               all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)                               all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                               all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)                               all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)                                all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or

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operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(e)                                  all Proceeds of any and all of the foregoing.

3.2.          Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to take, the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

(i)                              with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), such Pledgor shall deliver such Certificated Security to the Pledgee with powers executed in blank;

(ii)                           with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii)                        with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable

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rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC). Such Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing;

(iv)                       with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v)                          with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 6 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and at any time any Default or Event of Default is in existence and continuing no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)                          In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i)                              with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii)                           each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).

3.3.         Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal

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executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4.         Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5.         Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number, is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor constituting the Borrower, Arlington or a Vessel Subsidiary Guarantor is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) of the Borrower, Arlington or any Vessel Subsidiary Guarantor held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the respective Borrower, Arlington or Vessel Subsidiary Guarantors as is set forth in Annex C hereto; (v) the Limited Liability Company Interests in any and all of the Borrower, Arlington or any Vessel Subsidiary Guarantors held by such Pledgor consist of the number and type of interests of the Borrower, Arlington or the respective Vessel Subsidiary Guarantors described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the Borrower, Arlington or the respective Vessel Subsidiary Guarantors as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor in any and all of the Borrower, Arlington or any Vessel Subsidiary Guarantors that consist of the number and type of interests of the respective Borrower, Arlington or Vessel Subsidiary Guarantors described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (xi) on the date hereof, such Pledgor owns no other Stock, Limited Liability Company Interests or Partnership Interests of, in each case, the Borrower, Arlington or any Vessel Subsidiary Guarantor.

4.          APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.          VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could

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reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6.          DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)                              all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)                           all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)                        all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.          REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)                              to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;

(ii)                           to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

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(iii)                         to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers (to the extent permitted by law) and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(iv)                   at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor (to the extent permitted by law)), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v)                              to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Concentration Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

8.        REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Swap Obligations) and that no other Secured

13

Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9.        APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other monies received by the Pledgee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Obligations as follows:

(i)                              first, to the payment of all amounts owing the Pledgee of the type described in clauses (iii) and (iv) of Section 1.1;

(ii)                           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) constituting Credit Document Obligations (other than any Credit Document Obligations in respect of the Tranche B Loans) shall be paid to the Lenders as provided in Section 9(d) hereof, with each Lender receiving an amount equal to such outstanding Primary Obligations constituting Credit Document Obligations (other than any Credit Document Obligations in respect of the Tranche B Loans) or, if the proceeds are insufficient to pay in full all such Primary Obligations constituting Credit Document Obligations (other than any Credit Document Obligations in respect of the Tranche B Loans), its Pro Rata Share (as defined below) of the amount remaining to be distributed;

(iii)                        third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations constituting Swap Obligations and Credit Document Obligations in respect of the Tranche B Loans shall be paid to the Swap Creditors and the applicable Lender Creditors, respectively, as provided in Section 9(d) hereof, with each Swap Creditor and each applicable Lender Creditor receiving an amount equal to such outstanding Primary Obligations constituting Swap Obligations and Credit Document Obligations in respect of the Tranche B Loans or, if the proceeds are insufficient to pay in full all such Primary Obligations constituting Swap Obligations and Credit Document Obligations in respect of the Tranche B Loans, its Pro Rata Share of the amount remaining to be distributed;

(iv)                       fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v)                          fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 20 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

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(b)                                 For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans and all fees, costs and expenses incurred under the Credit Agreement with respect thereto and (ii) in the case of the Swap Obligations, all amounts due under the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement or Other Hedging Agreements set forth on Schedule V to the Credit Agreement (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c)                           When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)                          All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (y) if to the Swap Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Swap Creditors or, in the absence of such a Representative, directly to the Swap Creditors.

(e)                           For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Swap Creditors or, in the absence of such a Representative, upon the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Swap Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Swap Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

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(f)                                   It is understood and agreed that each Pledgor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

10.        PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.        INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12.         PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)                                 Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of

16

any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c)                           The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)                          The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.       FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing (to the extent applicable) and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably require and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements (including, without limitation, ‘all assets’ financing statements) and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)                                 Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

14.          THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the Intercreditor Agreement, and in Section 11 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein, in Section 11 of the Credit Agreement and in the Intercreditor Agreement.

15.         TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

17

16.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that:

(i)                              it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(ii)                           it has the corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)                        this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)                       except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Restatement Effective Date, to be made within 10 days of the Restatement Effective Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)                          the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the

18

assets of such Pledgor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement;

(vi)                       all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable (if applicable) and is subject to no options to purchase or similar rights;

(vii)                    the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral pledged by such Pledgor hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Certificated Securities, except for Permitted Liens, and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and;

(viii)                 “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral pledged by such Pledgor hereunder consisting of Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, and “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over all Concentration Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)                            Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever (other than as provided in the Credit Agreement); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

17.                               JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS. The jurisdiction of organization of each Pledgor is specified in Annex A hereto. The chief executive office of each Pledgor is located at the address specified in Annex F hereto. Each Pledgor will not change the jurisdiction of its organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with the last sentence of this Section 17. The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests (to the extent not certificated), and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex F hereto, or at such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17. All Limited Liability Company Interests and Partnership Interests (to the extent not certificated) are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex F hereto, or such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17. No Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive offices until (i) it shall have given to the Pledgee not less than 15 days’ prior written notice of its intention so to do, providing

19

clear details of such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Pledgee may reasonably request, and (ii) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, reasonably satisfactory to the Pledgee (and, to the extent applicable, in accordance with Section 3.2 hereof), to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto or Annex F hereto, as the case may be, so as to cause such Annex A or Annex F, as the case may be, to be complete and accurate.

18.                               PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

19.           REGISTRATION, ETC. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under

20

the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20.            TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the Loans under the Credit Agreement have been paid in full and all Swap Obligations have been satisfied in full, no Note under the Credit Agreement is outstanding, all Existing Letters of Credit under the Credit Agreement have been terminated and all other Obligations then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold in connection with a sale permitted by the Secured Debt Agreements (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that a Pledgor desires to close a Concentration Account, it shall, with the consent of the Pledgee, redirect the contents of such Concentration Account to such other Concentration Account as the Pledgee shall specify to such Pledgor, and all future deposits shall be required to be made in such specified Concentration Account.

(d)                                 At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(e)          The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 20.

21.            NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or other electronic communication) and mailed, faxed or delivered: if to any Pledgor, at c/o General Maritime Corporation, 299 Park Avenue, as agent, New York, New York, 10171-0002, with copies to (i) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, Attention: Kenneth Chin, Esq., Telephone No.: (212) 715-9100, Facsimile No.: (212) 715-8000, Email: kchin@kramerlevin.com and (ii) Kirkland and Ellis LLP, 555 California Street,

21

San Francisco, California 94104, Attention: Samantha Good, Telephone No.: (415) 439-1914, Facsimile No.: (415) 439-1500, Email: samantha.good@kirkland.com; if to any Lender Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Pledgee, at its Notice Office; and, as to each Swap Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex, email or telecopier, be effective when sent by telex, email or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.

22.            WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Swap Creditors as the holders of the Swap Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Lenders and (ii) with respect to the Swap Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement or Other Hedging Agreements set forth on Schedule V to the Credit Agreement with respect to outstanding Loans from time to time.

23.            MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

22

24.                               RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

25.                               ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Parent that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall automatically become a Pledgor hereunder by (x) executing a counterpart hereof and/or a Subsidiary assumption agreement, in each case in form and substance satisfactory to the Pledgee, (y) delivering supplements to Annexes A through and including Annex F and Annex I hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

26.                               RELEASE OF GUARANTORS. In the event any Pledgor is released from its obligations pursuant to the Guaranty, such Pledgor (so long as not the Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

* * *

23

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

GENERAL MARITIME SUBSIDIARY CORPORATION,
as a Pledgor

By:
Name:
Title:

ARLINGTON TANKERS LTD.,
as a Pledgor

By:
Name:
Title:

GENERAL MARITIME CORPORATION
as a Pledgor

By:
Name:
Title:

Signature Page to Second Amended and Restated Pledge Agreement ($508M)

GMR ORION LLC,
GMR SPYRIDON LLC,
GMR ARGUS LLC,
GMR HORN LLC,
GMR HOPE LLC,
GMR PHOENIX LLC,
GMR HARRIET G LLC,
GMR KARA G. LLC,
GMR GEORGE T LLC,
GMR ST. NIKOLAS LLC,
GMR STRENGTH LLC,
GMR DEFIANCE LLC,
GMR AJAX LLC,
GMR MINOTAUR LLC,
GMR AGAMEMNON LLC,
GMR DAPHNE LLC,
GMR ELEKTRA LLC,
as Pledgors

By:
Name:
Title:

VICTORY LTD.,
COMPANION LTD.,
COMPATRIOT LTD.,
CONSUL LTD.,
VISION LTD.,
as Pledgors

By:
Name:
Title:

Signature Page to Second Amended and Restated Pledge Agreement ($508M)

Accepted and Agreed to:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Pledgee

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Second Amended and Restated Pledge Agreement ($508M Credit Facility)

ANNEX A

to

PLEDGE AGREEMENT

EXACT LEGAL NAME OF EACH PLEDGOR AND JURISDICTION OF ORGANIZATION

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number
General Maritime Corporation	Republic of the Marshall Islands	N/A
General Maritime Subsidiary Corporation	Republic of the Marshall Islands	N/A
GMR Argus LLC	Republic of the Marshall Islands	N/A
GMR Daphne LLC	Republic of the Marshall Islands	N/A
GMR Elektra LLC	Republic of the Marshall Islands	N/A
GMR George T LLC	Republic of the Marshall Islands	N/A
GMR Hope LLC	Republic of the Marshall Islands	N/A
GMR Horn LLC	Republic of the Marshall Islands	N/A
GMR Orion LLC	Republic of the Marshall Islands	N/A
GMR Phoenix LLC	Republic of the Marshall Islands	N/A
GMR St. Nikolas LLC	Republic of the Marshall Islands	N/A
GMR Spyridon LLC	Republic of the Marshall Islands	N/A
GMR Agamemnon LLC	Republic of Liberia	N/A
GMR Ajax LLC	Republic of Liberia	N/A
GMR Defiance LLC	Republic of Liberia	N/A
GMR Harriet G LLC	Republic of Liberia	N/A
GMR Kara G LLC	Republic of Liberia	N/A
GMR Minotaur LLC	Republic of Liberia	N/A
GMR Strength LLC	Republic of Liberia	N/A
Arlington Tankers Ltd.	Islands of Bermuda	N/A
Vision Ltd.	Islands of Bermuda	N/A
Victory Ltd.	Islands of Bermuda	N/A
Companion Ltd.	Islands of Bermuda	N/A
Compatriot Ltd.	Islands of Bermuda	N/A
Consul Ltd.	Islands of Bermuda	N/A

ANNEX B

to

PLEDGE AGREEMENT

LIST OF SUBSIDIARIES

Pledgor	Subsidiaries
I. General Maritime Corporation	General Maritime Subsidiary Corporation
Arlington Tankers Ltd.
II. General Maritime Subsidiary Corporation	GMR Argus LLC
GMR Daphne LLC
GMR Elektra LLC
GMR George T LLC
GMR Hope LLC
GMR Horn LLC
GMR Orion LLC
GMR Phoenix LLC
GMR St. Nikolas LLC
GMR Spyridon LLC
GMR Agamemnon LLC
GMR Ajax LLC
GMR Defiance LLC
GMR Harriet G LLC
GMR Kara G LLC
GMR Minotaur LLC
GMR Strength LLC
III. Arlington Tankers Ltd.	Vision Ltd.
Victory Ltd.
Companion Ltd.
Compatriot Ltd.
Consul Ltd.
IV. All Other Pledgors	None

ANNEX C

to

PLEDGE AGREEMENT

LIST OF STOCK

Name of Subsidiary	Percent (%) Ownership
General Maritime Subsidiary Corporation	100% by General Maritime Corporation
Arlington Tankers Ltd.	100% by General Maritime Corporation
Vision Ltd.	100% by Arlington Tankers Ltd.
Victory Ltd.	100% by Arlington Tankers Ltd.
Companion Ltd.	100% by Arlington Tankers Ltd.
Compatriot Ltd.	100% by Arlington Tankers Ltd.
Consul Ltd.	100% by Arlington Tankers Ltd.

ANNEX D

to

PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of First Priority Pledge Agreement
GMR Argus LLC	Limited liability company interest	100%	(i)
GMR Daphne LLC	Limited liability company interest	100%	(i)
GMR Elektra LLC	Limited liability company interest	100%	(i)
GMR George T LLC	Limited liability company interest	100%	(i)
GMR Hope LLC	Limited liability company interest	100%	(i)
GMR Horn LLC	Limited liability company interest	100%	(i)
GMR Orion LLC	Limited liability company interest	100%	(i)
GMR Phoenix LLC	Limited liability company interest	100%	(i)
GMR St. Nikolas LLC	Limited liability company interest	100%	(i)
GMR Spyridon LLC	Limited liability company interest	100%	(i)
GMR Agamemnon LLC	Limited liability company interest	100%	(i)
GMR Ajax LLC	Limited liability company interest	100%	(i)
GMR Defiance LLC	Limited liability company interest	100%	(i)
GMR Harriet G LLC	Limited liability company interest	100%	(i)
GMR Kara G LLC	Limited liability company interest	100%	(i)
GMR Minotaur LLC	Limited liability company interest	100%	(i)
GMR Strength LLC	Limited liability company interest	100%	(i)

ANNEX E

to

PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

None.

ANNEX F

to

PLEDGE AGREEMENT

LIST OF CHIEF EXECUTIVE OFFICES

Name of Pledgor	Address
General Maritime Corporation	299 Park Avenue
New York, NY 10171-0002
General Maritime Subsidiary Corporation	299 Park Avenue
New York, NY 10171-0002
GMR Argus LLC	299 Park Avenue
New York, NY 10171-0002
GMR Daphne LCC	299 Park Avenue
New York, NY 10171-0002
GMR Elektra LLC	299 Park Avenue
New York, NY 10171-0002
GMR George T LLC	299 Park Avenue
New York, NY 10171-0002
GMR Hope LLC	299 Park Avenue
New York, NY 10171-0002
GMR Horn LLC	299 Park Avenue
New York, NY 10171-0002
GMR Orion LLC	299 Park Avenue
New York, NY 10171-0002
GMR Phoenix LLC	299 Park Avenue
New York, NY 10171-0002
GMR St. Nikolas LLC	299 Park Avenue
New York, NY 10171-0002
GMR Spyridon LLC	299 Park Avenue
New York, NY 10171-0002
GMR Agamemnon LLC	299 Park Avenue
New York, NY 10171-0002
GMR Ajax LLC	299 Park Avenue
New York, NY 10171-0002
GMR Defiance LLC	299 Park Avenue
New York, NY 10171-0002
GMR Harriet G LLC	299 Park Avenue
New York, NY 10171-0002
GMR Kara G LLC	299 Park Avenue
New York, NY 10171-0002
GMR Minotaur LLC	299 Park Avenue
New York, NY 10171-0002
GMR Strength LLC	299 Park Avenue
New York, NY 10171-0002
Arlington Tankers Ltd.	299 Park Avenue
New York, NY 10171-0002

Name of Pledge	Address

Vision Ltd.	299 Park Avenue
New York, NY 10171-0002
Victory Ltd.	299 Park Avenue
New York, NY 10171-0002
Companion Ltd.	299 Park Avenue
New York, NY 10171-0002
Compatriot Ltd.	299 Park Avenue
New York, NY 10171-0002
Consul Ltd.	299 Park Avenue
New York, NY 10171-0002

2

ANNEX G

to

PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                    ,             , among the undersigned pledgor (the “Pledgor”), Nordea Bank Finland plc, New York Branch, not in its individual capacity but solely as collateral agent (the “Pledgee”), and                   , as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Second Amended and Restated Pledge Agreement, dated as of May 17, 2012 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                   The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.                   The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee and any other Permitted Liens) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.                   The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.                   All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Nordea Bank Finland plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone:  (212) 318 - 9630

Facsimile:   (212) 421 - 4420

5.                   Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.                   Except as expressly provided otherwise in Sections 4 and 5, all notices, shall be sent or delivered by mail, telegraph, telex, telecopy, electronic communication, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be. All notices and other communications shall be in writing and addressed as follows:

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(a)                                 if to any Pledgor, at:

c/o General Maritime Corporation, as agent

299 Park Avenue

New York, NY 10171-0002

Attention: Chief Executive Officer

Telephone No.: (212) 763-5600

Telecopier No.: (212) 763-5603

with copies to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Kenneth Chin, Esq.

Telephone No.: (212) 715-9100

Telecopier No.: (212) 715-8000

Kirkland and Ellis LLP

555 California Street

San Francisco, CA 94104

Attention: Samantha Good

Telephone No.: (415) 439-1914

Telecopier No.: (415) 439-1500

(b)                                 if to the Pledgee, at:

Nordea Bank Finland plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone: (212) 318 - 9630

Facsimile:  (212) 421 - 4420

(c)                                  if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

7.                   This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any

3

provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.                   This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws (other than Title 14 of Article 5 of the New York General Obligations Law).

*                                         *                                         *

4

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
not in its individual capacity but solely as Pledgee
By
Name:
Title:

By
Name:
Title:

[ ],
the Issuer

By
Name:
Title:

ANNEX H

to

PLEDGE AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                 ,          , among the undersigned assignor(s) (the “Assignor”), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, not in its individual capacity but solely as collateral agent on behalf of the First Priority Creditors under the First Priority Credit Agreement (as defined below) (the “First Priority Agent”), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, not in its individual capacity but solely as collateral agent on behalf of the Second Priority Creditors under the Second Priority Credit Agreement (as defined below) (the “Second Priority Agent”), and NORDEA BANK FINLAND PLC, CAYMAN ISLANDS BRANCH, as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (the “Deposit Account Bank”) (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Intercreditor Agreement (as defined below) shall be used herein as therein defined. For the purposes hereof, the term “Collateral Agent” shall mean, at any time, the First Priority Collateral Agent or, upon the occurrence of the Discharge of First Priority Obligations in full, the Second Priority Agent.

WITNESSETH :

WHEREAS, General Maritime Subsidiary Corporation, as borrower, General Maritime Corporation, as a guarantor, General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the various lenders from time to time party thereto and the First Priority Agent have entered into a Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “First Priority Credit Agreement”);

WHEREAS, General Maritime Subsidiary II Corporation, as borrower, General Maritime Corporation, as a guarantor, General Maritime Subsidiary Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the various lenders from time to time party thereto and the Second Priority Agent have entered into a Second Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Second Priority Credit Agreement”);

WHEREAS, the Assignor, various other assignors and the First Priority Agent have entered into a Second Amended and Restated Pledge Agreement, dated as of May 17, 2012 (as further amended, amended and restated, modified or supplemented from time to time, including any joinder agreements thereto, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the First Priority Obligations, the Assignor has granted a first priority security interest to the First Priority Agent for the benefit of the First Priority Creditors in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”);

WHEREAS, the Assignor, the First Priority Agent and the Deposit Account Bank are party to an Amended and Restated Control Agreement Regarding Deposit Accounts with respect to the Deposit Accounts (the “Original Control Agreement”) and wish to amend and restate the Original Control Agreement in order to amend certain other provisions contained therein;

WHEREAS, the Assignor, various other assignors and the Second Priority Agent have entered into an Amended and Restated Secondary Pledge Agreement, dated as of May 17, 2012 (as further amended, amended and restated, modified or supplemented from time to time, including any joinder agreements thereto, the “Second Priority Pledge Agreement”), under which, among other things, in order to secure the payment of the Second Priority Obligations, the Assignor has granted a second priority security interest to the Second Priority Agent for the benefit of the Second Priority Creditors in all of the right, title and interest of the Assignor in the Collateral;

WHEREAS, the parties hereto have entered into an Intercreditor Agreement, dated as of May 17, 2012, by and among the other parties from time to time party thereto governing the relative rights and priorities of the First Priority Creditors and the Second Priority Creditors (together with the First Priority Creditors, the “Secured Creditors”) with respect to the Collateral (as the same may be amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. The Deposit Account Bank hereby agrees to comply with instructions of the Collateral Agent directing disposition of the funds in the Deposit Account without further consent of the Assignor. Notwithstanding anything to the contrary in the foregoing, until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If upon the occurrence and during the continuance of an Event of Default (as defined in the Pledge Agreement) the Collateral Agent shall give to the Deposit Account

2

Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.                                      Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, following the occurrence and during the continuance of an Event of Default for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)                                 It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pledge Agreement, the Second Priority Pledge Agreement or any other Credit Document (as defined in the First Priority Credit Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3.                                      Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding any loss, cost or expense to the extent incurred as a direct result of the gross negligence or willful misconduct of the Deposit Account Bank.

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4.                                      Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.                                      Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to each of the First Priority Agent and the Second Priority Agent:

(a)                                 The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be New York.

(b)                                 The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)                                  The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9- 304 of the UCC in respect of the Deposit Accounts is New York. The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The Deposit Account Bank will promptly furnish to each of the First Priority Agent and the Second Priority Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

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(e)                                  On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f)                                   Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)                                  The Deposit Account Bank will promptly notify each of the First Priority Agent and the Second Priority Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.                                      Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the First Priority Agent and/or the Second Priority Agent all information requested by each of the First Priority Agent and the Second Priority Agent, as the case may be, regarding any Deposit Account.

7.                                      Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8.                                      Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.                                      Notices. (a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

5

If to the First Priority Agent or the Second Priority Agent, at:

Nordea Bank Finland plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone: 212-318-9630

Facsimile: 212-421-4420

If to the Assignor, at:

c/o General Maritime Corporation

299 Park Avenue

New York, NY 10171-0002

Attention: Chief Executive Officer

Telephone No.: 212-763-5600

Telecopier No.: 212-763-5603

If to the Deposit Account Bank, at:

Nordea Bank Finland plc, Cayman Islands Branch

c/o Nordea Bank Finland plc, New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone: 212-318-9630

Facsimile: 212-421-4420

or, as to any party, to such other address, or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b)                                 Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10.                               Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

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11.                               Binding Agreement. This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the First Priority Agent or the Second Priority Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor First Priority Agent or Second Priority Agent, as the case may be (at such time, if any, as such entity becomes the Pledgee under and as defined in the Pledge Agreement or the Second Priority Pledge Agreement, as the case may be, or at any time thereafter) who shall thereafter succeed to the rights of the existing First Priority Agent or Second Priority Agent, as the case may be, hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.                               Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. Subject to Section 15 hereof, the rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of each of the First Priority Agent and the Second Priority Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.                               Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.                               Termination. (a) After the occurrence of the Discharge of First Priority Obligations in full, the security interest created hereby in favor of the First Priority Agent and the First Priority Creditors shall terminate (provided that all indemnities set forth herein including, without limitation, in the Pledge Agreement shall survive any such termination), and the First Priority Agent, at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the termination of such security interest and provide such notifications to third parties as any Assignor may reasonably request.

(b)                                 After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in the Second Priority Pledge Agreement shall survive any such termination), at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the termination of this Agreement and provide such notifications to third parties as any Assignor may reasonably request. As used in this Agreement, “Termination Date” shall mean the date upon which the

7

loans under the Second Priority Credit Agreement has been paid in full, no promissory note under the Second Priority Credit Agreement is outstanding and all Second Priority Obligations then due and payable have been paid in full.

16.                               Intercreditor Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH OF THE ASSIGNOR, THE COLLATERAL AGENT (ON BEHALF OF THE SECURED CREDITORS) AND THE DEPOSIT ACCOUNT BANK ACKNOWLEDGES AND AGREES THAT (X) THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT BY THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT; AND (Y) THE LIEN AND SECURITY INTEREST GRANTED PURSUANT TO THIS AGREEMENT TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECOND PRIORITY CREDITORS IN THE COLLATERAL SHALL BE A SECOND PRIORITY LIEN, SUBJECT TO THE SECURITY INTEREST GRANTED TO THE FIRST PRIORITY AGENT FOR THE BENEFIT OF THE FIRST PRIORITY CREDITORS ON THE TERMS AND CONDITIONS SET FORTH IN THE FIRST PRIORITY COLLATERAL DOCUMENTS AND THE INTERCREDITOR AGREEMENT AND ALL OTHER RIGHTS AND BENEFITS AFFORDED HEREUNDER TO THE SECURED CREDITORS ARE EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

8

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

First Priority Agent:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as First Priority Agent

By:
Name:
Title:

By:
Name:
Title:

Second Priority Agent:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Second Priority Agent

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

NORDEA BANK FINLAND PLC, CAYMAN ISLANDS BRANCH,
as Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

2

ANNEX I

to

PLEDGE AGREEMENT

LIST OF CONCENTRATION ACCOUNTS

Name of Pledgor	Account Number
GMR Argus LLC	7409102001
GMR Daphne LLC	5001992001
GMR Elektra LLC	5001812001
GMR George T LLC	4536133001
GMR Hope LLC	7408942001
GMR Horn LLC	7408862001
GMR Orion LLC	7408292001
GMR Phoenix LLC	7408112001
GMR St. Nikolas LLC	4547102001
GMR Spyridon LLC	7409022001
GMR Agamemnon LLC	4060927101
GMR Ajax LLC	4060928901
GMR Defiance LLC	7424292001
GMR Harriet G LLC	8900612001
GMR Kara G LLC	8914732001
GMR Minotaur LLC	4060938801
GMR Strength LLC	7424112001
Vision Ltd.	5008012001
Victory Ltd.	5008192001
Companion Ltd.	5007362001
Compatriot Ltd.	5007442001
Consul Ltd.	5007772001

EXHIBIT F-2

AMENDED AND RESTATED SECONDARY PLEDGE AGREEMENT

AMENDED AND RESTATED SECONDARY PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of May 17, 2012, made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as collateral agent (in such capacity, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).

WITNESSETH:

WHEREAS, General Maritime Subsidiary Corporation (the “Borrower”), General Maritime Corporation (the “Parent”), General Maritime Subsidiary II Corporation, as a guarantor (“GMSCII”), Arlington Tankers Ltd. (“Arlington”), as a guarantor, the various lenders from time to time party thereto (the “Lenders”), and Nordea Bank Finland plc, New York Branch, as Administrative Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”) and Collateral Agent, have entered into a Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) (the Lenders, the Issuing Lender, the Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “Lender Creditors”);

WHEREAS, the Pledgee and the pledgors party thereto from time to time entered into a Secondary Pledge Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented, and including any joinders thereto, the “Original Pledge Agreement”), and hereby wish to amend and restate the Original Pledge Agreement in order to amend certain other provisions contained therein;

WHEREAS, pursuant to Section 1.2 hereof, each applicable Pledgor and the Pledgee are entering into a Control Agreement (as defined below) with the relevant deposit account bank simultaneously herewith;

WHEREAS, the Borrower has entered into the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement or the Other Hedging Agreements set forth on Schedule V to the Credit Agreement with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Swap Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, each Pledgor is a party to that certain first priority Pledge Agreement (as defined in the First Priority Credit Agreement (as defined below)) (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Pledge Agreement”), granted by each Pledgor in favor of

Nordea Bank Finland plc, New York Branch, in its capacity as pledgee for the benefit of the First Priority Creditors (as defined in the Secondary Intercreditor Agreement) (and its successors, assigns and replacements in such capacity, the “First Priority Pledgee”) pursuant to which the Pledgor has pledged the Collateral (as defined below) to secure the Obligations (as defined in the First Priority Credit Agreement) of the Credit Parties (as defined in the First Priority Credit Agreement) under that certain Second Amended and Restated Credit Agreement, dated as of May 17, 2012 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Credit Agreement”), among the Parent, GMSCII, as borrower, the Borrower, as a guarantor, Arlington, as a guarantor, the lenders party thereto from time to time, and the First Priority Pledgee.

WHEREAS, the Intercreditor Agreement, dated as of May 17, 2012, by and among the Parent, the Borrower, GMSCII, Arlington, the Pledgee, the First Priority Pledgee and the other parties from time to time party thereto governs the relative rights and priorities of the Secured Creditors and the First Priority Secured Creditors (as defined in the Secondary Intercreditor Agreement) with respect to the Secondary Collateral (as defined in the Credit Agreement) (as the same may be amended, supplemented or otherwise modified from time to time, the “Secondary Intercreditor Agreement”).

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.       SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF CONCENTRATION ACCOUNT.

1.1.         Security. Subject to the terms of the Secondary Intercreditor Agreement with respect to the rights and remedies of the Pledgee and the First Priority Pledgee, this Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)                  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in

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respect of Loans, and/or reimbursement under the Existing Letters of Credit), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii)                       the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Swap Creditors under, or with respect to (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty), any Interest Rate Protection Agreement set forth on Schedule V to the Credit Agreement or Other Hedging Agreement set forth on Schedule V to the Credit Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Swap Obligations”);

(iii)                            any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)                          in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v)                          all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

1.2.                            Concentration Accounts. The relevant Pledgors have established the Concentration Accounts for purposes of this Agreement and the other relevant Credit Documents, which Concentration Accounts are maintained in its name with Nordea Bank Finland plc, Cayman

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Islands Branch (or such other deposit account bank as the Pledgee may agree in its sole discretion which has agreed to enter into a deposit account control agreement in form and substance reasonably acceptable to the Pledgee) located at 437 Madison Avenue, 21st Floor, New York, New York 10022. Each relevant Pledgor, the applicable deposit account bank and the Pledgee are entering into a Control Agreement Regarding Deposit Accounts substantially in the form attached hereto as Annex H (the “Control Agreement”) simultaneously herewith, which provides that the Concentration Accounts shall be under the control of the Pledgee, as agent for the Secured Creditors, subject to the terms of the Secondary Intercreditor Agreement, and the Pledgee shall have the right to direct withdrawals from the Concentration Accounts (after the occurrence and during the continuation of an Event of Default) and to exercise all rights with respect to all of the Earnings Collateral (as defined below) (after the occurrence and during the continuation of an Event of Default) from time to time deposited therein pursuant to the terms of this Agreement and the Control Agreement. All Earnings Collateral delivered to, or held by or on behalf of, the Pledgee pursuant to each of the Secondary Assignments of Earnings shall be held in the Concentration Accounts in accordance with the provisions thereof.

2.                DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” has the meaning set forth in the Recitals hereto.

“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Arlington” has the meaning set forth in the Recitals hereto.

“Borrower” has the meaning set forth in the Recitals hereto.

“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Concentration Accounts” shall mean, collectively, (i) the accounts set forth in Annex I attached hereto and any other account or accounts opened and maintained by a Pledgor (other than the Parent or GMSCII) with Nordea Bank Finland Cayman Islands Branch or Nordea Bank Finland plc, New York Branch at any time and (ii) any other account or accounts opened and maintained by a Pledgor (other than the Parent or GMSCII) at any time if the aggregate amount of cash deposited in any account(s) opened and maintained by any Credit Party (other than the Pari Passu DACA Accounts, the Concentration Accounts described in clause (i) hereof and or any other

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account that is subject to a deposit account control agreement in favor of the Collateral Agent or the Other Agent) is equal to or greater than $5,000,000 at such time.

“Control Agreement” shall have the meaning provided in Section 1.2.

“Credit Agreement” has the meaning set forth in the Recitals hereto.

“Credit Document Obligations” has the meaning set forth in Section 1.1(i) hereof.

“Discharge of First Priority Obligations” has the meaning assigned to that term in the Secondary Intercreditor Agreement.

“Earnings Collateral” shall mean, collectively, all of the collateral granted, sold, conveyed, assigned, transferred, mortgaged and pledged pursuant to, and in accordance with, Section 1 of each Secondary Assignment of Earnings (other than any such collateral deposited into any Pari Passu Collateral Account).

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Interest Rate Protection Agreement set forth on Schedule V to the Credit Agreement or Other Hedging Agreements set forth on Schedule V to the Credit Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans from time to time, after any applicable grace period.

“First Priority Collateral Documents” has the meaning assigned to that term in the Secondary Intercreditor Agreement.

“First Priority Creditors” has the meaning assigned to that term in the Secondary Intercreditor Agreement.

“First Priority Pledgee” has the meaning set forth in the Recitals hereto.

“GMSCII” has the meaning set forth in the Recitals hereto.

“Indemnitees” has the meaning set forth in Section 11 hereof.

“Lender Creditors” has the meaning set forth in the Recitals hereto.

“Lenders” has the meaning set forth in the Recitals hereto.

“Limited Liability Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Obligations” has the meaning set forth in Section 1.1 hereof.

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“Parent” has the meaning set forth in the Recitals hereto.

“Pari Passu DACA Accounts” has the meaning given such term in the Pari Passu Pledge Agreement.

“Partnership Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” has the meaning set forth in the first paragraph hereof.

“Pledgor” has the meaning set forth in the first paragraph hereof.

“Proceeds” has the meaning given such term in Section 9-102(64) of the UCC.

“Required Secured Creditors” means (i) at any time when any Credit Document Obligations are outstanding under the Credit Agreement, the Required Lenders (or, to the extent provided in Section 12.12 of the Credit Agreement, each of the Lenders or each of the directly affected Lenders), and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash and if any Swap Obligations are outstanding, the holders of a majority of the Swap Obligations.

“Second Priority Lien” has the meaning assigned to that term in the Secondary Intercreditor Agreement.

“Second Priority Loan Document” has the meaning assigned to that term in the Secondary Intercreditor Agreement.

“Secured Creditors” has the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents and the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement and the Other Hedging Agreements set forth on Schedule V to the Credit Agreement entered into with any Swap Creditors entered into in respect of the Borrower’s obligations with respect to the outstanding Loans.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

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“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” means all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantor” means, at any time, each direct and indirect Subsidiary of the Parent (other than the Borrower, GMSCII and Arlington) which owns a Collateral Vessel or which owns, directly or indirectly, any of the Equity Interests of any such direct or indirect Subsidiary at any time.

“Swap Creditors” has the meaning set forth in the Recitals hereto.

“Swap Obligations” has the meaning set forth in Section 1.1(ii) hereof.

“Termination Date” has the meaning set forth in Section 20 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” has the meaning given such term in Section 8-102(a)(18) of the UCC.

“Vessel Subsidiary Guarantor” means, at any time, any Subsidiary Guarantor that owns (x) a Secondary Collateral Vessel or (y) any interests, directly or indirectly, in a Subsidiary Guarantor which owns a Secondary Collateral Vessel at such time.

3.                PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1         Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing second priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the

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following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)                                 the Concentration Accounts, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings from time to time evidencing the Concentration Accounts, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b)                                 all Stock of GMSCII, or any Vessel Subsidiary Guarantor, owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Stock of GMSCII or any such Vessel Subsidiary Guarantor;

(c)                                  all Limited Liability Company Interests in GMSCII, or any Vessel Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)                               all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)                               all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                               all of such Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)                               all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

(E)                                all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not

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limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)                                 all Partnership Interests in GMSCII, or a Vessel Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)                               all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)                               all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                               all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)                               all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)                                all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

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(F)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(e)                                  all Proceeds of any and all of the foregoing.

3.2.      Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to take, the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors, all subject to the terms of the Secondary Intercreditor Agreement:

(i)                                     with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), such Pledgor shall deliver such Certificated Security to the Pledgee with powers executed in blank;

(ii)                                  with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii)                               with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC). Such Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing;

(iv)                              with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set

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forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v)                                         with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 6 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and at any time any Default or Event of Default is in existence and continuing no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)                                 In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral, all subject to the terms of the Secondary Intercreditor Agreement:

(i)                                     with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii)                                  each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).

3.3.      Subsequently Acquired Collateral. Subject to the terms of the Secondary Intercreditor Agreement, if any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

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3.4.      Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5.      Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number, is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor constituting GMSCII or a Vessel Subsidiary Guarantor is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) of GMSCII or Vessel Subsidiary Guarantor held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of GMSCII or the respective Vessel Subsidiary Guarantors as is set forth in Annex C hereto; (v) the Limited Liability Company Interests in any and all of GMSCII or a Vessel Subsidiary Guarantor held by such Pledgor consist of the number and type of interests of GMSCII or the respective Vessel Subsidiary Guarantors described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of GMSCII or the respective Vessel Subsidiary Guarantors as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor in any and all of GMSCII or a Vessel Subsidiary Guarantor consist of the number and type of interests of GMSCII or the respective Vessel Subsidiary Guarantor described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (xi) on the date hereof, such Pledgor owns no other Stock, Limited Liability Company Interests or Partnership Interests of, in each case, GMSCII or a Vessel Subsidiary Guarantor.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH PLEDGOR AND THE PLEDGEE (ON BEHALF OF THE SECURED CREDITORS) ACKNOWLEDGES AND AGREES THAT (X) THE LIEN AND SECURITY INTEREST GRANTED TO THE PLEDGEE BY THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE PLEDGEE AND THE SECURED PARTIES HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT; (Y) THE LIEN AND SECURITY INTEREST GRANTED PURSUANT TO THIS AGREEMENT TO THE PLEDGEE FOR THE BENEFIT OF THE SECURED CREDITORS IN THE COLLATERAL SHALL BE A SECOND PRIORITY LIEN, FULLY JUNIOR, SUBORDINATED AND SUBJECT TO THE SECURITY INTEREST GRANTED TO THE FIRST PRIORITY PLEDGEE FOR THE BENEFIT OF THE FIRST PRIORITY CREDITORS ON THE TERMS AND CONDITIONS SET FORTH IN THE FIRST PRIORITY COLLATERAL DOCUMENTS AND THE SECONDARY INTERCREDITOR AGREEMENT AND ALL OTHER RIGHTS AND BENEFITS AFFORDED HEREUNDER TO THE SECURED CREDITORS ARE EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS OF THE SECONDARY INTERCREDITOR AGREEMENT; AND (Z) THE FIRST PRIORITY CREDITORS’ SECURITY INTERESTS IN THE COLLATERAL CONSTITUTE SECURITY INTERESTS SEPARATE AND APART (AND OF A DIFFERENT CLASS AND CLAIM) FROM THE SECURED CREDITORS’ SECURITY INTERESTS IN THE COLLATERAL. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS

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HEREOF AND THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT, THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE SECONDARY INTERCREDITOR AGREEMENT IS IN EFFECT.

4.                APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.                VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6.                DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors, subject to the terms of the Secondary Pledge Agreement. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)                                     all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)                                    all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)                                 all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

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Subject to the terms of the Secondary Intercreditor Agreement, all dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.                REMEDIES IN CASE OF AN EVENT OF DEFAULT. Subject to the terms of the Secondary Intercreditor Agreement, if there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)                                     to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;

(ii)                                  to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)                                 to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers (to the extent permitted by law) and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(iv)                                at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor (to the extent permitted by law)), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

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(v)                                 to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Concentration Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

8.                REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Swap Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9.                APPLICATION OF PROCEEDS. (a) Subject to the terms of the Secondary Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other monies received by the Pledgee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Obligations as follows:

(i)                                     first, to the payment of all amounts owing the Pledgee of the type described in clauses (iii) and (iv) of Section 1.1;

(ii)                                  second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) constituting Credit Document Obligations (other than any Credit Document Obligations in respect of the Tranche B Loans) shall be paid to the Lenders as provided in Section 9(d) hereof, with each Lender receiving an amount equal to such outstanding Primary Obligations constituting Credit Document Obligations (other than any Credit Document Obligations in respect of the Tranche B Loans) or, if the proceeds are insufficient to pay in full all such Primary Obligations constituting Credit Document Obligations (other than any Credit Document Obligations in respect of the Tranche B Loans), its Pro Rata Share (as defined below) of the amount remaining to be distributed;

(iii)                               third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations

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constituting Swap Obligations and Credit Document Obligations in respect of the Tranche B Loans shall be paid to the Swap Creditors and the applicable Lender Creditors, respectively, as provided in Section 9(d) hereof, with each Swap Creditor and each applicable Lender Creditor receiving an amount equal to such outstanding Primary Obligations constituting Swap Obligations and Credit Document Obligations in respect of the Tranche B Loans or, if the proceeds are insufficient to pay in full all such Primary Obligations constituting Swap Obligations and Credit Document Obligations in respect of the Tranche B Loans, its Pro Rata Share of the amount remaining to be distributed;

(iv)                              fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v)                                 fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 20 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b)                                 For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans and all fees, costs and expenses incurred under the Credit Agreement with respect thereto and (ii) in the case of the Swap Obligations, all amounts due under the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement or Other Hedging Agreements set forth on Schedule V to the Credit Agreement (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c)                                  When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

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(d)                                 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (y) if to the Swap Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Swap Creditors or, in the absence of such a Representative, directly to the Swap Creditors.

(e)                                  For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Swap Creditors or, in the absence of such a Representative, upon the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Swap Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Swap Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Obligations are in existence.

(f)                                   It is understood and agreed that each Pledgor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

10.         PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.         INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason,

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such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12.         PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)                                 Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c)                                  The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)                                 The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.         FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing (to the extent applicable) and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably require and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements (including, without limitation, ‘all assets’ financing statements) and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)                                 Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or

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otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

14.         THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the Secondary Intercreditor Agreement, and in Section 11 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein, in Section 11 of the Credit Agreement and in the Secondary Intercreditor Agreement.

15.         TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that:

(i)                                     it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(ii)                                      it has the corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)                                    this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)                                except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Secondary Collateral Vessel Mortgages) executed on or before the Restatement Effective Date, to be made within 10 days of the Restatement Effective Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its

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Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)                                         the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement;

(vi)                                      all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable (if applicable) and is subject to no options to purchase or similar rights;

(vii)                                     subject to terms and provisions of the Secondary Intercreditor Agreement, the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral pledged by such Pledgor hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected second priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Certificated Securities, except for Permitted Liens, and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and;

(viii)                                  “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral pledged by such Pledgor hereunder consisting of Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, and “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over all Concentration Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)                                 Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever (other than as provided in the Credit Agreement); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time

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hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

(c)                                  Notwithstanding anything to the contrary contained above in this Section 16 or elsewhere in this Agreement or any other Second Priority Loan Document, to the extent the provisions of this Agreement (or any other Second Priority Loan Document) require the delivery of Collateral to, or control over Collateral by, the Pledgee at any time prior to the Discharge of First Priority Obligations, then delivery of such Collateral shall instead be made to, or control thereof shall instead be granted to the First Priority Pledgee, as provided by the terms of the Secondary Intercreditor Agreement, to be held in accordance with the Secondary Intercreditor Agreement. Furthermore, at all times prior to the Discharge of First Priority Obligations, the Pledgee is authorized by the parties hereto to effect transfers of Collateral at any time in its possession (or subject to its “control” or similar agreements) to the First Priority Pledgee, in accordance with the foregoing sentence.

17.                               JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS. The jurisdiction of organization of each Pledgor is specified in Annex A hereto. The chief executive office of each Pledgor is located at the address specified in Annex F hereto. Each Pledgor will not change the jurisdiction of its organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with the last sentence of this Section 17. The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests (to the extent not certificated), and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex F hereto, or at such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17. All Limited Liability Company Interests and Partnership Interests (to the extent not certificated) are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex F hereto, or such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17. No Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive offices until (i) it shall have given to the Pledgee not less than 15 days’ prior written notice of its intention so to do, providing clear details of such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Pledgee may reasonably request, and (ii) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, reasonably satisfactory to the Pledgee (and, to the extent applicable, in accordance with Section 3.2 hereof), to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto or Annex F hereto, as the case may be, so as to cause such Annex A or Annex F, as the case may be, to be complete and accurate.

18.                               PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any

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renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

19.          REGISTRATION, ETC. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20.          TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the Loans under the Credit Agreement have been paid in full and all Swap Obligations have been satisfied in full, no Note under

22

the Credit Agreement is outstanding, all Existing Letters of Credit under the Credit Agreement have been terminated and all other Obligations then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold in connection with a sale permitted by the Secured Debt Agreements (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Secured Creditors, subject to the terms of the Secondary Intercreditor Agreement, and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that a Pledgor desires to close a Concentration Account, it shall, with the consent of the Pledgee, redirect the contents of such Concentration Account to such other Concentration Account as the Pledgee shall specify to such Pledgor, and all future deposits shall be required to be made in such specified Concentration Account.

(d)                                 At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(e)             The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 20.

21.       NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or other electronic communication) and mailed, faxed or delivered: if to any Pledgor, at c/o General Maritime Corporation, 299 Park Avenue, as agent, New York, New York, 10171-0002, with copies to (i) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, Attention: Kenneth Chin, Esq., Telephone No.: (212) 715-9100, Facsimile No.: (212) 715-8000, Email: kchin@kramerlevin.com and (ii) Kirkland and Ellis LLP, 555 California Street, San Francisco, California 94104, Attention: Samantha Good, Telephone No.: (415) 439-1914, Facsimile No.: (415) 439-1500, Email: samantha.good@kirkland.com; if to any Lender Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Pledgee, at its Notice Office; and, as to each Swap Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex, email or telecopier, be effective when sent by telex, email or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.

23

22.          WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Swap Creditors as the holders of the Swap Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Lenders and (ii) with respect to the Swap Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements set forth on Schedule V to the Credit Agreement or Other Hedging Agreements set forth on Schedule V to the Credit Agreement with respect to outstanding Loans from time to time.

23.          MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

24.          RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

25.          ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Parent that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall automatically become a Pledgor hereunder by (x) executing a counterpart hereof and/or a Subsidiary assumption agreement, in each case in form and substance satisfactory to the Pledgee, (y) delivering supplements to Annexes A through and including Annex F and Annex I hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original

24

party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

26.          RELEASE OF GUARANTORS. In the event any Pledgor is released from its obligations pursuant to the Guaranty, such Pledgor (so long as not the Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

* * *

25

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

GENERAL MARITIME SUBSIDIARY II CORPORATION,
as a Pledgor

By:
Name:
Title:

GENERAL MARITIME CORPORATION,
as a Pledgor

By:
Name:
Title:

GMR POSEIDON LLC,
GMR ULYSSES LLC,
GMR HERCULES LLC,
GMR ATLAS LLC,
GMR ZEUS LLC,
GMR MANIATE LLC,
GMR SPARTIATE LLC,
as Pledgors

By:
Name:
Title:

Signature Page to Amended and Restated Secondary Pledge Agreement ($508M)

Accepted and Agreed to:

NORDEA BANK FINLAND PLC,
NEW YORK BRANCH,
as Pledgee

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amended and Restated Secondary Pledge Agreement ($508M)

2

ANNEX A

to

SECONDARY PLEDGE AGREEMENT

EXACT LEGAL NAME OF EACH PLEDGOR AND JURISDICTION OF ORGANIZATION

Organizational ID
Name of Pledgor	Jurisdiction of Organization	Number
General Maritime Corporation	Republic of the Marshall Islands	N/A
General Maritime Subsidiary II Corporation	Republic of the Marshall Islands	N/A
GMR Atlas LLC	Republic of the Marshall Islands	N/A
GMR Hercules LLC	Republic of the Marshall Islands	N/A
GMR Maniate LLC	Republic of the Marshall Islands	N/A
GMR Poseidon LLC	Republic of the Marshall Islands	N/A
GMR Spartiate LLC	Republic of the Marshall Islands	N/A
GMR Ulysses LLC	Republic of the Marshall Islands	N/A
GMR Zeus LLC	Republic of the Marshall Islands	N/A

ANNEX B

to

SECONDARY PLEDGE AGREEMENT

LIST OF SUBSIDIARIES

Pledgor	Subsidiaries
I. General Maritime Corporation	General Maritime Subsidiary II Corporation

II. General Maritime Subsidiary II Corporation	GMR Atlas LLC
GMR Hercules LLC
GMR Maniate LLC
GMR Poseidon LLC
GMR Spartiate LLC
GMR Ulysses LLC
GMR Zeus LLC

III. All Other Pledgors	None

ANNEX C

to

SECONDARY PLEDGE AGREEMENT

LIST OF STOCK

Name of Subsidiary	Percent(%) Ownership
General Maritime Subsidiary II Corporation	100% by General Maritime Corporation

ANNEX D

to

SECONDARY PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

I.                                        General Maritime Subsidiary II Corporation

Name of Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of First Priority Pledge Agreement
GMR Atlas LLC	Limited liability company interest	100%	(i)
GMR Hercules LLC	Limited liability company interest	100%	(i)
GMR Maniate LLC	Limited liability company interest	100%	(i)
GMR Poseidon LLC	Limited liability company interest	100%	(i)
GMR Spartiate LLC	Limited liability company interest	100%	(i)
GMR Ulysses LLC	Limited liability company interest	100%	(i)
GMR Zeus LLC	Limited liability company interest	100%	(i)

ANNEX E

to

SECONDARY PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

None.

ANNEX F

to

SECONDARY PLEDGE AGREEMENT

LIST OF CHIEF EXECUTIVE OFFICES

Name of Pledgor	Address
General Maritime Corporation	299 Park Avenue New York, NY 10171-0002
General Maritime Subsidiary II Corporation	299 Park Avenue New York, NY 10171-0002
GMR Atlas LLC	299 Park Avenue New York, NY 10171-0002
GMR Hercules LLC	299 Park Avenue New York, NY 10171-0002
GMR Maniate LLC	299 Park Avenue New York, NY 10171-0002
GMR Poseidon LLC	299 Park Avenue New York, NY 10171-0002
GMR Spartiate LLC	299 Park Avenue New York, NY 10171-0002
GMR Ulysses LLC	299 Park Avenue New York, NY 10171-0002
GMR Zeus LLC	299 Park Avenue New York, NY 10171-0002

ANNEX G

to

SECONDARY PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability

Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of               ,          , among the undersigned pledgor (the “Pledgor”), Nordea Bank Finland plc, New York Branch, not in its individual capacity but solely as collateral agent (the “Pledgee”), and                   , as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into an Amended and Restated Secondary Pledge Agreement, dated as of May 17, 2012 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a second priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.              The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee and any other Permitted Liens) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.              The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.              All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Nordea Bank Finland plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone:         (212) 318 - 9630

Facsimile:               (212) 421 - 4420

5.              Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.              Except as expressly provided otherwise in Sections 4 and 5, all notices, shall be sent or delivered by mail, telegraph, telex, telecopy, electronic communication, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be. All notices and other communications shall be in writing and addressed as follows:

2

(a)                                 if to any Pledgor, at:

c/o General Maritime Corporation, as agent

299 Park Avenue

New York, NY 10171-0002

Attention: Chief Executive Officer

Telephone No.:     (212) 763-5600

Telecopier No.:       (212) 763-5603

with copies to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Kenneth Chin, Esq.

Telephone No.:     (212) 715-9100

Telecopier No.:       (212) 715-8000

Kirkland and Ellis LLP

555 California Street

San Francisco, CA 94104

Attention: Samantha Good

Telephone No.:     (415) 439-1914

Telecopier No.:       (415) 439-1500

(b)                                 if to the Pledgee, at:

Nordea Bank Finland plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone:    (212) 318 - 9630

Facsimile:        (212) 421 - 4420

(c)                                  if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

7.                 This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any

3

provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws (other than Title 14 of Article 5 of the New York General Obligations Law).

*          *          *

4

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
not in its individual capacity but solely as Pledgee

By
Name:
Title:

By
Name:
Title:

[ ],
the Issuer

By
Name:
Title:

ANNEX H

to

PLEDGE AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                      ,          , among the undersigned assignor(s) (the “Assignor”), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, not in its individual capacity but solely as collateral agent on behalf of the First Priority Creditors under the First Priority Credit Agreement (as defined below) (the “First Priority Agent”), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, not in its individual capacity but solely as collateral agent on behalf of the Second Priority Creditors under the Second Priority Credit Agreement (as defined below) (the “Second Priority Agent”), and NORDEA BANK FINLAND PLC, CAYMAN ISLANDS BRANCH, as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (the “Deposit Account Bank”) (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Intercreditor Agreement (as defined below) shall be used herein as therein defined. For the purposes hereof, the term “Collateral Agent” shall mean, at any time, the First Priority Collateral Agent or, upon the occurrence of the Discharge of First Priority Obligations in full, the Second Priority Agent.

W I T N E S S E T H :

WHEREAS, General Maritime Subsidiary II Corporation, as borrower, General Maritime Corporation, as a guarantor, General Maritime Subsidiary Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the various lenders from time to time party thereto and the First Priority Agent have entered into a Second Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “First Priority Credit Agreement”);

WHEREAS, General Maritime Subsidiary Corporation, as borrower, General Maritime Corporation, as a guarantor, General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the various lenders from time to time party thereto and the Second Priority Agent have entered into a Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Second Priority Credit Agreement”);

WHEREAS, the Assignor, various other assignors and the First Priority Agent have entered into an Amended and Restated Pledge Agreement, dated as of May 17, 2012 (as further amended, amended and restated, modified or supplemented from time to time, including any joinder agreements thereto, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the First Priority Obligations, the Assignor has granted a first priority security interest to the First Priority Agent for the benefit of the First Priority Creditors in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”);

WHEREAS, the Assignor, the First Priority Agent and the Deposit Account Bank are party to an Amended and Restated Control Agreement Regarding Deposit Accounts with respect to the Deposit Accounts (the “Original Control Agreement”) and wish to amend and restate the Original Control Agreement in order to amend certain other provisions contained therein;

WHEREAS, the Assignor, various other assignors and the Second Priority Agent have entered into an Amended and Restated Secondary Pledge Agreement, dated as of May 17, 2012 (as further amended, amended and restated, modified or supplemented from time to time, including any joinder agreements thereto, the “Second Priority Pledge Agreement”), under which, among other things, in order to secure the payment of the Second Priority Obligations, the Assignor has granted a second priority security interest to the Second Priority Agent for the benefit of the Second Priority Creditors in all of the right, title and interest of the Assignor in the Collateral;

WHEREAS, the parties hereto have entered into an Intercreditor Agreement, dated as of May 17, 2012, by and among the other parties from time to time party thereto governing the relative rights and priorities of the First Priority Creditors and the Second Priority Creditors (together with the First Priority Creditors, the “Secured Creditors”) with respect to the Collateral (as the same may be amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. The Deposit Account Bank hereby agrees to comply with instructions of the Collateral Agent directing disposition of the funds in the Deposit Account without further consent of the Assignor. Notwithstanding anything to the contrary in the foregoing, until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If upon the occurrence and during the continuance of an Event of Default (as defined in the Pledge Agreement) the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice

2

states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.                                      Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, following the occurrence and during the continuance of an Event of Default for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)                                 It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pledge Agreement, the Second Priority Pledge Agreement or any other Credit Document (as defined in the First Priority Credit Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3.                                      Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding any loss, cost or expense to the extent incurred as a direct result of the gross negligence or willful misconduct of the Deposit Account Bank.

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4.                                      Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.                                      Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to each of the First Priority Agent and the Second Priority Agent:

(a)                                 The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be New York.

(b)                                 The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)                                  The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9- 304 of the UCC in respect of the Deposit Accounts is New York. The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to each of the First Priority Agent and the Second Priority Agent. The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

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(e)                                  On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f)                                   Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)                                  The Deposit Account Bank will promptly notify each of the First Priority Agent and the Second Priority Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.                                      Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the First Priority Agent and/or the Second Priority Agent all information requested by each of the First Priority Agent and the Second Priority Agent, as the case may be, regarding any Deposit Account.

7.                                      Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8.                                      Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.                                      Notices. (a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

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If to the First Priority Agent or the

Second Priority Agent, at:

Nordea Bank Finland plc,

New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone:     212-318-9630

Facsimile:           212-421-4420

If to the Assignor, at:

c/o General Maritime Corporation

299 Park Avenue

New York, NY 10171-0002

Attention: Chief Executive Officer

Telephone No.:      212-763-5600

Telecopier No.:       212-763-5603

If to the Deposit Account Bank, at:

Nordea Bank Finland plc, Cayman Islands Branch

c/o Nordea Bank Finland plc, New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone:   212-318-9630

Facsimile:         212-421-4420

or, as to any party, to such other address, or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b)                                 Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10.                               Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

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11.                               Binding Agreement. This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the First Priority Agent or the Second Priority Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor First Priority Agent or Second Priority Agent, as the case may be (at such time, if any, as such entity becomes the Pledgee under and as defined in the Pledge Agreement or the Second Priority Pledge Agreement, as the case may be, or at any time thereafter) who shall thereafter succeed to the rights of the existing First Priority Agent or Second Priority Agent, as the case may be, hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.                               Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. Subject to Section 15 hereof, the rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of each of the First Priority Agent and the Second Priority Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.                               Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.                               Termination. (a) After the occurrence of the Discharge of First Priority Obligations in full, the security interest created hereby in favor of the First Priority Agent and the First Priority Creditors shall terminate (provided that all indemnities set forth herein including, without limitation, in the Pledge Agreement shall survive any such termination), and the First Priority Agent, at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the termination of such security interest and provide such notifications to third parties as any Assignor may reasonably request.

(b)                                 After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in the Second Priority Pledge Agreement shall survive any such termination), at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the termination of this Agreement and provide such notifications to third parties as any Assignor may reasonably request. As used in this Agreement, “Termination Date” shall mean the date upon which the

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loans under the Second Priority Credit Agreement has been paid in full, no promissory note under the Second Priority Credit Agreement is outstanding, all Existing Letters of Credit under and as defined in the Second Priority Credit Agreement have been terminated and all Second Priority Obligations then due and payable have been paid in full.

16.                               Intercreditor Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH OF THE ASSIGNOR, THE COLLATERAL AGENT (ON BEHALF OF THE SECURED CREDITORS) AND THE DEPOSIT ACCOUNT BANK ACKNOWLEDGES AND AGREES THAT (X) THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT BY THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT; AND (Y) THE LIEN AND SECURITY INTEREST GRANTED PURSUANT TO THIS AGREEMENT TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECOND PRIORITY CREDITORS IN THE COLLATERAL SHALL BE A SECOND PRIORITY LIEN, SUBJECT TO THE SECURITY INTEREST GRANTED TO THE FIRST PRIORITY AGENT FOR THE BENEFIT OF THE FIRST PRIORITY CREDITORS ON THE TERMS AND CONDITIONS SET FORTH IN THE FIRST PRIORITY COLLATERAL DOCUMENTS AND THE INTERCREDITOR AGREEMENT AND ALL OTHER RIGHTS AND BENEFITS AFFORDED HEREUNDER TO THE SECURED CREDITORS ARE EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

First Priority Agent:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as First Priority Agent

By:
Name:
Title:

By:
Name:
Title:

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Second Priority Agent:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Second Priority Agent

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

NORDEA BANK FINLAND PLC, CAYMAN ISLANDS BRANCH,
as Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

10

ANNEX I

to

SECONDARY PLEDGE AGREEMENT

LIST OF CONCENTRATION ACCOUNTS

Name of Pledgor	Account Number
GMR Atlas LLC	7455962001
GMR Hercules LLC	7456042001
GMR Maniate LLC	7456122001
GMR Poseidon LLC	7456202001
GMR Spartiate LLC	7456382001
GMR Ulysses LLC	7456462001
GMR Zeus LLC	7455702001

EXHIBIT F-3

PARI PASSU PLEDGE AGREEMENT

PARI PASSU PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of May 17, 2012, made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 23 hereof, the “Pledgors”) to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (as defined below) (in such capacity, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).

W I T N E S S E T H :

WHEREAS, General Maritime Subsidiary Corporation (“GMSC”), as borrower (the “$508M Borrower”), General Maritime Corporation (the “Parent”), General Maritime Subsidiary II Corporation (“GMSCII”), as a guarantor, Arlington Tankers Ltd. (“Arlington”), as a guarantor, the various lenders from time to time party thereto (the “$508M Lenders”), and Nordea Bank Finland plc, New York Branch, as administrative agent (in such capacity, together with any successor administrative agent, the “$508M Administrative Agent”) and collateral agent (in such capacity, together with any successor collateral agent, the “$508M Collateral Agent”), have entered into a Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “$508M Credit Agreement”) (the $508M Lenders, the Issuing Lender under and as defined in the $508M Credit Agreement, the $508M Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “$508M Lender Creditors”);

WHEREAS, GMSCII, as borrower (the “$273M Borrower”), the Parent, GMSC, as a guarantor, Arlington, as a guarantor, the various lenders from time to time party thereto (the “$273M Lenders”), and Nordea Bank Finland plc, New York Branch, as administrative agent (in such capacity, together with any successor administrative agent, the “$273M Administrative Agent”) and collateral agent (in such capacity, together with any successor collateral agent, the “$273M Collateral Agent” and, together with the $508M Collateral Agent, the “Collateral Agent”), have entered into a Second Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “$273M Credit Agreement” and, together with the $508M Credit Agreement, the “Credit Agreements”) (the $273M Lenders, the $273M Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “$273M Lender Creditors” and, together with the $508M Lender Creditors, the “Lender Creditors”);

WHEREAS, the Intercreditor Agreement, dated as of May 17, 2012, by and among the Parent, GMSC, GMSCII, Arlington, the $508M Administrative Agent, as first priority agent and collateral agent, the $273M Administrative Agent, as second priority agent, and the other parties from time to time party thereto governs the relative rights and priorities of the Secured Creditors with respect to, inter alia, the collateral over which a first priority lien was granted under the $508M Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “$508M Intercreditor Agreement”).

WHEREAS, the Intercreditor Agreement, dated as of May 17, 2012, by and among the Parent, GMSC, GMSCII, Arlington, the $273M Administrative Agent, as first priority agent and collateral agent, the $508M Administrative Agent, as second priority agent, and the other parties from time to time party thereto governs the relative rights and priorities of the Secured Creditors with respect to, inter alia, the collateral over which a first priority lien was granted under the $273M Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “$273M Intercreditor Agreement” and, together with the $508M Intercreditor Agreement, the “Intercreditor Agreements”).

WHEREAS, pursuant to Section 1.2 hereof, each applicable Pledgor and the Pledgee are entering into a Control Agreement (as defined below) with the relevant deposit account bank simultaneously herewith;

WHEREAS, the $508M Borrower has entered into the Interest Rate Protection Agreements set forth on Schedule V to the $508M Credit Agreement or the Other Hedging Agreements set forth on Schedule V to the $508M Credit Agreement with respect to the $508M Borrower’s obligations under the $508M Credit Agreement with respect to the outstanding loans thereunder from time to time with one or more $508M Lenders or any affiliate thereof (each such $508M Lender or affiliate, even if the respective $508M Lender subsequently ceases to be a $508M Lender under the $508M Credit Agreement for any reason, together with such $508M Lender’s or affiliate’s successors and assigns, if any, collectively, the “Swap Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreements that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.                SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF PARI PASSU COLLATERAL ACCOUNTS.

1.1.      Security. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)                           the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors

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(provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans under and as defined the Credit Agreements and/or reimbursement under the Existing Letters of Credit under and as defined in the $508M Credit Agreement), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreements and the other Credit Documents (as defined in the Credit Agreements) to which such Pledgor is a party and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreements and in such other Credit Documents (as defined in the Credit Agreements) (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements (as defined in the Credit Agreements) or Other Hedging Agreements (as defined in the Credit Agreements), being herein collectively called the “Credit Document Obligations”);

(ii)                                    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Swap Creditors under, or with respect to, any Interest Rate Protection Agreement (as defined in the $508M Credit Agreement) set forth on Schedule V to the $508M Credit Agreement or any Other Hedging Agreement (as defined in the $508M Credit Agreement) set forth on Schedule V to the $508M Credit Agreement entered into in respect of the $508M Borrower’s obligations with respect to the outstanding Loans (as defined in the $508M Credit Agreement) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Swap Obligations”);

(iii)                                   any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)                                   in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v)                                   all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement. For

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purposes of this Agreement, “$508M Obligations” shall mean Credit Document Obligations under the $508M Credit Agreement and Swap Obligations.

1.2.       Pari Passu Collateral Accounts. The relevant Pledgors have established the Pari Passu Collateral Accounts for purposes of this Agreement and the other relevant Credit Documents (as defined in the Credit Agreements), which Pari Passu Collateral Accounts are maintained in its name with Nordea Bank Finland plc, New York Branch or Nordea Bank Finland plc, Cayman Islands Branch (or such other deposit account bank as the Pledgee may agree in its sole discretion which has agreed to enter into a deposit account control agreement in form and substance reasonably acceptable to the Pledgee) located at 437 Madison Avenue, 21st Floor, New York, New York 10022. Each relevant Pledgor, the applicable deposit account bank, and the Pledgee are entering into a Control Agreement Regarding Deposit Accounts substantially in the form attached hereto as Annex A (the “Control Agreement”) simultaneously herewith, which provides that the Pari Passu DACA Accounts shall be under the control of the Pledgee, as agent for the Secured Creditors, and the Pledgee shall have the right to direct withdrawals from such Pari Passu DACA Accounts (after the occurrence and during the continuation of an Event of Default) and to exercise all rights with respect to all of the Collateral (after the occurrence and during the continuation of an Event of Default) from time to time deposited therein pursuant to the terms of this Agreement and the Control Agreement.

2.               DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the $508M Credit Agreement and/or the $273M Credit Agreement, as the context may require, shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b)                                 The following capitalized terms used herein shall have the definitions specified below:

“$508M Administrative Agent” has the meaning set forth in the Recitals hereto.

“$508M Borrower” has the meaning set forth in the Recitals hereto.

“$508M Credit Agreement” has the meaning set forth in the Recitals hereto.

“$508M Intercreditor Agreement” has the meaning set forth in the Recitals hereto.

“$508M Lender Creditors” has the meaning set forth in the Recitals hereto.

“$508M Obligations” has the meaning set forth in Section 1.1 hereof.

“$508M Swap Creditors” has the meaning set forth in the Recitals hereto.

“$273M Administrative Agent” has the meaning set forth in the Recitals hereto.

“$273M Borrower” has the meaning set forth in the Recitals hereto.

“$273M Credit Agreement” has the meaning set forth in the Recitals hereto.

“$273M Intercreditor Agreement” has the meaning set forth in the Recitals hereto.

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“$273M Lender Creditors” has the meaning set forth in the Recitals hereto.

“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Arlington” has the meaning set forth in the Recitals hereto.

“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Concentration Accounts” means each bank account opened and maintained by any Credit Party (as defined in the Credit Agreements) other than the Pledgors at any time.

“Control Agreement” shall have the meaning provided in Section 1.2.

“Credit Agreements” has the meaning set forth in the Recitals hereto.

“Credit Document Obligations” has the meaning set forth in Section 1.1(i) hereof.

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreements and any payment default under any Interest Rate Protection Agreement set forth on Schedule V to the $508M Credit Agreement and any Other Hedging Agreement set forth on Schedule V to the $508M Credit Agreement entered into with any Swap Creditors entered into in respect of the $508M Borrower’s obligations with respect to the outstanding Loans under and as defined in the $508M Credit Agreement, after any applicable grace period.

“GMSC” has the meaning set forth in the Recitals hereto.

“GMSCII” has the meaning set forth in the Recitals hereto.

“Indemnitees” has the meaning set forth in Section 11 hereof.

“Intercreditor Agreements” has the meaning set forth in the Recitals hereto.

“Lender Creditors” has the meaning set forth in the Recitals hereto.

“Lenders” has the meaning set forth in the Recitals hereto.

“Obligations” has the meaning set forth in Section 1.1 hereof.

“Parent” has the meaning set forth in the Recitals hereto.

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“Pari Passu Collateral Accounts” means each bank account opened and maintained by any Pledgor at any time.

“Pari Passu DACA Accounts” means, collectively, (i) the accounts set forth in Annex B attached hereto and any other account or accounts opened and maintained by a Pledgor at any time with Nordea Bank Finland plc, Cayman Islands Branch or Nordea Bank Finland plc, New York Branch and (ii) any account or accounts opened and maintained by a Pledgor at any time if the aggregate amount of cash deposited in any account(s) or any account(s) opened and maintained by any other Credit Party (as defined in the Credit Agreements) (other than the Concentration Accounts) is equal or greater than $5,000,000 at such time.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” has the meaning set forth in the first paragraph hereof.

“Pledgor” has the meaning set forth in the first paragraph hereof.

“Proceeds” has the meaning given such term in Section 9-102(64) of the UCC.

“Required Secured Creditors” means (i) at any time when any Credit Document Obligations are outstanding under the Credit Agreements, (x) the Required Lenders under and as defined in the $508M Credit Agreement (or, to the extent provided in Section 12.12 of the $508M Credit Agreement, each of the $508M Lenders or each of the directly affected $508M Lenders) and (y) the Required Lenders under and as defined in the $273M Credit Agreement (or, to the extent provided in Section 12.12 of the $273M Credit Agreement, each of the $273M Lenders or each of the directly affected $273M Lenders), (ii) at any time before the Credit Document Obligations in respect of the $508M Credit Agreement have been repaid in full in cash (whether or not any Swap Obligations are outstanding at such time) and after all of the Credit Document Obligations in respect of the $273M Credit Agreement have been paid in full in cash, the Required Lenders under and as defined in the $508M Credit Agreement (or, to the extent provided in Section 12.12 of the $508M Credit Agreement, each of the $508M Lenders or each of the directly affected $508M Lenders), (iii) at any time before the Credit Document Obligations in respect of the $273M Credit Agreement have been repaid in full in cash and after all of the Credit Document Obligations in respect of the $508M Credit Agreement have been paid in full in cash and if any Swap Obligations are outstanding, the Required Lenders under and as defined in the $273M Credit Agreement (or, to the extent provided in Section 12.12 of the $273M Credit Agreement, each of the $273M Lenders or each of the directly affected $273M Lenders) and holders of a majority of the Swap Obligations, (iv) at any time after all of the Credit Document Obligations in respect of the $508M Credit Agreement have been paid in full in cash and no Swap Obligations are outstanding, the Required Lenders under and as defined in the $273M Credit Agreement (or, to the extent provided in Section 12.12 of the $273M Credit Agreement, each of the $273M Lenders or each of the directly affected $273M Lenders), and (v) at any time after all of the Credit Document Obligations in respect of the Credit Agreements have been paid in full in cash and if any Swap Obligations are outstanding, the holders of a majority of the Swap Obligations.

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“Secured Creditors” has the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents (as defined in the Credit Agreements) and the Interest Rate Protection Agreements set forth on Schedule V to the $508M Credit Agreement and the Other Hedging Agreements set forth on Schedule V to the $508M Credit Agreement entered into with any Swap Creditors entered into in respect of the $508M Borrower’s obligations with respect to the outstanding Loans under and as defined in the $508M Credit Agreement.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Swap Creditors” has the meaning set forth in the Recitals hereto.

“Swap Obligations” has the meaning set forth in Section 1.1(ii) hereof.

“Termination Date” has the meaning set forth in Section 18 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

3.                PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1            Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

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(a)                                 the Pari Passu Collateral Accounts, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings from time to time evidencing the Pari Passu Collateral Accounts, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

(b)                                 all Proceeds of any and all of the foregoing.

3.2.         Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 6 hereof, such cash proceeds shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to establish (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and at any time any Default or Event of Default (as defined in the Credit Agreements) is in existence and continuing no withdrawals or transfers may be made therefrom by any Person (as defined in the Credit Agreements) except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)                                 In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).

3.3.         Subsequently Acquired Collateral. If any Pledgor shall acquire any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder.

3.4.         Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

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4.                   [Intentionally Omitted].

5.                   RIGHTS WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default (as defined in the Credit Agreements), each Pledgor shall be entitled to exercise any and all consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote, consent, waiver or ratification given or any action shall be taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default (as defined in the Credit Agreements) has occurred and is continuing, and Section 7 hereof shall become applicable.

6.                   DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral, all cash dividends or distributions (other than as set forth above in the preceding sentence) paid or distributed by way of dividend or otherwise in respect of the Collateral.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.                   REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default (as defined in the Credit Agreements), then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)                                     to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;

(ii)                                    to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)                                    to give all consents, waivers (to the extent permitted by law) and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

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(iv)                                          at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor (to the extent permitted by law)), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations (as defined in the Credit Agreements) or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v)                                             to set-off any and all Collateral against any and all Obligations (as defined in the Credit Agreements), and to withdraw any and all cash or other Collateral from any and all Pari Passu Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

8.                   REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9.                   APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other monies received by the Pledgee hereunder (except to the extent released in accordance with the applicable

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provisions of this Agreement or any other Credit Document (as defined in the Credit Agreements)), shall be applied to the payment of the Obligations in the manner set forth in Sections 4.2 and 8.3 of the Intercreditor Agreements; provided that it is understood and agreed that (I) all monies that are required to be so applied to the payment of $508M Obligations shall be applied first to the payment of Credit Document Obligations under the $508M Credit Agreement and second to the payment of Swap Obligations and (II) for the purposes of this Section 9 only, “Credit Document Obligations” under the $508M Credit Agreement shall not include any Credit Document Obligations in respect of the Tranche B Loans (as defined in the $508M Credit Agreement) and “Swap Obligations” shall include any Credit Document Obligations in respect of Tranche B Loans (as defined in the $508M Credit Agreement).

(b)                                 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under each of the Credit Agreements for the account of the applicable Lender Creditors in the manner set forth in the Intercreditor Agreements, and (y) if to the Swap Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Swap Creditors or, in the absence of such a Representative, directly to the Swap Creditors.

(c)                                  For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the $508M Administrative Agent under the $508M Credit Agreement, (ii) the $273M Administrative Agent under the $273M Credit Agreement and (ii) the Representative for the Swap Creditors or, in the absence of such a Representative, upon the Swap Creditors for a determination (which the $508M Administrative Agent, the $273M Administrative Agent, each Representative for any Swap Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the $508M Lender Creditors, the $273M Lender Creditors or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or a Swap Creditor) to the contrary, the $508M Administrative Agent, the $273M Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Obligations other than the Credit Document Obligations, the Swap Obligations and the obligations of the type described in clauses (iii) and (iv) of Section 1.1 are outstanding. Unless it has actual knowledge (including by way of written notice from a Swap Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Obligations other than as set forth in Schedule V to the $508M Credit Agreement are in existence.

(d)                                 It is understood and agreed that each Pledgor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

10.            [Intentionally Omitted].

11.            INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable

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costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12.            PLEDGEE NOT OBLIGATED TO PERFORM OBLIGATIONS OF PLEDGORS. (a) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)                                 The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.            FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing (to the extent applicable) and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably require and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)                                 Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

14.            THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the Intercreditor Agreement,

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and in Section 11 of the Credit Agreements. The Pledgee shall act hereunder on the terms and conditions set forth herein, in Section 11 of the Credit Agreements and in the Intercreditor Agreements.

15.            TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that:

(i)                                          it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens (as defined in the Credit Agreements));

(ii)                                            it has the corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)                                             this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)                                            except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (as defined in the Credit Agreements) (other than the Collateral Vessel Mortgages) executed on or before the Restatement Effective Date, to be made within 10 days of the Restatement Effective Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements)) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

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(v)                                             the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements), or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements) is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements) which are Credit Parties (as defined in the Credit Agreements), except as contemplated by this Agreement or the Credit Agreements; and

(vi)                                          “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over all Pari Passu DACA Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)                                 Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever (other than as provided in the Credit Agreements); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

17.                               PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary (as defined in the Credit Agreements) of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

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18.            TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document (as defined in the Credit Agreements), together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the Loans under and as defined in the Credit Agreements have been paid in full and all Swap Obligations have been satisfied in full, no Note under the Credit Agreements is outstanding, all Existing Letters of Credit under and as defined in the $508M Credit Agreement have been terminated and all other Obligations then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold in connection with a sale permitted by the Secured Debt Agreements (other than a sale to any Pledgor or any Subsidiary (as defined in the Credit Agreements) thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that a Pledgor desires to close a Pari Passu Collateral Account, it shall, with the consent of the Pledgee, redirect the contents of such Pari Passu Collateral Account to such other Pari Passu Collateral Account (or such other account as the Pledgee may agree in its reasonable discretion), and all future deposits shall be required to be made in such specified Pari Passu Collateral Account (or such other account).

(d)                                 At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).

(e)                                  The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 18.

19.            NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or other electronic communication) and mailed, faxed or delivered: if to any Pledgor, at c/o General Maritime Corporation, 299 Park Avenue, as agent, New York, New York, 10171-0002, with copies to (i) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, Attention: Kenneth Chin, Esq., Telephone No.: (212) 715-9100, Facsimile No.: (212) 715-8000, Email: kchin@kramerlevin.com and (ii) Kirkland and Ellis LLP, 555 California Street, San Francisco, California 94104, Attention: Samantha Good, Telephone No.: (415) 439-1914,

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Facsimile No.: (415) 439-1500, Email: samantha.good@kirkland.com; if to any $273M Lender Creditor, at its address specified opposite its name on Schedule II to the $273M Credit Agreement; if to the Pledgee, at its Notice Office; and, as to each Swap Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the $508M Borrower and the $508M Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days (as defined in the Credit Agreements) after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day (as defined in the Credit Agreements) after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day (as defined in the Credit Agreements), or (iii) when sent by telex, email or telecopier, be effective when sent by telex, email or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.

20.            WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Secured Creditors); provided that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the $508M Lender Creditors as holders of the Credit Document Obligations under the $508M Credit Agreement, (ii) the $273M Lender Creditors as holders of the Credit Document Obligations under the $273M Credit Agreement or (iii) the Swap Creditors as the holders of the Swap Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Credit Document Obligations in respect of the $508M Credit Agreement, the Required Lenders under and as defined in the $508M Credit Agreement, (ii) with respect to the Credit Document Obligations in respect of the $273M Credit Agreement, the Required Lenders under and as defined in the $273M Credit Agreement and (iii) with respect to the Swap Obligations, the holders of at least a majority of all obligations outstanding from time to time under the set forth on Schedule V to the $508M Credit Agreement and the Other Hedging Agreements set forth on Schedule V to the $508M Credit Agreement with respect to outstanding Loans under and as defined in the $508M Credit Agreement from time to time.

21.            MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

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This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

22.                               RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

23.                               ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary (as defined in the Credit Agreements) of the Parent that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreements shall automatically become a Pledgor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance satisfactory to the Pledgee and (y) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

24.                               RELEASE OF GUARANTORS. In the event any Pledgor is released from its obligations pursuant to the Holdings Guaranty (as defined in the Credit Agreements), such Pledgor (so long as not the $508M Borrower or the $273M Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

* * *

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IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

GENERAL MARITIME SUBSIDIARY CORPORATION,
as a Pledgor

By:
Name:
Title:

GENERAL MARITIME SUBSIDIARY II CORPORATION,
as a Pledgor

By:
Name:
Title:

ARLINGTON TANKERS LTD.,
as a Pledgor

By:
Name:
Title:

GENERAL MARITIME CORPORATION
as a Pledgor

By:
Name:
Title:

Signature Page to Pari Passu Pledge Agreement

Accepted and Agreed to:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Pledgee

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Pari Passu Pledge Agreement

ANNEX A

to

PARI PASSU PLEDGE AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                       ,             , among the undersigned assignor(s) (the “Assignor”), NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), not in its individual capacity but solely as collateral agent on behalf of the Secured Creditors under the Credit Agreements (the “Collateral Agent”), and [NORDEA BANK FINLAND PLC, CAYMAN ISLANDS BRANCH][NORDEA], as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (the “Deposit Account Bank”) (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Pari Passu Pledge Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Assignor and the Collateral Agent have entered into a Pari Passu Pledge Agreement, dated as of May 17, 2012 (as amended, amended and restated, modified or supplemented from time to time, including any joinder agreements thereto, the “Pari Passu Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations, the Assignor has granted a first priority security interest to the Collateral Agent for the benefit of the Secured Creditors in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”);

WHEREAS, the Intercreditor Agreement, dated as of May 17, 2012, by and among the Assignor, the $508M Administrative Agent, as first priority agent and collateral agent, the $273M Administrative Agent, as second priority agent, and the other parties from time to time party thereto governs the relative rights and priorities of the Secured Creditors with respect to, inter alia, the collateral that is subject to a first priority lien under the $508M Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “$508M Intercreditor Agreement”);

WHEREAS, the Intercreditor Agreement, dated as of May 17, 2012, by and among the Assignor, the $273M Administrative Agent, as first priority agent and collateral agent, the $508M Administrative Agent, as second priority agent, and the other parties from time to time party thereto governs the relative rights and priorities of the Secured Creditors with respect to, inter alia, the collateral that is subject to a first priority lien under the $273M Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “$273M Intercreditor Agreement” and, together with the $508M Intercreditor Agreement, the “Intercreditor Agreements”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. The Deposit Account Bank hereby agrees to comply with instructions of the Collateral Agent directing disposition of the funds in the Deposit Account without further consent of the Assignor. Notwithstanding anything to the contrary in the foregoing, until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.                                      Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, following the occurrence and during the continuance of an Event of Default for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

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(b)                                 It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pari Passu Pledge Agreement or any other Credit Document (as defined in the Credit Agreements), nor seek confirmation thereof from the Assignor or any other Person.

3.                                      Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding any loss, cost or expense to the extent incurred as a direct result of the gross negligence or willful misconduct of the Deposit Account Bank.

4.                                      Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.                                      Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent:

(a)                                 The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be New York.

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(b)                                 The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)               The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9- 304 of the UCC in respect of the Deposit Accounts is New York. The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)                                 The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e)                                  On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f)                                   Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)                                  The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.                                      Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information requested by each of the Collateral Agent regarding any Deposit Account.

7.                                      Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

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8.                                      Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.                                      Notices. (a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

Nordea Bank Finland plc,

     New York Branch

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone:  212-318-9630

Facsimile:  212-421-4420

If to the Assignor, at:

[c/o General Maritime Corporation]

299 Park Avenue

New York, NY 10171-0002

Attention: Chief Executive Officer

Telephone No.:  212-763-5600

Telecopier No.:  212-763-5603

If to the Deposit Account Bank, at:

[Nordea Bank Finland plc, Cayman Islands Branch]

[c/o] [Nordea Bank Finland plc, New York Branch]

437 Madison Avenue

21st Floor

New York, New York 10022

Attn: Mr. Martin Lunder

Telephone:  212-318-9630

Facsimile:  212-421-4420

or, as to any party, to such other address, or telex or facsimile number as such party may designate from time to time by notice to the other parties.

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(b)                                 Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10.                               Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.                               Binding Agreement. This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Pledgee under and as defined in the Pari Passu Pledge Agreement or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.                               Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. Subject to Section 15 hereof, the rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of each of the Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.                               Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.                               Termination. After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in the Pari Passu Pledge Agreement shall survive any such termination), at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the termination of this Agreement and provide such notifications to third parties as any Assignor may reasonably request. As used in this Agreement, “Termination Date” shall mean the date upon which the Loans under and as defined in the Credit Agreements have been

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paid in full and all Swap Obligations have been satisfied in full, no Note under the Credit Agreements is outstanding, all Existing Letters of Credit under and as defined in the $508M Credit Agreement have been terminated and all other Obligations then due and payable have been paid in full.

16.                               Intercreditor Agreements. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH OF THE ASSIGNOR, THE COLLATERAL AGENT (ON BEHALF OF THE SECURED CREDITORS) AND THE DEPOSIT ACCOUNT BANK ACKNOWLEDGES AND AGREES THAT THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT BY THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENTS. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENTS SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENTS ARE IN EFFECT.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Collateral Agent:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

[NORDEA BANK FINLAND PLC, CAYMAN ISLANDS BRANCH][NORDEA BANK FINLAND PLC, NEW YORK BRANCH], as Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Pari Passu DACA

ANNEX B

to

PARI PASSU PLEDGE AGREEMENT

LIST OF PARI PASSU DACA ACCOUNTS

Name of Pledgor	Account Number	Deposit Account Bank
General Maritime Corporation	6094462102	Nordea Bank Finland plc,
		Cayman Islands Branch
General Maritime Corporation	5007932001	Nordea Bank Finland plc,
		Cayman Islands Branch
General Maritime Subsidiary Corporation	7225043101	Nordea Bank Finland plc,
		New York Branch
General Maritime Subsidiary Corporation	7225043015	Nordea Bank Finland plc,
		New York Branch
General Maritime Subsidiary Corporation	7225043001	Nordea Bank Finland plc,
		New York Branch
General Maritime Subsidiary Corporation	7225043005	Nordea Bank Finland plc,
		Cayman Islands Branch
General Maritime Subsidiary II Corporation	7455882001	Nordea Bank Finland plc,
		Cayman Islands Branch
Arlington Tankers Ltd.	5007102001	Nordea Bank Finland plc,
		Cayman Islands Branch

Signature Page to Pari Passu DACA

EXHIBIT G-1

FORM OF

ASSIGNMENT OF EARNINGS

[VESSEL]

Official Number [NUMBER]

THIS EARNINGS ASSIGNMENT, dated [DATE], is given by [SHIPOWNER], a [PLACE OF FORMATION] limited liability company (the “Assignor”), in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland, as Collateral Agent under the Credit Agreement referred to below (the “Assignee”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined.

RECITALS

A.                                    The Assignor is the sole owner of the [COUNTRY FLAG] flag vessel [VESSEL], Official Number [NUMBER] (the “Vessel”).

B.                                    The Parent, General Maritime Subsidiary Corporation (the “Borrower”) and General Maritime Subsidiary II Corporation, as a guarantor (“GMSC II”), Arlington Tankers Ltd., as a guarantor, have entered into a Second Amended and Restated Credit Agreement dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent, providing for the making of loans to and the issuance of letters of credit on behalf of the Borrower in the principal amount of up to Five Hundred Fifty Million United States Dollars (U.S. $550,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).

C.                                    The Assignor is a wholly-owned subsidiary of the Borrower.

D.                                    The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

E.                                     The Assignor has entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans (and/or the Commitments), and the Assignor has granted the Assignee a First Preferred [COUNTRY FLAG of VESSEL] Mortgage (the “Mortgage”) on the Vessel to secure, among other things, its obligations under the Subsidiaries Guaranty.

F.                                      It is a condition to the obligation of the Lenders to advancing funds to the Borrower under the Credit Agreement that the Assignor enters into this Assignment as security for its obligations under the Subsidiaries Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.                                           As security for all amounts due and to become due to the Secured Creditors under the Subsidiaries Guaranty, the Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to (the following clauses (i) through (v), collectively, the “Earnings Collateral”) (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing.

Section 2.                                           The Assignor covenants that (i) it will have all the earnings and other moneys hereby assigned paid over promptly to such Concentration Account as the Collateral Agent may specify in writing from time to time; (ii) it will promptly notify in writing substantially in the form of Exhibit A hereto, and deliver a duplicate copy of such notice to the Assignee, each of the Assignor’s agents and representatives into whose hands or control may come any earnings and moneys hereby assigned, informing each such Person of this Assignment and instructing such addressee to remit promptly to such Concentration Account all earnings and moneys hereby assigned which may come into such Person’s hands or control and to continue to make such remittances until such time as such Person may receive written notice or instructions to the contrary directly from the Assignee; and (iii) it will instruct each such Person to acknowledge directly to the Assignee receipt of the Assignor’s written notification and the instructions.

Section 3.                                           Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including any charter or contract of affreightment by reason of or arising out of this Assignment, or out of any Charter Assignment (as defined below) made pursuant to Section 6 hereof, and the Assignee, its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any

2

other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 4.                                           The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of a Default or an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises.

Section 5.                                           The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

Section 6.                                           The Assignor hereby agrees that at any time and from time to time, upon entering into any charter or contract of affreightment or other agreement for employment of the Vessel of whatsoever nature for a period of twelve (12) months or longer including permitted extensions and renewals, it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Assignor a Charter Assignment in respect of such charter to the Assignee substantially in the form attached as Exhibit B hereto (the “Charter Assignment”) and it will promptly execute and deliver any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Assignment, the Charter Assignment and of the rights and powers herein and therein granted. The Assignor covenants to use its best efforts to obtain the consent of the charterer under said charter to the Charter Assignment pursuant to the terms of the Charter Assignment or in other form and substance reasonably satisfactory to the Assignee.

Section 7.                                           The Assignor warrants and represents that it has not assigned or pledged the rights, title and interest assigned hereunder to anyone other than the Assignee. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Assignment, or of any of the rights created by this Assignment.

Section 8.                                           The Assignor hereby appoints the Assignee as its attorney-in-fact to file any financing statements or continuation statements under the Uniform Commercial Code or papers of similar purpose or effect in respect of this Assignment.

Section 9.                                           The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment.

Section 10.                                    THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL

3

OBLIGATIONS LAW). This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

Section 11.                                    Any notice, demand or other communication to be given under or for the purposes of this Assignment shall be made as provided in Section 13.03 of the Credit Agreement or Section 4 of Article IV of the Mortgage.

Section 12.                                    This Assignment may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the Assignor has duly executed this instrument on the day and year first above written.

[SHIPOWNER],
as Assignor

By:
Name:
Title:

5

Exhibit A to

Earnings Assignment

FORM OF NOTICE OF ASSIGNMENT

The undersigned, [SHIPOWNER], the Owner of the [COUNTRY FLAG] flag vessel “[VESSEL]”, hereby gives you notice that by an Earnings Assignment dated [DATE], entered into by us with NORDEA BANK FINLAND PLC, NEW YORK BRANCH in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee all earnings effected and to be effected in respect of the said vessel, and all such earnings are to be paid to the account of the Owner (Account No.              ) at Nordea Bank Finland plc, New York Branch.

[SHIPOWNER]
as Owner,

By:
Name:
Title:

Dated:

6

Exhibit B to

Earnings Assignment

[Form of]

CHARTER ASSIGNMENT

No.

[VESSEL]

Official Number [NUMBER]

[SHIPOWNER], a [PLACE OF FORMATION] limited liability company (the”Assignor”), refers to an Earnings Assignment dated [DATE] (the “Earnings Assignment”) given by the Assignor in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland, as Collateral Agent (the “Assignee”), under the Credit Agreement referred to below, wherein the Assignor agreed to enter into a Charter Assignment in the event the Assignor entered into any charter or contract of affreightment or other agreement for employment of the Vessel for a period of twelve (12) months or longer including permitted extensions and renewals.

The Assignor represents that it has entered into a charter dated [DATE OF TIME CHARTER PARTY] between the Assignor and [CHARTERER] (the “Charterer”), a true and complete copy of which is attached hereto (the “Charter”), and agrees that Section 1 of the Earnings Assignment is hereby amended to add to the description of collateral contained in said Section all of the Assignor’s right, title and interest in and to the Charter, all earnings and freights thereunder, and all amounts due the Assignor thereunder, and the Assignor does hereby grant, sell, convey, assign, transfer, mortgage and pledge to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Assignor hereby warrants that the Assignor will promptly give notice to the Charterer of the Earnings Assignment as provided by Section 6 of the Earnings Assignment and the Assignor will use its best efforts to obtain the consent of the Charterer as evidenced by the execution by the Charterer of the Charterer’s Consent and Agreement in the form attached hereto as Annex 1.

The Assignor reconfirms that the Earnings Assignment including all of the rights and liabilities, covenants and obligations therein remains in full force and effect.

Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Earnings Assignment.

The Assignor hereby agrees that so long as this Charter Assignment is in effect it will not terminate said Charter, or amend, modify, supplement, or waive any material term of said Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor. The Assignor hereby agrees to notify the Assignee in writing of any arbitration.

No amendment or modification of the Charter, and no consent, waiver or approval with respect thereto shall be valid unless joined in, in writing, by the Assignee. No notice, request or demand under the Charter, shall be valid as against the Assignee unless and until a copy thereof is

7

furnished to the Assignee.

IN WITNESS WHEREOF, the Assignor has caused this Charter Assignment No.     to be duly executed this        day of                        .

[SHIPOWNER],
as Assignor

By:
Name:
Title:

8

Annex I to

Exhibit B to

EARNINGS ASSIGNMENT

[Form of]

CHARTERER’S CONSENT AND AGREEMENT

No.

[VESSEL]

Official Number [NUMBER]

The undersigned, charterer of the [COUNTRY] flag vessel [VESSEL] pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] (the “Charter”), does hereby acknowledge notice of the assignment by the Assignor of all the Assignor’s right, title and interest in and to the Charter to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (the “Assignee”), pursuant to a Charter Assignment dated [DATE] and an Earnings Assignment dated [DATE] (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment”), consents to such assignment, and agrees that, it will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default by the Assignor under the Charter, direct to the Assignee or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter. Notwithstanding the foregoing, if in the sole opinion of the Assignee an Event of Default under the Credit Agreement (as defined in or by reference in the Assignment) shall have occurred and be continuing, the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Charter as though named therein as owner.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made. This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff that it could assert against the Assignor under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of this Assignment and of the rights and power herein granted.

9

The undersigned agrees that no amendment, modification or alteration of the terms or provisions of the Charter shall be made unless the same shall be consented to in writing by the Assignee.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

Dated:

[CHARTERER],
as Charterer

By:
Name:
Title:

10

EXHIBIT G-2

FORM OF

SECONDARY ASSIGNMENT OF EARNINGS

[VESSEL]

Official Number [NUMBER]

THIS SECONDARY ASSIGNMENT OF EARNINGS (this “Assignment”), dated [DATE] (the “Effective Date”), is given by [SHIPOWNER], a [PLACE OF FORMATION] limited liability company (the “Assignor”), in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland, as Collateral Agent under the Credit Agreement referred to below (the “Assignee”). Except as otherwise defined herein, capitalized terms used herein and defined in the Secondary Intercreditor Agreement (as defined below) and/or the Credit Agreement, as applicable, shall be used herein as so defined.

RECITALS

A.            The Assignor, a wholly-owned subsidiary of General Maritime Corporation (the “Parent”), is the sole owner of the [COUNTRY FLAG] flag vessel [VESSEL], Official Number [NUMBER] (the “Vessel”).

B.            The Parent, General Maritime Subsidiary Corporation (the “Borrower”) and General Maritime Subsidiary II Corporation, as a guarantor (“GMSC II”), Arlington Tankers Ltd., as a guarantor, have entered into a Second Amended and Restated Credit Agreement dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent, providing for the making of loans to and the issuance of letters of credit on behalf of the Borrower in the principal amount of up to Five Hundred Fifty Million United States Dollars (U.S. $550,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).

C.            The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

D.            The Assignor has entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans (and/or the Commitments), and the Assignor has granted the Assignee a Second Preferred Marshall Islands Mortgage (the “Mortgage”) on the Vessel to secure, among other things, its obligations under the Subsidiaries Guaranty.

E.            It is a condition precedent to the effectiveness of the Credit Agreement that the Assignor enter into this Assignment as security for all amounts due and to become due to the Secured Creditors under the Subsidiaries Guaranty.

F.             The Assignor is a party to that certain first priority Assignment of Earnings (as

$550M Secondary Assignment of Earnings

defined in the First Priority Credit Agreement (as defined below)) in respect of the Vessel (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Assignment of Earnings”), granted by the Assignor in favor of Nordea Bank Finland plc, New York Branch, in its capacity as assignee for the benefit of the First Priority Creditors (and its successors, assigns and replacements in such capacity, the “First Priority Agent”) pursuant to which the Assignor has assigned the Earnings Collateral (as defined below) to secure the Obligations (as defined in the First Priority Credit Agreement) of the Credit Parties (as defined in the First Priority Credit Agreement) under that certain Amended and Restated Credit Agreement, dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Credit Agreement”), among the Parent, GMSC II, as borrower, the Borrower, as a guarantor, Arlington Tankers Ltd., as a guarantor, the lenders party thereto from time to time, and the First Priority Agent).

G.            The Parent, the Borrower, GMSC II, the First Priority Agent, the Assignee and the other parties party thereto from time to time are party to the Intercreditor Agreement, dated as of the date hereof, with respect to the Secondary Collateral (the “Secondary Intercreditor Agreement”).

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.              As security for all amounts due and to become due to the Secured Creditors under the Subsidiaries Guaranty, the Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to (the following clauses (i) through and including (vi), collectively, the “Earnings Collateral”) (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing, which security interest is subject and subordinate to that certain First Priority Assignment of Earnings in respect of the items listed in the foregoing clauses (i) through and including (vi) for so long as the First Priority Assignment of Earnings shall be effective.

Section 2.              The Assignor covenants that (i) it will have all the earnings and other moneys hereby assigned paid over promptly to the Concentration Account                ; (ii) it will promptly notify in writing substantially in the form of Exhibit A hereto, and deliver a duplicate copy of such notice to the Assignee, each of the Assignor’s agents and representatives into whose hands or control may come any earnings and moneys hereby assigned, informing each such Person of this Assignment and instructing such addressee to remit promptly to such Concentration Account all earnings and moneys hereby assigned which may come into such Person’s hands or control and to continue to make such remittances until such time as such Person may receive written notice or instructions to the contrary directly from the Assignee; and (iii) it will instruct each such Person to acknowledge directly to the Assignee receipt of the Assignor’s written notification and the instructions.

Section 3.              Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including any charter or contract of affreightment by reason of or arising out of this Assignment, or out of any Charter Assignment (as defined below) made pursuant to Section 6 hereof, and the Assignee, its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 4.              The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises.

Section 5.              The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

Section 6.              The Assignor hereby agrees that at any time and from time to time, upon entering into any charter or contract of affreightment or other agreement for employment of the Vessel of whatsoever nature for a period of twelve (12) months or longer including permitted extensions and renewals, it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Assignor a Charter Assignment in respect of such charter to the Assignee substantially in the form attached as Exhibit B hereto (the “Charter Assignment”) and it will promptly execute and deliver any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Assignment, the Charter Assignment and of the rights and powers herein and therein granted. The Assignor covenants to use its best efforts to obtain the consent of the charterer under said charter to the Charter Assignment pursuant to the terms of the Charter Assignment or in other form and substance reasonably satisfactory to the Assignee.

Section 7.              The Assignor warrants and represents that, except for the First Priority Assignment of Earnings and any other assignment or pledge permitted under Section 10.01(ix) of the Credit Agreement, it has not assigned or pledged the rights, title and interest assigned hereunder to anyone other than the Assignee. The Assignor hereby covenants that, except as otherwise permitted by the Secondary Intercreditor Agreement and the Credit Agreement, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee and its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Assignment, or of any of the rights created by this Assignment.

Section 8.              The Assignor hereby appoints the Assignee as its attorney-in-fact to file any financing statements or continuation statements under the Uniform Commercial Code or papers of similar purpose or effect in respect of this Assignment.

Section 9.              The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment.

Section 10.            THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW). This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

Section 11.            Any notice, demand or other communication to be given under or for the purposes of this Assignment shall be made as provided in Section 13.03 of the Credit Agreement or Section 4 of Article IV of the Mortgage.

Section 12.            This Assignment may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 13.            This Assignment shall terminate and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect, upon the Discharge of Second Priority Obligations. Upon such termination of this Assignment, the Assignee, forthwith upon the written request of the Assignor, will execute, on its own behalf, such other and further assurances and documents as reasonably requested by the Assignor to effect such termination, to give notice thereof and to remove the lien of record of this Assignment, all at the cost and expense of the Assignor.

Section 14.            NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ASSIGNMENT, EACH OF THE ASSIGNOR AND THE ASSIGNEE (ON BEHALF OF THE SECURED CREDITORS) ACKNOWLEDGES AND AGREES THAT (X) THE LIEN AND SECURITY INTEREST GRANTED TO THE ASSIGNEE BY THIS ASSIGNMENT AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE ASSIGNEE AND THE SECURED PARTIES HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT; (Y) THE LIEN AND SECURITY INTEREST GRANTED PURSUANT TO THIS ASSIGNMENT TO THE ASSIGNEE FOR THE BENEFIT OF THE SECURED CREDITORS IN THE EARNINGS COLLATERAL SHALL BE A SECOND PRIORITY LIEN, FULLY JUNIOR, SUBORDINATED AND SUBJECT TO THE SECURITY INTEREST GRANTED TO THE FIRST PRIORITY AGENT FOR THE BENEFIT OF THE FIRST PRIORITY CREDITORS ON THE TERMS AND CONDITIONS SET FORTH IN THE FIRST PRIORITY COLLATERAL DOCUMENTS AND THE SECONDARY INTERCREDITOR AGREEMENT AND ALL OTHER RIGHTS AND BENEFITS AFFORDED HEREUNDER TO THE SECURED CREDITORS ARE EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS OF THE SECONDARY INTERCREDITOR AGREEMENT; AND (Z) THE FIRST PRIORITY CREDITORS’ SECURITY INTERESTS IN THE EARNINGS COLLATERAL CONSTITUTE SECURITY INTERESTS SEPARATE AND APART (AND OF A DIFFERENT

CLASS AND CLAIM) FROM THE SECURED CREDITORS’ SECURITY INTERESTS IN THE EARNINGS COLLATERAL. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT, THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE SECONDARY INTERCREDITOR AGREEMENT IS IN EFFECT.

IN WITNESS WHEREOF, the Assignor has duly executed this instrument on the day and year first above written.

[SHIPOWNER],
as Assignor

By:
Name:
Title:

$550M Secondary Assignment of Earnings

Exhibit A to

Secondary Assignment of Earnings

NOTICE OF SECONDARY ASSIGNMENT(1)

The undersigned, [SHIPOWNER], the Owner of the [COUNTRY FLAG] flag vessel [VESSEL] (the “Vessel”), hereby gives you notice that by a Secondary Assignment of Earnings, dated [DATE] (“Secondary Earnings Assignment”), entered into by us with NORDEA BANK FINLAND PLC, NEW YORK BRANCH in its capacity as Collateral Agent (hereinafter called the “Assignee”) under the Credit Agreement (as defined in the Secondary Earnings Assignment), there has been an assignment by us to the Assignee subject, until the payment in full of the obligations under the First Priority Credit Agreement (as defined in the Secondary Earnings Assignment), to the rights of Nordea Bank Finland plc, New York Branch, as collateral agent (and its successors, assigns and replacements in such capacity, the “First Priority Agent”) under a First Priority Assignment of Earnings (as defined in the Secondary Earnings Assignment) made by the Assignor in respect of the earnings of the Vessel, all earnings effected and to be effected in respect of the said Vessel, and all such earnings are to be paid to the account of the Owner (Account No. [            ]) at Nordea Bank Finland plc, New York Branch until otherwise notified by the First Priority Agent. The undersigned, [SHIPOWNER], hereby instructs you to acknowledge directly in writing to the Assignee (which acknowledgement shall be addressed to Martin Lunder, facsimile (212) 421-4420) receipt of this Notice of Secondary Assignment.

[SHIPOWNER]
as Owner,

By:
Name:
Title:

Dated:

(1) Note that this Notice of Secondary Assignment relates to that certain Second Amended and Restated Credit Agreement, dated as of May 6, 2011, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent (as defined therein).

$550M Secondary Assignment of Earnings

Exhibit B to

Secondary Assignment of Earnings

[Form of]

SECONDARY CHARTER ASSIGNMENT

No.

[VESSEL] (the “Vessel”)

Official Number [NUMBER]

[SHIPOWNER], a [PLACE OF FORMATION] limited liability company (the “Assignor”), refers to a Secondary Assignment of Earnings Assignment dated [DATE] (the “Secondary Earnings Assignment”) given by the Assignor in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland, as Collateral Agent (the “Assignee”), under the Credit Agreement referred to below, wherein the Assignor agreed to enter into a Charter Assignment (“Charter Assignment”) in the event the Assignor entered into any charter or contract of affreightment or other agreement for employment of the Vessel for a period of twelve (12) months or longer including permitted extensions and renewals. Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Secondary Earnings Assignment.

The Assignor represents that it has entered into a charter dated [DATE OF TIME CHARTER PARTY] between the Assignor and [CHARTERER] (the “Charterer”), a true and complete copy of which is attached hereto (the “Charter”), and agrees that Section 1 of the Secondary Earnings Assignment is hereby amended to add to the description of collateral contained in said Section all of the Assignor’s right, title and interest in and to the Charter, all earnings and freights thereunder, and all amounts due the Assignor thereunder, and the Assignor does hereby grant, sell, convey, assign, transfer, mortgage and pledge to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing, [which security interest is subject and subordinate to that certain Charter Assignment, dated as of                     , 20   (as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “First Assignment”), made by the Assignor in favor of Nordea Bank Finland plc, New York Branch, as collateral agent (together with its successors, assigns and replacements in such capacity, the “First Priority Agent”) under that certain Amended and Restated Credit Agreement, dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Credit Agreement”), among General Maritime Corporation, General Maritime Subsidiary II Corporation, as borrower, General Maritime Subsidiary Corporation, Arlington Tankers Ltd., the lenders party thereto from time to time, and the First Priority Agent) in respect of the Charter].(2)

The Assignor hereby warrants that the Assignor will promptly give notice to the Charterer of the Secondary Earnings Assignment as provided by Section 6 of the Secondary Earnings Assignment and the Assignor will use its best efforts to obtain the consent of the Charterer as evidenced by the execution by the Charterer of the Charterer’s Consent and Agreement in the form attached hereto as

(2) Bracketed language to be included if the Discharge of First Priority Obligations (as defined in the Intercreditor Agreement) has not occurred.

$550M Secondary Assignment of Earnings

Annex 1.

The Assignor reconfirms that the Secondary Earnings Assignment including all of the rights and liabilities, covenants and obligations therein remains in full force and effect.

The Assignor hereby agrees that so long as this Charter Assignment is in effect it will not terminate said Charter, or amend, modify, supplement, or waive any material term of said Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor. The Assignor hereby agrees to notify the Assignee in writing of any arbitration.

[Notwithstanding anything herein to the contrary, the lien and security interest granted to the Assignee for the Secured Creditors pursuant to this Charter Assignment and the exercise of any right or remedy by the Assignee hereunder are subject to the provisions of the Secondary Intercreditor Agreement. In the event of any conflict between the terms of the Secondary Intercreditor Agreement and this Charter Assignment, the terms of the Secondary Intercreditor Agreement shall govern and control.](3)

Except as permitted by the preceding paragraph, no amendment or modification of the Charter, and no consent, waiver or approval with respect thereto shall be valid unless joined in, in writing, by the Assignee. No notice, request or demand under the Charter, shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

This Charter Assignment shall terminate and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect, upon the Discharge of Second Priority Obligations (as defined in the Secondary Intercreditor Agreement). Upon such termination of this Charter Assignment, the Assignee, forthwith upon the written request of the Assignor, will execute, on its own behalf, such other and further assurances and documents as requested by the Assignor to effect such termination, to give notice thereof and to remove the lien of record of this Charter Assignment, all at the cost and expense of the Assignor.

IN WITNESS WHEREOF, the Assignor has caused this Charter Assignment No.     to be duly executed this       day of                      .

[SHIPOWNER],
as Assignor

By:
Name:
Title:

(3) Bracketed language to be inserted in Discharge of First Priority Obligations has not occurred.

$550M Secondary Assignment of Earnings

Annex I to

Exhibit B to

EARNINGS ASSIGNMENT

[Form of]

CHARTERER’S CONSENT AND AGREEMENT

No.

[VESSEL]

Official Number [NUMBER]

The undersigned, charterer of the [COUNTRY] flag Vessel [VESSEL] pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] (the “Charter”), does hereby acknowledge notice of the assignment by the Assignor of all the Assignor’s right, title and interest in and to the Charter to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (the “Assignee”), pursuant to a Secondary Charter Assignment dated [DATE] and a Secondary Earnings Assignment dated [DATE] (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment”), consents to such assignment, and agrees that, it will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default by the Assignor under the Charter, directly to the Assignee’s account (Account [         ]) at Nordea Bank Finland plc, New York Branch or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing, which account shall be maintained for and in the name of the Assignor and in which the Assignee shall have a security interest, until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter. Notwithstanding the foregoing, if in the sole opinion of the Assignee an Event of Default under the Credit Agreement (as defined in or by reference in the Assignment) shall have occurred and be continuing, the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Charter as though named therein as owner.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made. This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff that it could assert against the Assignor under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the

$550M Secondary Assignment of Earnings

Assignee may deem desirable for the purpose of obtaining the full benefits of this Assignment and of the rights and power herein granted.

The undersigned agrees that no amendment, modification or alteration of the terms or provisions of the Charter shall be made unless the same shall be consented to in writing by the Assignee, subject to the terms of the Secondary Intercreditor Agreement (as defined in the Assignment).

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Assignee for the Secured Creditors (as defined in the Assignment) pursuant to the Assignment and the exercise of any right or remedy by the Assignee hereunder are subject to the provisions of the Secondary Intercreditor Agreement.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

Dated:

[CHARTERER],
as Charterer

By:
Name:
Title:

$550M Secondary Assignment of Earnings

EXHIBIT H - 1

FORM OF

ASSIGNMENT OF INSURANCES

(“Assignment”)

[VESSEL NAME]
Official Number [NUMBER]

[SHIPOWNER NAME], a [PLACE OF FORMATION] limited liability company (the “Assignor”), in consideration of the Secured Creditors referred to below entering into the transactions described in the Credit Agreement (as defined below), and for One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as sole owner of the [COUNTRY FLAG] flag vessel [VESSEL NAME], Official Number [NUMBER] (the “Vessel”), has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over, unto NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland as Collateral Agent (hereinafter called the “Assignee”), and unto the Assignee’s successors and assigns, as such to it and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, and (iii) all other rights of the Assignor under or in respect of said insurance, including proceeds (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”).

Terms used herein and not otherwise defined herein are used as defined in the Credit Agreement, dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Maritime Corporation (the “Parent”), General Maritime Subsidiary Corporation (the “Borrower”), General Maritime Subsidiary II Corporation, as a guarantor (“GMSC II”), Arlington Tankers Ltd., as a guarantor, various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent, providing for the making of loans to the Borrower in the principal amount of up to Five Hundred Fifty Million United States Dollars (U.S. $550,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).

The Assignor is a wholly-owned subsidiary of the Borrower. The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

The Assignor has entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans

(and/or the Commitments), and the Assignor has granted the Assignee a First Preferred [COUNTRY FLAG OF VESSEL] Mortgage (the “Mortgage”) on the Vessel to secure, among other things, its obligations under the Subsidiaries Guaranty.

This Assignment is given as security for all amounts due and to become due to the First Priority Creditors under the Subsidiaries Guaranty.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of an Event of Default or an Event of Loss to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form hereto attached as Exhibit A, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall obtain a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee or as otherwise permitted under the Credit Agreement, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors and assigns or as otherwise permitted under the Credit Agreement, and it will not take or omit to take any action, the taking or omission of which

2

might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by postage prepaid letter or telecopy confirmed by postage prepaid letter to:

Nordea Bank Finland plc, New York Branch

437 Madison Avenue, 21st Floor

New York, New York 10022

Attention: Mr. Martin Lunder

Facsimile: (212) 421 4420

or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee or as the Assignee may otherwise instruct.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW). This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

This Assignment shall terminate and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect, upon the Discharge of First Priority Obligations (as defined in the Intercreditor Agreement). Upon such termination of this Assignment, the Assignee, forthwith upon the written request of the Assignor, will execute, on its own behalf, such other and further assurances and documents as reasonably requested by the Assignor to effect such termination, notify the underwriters and to remove the lien of record of this Assignment, all at the cost and expense of the Assignor.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the Assignor has caused this Insurance Assignment to be duly executed this [DAY] day of [DATE].

[SHIPOWNER],
as Assignor

By:
Name:
Title:

4

EXHIBIT A
to
Insurance Assignment

NOTICE OF ASSIGNMENT

The undersigned, [SHIPOWNER], the Owner of the [COUNTRY FLAG] Vessel [VESSEL NAME], hereby gives you notice that by an Insurance Assignment dated [DATE] entered into by us with NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (hereinafter called the “Assignee”), there has been assigned by us to the Assignee all insurances effected and to be effected in respect thereof including the insurances constituted by the policy whereon this Notice is endorsed. This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:

[SHIPOWNER],
as Owner

By
Name:
Title:

5

ANNEX I

Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to [SHIPOWNER], as owner (the “Owner”), as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owner as reimbursements therefore; provided, however, that if such damage involves a loss in excess of U.S.$2,000,000 or its equivalent the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and [SHIPOWNER], Owner, as their respective interests may appear, or order, except that, unless and until the Underwriters have been otherwise instructed by notice in writing from the Mortgagee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance, provided the Underwriters shall have first received evidence that the liability insured against has been discharged.

6

EXHIBIT H-2

FORM OF

SECONDARY ASSIGNMENT OF INSURANCES

(“Assignment”)

[VESSEL NAME]

Official Number [NUMBER]

[SHIPOWNER NAME], a [PLACE OF FORMATION] limited liability company (the”Assignor”), in consideration of the Secured Creditors referred to below entering into the transactions described in the Credit Agreement (as defined below), and for One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as sole owner of the [COUNTRY FLAG] flag vessel [VESSEL NAME], Official Number [NUMBER] (the “Vessel”), has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over, unto NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland as Collateral Agent (hereinafter called the “Assignee”), and unto the Assignee’s successors and assigns, as such to it and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, and (iii) all other rights of the Assignor under or in respect of said insurance, including proceeds (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”), which security interest is subject and subordinate to that certain First Priority Assignment of Insurances (as defined below) in respect of the items listed in the foregoing clauses (i) through and including (iii) for so long as the First Priority Assignment of Insurances shall be effective. Except as otherwise defined herein, capitalized terms used herein and defined in the Secondary Intercreditor Agreement (as defined below) and/or the Credit Agreement, as applicable, shall be used herein as so defined.

The Assignor is a wholly-owned subsidiary of General Maritime Corporation (the “Parent”). The Parent, General Maritime Subsidiary Corporation (the “Borrower”) and General Maritime Subsidiary II Corporation, as a guarantor (“GMSC II”), Arlington Tankers Ltd., as a guarantor, have entered into a Second Amended and Restated Credit Agreement, dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent, providing for the making of loans to and the issuance of letters of credit on behalf of the Borrower in the principal amount of up to Five Hundred Fifty Million United States Dollars (U.S. $550,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).

The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

The Assignor has entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the

$550M Secondary Assignment of Insurances

Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans (and/or the Commitments), and the Assignor has granted the Assignee a Second Preferred Marshall Islands Mortgage (the “Mortgage”) on the Vessel to secure, among other things, its obligations under the Subsidiaries Guaranty.

It is a condition precedent to the effectiveness of the Credit Agreement that the Assignor enter into this Assignment as security for all amounts due and to become due to the Secured Creditors under the Subsidiaries Guaranty.

The Assignor is a party to that certain first priority Assignment of Insurances (as defined in the First Priority Credit Agreement (as defined below)) in respect of the Vessel (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Assignment of Insurances”), granted by the Assignor in favor of Nordea Bank Finland plc, New York Branch, in its capacity as assignee for the benefit of the First Priority Creditors (and its successors, assigns and replacements in such capacity, the “First Priority Agent”) pursuant to which the Assignor has assigned the Insurance Collateral to secure the Obligations (as defined in the First Priority Credit Agreement) of the Credit Parties (as defined in the First Priority Credit Agreement) under that certain Amended and Restated Credit Agreement, dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Credit Agreement”), among the Parent, GMSC II, as borrower, the Borrower, as a guarantor, Arlington Tankers Ltd., as a guarantor, the lenders party thereto from time to time, and the First Priority Agent.

The Parent, the Borrower, GMSC II, the First Priority Agent, the Assignee and the other parties party thereto from time to time are party to the Intercreditor Agreement, dated as of the date hereof, with respect to the Secondary Collateral (the “Secondary Intercreditor Agreement”).

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of an Event of Default or an Event of Loss to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form hereto attached as Exhibit A, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall obtain a letter of undertaking by the

2

underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that, except for the First Priority Assignment of Insurances and any other assignment or pledge permitted under Section 10.01(ix) of the Credit Agreement, it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee and its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by postage prepaid letter or telecopy confirmed by postage prepaid letter to:

Nordea Bank Finland plc, New York Branch

437 Madison Avenue, 21st Floor

New York, New York 10022

Attention: Mr. Martin Lunder

Facsimile: (212) 421-4420

or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee or as the Assignee may otherwise instruct.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW). This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

This Assignment shall terminate and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect, upon the Discharge of Second Priority Obligations. Upon such termination of this Assignment, the Assignee, forthwith upon the written request of the Assignor, will execute, on its own behalf, such other and further assurances and documents as reasonably requested by the Assignor to effect such termination, to notify the underwriters and to remove the lien of record of this Assignment, all at the cost and expense of the Assignor.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ASSIGNMENT, EACH OF THE ASSIGNOR AND THE ASSIGNEE (ON BEHALF OF THE SECURED CREDITORS) ACKNOWLEDGES AND AGREES THAT (X) THE LIEN AND

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SECURITY INTEREST GRANTED TO THE ASSIGNEE BY THIS ASSIGNMENT AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE ASSIGNEE AND THE SECURED PARTIES HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT; (Y) THE LIEN AND SECURITY INTEREST GRANTED PURSUANT TO THIS ASSIGNMENT TO THE ASSIGNEE FOR THE BENEFIT OF THE SECURED CREDITORS IN THE INSURANCE COLLATERAL SHALL BE A SECOND PRIORITY LIEN, FULLY JUNIOR, SUBORDINATED AND SUBJECT TO THE SECURITY INTEREST GRANTED TO THE FIRST PRIORITY AGENT FOR THE BENEFIT OF THE FIRST PRIORITY CREDITORS ON THE TERMS AND CONDITIONS SET FORTH IN THE FIRST PRIORITY COLLATERAL DOCUMENTS AND THE SECONDARY INTERCREDITOR AGREEMENT AND ALL OTHER RIGHTS AND BENEFITS AFFORDED HEREUNDER TO THE SECURED CREDITORS ARE EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS OF THE SECONDARY INTERCREDITOR AGREEMENT; AND (Z) THE FIRST PRIORITY CREDITORS’ SECURITY INTERESTS IN THE INSURANCE COLLATERAL CONSTITUTE SECURITY INTERESTS SEPARATE AND APART (AND OF A DIFFERENT CLASS AND CLAIM) FROM THE SECURED CREDITORS’ SECURITY INTERESTS IN THE INSURANCE COLLATERAL. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT, THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE SECONDARY INTERCREDITOR AGREEMENT IS IN EFFECT.

IN WITNESS WHEREOF, the Assignor has caused this Insurance Assignment to be duly executed this [DAY] day of [DATE].

[SHIPOWNER],
as Assignor

By:
Name:
Title:

$550M Secondary Assignment of Insurances

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EXHIBIT A

to

Insurance Assignment

NOTICE OF SECONDARY ASSIGNMENT(1)

The undersigned, [SHIPOWNER], the Owner of the [COUNTRY FLAG] flag vessel [VESSEL NAME] (the “Vessel”), hereby gives you notice that by a Secondary Assignment of Insurances, dated May 6, 2011 (the “Secondary Insurances Assignment”), entered into by us with NORDEA BANK FINLAND PLC, NEW YORK BRANCH in its capacity as Collateral Agent (hereinafter called the “Assignee”) under the Credit Agreement (as defined in the Secondary Insurances Assignment), there has been an assignment by us to the Assignee subject, until payment in full of the obligations under the First Priority Credit Agreement (as defined in the Secondary Insurances Assignment), to the rights of Nordea Bank Finland plc, New York Branch, as collateral agent (and its successors, assigns and replacements in such capacity, the “First Priority Agent”) under a First Priority Assignment of Insurances (as defined in the Secondary Insurances Assignment) made by the Assignor in respect of the insurances of the Vessel, all insurances effected and to be effected in respect thereof including the insurances constituted by the policy whereon this Notice of Secondary Assignment is endorsed. This Notice of Secondary Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance

Dated:

[SHIPOWNER],
as Owner

By
Name:
Title:

(1) Note that this Notice of Secondary Assignment relates to that certain Second Amended and Restated Credit Agreement, dated as of May 6, 2011, by and among General Maritime Corporation, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent (as defined therein).

ANNEX I

Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to [SHIPOWNER], as owner (the “Owner”), as their respective interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the Underwriters may pay the Owner as reimbursements therefore; provided, however, that if such damage involves a loss in excess of U.S.$2,000,000 or its equivalent the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and [SHIPOWNER], Owner, as their respective interests may appear, or order, except that, unless and until the Underwriters have been otherwise instructed by notice in writing from the Mortgagee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance, provided the Underwriters shall have first received evidence that the liability insured against has been discharged.

EXHIBIT I-1

FORM OF

FIRST PREFERRED SHIP MORTGAGE

ON MARSHALL ISLANDS FLAG VESSEL

[VESSEL]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],

as Shipowner

in favor of

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Security Trustee and Mortgagee

[CLOSING DATE]

FIRST PREFERRED MORTGAGE

[VESSEL]

This First Preferred Ship Mortgage made [CLOSING DATE] (this “Mortgage”), by [SHIPOWNER], a Marshall Islands limited liability company (the “Shipowner”), in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH as Security Trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

WITNESSETH

WHEREAS:

A.                                    The Shipowner is the sole owner of the whole of the Marshall Islands flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in [YEAR BUILT] at [YARD AND LOCATION BUILT], with her home port at Majuro, Marshall Islands.

B.                                    General Maritime Corporation, a Marshall Islands corporation (the “Parent”), General Maritime Subsidiary Corporation (the “Borrower”), the Lenders party thereto from time to time, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and as Collateral Agent, have entered into a Third Amended and Restated Credit Agreement dated as of May 17, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the continuation of Indebtedness, the conversion of the outstanding revolving commitments into term loans to the Borrower and the exchange of the termination value of and interest on the Specified Swap for a term loan as contemplated therein, in the principal amount of up to Five Hundred Eight Million Nine Hundred Seventy-Seven Thousand Five Hundred Thirty-Six and 95/100 United States Dollars (U.S. $508,977,536.95) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”). A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

[C.                           The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”). The estimated aggregate notional amount of the liabilities of the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Loans is [Fifty Million United States Dollars (U.S. $50,000,000).]]

D.                                    The Shipowner is a wholly-owned subsidiary of the Borrower.

E.                                     The Shipowner entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans. A copy of the form of the Subsidiaries Guaranty is attached hereto as Exhibit B and made a part hereof. The Lenders have committed to make Loans subject to the terms and on the conditions set forth in the Credit Agreement; the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Subsidiaries Guaranty.

F.                                      In order to secure its obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein and in the Subsidiaries Guaranty, the Shipowner has duly authorized the execution and delivery of this First Preferred Mortgage under Chapter 3 of the Marshall Islands Maritime Act 1990 as amended.

G.                                    Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Trustee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Subsidiaries Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said vessel [VESSEL NAME], including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Subsidiaries Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Subsidiaries Guaranty, expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.                                                                                           Existence: Authorization. The Shipowner is a limited liability company duly organized and validly existing under the laws of the Republic of the Marshall Islands and shall so remain during the life of this Mortgage. The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Republic of the Marshall Islands and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 2.                                                                                           Title to Vessel. The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than this Mortgage, liens for current crew’s wages and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.                                                                                           ISM and ISPS Compliance. The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code and the ISPS Code (as such terms are defined in Section 9 of Article II).

ARTICLE II

Covenants of the Shipowner

Section 1.                                                                                           Payment of Indebtedness. The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Subsidiaries Guaranty, express or implied, on its part to be observed, performed or complied with. In the event of inconsistency between this Mortgage and the Subsidiaries Guaranty, the provisions of this Mortgage shall prevail but only to the extent required by Republic of the Marshall Islands law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars. Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

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Section 2.                                                                                           Mortgage Recording. The Shipowner will cause this Mortgage to be duly recorded or filed in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the Marshall Islands, in accordance with the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.                                                                                           Lawful Operation. The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Vessel duly documented thereunder.

Section 4.                                                                                           Payment of Taxes. The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 5.                                                                                           Prohibition of Liens. Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than this Mortgage, other liens in favor of the Mortgagee and for crew’s wages and salvage.

Section 6.                                                                                           Notice of Mortgage. The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS TRUSTEE/MORTGAGEE UNDER AUTHORITY OF CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT 1990, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

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Section 7.                                                                                           Removal of Liens. Except for the lien of this Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor.

Section 8.                                                                                           Release from Arrest. If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex, or telefax confirmed by letter, at the address, as specified in this Mortgage, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid. The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

Section 9.                                                                                           Maintenance. (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping or other classification society listed on Schedule X to the Credit Agreement. The Shipowner covenants to deliver annually to the Mortgagee a certificate from such class society showing such classification to be maintained. The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the classification society of the Vessel, and shall request the classification society to give an undertaking to the Mortgagee as follows:

1.                                                                                       to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the classification society relating to the Vessel;

2.                                                                                       to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the classification society and to take copies of them;

3.                                                                                       following receipt of a written request from the Mortgagee:

(a)                                 to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the classification society; and

(b)                                 to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

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(c)                                  if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

(d)                                 to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s classification society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

The Shipowner shall further notify the classification society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the classification society received from the Mortgagee, and that the Shipowner shall reimburse the classification society for all its costs and expenses incurred in complying with the foregoing instructions.

(b)                                 The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(c)                                  Upon written request of the Mortgagee, the Shipowner agrees to give the Mortgagee at least ten (10) days notice of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage, the Credit Agreement, the Subsidiaries Guaranty or any other Credit Document.

(d)                                 The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Five Hundred Thousand Dollars (U.S. $500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(e)                                  The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained. Such inspections and surveys

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shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(f)                                   The Shipowner will furnish to the Mortgagee on demand true and complete copies of the Document of Compliance, the Safety Management Certificate and any other details of the applicable safety management system as the Mortgagee may reasonably request in writing.

(g)                                  The Shipowner will comply or procure compliance with the ISM Code and the ISPS Code (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)                                                                                any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Responsible Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)                                                                             any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“Fair Market Value” at any time shall mean the average of the fair market value of the Vessel on the basis of an individual charter-free arm’s-length transaction between a willing and able buyer and seller not under duress as set forth in the appraisals of at least two Approved Appraisers most recently delivered to, or obtained by, the Mortgagee prior to such time pursuant to Sections 8.01(d) of the Credit Agreement.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization Assembly as Resolutions A.741(18) and A.788(19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).

Section 10.                                                                                    Inspection; Reports. (a) The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the

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Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)                                 The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 11.                                                                                    Flag; Home Port. (a) The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)                                 Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another flag or home port reasonably satisfactory to the Mortgagee, provided that the Shipowner shall promptly take all actions necessary pursuant to the Credit Agreement or otherwise reasonably required by the Mortgagee to establish, preserve, protect and maintain the security interest of the Mortgagee in the Vessel to the satisfaction of the Mortgagee, and the Shipowner shall have provided to the Mortgagee and the Lender Creditors such opinions of counsel as may be reasonably requested by the Mortgagee to assure itself that the conditions of this proviso have been satisfied.

Section 12.                                                                                    No Sales, Transfers or Charters. Other than as permitted under the Credit Agreement, the Shipowner will not sell, mortgage, transfer, or change the management of, or demise charter the Vessel for any period longer than twelve (12) months (including any permitted extensions or renewals) in each case, without the written consent of the Mortgagee first had and obtained, and any such written consent to anyone sale, mortgage, demise charter, transfer, or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter, transfer, or change of management. Any such sale, mortgage, demise charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof.

Section 13.                                                                                    Insurance. (a) The Shipowner, at its own expense, or with respect to part (a)(iii) of this Section 13 the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably acceptable to the Mortgagee (it being understood that Leeds and Leeds, AON and Marsh are acceptable) and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)                                                                                     Marine and war risk, including piracy, terrorism, confiscation, London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then Fair Market Value of the Vessel and (y) an amount which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage in favor of the Mortgagee

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under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time. The insured values for hull and machinery required under this clause (i) for each Collateral Vessel shall at all times be in an amount equal to the greater of (x) eighty per cent (80%) of the Fair Market Value of the Collateral Vessel and (y) an amount which, when aggregated with such hull and machinery insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage in favor of the Mortgagee and have not suffered an Event of Loss), is equal to the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time, and the remaining machinery and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)                                                                                  Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee; provided, however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)                                 the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

(z)                                  the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)                                                                               While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)                                 The Mortgagee shall, at the Shipowner’s expense, keep the Vessel insured with mortgagee’s interest insurance (including extended mortgagee’s interest-additional perils-pollution) on such conditions as the Mortgagee may reasonably require and mortgagee’s interest insurance for pollution risks as from time to time agreed, in each case satisfactory to the Mortgagee and in an amount in U.S. dollars which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is not less than 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time; all such Mortgagee’s interest insurance cover shall in the

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Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover; premium costs shall be reimbursed by the Shipowner to the Mortgagee.

(c)                                  The marine and commercial war-risk insurance required by this Section 13 shall have deductibles no higher than the following: (i) Hull and Machinery - U.S. $500,000 (or such other amount as may be agreed to by the Required Lenders) for all hull and machinery claims and each accident or occurrence and (ii) Protection and Indemnity — U.S. $100,000 for collision liabilities, U.S. $50,000 for cargo claims, U.S. $35,000 for crew claims, U.S. $20,000 passenger claims and U.S. $20,000 all other claims, in each case each accident or occurrence.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee. Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be a named insured in its capacity as Mortgagee and as a loss payee. Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee. The Administrative Agent, the Collateral Agent and each of their respective successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

(d)                                 The Mortgagee shall from time to time, and in any event at least annually, obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Mortgage. At the Shipowner’s expense the Shipowner will cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by telecopier or electronic mail confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on the Vessel on an individual basis and not on a fleet basis. In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from the Mortgagee’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report; provided that the Mortgagee shall be entitled to such indemnity only for one such report during a period of twelve months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)                                                                                     they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel; and

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(ii)                                                                                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)                                                                               they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby. All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured. The Shipowner has assigned to the Mortgagee its full rights under any policies of insurance in respect of the Vessel. The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s P & I underwriters to the Mortgagee at least two (2) days before the risk in question commences.

(e)                                  Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of a Default or an event of default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to (x) the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor; provided, however, that if such amounts (including any deductible) are in excess of U.S. $2,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

(f)                                   All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)                                                                                     any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)                                                                                  all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 5.02(c) of the Credit Agreement;

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(iii)                                                                               all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Obligations or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(g)                                  In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(h)                                 The Shipowner shall deliver to the Mortgagee certified copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 8.03 of the Credit Agreement and under this Mortgage for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same. The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(i)                                     The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(j)                                    In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(k)                                 The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it.

Section 14.                                                                                    Reimbursement for Expenses. The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Mortgage. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the

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interest rate as set forth in Section 2.07(b) of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.                                                                                    Performance of Charters. The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 16.                                                                                    Change in Ownership. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner without the prior written consent of the Mortgagee or in accordance with the Credit Agreement.

Section 17.                                                                                    Prepayment if Event of Loss. In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 5.02(c) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

ARTICLE III

Events of Default and Remedies

Section 1.                                                                                           Events of Default; Remedies. In case anyone or more of the following events, herein termed “events of default”, shall happen:

(a)                                                                                 the Shipowner fails to pay on the date due any payment of principal in respect of the Indebtedness hereby secured as provided herein or the Shipowner fails to pay within three (3) Business Days of the date due any payment of interest or any Commitment Commission or any other amount owing under the Subsidiaries Guaranty; or

(b)                                                                                 the statements in Article I shall prove to have been untrue when made in a material way; or

(c)                                                                                  a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13(a), (b), (c), (e), (i) and (k), 16 or 17 of Article II hereof shall have occurred and be continuing; or

(d)                                                                                 a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)                                                                                  an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)                                                                                   a payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement shall have occurred and be continuing; or

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(g)                                                                                  any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

(h)                                                                                 the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)                                                                                     Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an Event of Default shall have occurred by reason of a Default under Section 10.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand;

(ii)                                                                                  Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found;

(iii)                                                                               Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)                                                                              Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel;

(v)                                                                                 Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by

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reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)                                                                              Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale. The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(vii)                                                                           Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

(viii)                                                                        Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.                                                                                           Power of Sale. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured. At any such sale, the Mortgagee may bid for and purchase such property and upon

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compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.                                                                                           Power of Attorney-Sale. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold only after an Event of Default under the Credit Agreement has occurred and is continuing. Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable. In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.                                                                                           Power of Attorney-Collection. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.                                                                                           Delivery of Vessel. Upon the security constituted by this Mortgage becoming immediately enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.                                           Mortgagee to Discharge Liens. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear, after an Event of Default under the Credit Agreement has occurred and is continuing, in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due

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from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.                                                                                           Payment of Expenses. The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder. All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.                                                                                           Remedies Cumulative. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.                                                                                           Cure of Defaults. If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.07(b) of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.                                                                                    Discontinuance of Proceedings. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property

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subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.                                                                                    Application of Proceeds. After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

First:                                                                     To the payment of all costs and expenses (together with interest thereon as set forth in Section 14 of Article II) of the Mortgagee, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder, under the Credit Agreement, the Subsidiaries Guaranty and under the other Credit Documents or in the pursuit of any remedy hereby or thereby conferred; and at the option of the Mortgagee to the payment of any taxes, assessments or liens claiming priority over the lien of this Mortgage; and

Second:                                                    To the Pledgee (as defined in the Pledge Agreement) for its distribution in accordance with the provisions of Section 9 of the Pledge Agreement; and

Third:                                                               To the Shipowner or as may be directed by a court of competent jurisdiction.

Section 12.                                                                                    Possession Until Default. Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first priority mortgage thereon.

Section 13.                                                                                    Severability of Provisions, etc. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)                                 In the event that the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or

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documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Subsidiaries Guaranty and the other Credit Documents.

(c)                                  In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III. In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)                                 Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.                                                                                           Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.                                                                                           Power of Substitution. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.                                                                                           Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.                                                                                           Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

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If to the Shipowner, addressed to it in care of:

General Maritime Corporation

299 Park Avenue

New York, NY 10171-0002

Telephone: (212) 763-5600

Facsimile: (212) 763-5602

If to the Mortgagee, addressed to it:

Nordea Bank Finland plc, New York Branch

437 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Mr. Martin Lunder

Facsimile: (212) 421 4420

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.                                                                                           Recording: Clause. For purposes of recording this First Preferred Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, the total amount of the direct and contingent obligations secured by this Mortgage is Five Hundred Eight Million Nine Hundred Seventy-Seven Thousand Five Hundred Thirty-Six and 95/100 United States Dollars (U.S. $508,977,536.95), and interest and performance of mortgage covenants. The maturity date is on demand. There is no separate discharge amount.

Section 6.                                                                                           Further Assurances. The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)                                                                                 perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)                                                                                 preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)                                                                                  ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)                                                                                 facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

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(e)                                                                                  the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage, in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner. Without limitation of the foregoing, in connection with any Interest Rate Protection Agreements or Other Hedging Agreements entered into from time to time, the Shipowner shall, at its expense, enter into, deliver and cause to be recorded such amendments and supplements to this Mortgage, and such other instruments and legal opinions, as the Mortgagee may reasonably request.

Section 7.                                                                                           Governing Law. The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of the Marshall Islands.

Section 8.                                                                                           Additional Rights of the Mortgagee. In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the [VESSEL NAME] to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:
Name:
Title:

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ACKNOWLEDGMENT

STATE OF NEW YORK	)
: SS:
COUNTY OF NEW YORK	)

On this [ ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at                              , New York, NY; that he is [TITLE] of [SHIPOWNER], the Marshall Islands limited liability company described in and which executed the foregoing instrument; that he signed his name pursuant to authority granted to him by [SHIPOWNER]; and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER].

Notary Public

[FOR USE IN THE REPUBLIC OF THE MARSHALL ISLANDS]

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EXHIBIT I-2

FORM OF

SECOND PREFERRED SHIP MORTGAGE

ON MARSHALL ISLANDS FLAG VESSEL

[VESSEL]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],

as Shipowner

in favor of

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Security Trustee and Mortgagee

[CLOSING DATE]

SECOND PREFERRED MORTGAGE

[VESSEL]

This Second Preferred Ship Mortgage made [CLOSING DATE] (this “Mortgage”), by [SHIPOWNER], a Marshall Islands limited liability company (the “Shipowner”), in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH as Security Trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.                                    The Shipowner, a wholly-owned subsidiary of General Maritime Corporation, a Marshall Islands corporation (the “Parent”), is the sole owner of the whole of the Marshall Islands flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in [YEAR BUILT] at [YARD AND LOCATION BUILT], with her home port at Majuro, Marshall Islands.

B.                                    The Parent, General Maritime Subsidiary Corporation (the “Borrower”), General Maritime Subsidiary II Corporation, as a guarantor (“GMSCII”), Arlington Tankers Ltd., as a guarantor, have entered into a Third Amended and Restated Credit Agreement dated as of May 17, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent, providing for the continuation of Indebtedness, the conversion of the outstanding revolving commitments into term loans to the Borrower and the exchange of the termination value of and interest on the Specified Swap for a term loan as contemplated therein, in the principal amount of up to Five Hundred Eight Million Nine Hundred Seventy-Seven Thousand Five Hundred Thirty-Six and 95/100 United States Dollars (U.S. $508,977,536.95) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”). A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof. Except as otherwise defined herein, capitalized terms used herein and defined in the Secondary Intercreditor Agreement (as defined below) and/or the Credit Agreement, as applicable, shall be used herein as so defined.

[C.                           The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”). The estimated aggregate notional amount of the liabilities of the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Loans [is Fifty Million United States Dollars (U.S. $50,000,000).]]

$550M Marshall Islands Secondary Mortgage

D.                                    The Shipowner entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans. A copy of the form of the Subsidiaries Guaranty is attached hereto as Exhibit B and made a part hereof. The Lenders have committed to make Loans subject to the terms and on the conditions set forth in the Credit Agreement; the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Subsidiaries Guaranty.

E.                                     In order to secure its obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein and in the Subsidiaries Guaranty, the Shipowner has duly authorized the execution and delivery of this Mortgage under Chapter 3 of the Marshall Islands Maritime Act 1990 as amended.

F.                                      The Shipowner is a party to that certain first preferred mortgage, dated [•](1) and amended as of May 6, 2011 and recorded at the Office of the Maritime Administrator of the Republic of The Marshall Islands at New York, New York, USA (“MARMI”) on [•] at [•] A.M., E.S.T. in Book PM [•] at Page [•] (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Preferred Mortgage”), granted by the Shipowner in favor of Nordea Bank Finland plc, New York Branch, in its capacity as assignee for the benefit of the First Priority Creditors (and its successors, assigns and replacements in such capacity, the “First Priority Agent”) pursuant to which the Shipowner has granted a mortgage on the Vessel (as defined below) to secure the Obligations (as defined in the First Priority Credit Agreement (as defined below)) of the Credit Parties (as defined in the First Priority Credit Agreement (as defined below)) under that certain Amended and Restated Credit Agreement, dated as of May 6, 2011 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Secondary Intercreditor Agreement, the “First Priority Credit Agreement”) among the Parent, GMSCII, as borrower, the Borrower, as a guarantor, Arlington Tankers Ltd., as a guarantor, the lenders party thereto from time to time, and the First Priority Agent.

G.                                    The Parent, the Borrower, GMSCII, the First Priority Agent, the Mortgagee and the other parties party thereto from time to time are party to the Intercreditor Agreement, dated as of the date hereof, with respect to the Secondary Collateral (the “Secondary Intercreditor Agreement”).

H.                                   Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Trustee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Subsidiaries Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed,

(1) Insert date of original mortgage.

assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said vessel [VESSEL NAME], including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Subsidiaries Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Subsidiaries Guaranty expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.                                                                                           Existence: Authorization. The Shipowner is a limited liability company duly organized and validly existing under the laws of the Republic of the Marshall Islands and shall so remain during the life of this Mortgage. The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Republic of the Marshall Islands and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 2.                                                                                           Title to Vessel. The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than this Mortgage, any other Permitted Liens (including, without limitation, the First Preferred Mortgage), liens for current crew’s wages and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.                                                                                           ISM and ISPS Compliance. The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code and the ISPS Code (as such terms are defined in Section 9 of Article II).

ARTICLE II

Covenants of the Shipowner

Section 1.                                                                                           Payment of Indebtedness. The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Subsidiaries Guaranty, express or implied, on its part to be observed, performed or complied with. In the event of inconsistency between this Mortgage and the Subsidiaries Guaranty, the provisions of this Mortgage shall prevail but only to the extent required by Republic of the Marshall Islands law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars. Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.                                                                                           Mortgage Recording. The Shipowner will cause this Mortgage to be duly recorded or filed in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the Marshall Islands, in accordance with the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a second preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.                                                                                           Lawful Operation. The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Vessel duly documented thereunder.

Section 4.                                                                                           Payment of Taxes. The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 5.                                                                                           Prohibition of Liens. Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than this Mortgage, any other Permitted Liens (including, without limitation, the First Preferred Mortgage), and other liens in favor of the Mortgagee and for crew’s wages and salvage.

Section 6.                                                                                           Notice of Mortgage. The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A SECOND PREFERRED MORTGAGE IN FAVOR OF NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS TRUSTEE/MORTGAGEE ON A SECOND LIEN BASIS (THE “MORTGAGE”), UNDER AUTHORITY OF CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT 1990, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON (OTHER THAN AS PROVIDED IN THE MORTGAGE) HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

Section 7.                                                                                           Removal of Liens. Except for the lien of this Mortgage and any other Permitted Liens (including, without limitation, the First Preferred Mortgage), the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor.

Section 8.                                                                                           Release from Arrest. If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex, or telefax confirmed by letter, at the address, as specified in this Mortgage, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage and any other Permitted Liens (including, without limitation, the First Preferred Mortgage) to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid. The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

Section 9.                                                                                           Maintenance. (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping or other classification society listed on Schedule X to the Credit Agreement. The Shipowner covenants to deliver annually to the Mortgagee a certificate from such class society showing such classification to be maintained. The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the classification society of the Vessel, and shall request the classification society to give an undertaking to the Mortgagee as follows:

1.                                                                                      to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the classification society relating to the Vessel;

2.                                                                                      to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the classification society and to take copies of them;

3.                                                                                      following receipt of a written request from the Mortgagee:

(a)                                 to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the classification society; and

(b)                                 to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

(c)                                  if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

(d)                                 to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s classification society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

The Shipowner shall further notify the classification society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the classification society received from the Mortgagee, and that the Shipowner shall reimburse the classification society for all its costs and expenses incurred in complying with the foregoing instructions.

(b)                                 The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(c)                                  Upon written request of the Mortgagee, the Shipowner agrees to give the Mortgagee at least ten (10) days notice of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage, the Credit Agreement, the Subsidiaries Guaranty or any other Credit Document.

(d)                                 The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Five Hundred Thousand Dollars (U.S. $500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(e)                                  The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained. Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(f)                                   The Shipowner will furnish to the Mortgagee on demand true and complete copies of the Document of Compliance, the Safety Management Certificate and any other details of the applicable safety management system as the Mortgagee may reasonably request in writing.

(g)                                  The Shipowner will comply or procure compliance with the ISM Code and the ISPS Code (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)                                                                                     any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Responsible Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)                                                                                  any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“Fair Market Value” at any time shall mean the average of the fair market value of the Vessel on the basis of an individual charter-free arm’s-length transaction between a willing and able buyer and seller not under duress as set forth in the appraisals of at least two Approved Appraisers most recently delivered to, or obtained by, the Mortgagee prior to such time pursuant to Sections 8.01(d) of the Credit Agreement.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization Assembly as Resolutions A.741(18) and A.788(19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).

Section 10.                                                                                    Inspection; Reports. (a) The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)                                 The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 11.                                                                                    Flag; Home Port. (a) The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)                                 Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another flag or home port reasonably satisfactory to the Mortgagee, provided that the Shipowner shall promptly take all actions necessary pursuant to the Credit Agreement or otherwise reasonably required by the Mortgagee to establish, preserve, protect and maintain the security interest of the Mortgagee in the Vessel to the satisfaction of the Mortgagee, and the Shipowner shall have provided to the Mortgagee and the Lender Creditors such opinions of counsel as may be reasonably requested by the Mortgagee to assure itself that the conditions of this proviso have been satisfied.

Section 12.                                                                                    No Sales, Transfers or Charters. Other than as permitted under the Credit Agreement, the Shipowner will not sell, mortgage, transfer, or change the management of, or demise charter the Vessel for any period longer than twelve (12) months (including any permitted extensions or renewals) in each case, without the written consent of the Mortgagee first had and obtained, and any such written consent to anyone sale, mortgage, demise charter, transfer, or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter, transfer, or change of management. Any such sale, mortgage, demise charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof.

Section 13.                                                                                    Insurance. (a) The Shipowner, at its own expense, or with respect to part (a)(iii) of this Section 13 the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably acceptable to the Mortgagee (it being understood that Leeds and Leeds, AON and Marsh are acceptable) and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)                                                                                     Marine and war risk, including piracy, terrorism, confiscation, London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then Fair Market Value of the Vessel and (y) an amount which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time. The insured values for hull and machinery required under this clause (i) for the Vessel shall at all times be in an amount equal to the greater of (x) 80% of the Fair Market Value of the Vessel and (y) an amount which, when aggregated with such hull and machinery insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a mortgage in favor of the Mortgagee and have not suffered an Event of Loss), is equal to the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time, and the remaining machinery and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)                                                                                  Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee; provided, however that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)                                 the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

(z)                                  the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)                                                                                While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)                                 The Mortgagee shall, at the Shipowner’s expense, keep the Vessel insured with mortgagee’s interest insurance (including extended mortgagee’s interest-additional perils-pollution) on such conditions as the Mortgagee may reasonably require and mortgagee’s interest insurance for pollution risks as from time to time agreed, in each case satisfactory to the Mortgagee and in an amount in U.S. dollars which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is not less than 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time; all such Mortgagee’s interest insurance cover shall in the Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover; premium costs shall be reimbursed by the Shipowner to the Mortgagee.

(c)                                  The marine and commercial war-risk insurance required by this Section 13 shall have deductibles no higher than the following: (i) Hull and Machinery - U.S. $500,000 (or such other amount as may be agreed to by the Required Lenders) for all hull and machinery claims and each accident or occurrence and (ii) Protection and Indemnity — U.S. $100,000 for collision liabilities, U.S. $50,000 for cargo claims, U.S. $35,000 for crew claims, U.S. $20,000 passenger claims and U.S. $20,000 all other claims, in each case each accident or occurrence.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee. Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be a named insured in its capacity as Mortgagee and as a loss payee. Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee. The Administrative Agent, the Collateral Agent and each of their respective successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

(d)                                 The Mortgagee shall from time to time, and in any event at least annually, obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Mortgage. At the Shipowner’s expense the Shipowner will cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by telecopier or electronic mail confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on the Vessel on an individual basis and not on a fleet basis. In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from the Mortgagee’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report; provided that the Mortgagee shall be entitled to such indemnity only for one such report during a period of twelve months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)                                                                                     they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel; and

(ii)                                                                                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)                                                                               they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby. All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured. The Shipowner has assigned to the Mortgagee its full rights under any policies of insurance in respect of the Vessel. The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s P & I underwriters to the Mortgagee at least two (2) days before the risk in question commences.

(e)                                  Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of a Default or an event of default hereunder, (i)

amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to (x) the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor; provided, however, that if such amounts (including any deductible) are in excess of U.S. $2,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

(f)                                   All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)                                                                                     any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)                                                                                  all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 5.02(c) of the Credit Agreement and subject to the Intercreditor Agreements;

(iii)                                                                               all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Obligations or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(g)                                  In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(h)                                 The Shipowner shall deliver to the Mortgagee certified copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 8.03 of the Credit Agreement and under this Mortgage for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same. The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(i)                                     The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(j)                                    In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(k)                                 The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it.

Section 14.                                                                                    Reimbursement for Expenses. The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Mortgage. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 2.07(b) of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.                                                                                    Performance of Charters. The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 16.                                                                                    Change in Ownership. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner without the prior written consent of the Mortgagee or in accordance with the Credit Agreement.

Section 17.                                                                                    Prepayment if Event of Loss. In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 5.02(c) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

ARTICLE III

Events of Default and Remedies

Section 1.                                                                                           Events of Default; Remedies. In case anyone or more of the following events, herein termed “events of default”, shall happen:

(a)                                                                                 the Shipowner fails to pay on the date due any payment of principal in respect of the Indebtedness hereby secured as provided herein or the Shipowner fails to pay within three (3) Business Days of the date due any payment of interest or any Commitment Commission or any other amount owing under the Subsidiaries Guaranty; or

(b)                                                                                 the statements in Article I shall prove to have been untrue when made in a material way; or

(c)                                                                                  a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13(a), (b), (c), (e), (i) and (k), 16 or 17 of Article II hereof shall have occurred and be continuing; or

(d)                                                                                 a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)                                                                                  an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)                                                                                   a payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement shall have occurred and be continuing; or

(g)                                                                                  any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

(h)                                                                                 the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee, in accordance with the Credit Agreement, shall have the right to:

(i)                                                                                     Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an Event of Default shall have occurred by reason of a Default under Section 10.05 of the Credit

Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand;

(ii)                                                                                  Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found;

(iii)                                                                               Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)                                                                              Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel;

(v)                                                                                 Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)                                                                              Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale. The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(vii)                                                                           Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

(viii)                                                                        Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.                                                                                           Power of Sale. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.                                                                                           Power of Attorney-Sale. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold only after an Event of Default under the Credit Agreement has occurred and is continuing. Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable. In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.                                                                                           Power of Attorney-Collection. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.                                                                                           Delivery of Vessel. Upon the security constituted by this Mortgage becoming immediately enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.                                                                                           Mortgagee to Discharge Liens. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear, after an Event of Default under the Credit Agreement has occurred and is continuing, in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.                                                                                           Payment of Expenses. The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured pursuant to the terms of the Subsidiaries Guaranty; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder. All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.                                                                                           Remedies Cumulative. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.                                                                                           Cure of Defaults. If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.07(b) of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.                                                                                    Discontinuance of Proceedings. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.                                                                                    Application of Proceeds. After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

First:                                                                     To the payment of all costs and expenses (together with interest thereon as set forth in Section 14 of Article II) of the Mortgagee, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder, under the Credit Agreement, the Subsidiaries Guaranty and under the other Credit Documents or in the pursuit of any remedy hereby or thereby conferred; and at the option of the Mortgagee to the payment of any taxes, assessments or liens claiming priority over the lien of this Mortgage; and

Second:                                                    To the Pledgee (as defined in the Pledge Agreement) for its distribution in accordance with the provisions of Section 9 of the Pledge Agreement; and

Third:                                                               To the Shipowner or as may be directed by a court of competent jurisdiction.

Section 12.                                                                                    Possession Until Default. Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a second preferred mortgage thereon.

Section 13.                                                                                    Severability of Provisions, etc. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)                                 In the event that the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Subsidiaries Guaranty and the other Credit Documents.

(c)                                  In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III. In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)                                 Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.                                                                                           Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.                                                                                           Power of Substitution. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.                                                                                           Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.                                                                                           Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

General Maritime Corporation

299 Park Avenue

New York, NY 10171-0002

Telephone: (212) 763-5600

Facsimile: (212) 763-5602

If to the Mortgagee, addressed to it:

Nordea Bank Finland plc, New York Branch

437 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Mr. Martin Lunder

Facsimile: (212) 421 4420

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.                                           Recording: Clause. For purposes of recording this Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, the total amount of the direct and contingent obligations secured by this Mortgage is Five Hundred Eight Million Nine Hundred Seventy-Seven Thousand Five Hundred Thirty-Six and 95/100 United States Dollars (U.S. $508,977,536.95), and interest and performance of mortgage covenants. The maturity date is on demand. There is no separate discharge amount.

Section 6.                                           Further Assurances. The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)                                                                                 perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)                                                                                 preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)                                                                                  ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)                                                                                 facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)                                                                                  the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner. Without limitation of the foregoing, in connection with any Interest Rate Protection Agreements or Other Hedging Agreements entered into from time to time, the Shipowner shall, at its expense, enter into, deliver and cause to be recorded such amendments and supplements to this Mortgage, and such other instruments and legal opinions, as the Mortgagee may reasonably request.

Section 7.                                                                                           Governing Law. The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of the Marshall Islands.

Section 8.                                                                                           Additional Rights of the Mortgagee. In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

Section 9.                                                                                           NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS MORTGAGE, EACH OF THE SHIPOWNER AND THE MORTGAGEE (ON BEHALF OF THE SECURED CREDITORS) ACKNOWLEDGES AND AGREES THAT (X) THE LIEN AND SECURITY INTEREST GRANTED TO THE MORTGAGEE BY THIS MORTGAGE AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE MORTGAGEE AND THE SECURED PARTIES HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT; (Y) THE LIEN AND SECURITY INTEREST GRANTED PURSUANT TO THIS MORTGAGE TO THE MORTGAGEE FOR THE BENEFIT OF THE SECURED CREDITORS IN THE VESSEL SHALL BE A SECOND PRIORITY LIEN, FULLY JUNIOR, SUBORDINATED AND SUBJECT TO THE SECURITY INTEREST GRANTED TO THE FIRST PRIORITY AGENT FOR THE BENEFIT OF THE FIRST PRIORITY CREDITORS ON THE TERMS AND CONDITIONS SET FORTH IN THE FIRST PRIORITY COLLATERAL DOCUMENTS AND THE SECONDARY INTERCREDITOR AGREEMENT AND ALL OTHER RIGHTS AND BENEFITS AFFORDED HEREUNDER TO THE SECURED CREDITORS ARE EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS OF THE SECONDARY INTERCREDITOR AGREEMENT; AND (Z) THE FIRST PRIORITY CREDITORS’ SECURITY INTERESTS IN THE VESSEL CONSTITUTE SECURITY INTERESTS SEPARATE AND APART (AND OF A DIFFERENT CLASS AND CLAIM) FROM THE SECURED CREDITORS’ SECURITY INTERESTS IN THE VESSEL. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT, THE TERMS OF THE SECONDARY INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE SECONDARY INTERCREDITOR AGREEMENT IS IN EFFECT.

IN WITNESS WHEREOF, the Shipowner has caused this Mortgage over the [VESSEL NAME] to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:
Name:
Title:

$550M Marshall Islands Secondary Mortgage

ACKNOWLEDGMENT

STATE OF NEW YORK	)
: SS:
COUNTY OF NEW YORK	)

On this [ ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at                           ,                           ; that he is [TITLE] of [SHIPOWNER], the Marshall Islands limited liability company described in and which executed the foregoing instrument; that he signed his name pursuant to authority granted to him by [SHIPOWNER]; and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER].

Notary Public

[FOR USE IN THE REPUBLIC OF THE MARSHALL ISLANDS]

EXHIBIT A

FORM OF CREDIT AGREEMENT

(See attached)

EXHIBIT B

FORM OF SUBSIDIARIES GUARANTY

(See attached)

EXHIBIT I-3

FORM OF

FIRST PREFERRED SHIP MORTGAGE

ON LIBERIAN FLAG VESSEL

[VESSEL]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],

as Shipowner

in favor of

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Security Trustee and Mortgagee

[CLOSING DATE]

Exhibit I-2

FIRST PREFERRED MORTGAGE

[VESSEL]

This First Preferred Ship Mortgage made [CLOSING DATE] (this “Mortgage”), by [SHIPOWNER], a Liberian limited liability company (the “Shipowner”), in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Security Trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.                                    The Shipowner, a wholly-owned subsidiary of General Maritime Corporation (the “Parent”), is the sole owner of the whole of the Liberian flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in [YEAR BUILT] at [YARD AND LOCATION BUILT], with her home port at Monrovia, Liberia.

B.                                    The Parent, General Maritime Subsidiary Corporation (the “Borrower”), General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the Lenders party thereto from time to time, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and as Collateral Agent, have entered into a Third Amended and Restated Credit Agreement dated as of May 17, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among various lenders referred to therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent, providing for the continuation of Indebtedness, the conversion of the outstanding revolving commitments into term loans to the Borrower and the exchange of the termination value of and interest on the Specified Swap for a term loan as contemplated therein, in the principal amount of up to Five Hundred Eight Million Nine Hundred Seventy-Seven Thousand Five Hundred Thirty-Six and 95/100 United States Dollars (U.S. $508,977,536.95) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”). A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

[C.                           The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”). The estimated aggregate notional amount of the liabilities of the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Loans is [Fifty Million United States Dollars (U.S. $50,000,000).]]

D.                                    The Shipowner entered into the Subsidiaries Guaranty in favor of the Secured

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Creditors pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans. A copy of the form of the Subsidiaries Guaranty is attached hereto as Exhibit B and made a part hereof. The Lenders have committed to make Loans subject to the terms and on the conditions set forth in the Credit Agreement; the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Subsidiaries Guaranty.

F.                                      In order to secure its obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein and in the Subsidiaries Guaranty, the Shipowner has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to Title 21 of the Liberian Code of Laws of 1956, as amended.

G.                                    Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Trustee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Subsidiaries Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said vessel [VESSEL NAME], including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Subsidiaries Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Subsidiaries Guaranty, expressed or implied, to be performed, then this Mortgage

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and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.                                           Existence: Authorization. The Shipowner is a limited liability company duly organized and validly existing under the laws of the Republic of Liberia and shall so remain during the life of this Mortgage. The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Republic of Liberia and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 2.                                           Title to Vessel. The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than this Mortgage, liens for current crew’s wages and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.                                           ISM and ISPS Compliance. The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code and the ISPS Code (as such terms are defined in Section 9 of Article II).

ARTICLE II

Covenants of the Shipowner

Section 1.                                           Payment of Indebtedness. The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Subsidiaries Guaranty, express or implied, on its part to be observed, performed or complied with. In the event of inconsistency between this Mortgage and the Subsidiaries Guaranty, the provisions of this Mortgage shall prevail but only to the extent required by Liberian law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars. Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

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Section 2.                                           Mortgage Recording. The Shipowner will cause this Mortgage to be duly recorded or filed in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia, in accordance with the provisions of Chapter 3 of Title 21 of the Liberian Code of Laws of 1956, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of Liberia in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.                                           Lawful Operation. The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of Liberia and will at all times keep the Vessel duly documented thereunder.

Section 4.                                           Payment of Taxes. The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 5.                                           Prohibition of Liens. Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than this Mortgage, other liens in favor of the Mortgagee and for crew’s wages and salvage.

Section 6.                                           Notice of Mortgage. The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS TRUSTEE/MORTGAGEE UNDER AUTHORITY OF TITLE 21 OF THE LIBERIAN CODE OF LAWS OF 1956, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

Section 7.                                           Removal of Liens. Except for the lien of this Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in

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any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor.

Section 8.                                           Release from Arrest. If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex, or telefax confirmed by letter, at the address, as specified in this Mortgage, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid. The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

Section 9.                                           Maintenance. (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping or other classification society listed on Schedule X to the Credit Agreement. The Shipowner covenants to deliver annually to the Mortgagee a certificate from such class society showing such classification to be maintained. The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the classification society of the Vessel, and shall request the classification society to give an undertaking to the Mortgagee as follows:

1.                                      to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the classification society relating to the Vessel;

2.                                      to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the classification society and to take copies of them;

3.                                      following receipt of a written request from the Mortgagee:

(a)                                 to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the classification society; and

(b)                                 to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

(c)                                  if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail

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the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

(d)                                 to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s classification society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

The Shipowner shall further notify the classification society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the classification society received from the Mortgagee, and that the Shipowner shall reimburse the classification society for all its costs and expenses incurred in complying with the foregoing instructions.

(b)                                 The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of Liberia is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(c)                                  Upon written request of the Mortgagee, the Shipowner agrees to give the Mortgagee at least ten (10) days notice of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage, the Credit Agreement, the Subsidiaries Guaranty or any other Credit Document.

(d)                                 The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Five Hundred Thousand Dollars (U.S. $500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(e)                                  The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained. Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

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(f)                                   The Shipowner will furnish to the Mortgagee on demand true and complete copies of the Document of Compliance, the Safety Management Certificate and any other details of the applicable safety management system as the Mortgagee may reasonably request in writing.

(g)                                  The Shipowner will comply or procure compliance with the ISM Code and the ISPS Code (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)                                     any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Responsible Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)                                  any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“ISM Code” means in relation to its application the Shipowner, the Vessel and its operation:

(a)                                 “The International Management Code for the Safe Operation of Ships and for Pollution Prevention”, currently known or referred to as the “ISM Code”, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)                                 all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a)                                 the document of compliance (DOC) and safety management certificate (SMC) issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b)                                 the interim safety management certificate (“Interim SMC”) issued pursuant to the ISM Code in relation to the Vessel prior to or on the delivery date thereof;

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(c)                                  all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Mortgagee may require by request; and

(d)                                 any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Shipowner’s compliance with the ISM Code which the Mortgagee may require by request.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on July 1, 2004.

Section 10.                                    Inspection; Reports. (a) The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)                                 The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 11.                                    Flag; Home Port. (a) The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)                                 Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another flag or home port reasonably satisfactory to the Mortgagee, provided that the Shipowner shall promptly take all actions necessary pursuant to the Credit Agreement or otherwise reasonably required by the Mortgagee to establish, preserve, protect and maintain the security interest of the Mortgagee in the Vessel to the satisfaction of the Mortgagee, and the Shipowner shall have provided to the Mortgagee and the Lender Creditors such opinions of counsel as may be reasonably requested by the Mortgagee to assure itself that the conditions of this proviso have been satisfied.

Section 12.                                    No Sales. Transfers or Charters. Other than as permitted under the Credit Agreement, the Shipowner will not sell, mortgage, transfer, or change the management of, or demise charter the Vessel for any period longer than twelve (12) months (including any permitted extensions or renewals) in each case, without the written consent of the Mortgagee first had and obtained, and any such written consent to anyone sale, mortgage, demise charter, transfer, or change of

9

management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter, transfer, or change of management. Any such sale, mortgage, demise charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof.

Section 13.                                    Insurance. (a) The Shipowner, at its own expense, or with respect to part (a)(iii) of this Section 13 the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably acceptable to the Mortgagee (it being understood that Leeds and Leeds, AON and Marsh are acceptable) and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)                                     Marine and war risk, including piracy, terrorism, confiscation, London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then Fair Market Value of the Vessel and (y) an amount which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time. The insured values for hull and machinery required under this clause (i) for each Collateral Vessel shall at all times be in an amount equal to the greater of (x) eighty per cent (80%) of the Fair Market Value of the Collateral Vessel and (y) an amount which, when aggregated with such hull and machinery insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage in favor of the Mortgagee and have not suffered an Event of Loss), is equal to the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time, and the remaining machinery and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)                                  Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee; provided, however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)                                 the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

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(z)                                  the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)                               While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)                                 The Mortgagee shall, at the Shipowner’s expense, keep the Vessel insured with mortgagee’s interest insurance (including extended mortgagee’s interest-additional perils-pollution) on such conditions as the Mortgagee may reasonably require and mortgagee’s interest insurance for pollution risks as from time to time agreed, in each case satisfactory to the Mortgagee and in an amount in U.S. dollars which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is not less than 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time; all such Mortgagee’s interest insurance cover shall in the Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover; premium costs shall be reimbursed by the Shipowner to the Mortgagee.

(c)                                  The marine and commercial war-risk insurance required by this Section 13 shall have deductibles no higher than the following: (i) Hull and Machinery - U.S. $500,000 (or such other amount as may be agreed to by the Required Lenders) for all hull and machinery claims and each accident or occurrence and (ii) Protection and Indemnity — U.S. $100,000 for collision liabilities, U.S. $50,000 for cargo claims, U.S. $35,000 for crew claims, U.S. $20,000 passenger claims and U.S. $20,000 all other claims, in each case each accident or occurrence.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee. Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be a named insured in its capacity as Mortgagee and as a loss payee. Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee. The Administrative Agent, the Collateral Agent and each of their respective successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

(d)                                 The Mortgagee shall from time to time, and in any event at least annually, obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Mortgage. At the Shipowner’s expense the Shipowner will cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by telecopier or electronic mail confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the

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Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on the Vessel on an individual basis and not on a fleet basis. In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from the Mortgagee’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report; provided that the Mortgagee shall be entitled to such indemnity only for one such report during a period of twelve months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)                                     they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel; and

(ii)                                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)                               they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby. All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured. The Shipowner has assigned to the Mortgagee its full rights under any policies of insurance in respect of the Vessel. The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s P & I underwriters to the Mortgagee at least two (2) days before the risk in question commences.

(e)                                  Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of a Default or an event of default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to (x) the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability

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insured against has been discharged, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor; provided, however, that if such amounts (including any deductible) are in excess of U.S. $2,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

(f)                                   All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)                                     any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)                                  all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 5.02(c) of the Credit Agreement;

(iii)                               all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Obligations or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(g)                                  In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(h)                                 The Shipowner shall deliver to the Mortgagee certified copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 8.03 of the Credit Agreement and under this Mortgage for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same. The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(i)                                     The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

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(j)                                    In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(k)                                 The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it.

Section 14.                                    Reimbursement for Expenses. The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Mortgage. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 2.07(b) of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.                                    Performance of Charters. The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 16.                                    Change in Ownership. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner without the prior written consent of the Mortgagee or in accordance with the Credit Agreement.

Section 17.                                    Prepayment if Event of Loss. In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 5.02(c) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

ARTICLE III

Events of Default and Remedies

Section 1.                                           Events of Default; Remedies. In case anyone or more of the following events, herein termed “events of default”, shall happen:

(a)                                 the Shipowner fails to pay on the date due any payment of principal in respect of the Indebtedness hereby secured as provided herein or the Shipowner fails to pay within

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three (3) Business Days of the date due any payment of interest or any Commitment Commission or any other amount owing under the Subsidiaries Guaranty; or

(b)                                 the statements in Article I shall prove to have been untrue when made in a material way; or

(c)                                  a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13(a), (b), (c), (e), (i), and (k), 16 or 17 of Article II hereof shall have occurred and be continuing; or

(d)                                 a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)                                  an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)                                   a payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement shall have occurred and be continuing; or

(g)                                  any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

(h)                                 the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)                                     Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an Event of Default shall have occurred by reason of a Default under Section 10.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand;

(ii)                                  Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found;

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(iii)                               Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)                              Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel;

(v)                                 Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)                              Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale. The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(vii)                           Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

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(viii)                        Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.                                           Power of Sale. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.                                           Power of Attorney-Sale. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold only after an Event of Default under the Credit Agreement has occurred and is continuing. Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable. In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.                                           Power of Attorney-Collection. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.                                           Delivery of Vessel. Upon the security constituted by this Mortgage becoming immediately enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the

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powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.                                           Mortgagee to Discharge Liens. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, after an Event of Default under the Credit Agreement has occurred and is continuing, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.                                           Payment of Expenses. The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder. All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.                                           Remedies Cumulative. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective

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unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.                                           Cure of Defaults. If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.07(b) of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.                                    Discontinuance of Proceedings. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.                                    Application of Proceeds. After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

First:                                                                To the payment of all costs and expenses (together with interest thereon as set forth in Section 14 of Article II) of the Mortgagee, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder, under the Credit Agreement, the Subsidiaries Guaranty and under the other Credit Documents or in the pursuit of any remedy hereby or thereby conferred; and at the option of the Mortgagee to the payment of any taxes, assessments or liens claiming priority over the lien of this Mortgage; and

Second:                                               To the Pledgee (as defined in the Pledge Agreement) for its distribution in accordance with the provisions of Section 9 of the Pledge Agreement; and

Third:                                                          To the Shipowner or as may be directed by a court of competent jurisdiction.

Section 12.                                    Possession Until Default. Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of

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the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first priority mortgage thereon.

Section 13.                                    Severability of Provisions. etc. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)                                 In the event that the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Subsidiaries Guaranty and the other Credit Documents.

(c)                                  In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III. In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)                                 Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.                                           Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

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Section 2.                                           Power of Substitution. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.                                           Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.                                           Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

General Maritime Corporation

299 Park Avenue

New York, NY 10171-0002

Telephone: (212) 763-5600

Facsimile: (212) 763-5602

If to the Mortgagee, addressed to it:

Nordea Bank Finland plc, New York Branch

437 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Mr. Martin Lunder

Facsimile: (212) 421 4420

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.                                           Recording Clause. For purposes of recording this First Preferred Mortgage as required by Chapter 3 of Title 21 of the Liberian Code of Laws of 1956, as amended, the total amount of this Mortgage is Five Hundred Eight Million Nine Hundred Seventy-Seven Thousand Five Hundred Thirty-Six and 95/100 United States Dollars (U.S. $508,977,536.95), and interest and performance of mortgage covenants. The maturity date is on demand. There is no separate discharge amount.

Section 6.                                           Further Assurances The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)                                 perfecting or protecting the security created (or intended to be created) by this

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Mortgage; or

(b)                                 preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)                                  ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)                                 facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)                                  the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner. Without limitation of the foregoing, in connection with any Interest Rate Protection Agreements or Other Hedging Agreements entered into from time to time, the Shipowner shall, at its expense, enter into, deliver and cause to be recorded such amendments and supplements to this Mortgage, and such other instruments and legal opinions, as the Mortgagee may reasonably request.

Section 7.                                           Governing Law. The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of Liberia.

Section 8.                                           Additional Rights of the Mortgagee. In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the [VESSEL NAME] to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:
Name:
Title:

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ACKNOWLEDGMENT

STATE OF NEW YORK	)
: SS:
COUNTY OF NEW YORK	)

On this [ ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at                            , New York, NY; that he is [TITLE] of [SHIPOWNER], the Liberian limited liability company described in and which executed the foregoing instrument; that he signed his name pursuant to authority granted to him by [SHIPOWNER]; and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER].

Notary Public

[FOR USE IN THE REPUBLIC OF LIBERIA]

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EXHIBIT I-4

[VESSEL]

OFFICIAL NO. [OFFICIAL NUMBER]

AMENDMENT NO. [2] TO [DEED OF COVENANTS]

AMENDMENT NO. [2] made [CLOSING DATE] (this “Amendment No. [2]”) between [SHIPOWNER] a Bermuda exempted company (the “Shipowner”), and NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), as Collateral Agent and as Security Trustee (together with its successors in trust and assigns, the “Mortgagee”).

W I T N E S S E TH

WHEREAS:

(A)                               The Shipowner is the sole owner of the whole of the Bermuda flag vessel [VESSEL NAME] (the “Vessel”), Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in [YEAR BUILT] at [YARD AND LOCATION BUILT], with her, with her home port at Hamilton, Bermuda.

(B)                               Pursuant to a Credit Agreement, dated as of October 26, 2005 as amended and restated by an Amended and Restated Credit Agreement dated as of October 20, 2008 and a Second Amended and Restated Credit Agreement dated as of May 6, 2011 (the “Credit Agreement”), among General Maritime Corporation, a Marshall Islands corporation (the “Parent”), General Maritime Subsidiary Corporation, a Marshall Islands corporation (the “Borrower”), General Maritime Subsidiary II Corporation, a Marshall Islands corporation (“GMSCII”), Arlington Tankers Ltd., a Bermuda exempted company (“Arlington”), the lenders party thereto, and Nordea Bank Finland plc, New York Branch, as administrative agent and as collateral agent, the lenders made available to the Borrower a credit facility in the original principal amount of U.S.$900,000,000.

(C)                               Pursuant to the Subsidiaries Guaranty, dated as of October 26, 2005 as amended and restated by an Amended and Restated Subsidiaries Guaranty, dated as of May 6, 2011 (as further amended, supplemented or modified prior to May 17, 2012, including as supplemented through joinder agreements, the “Subsidiaries Guaranty”), the Shipowner guaranteed all obligations of the Borrower under the Credit Agreement, under each other Credit Document to which the Borrower is a party and under each Interest Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans (each such capitalized term as defined in the Credit Agreement).

(D)                               As security for its obligations under the Subsidiaries Guaranty, the Shipowner made a Mortgage in favor of the Mortgagee on the whole of the Vessel, dated and registered on [Date] at [Time] at the Department of Maritime Administration in Hamilton, Bermuda (the “Mortgage”).

(E)                                As further security for its obligations under the Subsidiaries Guaranty, the Shipowner executed a Deed of Covenants in favor of the Mortgagee in respect of the Vessel, dated [Date] (the “Deed”).

(F)                                 The Parent, the Borrower, GMSCII, Arlington, the lenders party thereto, the administrative agent (the “Administrative Agent”) and the collateral agent (the “Collateral Agent”) have entered into a Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Third Amended and Restated Credit Agreement”), providing for the conversion of the revolving loans into loans, the termination of unutilized revolving commitments, the repayment of the loans and the exchange on a dollar for dollar basis of the termination value of and interest on a certain swap and for the amendment and restatement of the Credit Agreement in accordance with the terms and conditions set forth therein (the lenders, the Issuing Lender, the Administrative Agent and the Collateral Agent, collectively, the “Lender Creditors”). The form of the Third Amended and Restated Credit Agreement (without Exhibits) is annexed as Annex 1 and made a part hereof.

(G)                               In connection with the execution and delivery of the Third Amended and Restated Credit Agreement, the Shipowner, various wholly-owned indirect Subsidiaries of the Parent from time to time, and the Administrative Agent have entered into that certain Amendment and Reaffirmation Agreement, dated as of May 17, 2012 (the “Reaffirmation”), pursuant to which the Shipowner (i) reaffirmed its guarantee of all obligations of the Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) amended the Subsidiaries Guaranty to guaranty only the obligations of the Borrower to the Swap Creditors under each Interest Rate Protection Agreement set forth on Schedule V to the Third Amended and Restated Credit Agreement and each Other Hedging Agreement set forth on Schedule V to the Third Amended and Restated Credit Agreement entered into with respect to the Loans with one or more Lenders or any Affiliate thereof (each such capitalized term as defined in the Third Amended and Restated Credit Agreement) (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Third Amended and Restated Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Swap Creditors” and, together with the Lender Creditors, the “Secured Creditors”). The estimated aggregate notional amount of the liabilities of the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Loans is Fifty Million United States Dollars (U.S. $50,000,000). The form of the Reaffirmation is annexed as Annex 2 and made a part hereof.

(H)                              The Parent, the Borrower, GMSCII, Nordea, as first priority agent and collateral agent, and Nordea, as second priority agent, and other parties party thereto from time to time are party to the Intercreditor Agreement, dated as of May 17, 2012, with respect to the Primary Collateral (as defined in the Third Amended and Restated Credit Agreement) (the “Intercreditor Agreement”). The form of the Intercreditor Agreement is annexed as Annex 3 and made a part hereof.

(I)                                   It is a condition to the effectiveness of the Third Amended and Restated Credit Agreement that, among other things, the Shipowner execute and deliver this Amendment No. [2] in order to secure the performance of the continuing obligations of the Shipowner under the Subsidiaries Guaranty (as amended by the Reaffirmation).

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1.              Definitions. Except as otherwise expressly provided herein, capitalized terms used herein have the respective meanings given those terms in the Intercreditor Agreement and/or the Third Amended and Restated Credit Agreement, as applicable.

Section 2.              Confirmation of Deed. In consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Subsidiaries Guaranty (as amended by the Reaffirmation) according to the terms thereof, and the payment of all other sums that may hereafter be secured by the Deed as amended by this Amendment No. [2] in accordance with the terms hereof and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in the Deed as amended by this Amendment No. [2] and the Subsidiaries Guaranty (as amended by the Reaffirmation), the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant,

2

convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the Vessel, including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid.

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Subsidiaries Guaranty (as amended by the Reaffirmation) and the Deed as amended by this Amendment No. [2], and all other such sums as may hereafter become secured by the Deed as amended by this Amendment No. [2] in accordance with the terms thereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of the Deed as amended by this Amendment No. [2] and the Subsidiaries Guaranty (as amended by the Reaffirmation), expressed or implied, to be performed, then the Deed as amended by this Amendment No. [2] and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

Section 3.        Amendments. The Deed is hereby amended as follows:

(a)                                 [Section 2 of Article I of the Deed is hereby amended by inserting the text “any other Permitted Liens,” immediately following the text “other than this Deed,” appearing therein.](1)

(b)                                 [Section 5 of Article II of the Deed is hereby amended by inserting the text “the Mortgage, any other Permitted Liens, and” immediately following the text “other than this Deed,” appearing therein.](2)

(c)                                  [Section 6 of Article II of the Deed is hereby amended by deleting the “NOTICE OF MORTGAGE” paragraph appearing therein in its entirety and inserting the following text in lieu thereof:

“NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PRIORITY MORTGAGE AND DEED OF COVENANTS IN FAVOR OF NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS TRUSTEE/MORTGAGEE ON A FIRST LIEN BASIS (THE “MORTGAGE”), UNDER AUTHORITY OF THE BERMUDA MERCHANT SHIPPING ACT 2002, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE AND DEED, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON (OTHER THAN AS PROVIDED IN THE MORTGAGE) HAS ANY RIGHT,

(1) NTD: not needed for Vision or Victory

(2) NTD: not needed for Vision or Victory

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POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.”](3)

(d)                                 [Section 7 of Article II of the Deed is hereby amended by inserting the text “and any other Permitted Liens” immediately following the text “Except for the lien of this Deed” appearing therein.](4)

(e)                                  [Section 8 of Article II of the Deed is hereby amended by inserting the text “and any other Permitted Liens” immediately following the text “other than this Deed” appearing therein.](5)

(f)                                   Section 11(b) of Article II of the Deed is hereby amended by deleting the phrase “Lenders” and replacing it with the phrase “other Lender Creditors”.

(g)                                  Section 13 of Article II of the Deed is amended and restated in its entirety as follows:

“Section 13.                              Insurance. (a) The Shipowner, at its own expense, or with respect to part (a)(iii) of this Section 13 the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably acceptable to the Mortgagee (it being understood that Leeds and Leeds, AON and Marsh are acceptable) and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)                                     Marine and war risk, including piracy, terrorism, confiscation, London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then Fair Market Value of the Vessel and (y) an amount which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage or a Secondary Collateral Vessel Mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time. The insured values for hull and machinery required under this clause (i) for each Collateral Vessel shall at all times be in an amount equal to the greater of (x) eighty percent (80%) of the Fair Market Value of the Collateral Vessel and (y) an amount which, when aggregated with such hull and machinery insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage or a Secondary Collateral Vessel Mortgage in favor of the Mortgagee and have not suffered an Event of Loss), is equal to the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time, and the remaining machinery and

(3) NTD: not needed for Vision or Victory

(4) NTD: not needed for Vision or Victory

(5) NTD: not needed for Vision or Victory

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war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)                                          Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee; provided, however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)                                 the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

(z)                                  the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)                               While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)                                 The Mortgagee shall, at the Shipowner’s expense, keep the Vessel insured with mortgagee’s interest insurance (including extended mortgagee’s interest-additional perils-pollution) on such conditions as the Mortgagee may reasonably require and mortgagee’s interest insurance for pollution risks as from time to time agreed, in each case satisfactory to the Mortgagee and in an amount in U.S. dollars which, when aggregated with such insured value of the other Collateral Vessels (if the other Collateral Vessels are then subject to a Collateral Vessel Mortgage or a Secondary Collateral Vessel Mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is not less than 120% of the sum of (A) the aggregate principal amount of outstanding Loans at such time and (B) the Existing Letter of Credit Exposure at such time; all such Mortgagee’s interest insurance cover shall in the Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover; premium costs shall be reimbursed by the Shipowner to the Mortgagee.

(c)                                  The marine and commercial war-risk insurance required by this Section 13 shall have deductibles no higher than the following: (i) Hull and Machinery - U.S. $500,000 (or such other amount as may be agreed to by the Required Lenders) for all hull and machinery claims and each accident or occurrence and (ii) Protection and Indemnity — U.S. $100,000 for collision liabilities, U.S. $50,000 for cargo claims, U.S. $35,000 for crew claims, U.S. $20,000 passenger claims and U.S. $20,000 all other claims, in each case each accident or occurrence.

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All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee. Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be a named insured in its capacity as Mortgagee and as a loss payee. Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee. The Administrative Agent, the Collateral Agent and each of their respective successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

(d)                                 The Mortgagee shall from time to time, and in any event at least annually, obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Deed. At the Shipowner’s expense the Shipowner will cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by telecopier or electronic mail confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on the Vessel on an individual basis and not on a fleet basis. In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from the Mortgagee’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Deed as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report; provided that the Mortgagee shall be entitled to such indemnity only for one such report during a period of twelve months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)                                     they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances or Secondary Assignment of Insurances for the Vessel, as applicable;

(ii)                                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances or Secondary Assignment of Insurances for the Vessel, as applicable; and

(iii)                               they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other Person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance

6

evidenced thereby. All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured. The Shipowner has assigned to the Mortgagee its full rights under any policies of insurance in respect of the Vessel. The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s P & I underwriters to the Mortgagee at least two (2) days before the risk in question commences.

(e)                                  Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of a Default or an Event of Default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to (x) the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the Person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor; provided, however, that if such amounts (including any deductible) are in excess of U.S. $2,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

(f)                                   All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)                                             any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)                                          all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 5.02(c) of the Credit Agreement and subject to the Intercreditor Agreement;

(iii)                                       all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Obligations or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(g)                                  In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such

7

arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(h)                                 The Shipowner shall deliver to the Mortgagee certified copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 8.03 of the Credit Agreement and under this Deed for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same. The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(i)                                     The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(j)                                    In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(k)                                 The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it.”

(h)                                 [Section 14 of Article II of the Deed is hereby amended by deleting the text “1.07(b)” and replacing it with the text “2.07(b)”.](6)

(i)                                     Section 16 of Article II of the Deed is hereby amended by inserting the text “or in accordance with the Credit Agreement” immediately following the text “written consent of the Mortgagee” appearing therein.

(j)                                    Section 17 of Article II of the Deed is hereby amended by deleting the text “4.02(c)” and replacing it with the text “5.02(c)”.

(k)                                 Section 1(i) of Article III of the Deed is amended and restated in its entirety as follows:

“(i)         Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an Event of Default shall have occurred under Section 10.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand;”

(6) NTD: not needed for Vision or Victory

8

(l)                                     [Section 7 of Article III of the Deed is hereby amended by inserting the text “pursuant to the terms of the Subsidiaries Guaranty” immediately following the text “Indebtedness hereby secured” appearing therein.] (7)

(m)                             [Section 9 of Article III of the Deed is hereby amended by deleting the text “1.07(b)” and replacing it with the text “2.07(b)”.](8)

(n)                                 Each reference in the Deed to “Credit Agreement” shall mean and refer to the Third Amended and Restated Credit Agreement (as further modified, supplemented, amended or restated from time to time).

(o)                                 Each reference in the Deed to “Subsidiaries Guaranty” shall mean and refer to the Subsidiaries Guaranty (as amended by the Reaffirmation, and as the same may be further modified, supplemented, amended or restated from time to time).

(p)                                 Each reference in the Deed to “this Deed”, “hereunder”, “hereof”, “herein” or words of like import shall mean and refer to the Deed as amended by this Amendment No. [2].

Section 3.              Continuing Effect. Except as expressly provided herein, the provisions of the Deed are and shall remain in full force and effect in accordance with their terms, all of which as amended hereby are ratified and confirmed.

Section 4.              Governing Law. The provisions of this Amendment No. [2] shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of Bermuda.

Section 5.              Recording. For purposes of recording this Amendment No. [2] pursuant to Bermuda Merchant Shipping Act 2002, as amended, the total amount of direct and contingent obligations secured by the Deed is reduced to FIVE HUNDRED FIFTY-NINE MILLION SIX HUNDRED TWENTY-ONE THOUSAND SIX HUNDRED FOUR AND 95/100 UNITED STATES DOLLARS (U.S.$559,621,604.95) and interest and performance of mortgage covenants. The maturity date is on demand. There is no separate discharge amount.

(7) NTD: not needed for Vision or Victory

(8) NTD: not needed for Vision or Victory

9

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. [2] to the Deed of Covenants to be duly executed by its duly authorized representative on the day and year first above written.

[SHIPOWNER]

By:
	Name:	Dean Scaglione
	Title:	Director

10

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Security Trustee

By:
Name:
Title:

By:
Name:
Title:

11

Annex 1

12

Annex 2

13

EXHIBIT J

FORM OF EXCESS LIQUIDITY CERTIFICATE

This calculation of Excess Liquidity (the “Excess Liquidity Calculation”) is delivered to you on behalf of the Parent (as hereinafter defined) pursuant to Section 8.01(m) of the Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as further amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among General Maritime Corporation, a Marshall Islands corporation (the “Parent”), General Maritime Subsidiary Corporation, a Marshall Islands corporation (the “Borrower”), General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the Lenders from time to time party thereto, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

I have reviewed and am familiar with the Excess Liquidity Calculation. I am providing this Excess Liquidity Calculation solely in my capacity as a senior financial officer of the Parent. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

GENERAL MARITIME CORPORATION

By
Name:
Title:
Date:

CALCULATION OF EXCESS LIQUIDITY

The calculations described herein are as of                           ,         and pertain to the period from                       ,           to                        ,           (1) (the “Calculation Period”). All capitalized terms used but undefined herein have the meaning provided in the Credit Agreement.

Calculation of Cash Balance

A. 30 consecutive day average of Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries.	$

Calculation of Exclusions of Cash Balance

(i) “Net” Equity Proceeds Amount and amounts retained under 5.02(c) of the Credit Agreement

B. Amount of Net Cash Proceeds received by the Parent from the issuance of its Equity Interests after the Restatement Effective Date.(2)	$

C. Cash amount expended by the Parent and its Subsidiaries to:	$

1. make Investments under Section 9.05(vi) of the Credit Agreement,	$

2. make any Capital Expenditures (other than maintenance Capital Expenditures) and	$

3. make any other cash expenditures not in the ordinary course of business (excluding, for the avoidance of doubt, funding operating losses, working capital and repayment of Indebtedness),	$
(Total of items 1 through 3)
in each case without duplication and after the Restatement Effective Date with the proceeds of any such equity offering.

D. The amount by which item B exceeds item C.	$

[E. Amount permitted to be retained by the Parent and its Subsidiaries after a Collateral Disposition during the Calculation Period involving a Primary Collateral Vessel and/or, after the repayment of the loans and the satisfaction in full of all obligations under the Other Credit Agreement, a Secondary Collateral Vessel pursuant to Section 5.02(c)

$

(1) Enter the applicable Payment Date.

(2) For the avoidance of doubt, the amount in item B excludes the Net Cash Proceeds from the Equity Investment.

of the Credit Agreement, if any.](3)

[F. The sum of item D and item E]	$

[E][G]. The amount by which item A exceeds item [D][F]	$

(ii)                                  The aggregate amount of any Scheduled Repayment and any interest payment to be made under the Credit Agreement and any scheduled amortization payment and any interest payment to be made under the Other Credit Agreement, in each case within 3 Business Days of the applicable Payment Date:

[F][H]. Any Scheduled Repayment or any interest payment made under the Credit Agreement.	$
[G][I]. Any scheduled amortization payment or any interest payment made under the Other Credit Agreement.	$
[H][J]. Sum of item [F][H] and item [G][I].	$

[I][K]. Sum of item [H][J] and [$100,000,000](4)[$75,000,000](5)[$70,000,000](6).	$

Excess Liquidity Calculation

[J][L]. The amount by which item [E][G] exceeds item [I][K].	$

Excess Liquidity		$(7)

(3) Only applicable after the Trigger Date to the extent that (i) the Net Cash Proceeds Value of the relevant Collateral Disposition are greater than the Appraisal Value and (ii) the Parent and its Subsidiaries would have a Loan to Value Ratio of no greater than 0.60 to 1.00, on a pro forma basis, after giving effect to such Collateral Disposition and any repayment with the proceeds thereof.

(4) To be used from the Restatement Effective Date to and including December 31, 2012.

(5) To be used from January 1, 2013 to and including December 31, 2013.

(6) To be used from and after January 1, 2014.

(7) Section 5.02(e) shall be applied only if excess liquidity is in excess of $0.

EXHIBIT K

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, the Chief Financial Officer of General Maritime Corporation (the “Company”), do hereby certify in such capacity only and not in my individual capacity (and without personal liability) and on behalf of the Company that, based upon facts and circumstances as they exist on the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof):

1.                   This Certificate is furnished to the Administrative Agent and each of the Lenders pursuant to Section 12.10(xiv) of the Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among the Company, General Maritime Subsidiary Corporation, as borrower (the “Borrower”), General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor (“Arlington”), the Lenders party thereto from time to time, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and as Collateral Agent under the Security Documents (such Third Amended and Restated Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.                   For purposes of this Certificate, the terms below shall have the following definitions:

(a)                                 “Fair Value”

The amount at which the assets, in their entirety, of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)                                 “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, are sold with reasonable promptness under normal selling conditions in a current market.

(c)                                  “New Financing”

The Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Credit Documents and all other financing contemplated by the Credit Documents.

(d)                                 “Stated Liabilities”

The recorded liabilities that would be recorded in accordance with generally accepted accounting principles (“GAAP”) of the Company on a stand-alone basis and of the Company and its Subsidiaries taken as a whole as of the date hereof, determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

(e)                                  “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Company and its Subsidiaries or that have been identified as such by an officer of the Company or any of its Subsidiaries.

(f)                                   “Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(g)                                  “Does not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, after consummation of all Indebtedness being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

3.                   For purposes of this Certificate, I, or other officers of the Company and its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)                                 I have reviewed the financial statements referred to in Section 7.05 of the Credit Agreement.

(b)                                 I have made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries.

(c)                                  I have knowledge of and have reviewed to my satisfaction the Credit Documents, and the respective Schedules and Exhibits thereto.

2

(d)                                 With respect to Identified Contingent Liabilities, I:

(i)                                     inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them; and

(ii)                                  confirmed with officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, all appropriate items were included in Identified Contingent Liabilities and the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

(e)                                  I have examined the Projections which have been delivered to the Lenders and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and the Projections support the conclusions contained in paragraph 4 below.

(f)                                   I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either the Company and its Subsidiaries, taken as a whole, or the Borrower and Arlington and their respective Subsidiaries, taken as a whole, in either case after giving effect to the incurrence of the New Financing, to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

4.                   Based on and subject to the foregoing, I, in my capacity as the chief financial officer of the Company only and not in my individual capacity (and without personal liability), hereby certify on behalf of the Company that, after giving effect to the incurrence of the New Financing, it is my informed opinion that (i) the Fair Value of the assets of each of the Company and its Subsidiaries taken as a whole, and the Borrower and Arlington and their respective Subsidiaries, taken as a whole, is greater than its Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of each of the Company and its Subsidiaries taken as a whole, and the Borrower and Arlington and their Subsidiaries, taken as a whole, is greater than its Stated Liabilities and Identified Contingent Liabilities; (iii) each of the Company and its Subsidiaries taken as a whole, and the Borrower and Arlington and their respective Subsidiaries, taken as a whole, will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable; and (iv) neither the Company and its Subsidiaries taken as a whole nor the Borrower, Arlington and their respective Subsidiaries taken as a whole, has Unreasonably Small Capital.

*       *       *

3

IN WITNESS WHEREOF, I have hereto on behalf of the Company set my hand this [    ] day of                   , 201  .

GENERAL MARITIME CORPORATION

By
Name:
Title:

4

EXHIBIT L

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

DATE:             ,

Reference is made to the Third Amended and Restated Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”). Unless defined in Annex I attached hereto, capitalized terms defined in the Credit Agreement are used herein as therein defined.                   (the “Assignor”) and                     (the “Assignee”) hereby agree as follows:

1.                   The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto as of the date hereof which represents the amount and percentage interest identified in Item 4 of Annex I attached hereto (the “Assigned Share”) of all of the Assignor’s outstanding rights and obligations under the Credit Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share of the aggregate Individual Exposure of all Lenders.

2.                   The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

3.                   The Assignee (i) confirms that it is an Eligible Transferee; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.                   Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Administrative Agent and the Borrower (in each case) to the extent required by the Credit Agreement, receipt by the Administrative Agent of the assignment fee referred to in Section 12.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I attached hereto (the “Settlement Date”).

5.                   Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

6.                   It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to all interest on the Assigned Share identified in Item 4 of Annex I attached hereto at the rates specified in Item 6 of Annex I attached hereto, which accrues on and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share identified in Item 4 of Annex I attached hereto which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share identified in Item 4 of Annex I attached hereto made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

7.                   THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I attached hereto.

[NAME OF ASSIGNOR],
as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By
Name:
Title:

Acknowledged and Agreed:

[NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Administrative Agent

By
Name:
Title:](2)

(2)                       Insert only if assignment is being made pursuant to Section 12.04(b)(y) of the Credit Agreement.

3

[GENERAL MARITIME SUBSIDIARY CORPORATION]

By
Name:
Title:](3)

(3)                                 Insert only if assignment is being made pursuant to Section 12.04(b)(y) of the Credit Agreement.

ANNEX I

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX I

1.                                      The Borrower: General Maritime Subsidiary Corporation (the “Borrower”).

2.                                      Name and Date of Credit Agreement:

Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among General Maritime Corporation, as parent, the Borrower, General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the lenders from time to time party thereto, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

3.                                      Date of Assignment and Assumption Agreement:

4.                                      Amounts (as of date of item #3 above):

Outstanding
Principal of
Loans

a.	Aggregate Amount for all Lenders	$

b.	Assigned Share		%

c.	Amount of Assigned Share	$

5.                                      Settlement Date:

6.                                      Rate of Interest

to the Assignee:                                                           As set forth in Section 2.07 of the Credit Agreement

7.                                      Notice:                                                                                                         ASSIGNEE:

Attention:

Reference:

Payment Instructions:                                                                        ASSIGNEE:

Attention:

Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By
Name:		Name:
Title:		Title:

2

EXHIBIT M

FORM OF AMENDED AND RESTATED COMPLIANCE CERTIFICATE

This Amended and Restated Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Parent (as hereinafter defined) pursuant to Section 8.01(f) of the Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as further amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among General Maritime Corporation, a Marshall Islands corporation (the “Parent”), General Maritime Subsidiary Corporation, a Marshall Islands corporation, General Maritime Subsidiary II Corporation, as a guarantor, Arlington Tankers Ltd., as a guarantor, the Lenders from time to time party thereto, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Collateral Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.   I am the duly elected, qualified and acting senior financial officer of the Parent.

2.              I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Parent. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3.         I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Parent during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4.         Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein. All such computations are true and correct.

5.         On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

6.    Attached hereto as ANNEX 3 are the certifications required pursuant to Section 8.01(f)(i)(y) of the Credit Agreement.

[7.          On the date hereof, no Default or Event of Default has occurred and is continuing.](1)

(1)                 If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Parent this          day of                 .

GENERAL MARITIME CORPORATION

By
Name:
Title:

2

ANNEX 1 to
Compliance Certificate

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 2 to
Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein are as of                  ,            (the “Computation Date”) and pertain to the period from                    ,            to                     ,         (the “Test Period”).

Part A. Minimum Cash Balance

1.	Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries on the Computation Date (other than amounts on deposit in the Blocked Account).	$

2.	Is Item 1 less than	YES/NO
[$10,000,000](2)[$15,000,000](3)[$20,000,000](4)
pursuant to Section 9.08 of the Credit Agreement?

Part B. Interest Expense Coverage Ratio

1.	Consolidated EBITDA for the Test Period ended on the Computation Date.	$

2.	Consolidated Cash Interest Expense for the Test Period ended on the Computation Date.	$

3.	Ratio of (1) to (2).
:1.00
4.	Minimum Interest Expense Coverage Ratio permitted for such Test Period pursuant to Section 9.10 of the Credit Agreement for such Test Period.	:1.00

5.	Is item 3 equal to or greater than item 4?	YES/NO

6.	Compliance?	YES/NO

(2)    Applicable to any Computation Date from October 1, 2012 to and including June 30, 2013.

(3)    Applicable to any Computation Date from July 1, 2013 to and including June 30, 2014.

(4)    Applicable to any Computation Date from and after July 1, 2014.

Part C. Collateral Maintenance(5)

1.	Aggregate Primary Collateral Vessel Value	$

2.	Aggregate principal amount of outstanding Loans	$

3.	Existing Letter of Credit Exposure	$

4.	Blocked Amount (if any)(6)	$

5.	The sum of item 2 and item 3 minus item 4	$

6.

Minimum permitted Fair Market Value of the Primary Collateral Vessels pursuant to Section 9.09 of the Credit Agreement [(item 5 multiplied by 1.10)](7) [(item 5 multiplied by 1.15)](8) [(item 5 multiplied by 1.20)](9)

$

7.	Is item 1 equal to or greater than item 6?	YES/NO

8.	Compliance?	YES/NO

(5)         Covenant applies at all times, but for the purpose of the Compliance Certificate the test is calculated at the end of the relevant Test Period.

(6)         At any time from January 1, 2013 to and including September 30, 2014, the Parent may deposit the Blocked Amount into a Blocked Account, provided that, notwithstanding anything set forth in Section 9.09 to the contrary, the Parent will not be permitted to deduct the Blocked Amount to establish compliance with the provisions of the Section 9.09 for more than 365 days in the aggregate during the term of the Credit Agreement. For avoidance of doubt, from and after October 1, 2014, the Blocked Amount will be 0.

(7)         Applicable to any Computation Date from the Restatement Effective Date to and including December 31, 2012.

(8)         Applicable to any Computation Date from January 1, 2013 to and including December 31, 2013.

(9)         Applicable to any Computation Date from and after January 1, 2014.

ANNEX 3 to
Compliance Certificate

1.                                      It is hereby certified that no changes are required to be made to any of Schedule VIII of the Third Amended and Restated Credit Agreement or Annexes A through F of the Pledge Agreement or the Secondary Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of date of this Certificate, except as specially set forth below(10):

[All actions required to be taken by the Third Amended and Restated Credit Agreement and the Security Documents as a result of the changes described above have been taken, and the Collateral Agent has, for the benefit of the Secured Creditors (as defined in the Pledge Agreement and the Secondary Pledge Agreement), a first priority or second priority perfected security interest, as the case may be, in all Collateral pursuant to the various Security Documents to the extent required by the terms thereof.](11)

(10)  If there have been any changes, include a list in reasonable detail of such changes (but only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of the Security Documents) and whether the Parent and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(11)  The bracketed language must be inserted if there have been any changes to the information, as contemplated by Section 8.01(f)(i)(y) of the Credit Agreement.

EXHIBIT N

FORM OF AMENDED AND RESTATED SUBORDINATION PROVISIONS

Section 1.01.                          Subordination of Liabilities. [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex      is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex     ). The provisions of this Annex      shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02.                          Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex     ) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

(b)                                 The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default (as defined in the Credit Agreement identified in Section 1.07 herein) or Event of Default (as defined in the Credit Agreement identified in Section 1.07 herein) under the Credit Agreement (as defined in Section 1.07 of this Annex     ) has occurred and is continuing or would result therefrom. Each holder of the Note hereby agrees that, so long as any such Default or Event of Default in respect of any issue of Senior Indebtedness has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that, other than as provided in Section 1.03(d), such unpaid amount shall remain an obligation of the Payor to the holder of the Note pursuant to the terms of the Note. Notwithstanding the foregoing, so long as a Default or Event of Default has not occurred, Payor will be entitled to make (and any person or other entity on behalf of the Payor shall be entitled to make) and holder of any Note will be entitled to receive scheduled payments of principal and interest under the Subordinated Indebtedness.

(c)                                  In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor) shall make (or the holder of the Note shall receive) any payment on account of the Subordinated

Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 1.03.                          Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor. Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)                                 the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b)                                 any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex     , shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness;

(c)                                  in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including

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by giving effect to any intercreditor or subordination arrangements among such holders, including without limitation the Intercreditor Agreements (as defined in Section 1.08)) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(d)                                 unless otherwise agreed by the holder of the Senior Indebtedness, upon the sale of or foreclosure on the equity interests of the Payor to a Person other than the Parent (as defined below) or a Subsidiary of the Parent (whether pursuant to the exercise of foreclosure rights by a Person holding a security interest in such equity interests or otherwise) the Payor shall be automatically released from its obligations under the Note.

Section 1.04.                          Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness in accordance with the terms thereof, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex      which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex      are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05.                          Obligation of the Payor Unconditional. Nothing contained in this Annex or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex       and the rights, if any, under this Annex      of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex      , the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex     .

Section 1.06.                          Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior

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Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07.                          Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Payor under, or in respect of (including by reason of any guaranty of), (x) the Third Amended and Restated Credit Agreement, dated as of May 17, 2012, as amended, modified or supplemented from time to time (the “Credit Agreement”), by and among General Maritime Corporation (the “Parent”), General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., the lenders from time to time party thereto, and Nordea Bank Finland plc, New York Branch, as Administrative Agent, and any renewal (as defined in the Credit Agreement), extension, restatement, refinancing or refunding thereof, and (y) each other Credit Document (as defined in the Credit Agreement) to which the Payor is a party and (ii) of the Payor under, or in respect of (including by reason of any Subsidiaries Guaranty (as defined in the Credit Agreement) to which the Payor is a party), the Interest Rate Protection Agreements (as defined in the Credit Agreement) set forth on Schedule V of the Credit Agreement and the Other Hedging Agreements (as defined in the Credit Agreement) set forth on Schedule V of the Credit Agreement. As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

Section 1.08.                          Intercreditor Agreements. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE PAYOR AND EACH OF THE OTHER PARTIES HERETO ACKNOWLEDGES AND AGREES THAT THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE PARTIES HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT, DATED AS OF MAY 17, 2012, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AND THE OTHER PARTIES PARTY THERETO FROM TIME TO TIME AND THE SECONDARY INTERCREDITOR AGREEMENT, DATED AS OF MAY 17, 2012, AMONG GENERAL MARITIME CORPORATION, GENERAL MARITIME SUBSIDIARY CORPORATION, GENERAL MARITIME SUBSIDIARY II CORPORATION, NORDEA

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BANK FINLAND PLC, NEW YORK BRANCH, AND THE OTHER PARTIES PARTY THERETO FROM TIME TO TIME (TOGETHER, THE “INTERCREDITOR AGREEMENTS”).

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EXHIBIT O

GENERAL MARITIME CORPORATION

OFFICER’S CERTIFICATE

I, the undersigned, [Chairman of the Board/President/Vice President/Treasurer/Manager] of General Maritime Corporation, a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Parent”), do hereby certify, solely in my capacity as [Chairman of the Board/President/Vice President/Treasurer/Manager] of the Parent and not in my individual capacity, on behalf of the Parent, that:

1.                                      This Certificate is furnished pursuant to Section [13.10(v)](1) of the Credit Agreement, dated as of May 6, 2011, among General Maritime Corporation, General Maritime Subsidiary Corporation, the lenders from time to time party thereto and Nordea Bank Finland PLC, New York Branch (“Nordea”), as the Administrative Agent and Collateral Agent (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.                                      The persons named in Exhibit 1 are duly elected and duly qualified officers of the Parent, holding the respective offices or titles set forth opposite their names in Exhibit 1, and the signatures set forth opposite their names in Exhibit 1 are their genuine signatures.

3.                                      Attached hereto as Exhibit 2 is a certified copy of the Articles of Incorporation of the Parent, as filed in the Office of the Registrar of Corporations of the Republic of the Marshall Islands, on the date indicated thereon, together with all amendments thereto adopted through the date hereof.

4.                                      Attached hereto as Exhibit 3 is a true and correct copy of the By-Laws of the Parent which were duly adopted, are in full force and effect on the date hereof, together with all amendments thereto adopted through the date hereof.

5.                                      Attached hereto as Exhibit 4 is a true and correct copy of resolutions that were duly adopted on [                     ], [by unanimous written consent of the Board of Directors of the Parent] [by a meeting of the Board of Directors of the Parent at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit 4, no resolutions have been adopted by the Board of Directors of the Parent that deal with the execution, delivery or performance of any of the Credit Documents to which the Parent is party.

6.                                      Attached hereto as Exhibit 6 is a true and correct copy of the good standing certificate from the Office of the Registrar of Corporations of the Republic of the Marshall Islands.

(1) Not in current draft of Credit Agreement.

7.              On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

8.              On the date hereof, no Default or Event of Default has occurred and is continuing.

9.              On the date hereof, there is no proceeding for the dissolution or liquidation of the Parent or threatening its existence.

[Signature page follows]

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IN WITNESS WHEREOF, I have hereunto on behalf of the Parent set my hand this         day of                   , 2011.

GENERAL MARITIME CORPORATION

By
Name:
Title:

I, the undersigned, [Secretary/Assistant Secretary] of the Parent, do hereby certify on behalf of the Parent that:

1.                                      [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/President/Vice President/Treasurer/Manager] of the Parent and the signature above is his or her genuine signature.

2.                                      The certifications made by [name of Person making above certifications] on behalf of the Parent in Items 2, 3, 4, 5 and 9 above are true and correct.

IN WITNESS WHEREOF, I have hereunto on behalf of the Parent set my hand this        day of                     , 2011.

GENERAL MARITIME CORPORATION

By
Name:
Title:

EXHIBIT 1

Officers

Name	Office	Signature

EXHIBIT 2

Articles of Incorporation

See attached.

EXHIBIT 3

By-Laws

See attached.

EXHIBIT 4

Resolutions

See attached.

EXHIBIT 5

Directors

EXHIBIT 6

Good Standing Certificates

See attached.

EXHIBIT P-1

INTERCREDITOR AGREEMENT

among

GENERAL MARITIME CORPORATION,

as Parent,

GENERAL MARITIME SUBSIDIARY CORPORATION,

as First Priority Borrower,

GENERAL MARITIME SUBSIDIARY II CORPORATION,

as Second Priority Borrower,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO,

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as First Priority Agent and Collateral Agent

and

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Second Priority Agent

dated as of May 17, 2012

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), dated as of May 17, 2012, is entered into by and among GENERAL MARITIME CORPORATION (the “Parent”), GENERAL MARITIME SUBSIDIARY CORPORATION, as borrower under the First Priority Credit Agreement (as defined below) (the “First Priority Borrower”), GENERAL MARITIME SUBSIDIARY II CORPORATION, as borrower under the Second Priority Credit Agreement (as defined below) (the “Second Priority Borrower” and, together with the First Priority Borrower, the “Borrowers”), EACH OF THE UNDERSIGNED SUBSIDIARY GUARANTORS (as defined below), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, in its capacity as administrative agent for the First Priority Creditors (as defined below), including its successors and assigns from time to time (the “First Priority Agent”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, in its capacity as administrative agent for the Second Priority Obligations (as defined below), including its successors and assigns from time to time (in such capacity, the “Second Priority Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The First Priority Borrower, the Parent, the lenders from time to time party thereto, the First Priority Agent, the Collateral Agent and the other entities from time to time party thereto have entered into that certain $508,977,536.95 Third Amended and Restated Credit Agreement, dated as of the date hereof (the “First Priority Credit Agreement”), which First Priority Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date (as defined in the First Priority Credit Agreement), the “Original Credit Agreement”), among the First Priority Borrower, the Parent, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd. (“Arlington”), the lenders party thereto and the First Priority Agent;

The Second Priority Borrower, the Parent, the lenders from time to time party thereto, the Second Priority Agent and the other entities from time to time party thereto have entered into that certain $273,802,583.31 Second Amended and Restated Credit Agreement, dated as of the date hereof (the “Second Priority Credit Agreement”), which Second Priority Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date), among the Second Priority Borrower, the Parent, General Maritime Subsidiary Corporation, Arlington, the lenders party thereto and the Second Priority Agent;

Pursuant to (i) the First Priority Credit Agreement, the Parent, Arlington and the Second Priority Borrower have agreed to guaranty the First Priority Obligations and to cause certain current and future Subsidiaries listed on the signature pages hereto and to the Other Intercreditor Agreement (as defined below) (the “Subsidiary Guarantors”) to agree to guaranty the First Priority Obligations (the “First Priority Guaranty”); and (ii) the Second Priority Credit Agreement, the Parent, Arlington and the First Priority Borrower have agreed to guaranty the Second Priority Obligations and to cause the Subsidiary Guarantors to agree to guaranty the Second Priority Obligations (the “Second Priority Guaranty”);

The obligations of the First Priority Borrower under the First Priority Credit Agreement and the Existing Swap Agreements (as defined below) and the obligations of the Parent, Arlington, the Second Priority Borrower and the Subsidiary Guarantors under the First Priority Credit Agreement and the First Priority Guaranty are secured, inter alia, on a first priority basis by Liens on the Collateral pursuant to the terms of the First Priority Collateral Documents;

The obligations of the Second Priority Borrower under the Second Priority Credit Agreement and the obligations of the Parent, the First Priority Borrower, Arlington and the Subsidiary Guarantors under the Second Priority Credit Agreement and the Second Priority Guaranty are secured, inter alia, on a second priority basis by Liens on the Collateral pursuant to the terms of the Second Priority Collateral Documents;

The First Priority Loan Documents and the Second Priority Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Priority Agent and the First Priority Creditors to consent to the Grantors incurring the Second Priority Obligations and to induce the First Priority Creditors to convert their outstanding revolving loans under the Original Credit Agreement to Tranche A Loans, convert the Specified Swap (as defined in the First Priority Credit Agreement) to Tranche B Loans and make other financial accommodations to or for the benefit of the First Priority Borrower or any other Grantor, the Second Priority Agent on behalf of the Second Priority Creditors has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.         Definitions.

1.1.                            Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented, replaced or otherwise modified from time to time.

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means a court having jurisdiction over an Insolvency or Liquidation Proceeding.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to that term in the Preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Hamburg and London are authorized or required by law or executive order to close.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States of America rated at least A-1 or the equivalent thereof by Standard & Poor’s Financial Services LLC (and its successors) or at least P 1 or the equivalent thereof by Moody’s Investors Service, Inc. (and its successors) and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“Collateral” means:

(i)                                     each of the Collateral Vessels;

(ii)                                  all the Equity Interests in (w) the First Priority Borrower, (x) Arlington, (y) each of the other Grantors that owns a Collateral Vessel and (z) each Grantor which is a Subsidiary of the First Priority Borrower and owns, directly or indirectly, any Equity Interests in any Grantor which owns a Collateral Vessel;

(iii)                               all insurances on the Collateral Vessels;

(iv)                              all earnings from the Collateral Vessels;

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(iv)                              the Earnings Accounts described in clause (a) of the definition thereof and all property of every type and description in which any proceeds of any Disposition of Collateral are invested;

(v)                                 all rights under any charter contracts with respect of the Collateral Vessels;

(vi)                              all tangible and intangible property which is pledged to secure the First Priority Obligations in order to cure a default or potential default under Section 9.09 of the First Priority Credit Agreement;

(vii)                           any other assets and/or property of the First Priority Borrower or any other Grantor, whether real, personal or mixed, constituting “Primary Collateral” under and as defined in First Priority Credit Agreement at any time; and

(viii)                        to the extent not otherwise included above, all proceeds of any of the foregoing.

It is understood and agreed that the Collateral does not include (x) the Other Collateral and that the respective rights and remedies of the First Priority Creditors and the Second Priority Creditors with respect thereto will be governed by the Other Intercreditor Agreement and (y) notwithstanding anything to the contrary contained above or in the definition of Other Collateral, the Pari Passu Collateral Accounts.

“Collateral Agent” means (x) prior to the Discharge of the First Priority Obligations, the First Priority Agent and (y) after the Discharge of First Priority Obligations, the Second Priority Agent.

“Collateral Documents” means, collectively, the First Priority Collateral Documents and the Second Priority Collateral Documents, in each case with respect to the Collateral.

“Collateral Vessel” means each of the vessels listed on Annex I hereto, together with any vessel provided as a replacement thereto in accordance with the terms of the First Priority Credit Agreement and the Second Priority Credit Agreement at any time.

“Comparable Second Priority Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Priority Collateral Document, the Second Priority Loan Document which creates a Lien on the same Collateral, granted by the same Grantor or Grantors.

“DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“Discharge of First Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

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(a)                                 payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Priority Loan Documents and constituting First Priority Obligations;

(b)                                 payment in full in cash of all other First Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c)                                  termination or expiration of all commitments, if any, to extend credit that would constitute First Priority Obligations;

(d)                                 termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to the First Priority Agent) of all letters of credit issued by any First Priority Creditor; and

(e)                                  termination and payment of all Existing Swap Agreements issued or entered into under the First Priority Loan Documents and constituting First Priority Obligations.

For the avoidance of doubt, “Discharge of First Priority Obligations” shall not require the payment of First Priority Obligations consisting solely of contingent indemnification obligations for which (i) no claim has been made and (ii) notice of the event with respect to which a claim may arise has not been given to the First Priority Borrower.

“Disposition” means a sale, lease, exchange, transfer or other disposition.

“Earnings Account” means (a) each bank account required to be opened and maintained by (x) each Grantor that owns a Collateral Vessel in its name with the Collateral Agent into which bank account such Grantor shall procure that all hires, freights, pool income and other sums payable in respect of the Collateral Vessels are credited and (y) each Grantor that owns an Other Collateral Vessel in its name with the Collateral Agent into which bank account such Grantor shall procure that all hires, freights, pool income and other sums payable in respect of the Other Collateral Vessels are credited and (b) each Pari Passu Collateral Account.

“Equity Interests” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, applicable law or otherwise, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the First Priority Loan Documents, the Second Priority Loan Documents or any Collateral Document, Article 9 of the UCC, applicable law, in an Insolvency Proceeding or otherwise, including the

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election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral (including, without limitation, the notification of account debtors), (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or any portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests and including any right of recoupment or set-off) whether under the First Priority Loan Documents, the Second Priority Loan Documents or any Collateral Document, applicable law, in an Insolvency Proceeding or otherwise.

“Exercise Any Unsecured Creditor Remedies” or “Exercise of Unsecured Creditor Remedies” means the commencement or joinder in the commencement of an Insolvency or Liquidation Proceeding against the Parent or any of its Subsidiaries.

“Existing Swap Agreements” means (i) the interest rate swap agreement entered into between the Parent and DnB Bank ASA with a notional amount equal to $75,000,000 and (ii) the interest rate swap agreement entered into between the Parent and Nordea Bank Finland plc with a notional amount equal to $75,000,000.

“First Priority Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“First Priority Collateral” means all of the Collateral with respect to which a Lien is granted as security for any First Priority Obligations.

“First Priority Collateral Documents” means the Security Documents (as defined in the First Priority Credit Agreement) and the First Priority Guaranty and any other agreement, document or instrument pursuant to which a Lien is granted on the Collateral securing any First Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Creditors” means, at any relevant time, the holders of First Priority Obligations at that time, including the First Priority Lenders, the agents under the First Priority Loan Documents and the lender counterparties to the Existing Swap Agreements.

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“First Priority Debt Notice” has the meaning assigned to that term in Section 5.6.

“First Priority Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Lenders” means the Lenders under and as defined in the First Priority Loan Documents.

“First Priority Liens” means any Liens on the Collateral securing the First Priority Obligations pursuant to the First Priority Collateral Documents, this Agreement or otherwise.

“First Priority Loan Documents” means the First Priority Credit Agreement and the Credit Documents (as defined in the First Priority Credit Agreement), including Existing Swap Agreements, and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any First Priority Obligations, including any intercreditor or joinder agreement among holders of First Priority Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, Refinanced or extended from time to time in accordance with the provisions of this Agreement.

“First Priority Obligations” means, subject to the next paragraph, all Obligations outstanding under the First Priority Credit Agreement and the other First Priority Loan Documents, including Obligations under the Existing Swap Agreements. “First Priority Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Priority Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

Notwithstanding the foregoing, if the sum of: (1) Indebtedness constituting principal outstanding under the First Priority Credit Agreement (including any unfunded commitments) and the other First Priority Loan Documents (but excluding, for the avoidance of doubt, indebtedness under any Existing Swap Agreement), plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Priority Credit Agreement, is in excess of the Maximum First Priority Indebtedness Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Maximum First Priority Indebtedness Amount shall be included in First Priority Obligations and interest, fees, premium (if any) and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Priority Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Priority Obligations. For the avoidance of doubt, indebtedness under any Existing Swap Agreements shall not be included in calculating the Maximum First Priority Indebtedness Amount.

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“First Priority Purchase Price” has the meaning assigned to that term in Section 5.7.

“First Priority Recovery” has the meaning assigned to that term in Section 6.5(a).

“First Priority Termination Fees” has the meaning assigned to that term in Section 5.7.

“Grantors” means the Parent, the Borrowers, each of the Subsidiary Guarantors and each other Person that has or may from time to time hereafter execute and deliver a First Priority Collateral Document or a Second Priority Collateral Document as a “Grantor” (or the equivalent thereof).

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Priority Credit Agreement or the Second Priority Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)                                 any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)                                 any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c)                                  any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)                                 any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Maximum First Priority Indebtedness Amount” means (x) $508,977,536.95 minus (y) permanent reductions of the principal amount of the Indebtedness under the First Priority Credit Agreement; provided that no such reduction shall be deemed to occur in connection with any Refinancing of the First Priority Credit Agreement.

“Maximum Second Priority Indebtedness Amount” means (x) $273,802,583.31 minus (y) permanent reductions of the principal amount of the Indebtedness

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under the Second Priority Credit Agreement; provided that no such reduction shall be deemed to occur in connection with any Refinancing of the Second Priority Credit Agreement.

“Net Cash Proceeds” shall mean, with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Parent or any Borrower or any of their respective Subsidiaries from such Collateral Disposition net of (i) reasonable transaction costs (including, without limitation, reasonable attorney’s fees) and sales commissions and (ii) the estimated marginal increase in income taxes and any stamp tax payable by the Parent, any Borrower or any of its Subsidiaries as a result of such Collateral Disposition.

“New First Priority Agent” has the meaning assigned to that term in Section 5.6.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Priority Creditors, the Second Priority Creditors or any of them or their respective Affiliates, in each case under the First Priority Loan Documents, the Second Priority Loan Documents or Existing Swap Agreements, whether for principal, interest or payments for early termination, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Other Collateral” means all property (tangible and intangible) securing the Obligations other than the Collateral and shall include, without limitation:

(i)                                     each of the Other Collateral Vessels;

(ii)                                  all Equity Interests in (x) the Second Priority Borrower, (y) each of the other Grantors that owns a Other Collateral Vessel and (z) each Grantor which is a Subsidiary of the Second Priority Borrower and owns, directly or indirectly, any Equity Interests in any Grantor which owns an Other Collateral Vessel;

(ii)                                  all insurances on the Other Collateral Vessels;

(iv)                              all earnings from the Other Collateral Vessels;

(v)                                 the Earnings Accounts described in clauses (y) and (z) of the definition thereof and all property of every type and description in which any proceeds of any Disposition of Other Collateral are invested;

(vi)                              all rights under any charter contracts with respect of the Other Collateral Vessels;

(vii)                           all tangible and intangible property which is pledged to secure the Second Priority Obligations in order to cure a default or potential default under Section 9.09 of the Second Priority Credit Agreement; and

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(viii)                        any other assets and/or property of the First Priority Borrower or any other Grantor, whether real, personal or mixed, constituting “Secondary Collateral” under and as defined in First Priority Credit Agreement at any time; and

(ix)                              to the extent not otherwise included above, all proceeds of any of the foregoing.

Notwithstanding anything to the contrary contained above or in the definition of Collateral, it is understood and agreed that the Other Collateral does not include the Pari Passu Collateral Accounts.

“Other Collateral Vessel” means each of the vessels listed on Annex II hereto, together with any vessel provided as a replacement thereto in accordance with the terms of the Second Priority Credit Agreement at any time.

“Other Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, entered into by and among the Parent, the Borrowers, the other Subsidiaries of the Parent from time to time party thereto, the First Priority Agent and the Second Priority Agent setting forth the respective rights and remedies of the First Priority Creditors and the Second Priority Creditors with respect to the Other Collateral.

“Parent” has the meaning assigned to that term in the Recitals to this Agreement.

“Pari Passu Collateral Accounts” means each bank account opened and maintained by the Parent, the First Priority Borrower, the Second Priority Borrower and Arlington, which accounts (i) shall be pledged to secure the First Priority Obligations and the Second Priority Obligations on a pari passu basis and (ii) shall exclude the Earnings Accounts set forth in clause (a) of the definition thereof.

“Pari Passu Collateral Percentage” means (i) in the case of the First Priority Obligations, the percentage of the aggregate Obligations represented by the First Priority Obligations and (ii) in the case of the Second Priority Obligations, 100% less the Pari Passu Collateral Percentage for the First Priority Obligations.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Collateral” has the meaning assigned to that term in Section 5.5(i).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Priority Agent” has the meaning assigned to that term in the Preamble of this Agreement.

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“Second Priority Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“Second Priority Collateral Documents” means the Security Documents (as defined in the Second Priority Credit Agreement) and the Second Priority Guaranty and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Priority Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Priority Creditors” means, at any relevant time, the holders of Second Priority Obligations at that time, including the Second Priority Lenders and the agents under the Second Priority Loan Documents.

“Second Priority Collateral” means all of the Collateral with respect to which a Lien is granted as security for any Second Priority Obligations.

“Second Priority Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Priority Lenders” means the “Lenders” under and as defined in the Second Priority Loan Documents.

“Second Priority Liens” means any Liens on the Second Priority Collateral securing the Second Priority Obligations pursuant to the Second Priority Collateral Documents, this Agreement or otherwise.

“Second Priority Loan Documents” means the Second Priority Credit Agreement and the Credit Documents (as defined in the Second Priority Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Priority Obligations, including any intercreditor or joinder agreement among holders of Second Priority Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Second Priority Mortgage” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Priority Obligations” means, subject to the next paragraph, all Obligations outstanding under the Second Priority Credit Agreement and the other Second Priority Loan Documents. “Second Priority Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the

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rate specified in the relevant Second Priority Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Priority Purchase Notice” has the meaning assigned to that term in Section 5.7.

“Second Priority Recovery” has the meaning assigned to that term in Section 6.5(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.

“Triggering Event” means (a) the tenth Business Day prior to the acceleration prior to maturity of all or any portion of the First Priority Obligations, (b) subject to Section 5.7(b), the exercise of any remedy with respect to Liens on the Collateral by the First Priority Agent, (c) a default in any payment under any of the First Priority Loan Documents, or the Second Priority Loan Documents which remains uncured or unwaived for a period of 30 days in the aggregate (after giving effect to any applicable grace period under the First Priority Loan Documents or the Second Priority Loan Documents, as the case may be) or (d) the commencement of an Insolvency or Liquidation Proceeding.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2.                            Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)                                 any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time permitted to be amended, restated, supplemented, modified, renewed, Refinanced or extended in accordance with the terms hereof;

(b)                                 any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

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(c)                                  the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)                                 all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)                                  the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.        Lien Priorities.

2.1.                            Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Priority Obligations granted on the Collateral or of any Liens securing the First Priority Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Priority Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Priority Obligations or the Second Priority Obligations or any other circumstance whatsoever, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby agrees that:

(a)                                 so long as the Discharge of First Priority Obligations has not occurred, any Lien on the Collateral securing any First Priority Obligations now or hereafter held by or on behalf of the First Priority Agent or any First Priority Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Priority Obligations; and

(b)                                 so long as the Discharge of First Priority Obligations has not occurred, any Lien on the Collateral securing any Second Priority Obligations now or hereafter held by or on behalf of the Second Priority Agent, any Second Priority Creditors, any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Priority Obligations. All Liens on the Collateral securing any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Priority Obligations for all purposes, whether or not such Liens securing any First Priority Obligations are subordinated to any Lien securing any other obligation of the Borrowers, any other Grantor or any other Person.

2.2.                            Prohibition on Contesting Liens. Each of the Second Priority Agent, for itself and on behalf of each Second Priority Creditor, and the First Priority Agent, for itself and on behalf of each First Priority Creditor, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any First Priority Collateral Document or Second Priority Collateral Document or any obligation thereunder, (ii) the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First

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Priority Creditors in the First Priority Collateral or by or on behalf of any of the Second Priority Creditors in the Second Priority Collateral, as the case may be, or the provisions of this Agreement, or (iii) the relative rights and duties of the holders of First Priority Obligations or Second Priority Obligations granted and/or established pursuant to this Agreement, any First Priority Collateral Document or any Second Priority Collateral Document that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Agent, any First Priority Creditor, the Second Priority Agent or any Second Priority Creditor, to enforce this Agreement, including the provisions of this Agreement relating to the relative priority of the Liens securing the applicable Obligations as provided in Sections 2.1 and 3.1.

2.3.                            No New Liens. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the parties hereto agree that the Borrowers shall not, and shall not permit any other Grantor or any Subsidiary of the Parent to:

(i)                                     grant or permit any additional Liens on any asset or property to secure any Second Priority Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the First Priority Obligations; or

(ii)                                  grant or permit any additional Liens on any asset or property to secure any First Priority Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Priority Obligations.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Agent and/or the First Priority Creditors, the Second Priority Agent, on behalf of the Second Priority Creditors, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.3.

2.4.                            Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Priority Collateral and the Second Priority Collateral be identical. In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)                                 upon request by the First Priority Agent or the Second Priority Agent to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Priority Collateral and the Second Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Priority Loan Documents and the Second Priority Loan Documents; and

(b)                                 that the documents and agreements creating or evidencing the First Priority Collateral and the Second Priority Collateral and guarantees for the First Priority Obligations and the Second Priority Obligations, subject to Section 5.3(c), shall be in all material respects the same forms of documents other than (i) with respect to the first lien and the second lien nature of the Obligations thereunder and (ii) changes with respect to the Collateral Agent as

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are customary where a collateral agent is acting on behalf of securityholders and is not a lender acting on its own behalf and on behalf of other lenders.

SECTION 3.          Enforcement.

3.1.                            Exercise of Remedies.

(a)                                 Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the Second Priority Agent and the Second Priority Creditors:

(i)                                     will not Exercise Any Secured Creditor Remedies with respect to the First Priority Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Agent or any Second Priority Creditor is a party);

(ii)                                  will not contest, protest or object to any Exercise of Secured Creditor Remedies or any Exercise of Unsecured Creditor Remedies relating to the First Priority Collateral under the First Priority Loan Documents or otherwise; and

(iii)                               except as may be permitted in Section 3.1(c), will not object to the forbearance by the First Priority Agent or the First Priority Creditors from bringing or pursuing any Exercise of Secured Creditor Remedies or any Exercise of Unsecured Creditor Remedies with respect to the First Priority Collateral;

provided that, in the case of (i), (ii) and (iii) above, the Liens on the Collateral granted to secure the Second Priority Obligations of the Second Priority Creditors and the Second Priority Obligations of the Second Priority Creditors shall attach to any proceeds resulting from actions taken by the First Priority Agent or any First Priority Creditor in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of First Priority Obligations. Subject to Section 5.7(b), the First Priority Agent agrees to provide at least ten Business Days’ prior written notice to the Second Priority Agent of its intention to Exercise Any Secured Creditor Remedies; provided, however, that the failure to give any such notice shall not in any way limit its ability to Exercise Any Secured Creditor Remedies to the extent that such Exercise of Secured Creditor Remedies is not otherwise prohibited by the provisions of this Agreement.

(b)                                 (i) Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, but subject to Section 3.1(a)(i), the First Priority Agent and the First Priority Creditors shall have the exclusive right to Exercise Any Secured Creditor Remedies with respect to the Collateral (including set off and the right to credit bid their debt) and make determinations regarding the release, Disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Priority Agent or any Second Priority Creditor; provided that the Lien on the Collateral securing the Second Priority Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the

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relative priorities described in Section 2. In the Exercise of Secured Creditor Remedies, the First Priority Agent and the First Priority Creditors may enforce the provisions of the First Priority Loan Documents and Exercise Any Secured Creditor Remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, subject to the terms of this Agreement. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction, subject to the terms of this Agreement.

(c)                                  Notwithstanding the foregoing, the Second Priority Agent and any Second Priority Creditor may:

(1)                                 file a claim, proof of claim or statement of interest with respect to the Second Priority Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor;

(2)                                 take any action (not adverse to the priority status of the Liens on the Collateral securing the First Priority Obligations, or the rights of the First Priority Agent or the First Priority Creditors to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)                                 file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Creditors, including any claims secured by the Collateral, if any, in each case not in violation of the terms of this Agreement;

(4)                                 file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not in violation of the terms of this Agreement;

(5)                                 vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Priority Obligations and the Collateral;

(6)                                 join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Priority Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Priority Agent (it being understood that neither the Second Priority Agent nor any Second Priority Creditor shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(7)                                 engage consultants, valuation firms, investment bankers, and

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perform or engage third parties to perform audits, examinations and appraisals of the Collateral for the sole purpose valuing the Collateral and not for the purpose of marketing or conducting a disposition of such Collateral; provided, however, that the Second Priority Agent shall not take any of the foregoing actions if they would materially interfere with the Exercise of Secured Creditor Remedies by the First Priority Agent;

(8)                                 the filing and pursuit of a lawsuit against the First Priority Agent and/or any First Priority Creditor for breach or non-performance of any payment obligations pursuant hereto;

(9)                                 the imposition of default interest (and interest on interest) under the Second Priority Credit Agreement; and

(10)                          bidding for (including credit bidding in conjunction with a cash bid sufficient to cause a Discharge of First Priority Obligations) and, if such bidding is successful, purchasing Collateral pursuant to a disposition of Collateral that would constitute an Exercise of Secured Creditor Remedies by the First Priority Agent for a cash purchase price in an amount no less than the amount required to cause the Discharge of First Priority Obligations in full.

The Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement.

(d)                                 Subject to Section 3.1(c) and Section 6.3(b):

(1)                                 the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, agrees that the Second Priority Agent and the Second Priority Creditors will not take any action that would hinder any Exercise of Secured Creditor Remedies under the First Priority Loan Documents or is otherwise prohibited hereunder, including any Disposition of Collateral, whether by foreclosure or otherwise;

(2)                                 the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby waives any and all rights it or the Second Priority Creditors may have as a junior lien creditor or otherwise to object to the manner in which the First Priority Agent or the First Priority Creditors seek to enforce or collect the First Priority Obligations or the Liens on the Collateral securing the First Priority Obligations granted in any of the First Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Priority Agent or First Priority Creditors is adverse to the interest of the Second Priority Creditors, except to the extent in violation of this Agreement; and

(3)                                 the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Priority Collateral Documents or any other Second Priority Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Priority Agent or the First Priority Creditors with respect to the Collateral as set forth in this Agreement and

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the First Priority Collateral Documents.

(e)                                  Except as otherwise specifically set forth in Section 3.1(c), the Second Priority Agent and the Second Priority Creditors may exercise rights and remedies as unsecured creditors against the Borrowers or any other Grantor that has guaranteed or granted Liens to secure the Second Priority Obligations in accordance with the terms of the Second Priority Loan Documents and applicable law; provided that in the event that any Second Priority Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Priority Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Obligations) as the other Liens securing the Second Priority Obligations are subject to this Agreement.

(f)                                   Except as otherwise set forth herein, nothing in this Agreement shall prohibit the receipt by the Second Priority Agent or any Second Priority Creditors of the required payments of interest, principal and other amounts owed in respect of the Second Priority Obligations, so long as such receipt is not the direct or indirect result of the Exercise of Secured Creditor Remedies (including set off) by the Second Priority Agent or any Second Priority Creditors or enforcement in contravention of this Agreement of any Lien held by any of them. Except as expressly provided in this Agreement, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Agent or the First Priority Creditors may have with respect to the First Priority Collateral.

SECTION 4.             Payments.

4.1.                            Application of Proceeds of Collateral. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, Collateral or proceeds thereof received in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent or First Priority Creditors shall be applied by the First Priority Agent to the First Priority Obligations in such order as specified in the relevant First Priority Loan Documents, provided that it is understood and agreed that Section 9 of the Pledge Agreement and the Parent Pledge Agreement (each as defined in the First Priority Credit Agreement) provides that any such amounts received shall be applied first to the payment of the First Priority Obligations other than Obligations under the Existing Swap Agreements, and second to the payment of First Priority Obligations under the Existing Swap Agreements. Upon the Discharge of First Priority Obligations, the First Priority Agent shall deliver to the Second Priority Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Agent to the Second Priority Obligations in such order as specified in the Second Priority Collateral Documents.

4.2.                            Application of Proceeds of Pari Passu Collateral Accounts. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, proceeds of the Pari Passu Collateral Accounts received in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent or First Priority Creditors

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shall be applied by the First Priority Agent to the Obligations in the following order of application:

(i)                                     First, to the payment of all amounts payable under the First Priority Loan Documents and the Second Priority Loan Documents on account of the Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent of the Collateral Agent in connection with any of the First Priority Loan Documents or the Second Priority Loan Documents;

(ii)                                  Second, to the First Priority Agent and the Second Priority Agent, pro rata, based upon their respective Pari Passu Collateral Percentages, for application to the payment of the First Priority Obligations and the Second Priority Obligations, as the case may be, which are secured by such Pari Passu Collateral Accounts that are then due and payable in such order as may be provided in the First Priority Loan Documents or the Second Priority Loan Documents, as the case may be, in an amount sufficient to pay in full in cash all outstanding First Priority Obligations and Second Priority Obligations, as the case may be, that are then due and payable (including (x) the cash collateralization of outstanding letters of credit as provided in the First Priority Documents and (y) all interest accrued on the First Priority Obligations and the Second Priority Obligations, as the case may be, after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the First Priority Documents or Second Priority Documents, as the case may be), provided that if the Discharge of First Priority Obligations has occurred or occurs or if the Second Priority Obligations have been paid in full, in each case by reason of the application pursuant to this clause, then any excess shall be applied to the then outstanding First Priority Obligations or Second Priority Obligations, as the case may be; and

(iii)                               Third, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Parent, the First Priority Borrower, the Second Priority Borrower and Arlington, as the case may be, their respective successors or assigns, or as a court of competent jurisdiction may direct.

4.3.                            Payments Over in Violation of Agreement. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Priority Agent or any Second Priority Creditors in connection with the exercise of any right or remedy (including set off) relating to the Collateral (including, without limitation, as a result of any cash distribution in respect of the Collateral in any such Insolvency or Liquidation Proceeding) shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of the First Priority Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsements in the name of Nordea Bank Finland plc, New York Branch, as agent for the Second Priority Agent or any such Second Priority Creditors. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Obligations.

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SECTION 5.           Other Agreements.

5.1.                            Releases. (a) Subject to Section 5.7, if in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent in respect of the Collateral provided for in Section 3.1, the First Priority Agent, for itself or on behalf of any of the First Priority Creditors, releases any of its Liens on any part of the Collateral (other than to the extent constituting Pari Passu Collateral Accounts) or releases any Grantor from its obligations under its guaranty of the First Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor (in each case other than in the case of a release granted in connection with the Discharge of First Priority Obligations), then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Priority Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Priority Obligations, shall be automatically, unconditionally and simultaneously released. The Second Priority Agent, for itself or on behalf of any such Second Priority Creditors, promptly shall execute and deliver to the First Priority Agent or such Grantor such termination statements, releases and other documents as the First Priority Agent or such Grantor may reasonably request to effectively confirm such release. Notwithstanding anything herein to the contrary, no release shall occur without the consent of the Second Priority Agent for an Exercise of Secured Creditor Remedies as to any Collateral the Net Cash Proceeds of the disposition of which will not be applied to repay and to permanently reduce commitments with respect to the First Priority Obligations and/or the Second Priority Obligations as applicable.

(b)                                 If in connection with a Disposition of Collateral permitted under the terms of the First Priority Loan Documents (including following any waiver granted to permit such Disposition) (other than in connection with the exercise of the First Priority Agent’s remedies in respect of the Collateral provided for in Section 3.1), the First Priority Agent, for itself or on behalf of any of the First Priority Creditors, releases any of its Liens on any part of the Collateral (other than to the extent constituting Pari Passu Collateral Accounts) or releases any Grantor from its obligations under its guaranty of the First Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, in each case other than in connection with the Discharge of First Priority Obligations, then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Priority Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Priority Obligations shall be automatically, unconditionally and simultaneously released, as long as the Net Cash Proceeds of such Disposition of such Collateral shall be applied to the permanent repayment of First Priority Obligations and/or Second Priority Obligations, as applicable, in accordance with the terms of the First Priority Credit Agreement and/or the Second Priority Credit Agreement, as applicable. The Second Priority Agent, for itself or on behalf of any such Second Priority Creditors, promptly shall execute and deliver to the Collateral Agent or such Grantor such termination statements, releases and other documents as the First Priority Agent or such Grantor may reasonably request to effectively confirm such release.

(c)                                  Until the Discharge of First Priority Obligations occurs, the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby irrevocably constitutes and appoints the First Priority Agent and any officer or agent of the First Priority Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Priority Agent or any such officer or

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agent in the First Priority Agent’s own name, from time to time in the First Priority Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1 with respect to the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to the Collateral, including any endorsements or other instruments of transfer or release.

(d)                                 Until the Discharge of First Priority Obligations occurs, to the extent that the First Priority Agent or the First Priority Creditors (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Priority Agent, for itself and for the Second Priority Creditors, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2.                            Insurance. Unless and until the Discharge of First Priority Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Priority Loan Documents, the First Priority Agent and the First Priority Creditors shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Priority Obligations has occurred, and subject to the rights of the Grantors under the First Priority Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid to the First Priority Agent for the benefit of the First Priority Creditors pursuant to the terms of the First Priority Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Priority Obligations are outstanding, and subject to the rights of the Grantors under the Second Priority Loan Documents, to the Second Priority Agent for the benefit of the Second Priority Creditors to the extent required under the Second Priority Collateral Documents and then, to the extent no Second Priority Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Obligations has occurred, if the Second Priority Agent or any Second Priority Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Priority Agent in accordance with the terms of Section 4.3.

5.3.                            Amendments to First Priority Loan Documents and Second Priority Loan Documents. (a) The First Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Priority Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Priority Agent or the Second Priority Creditors, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that:

(i)                                     in the case of a Refinancing, the holders of such Refinancing debt (or an agent for such holders) bind themselves in a writing addressed to the Second Priority Agent and the Second Priority Creditors to the terms of this Agreement, and

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(ii)                                  no amendment, supplement or other modification or Refinancing of the First Priority Loan Documents shall be permitted without the consent of the parties hereto if such amendment, supplement or other modification would increase the aggregate principal amount of Indebtedness or lending commitments under the First Priority Credit Agreement above the Maximum First Priority Indebtedness Amount.

(b)                                 The Second Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Priority Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the First Priority Agent or the First Priority Creditors all without affecting the lien subordination or other provisions of this Agreement; provided, however, that:

(i)                                     in the case of a Refinancing, the holders of such Refinancing debt (or an agent for such holders) bind themselves in a writing addressed to the First Priority Agent and the First Priority Creditors to the terms of this Agreement, and

(ii)                                  no amendment, supplement or other modification or Refinancing of the Second Priority Loan Documents shall be permitted without the consent of the parties hereto if such amendment, supplement or other modification would increase the aggregate principal amount of Indebtedness or lending commitments under the Second Priority Credit Agreement above the Maximum Second Priority Indebtedness Amount.

(c)                                  In the event any First Priority Agent or the First Priority Creditors and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Agent, such First Priority Creditors, the First Priority Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Collateral Document without the consent of the Second Priority Agent or the Second Priority Creditors, as applicable, and without any action by the Second Priority Agent, the Borrowers or any other Grantor (and shall, at the request of the First Priority Agent, be documented in writing by the Second Priority Agent and the Second Priority Lenders, as applicable), provided that:

(1)                                 no such amendment, waiver or consent shall have the effect of:

(A)                               removing or releasing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the First Priority Obligations;

(B)                               imposing duties on the Second Priority Agent without its consent;

(C)                               permitting other Liens on the Collateral not permitted under the terms of the Second Priority Loan Documents or Section 6; or

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(D)                               being prejudicial to the interests of the Second Priority Creditors to a greater extent than the First Priority Creditors; and

(2)                                 notice of such amendment, waiver or consent shall have been given to the Second Priority Agent at least ten (10) Business Days prior to the effective date of such amendment, waiver or consent.

5.4.                            Legends.

(a)                                 The Parent and the Grantors agree that each Second Priority Collateral Document shall include the following language (or language to similar effect approved by the First Priority Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Priority Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Priority Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among General Maritime Corporation, General Maritime Subsidiary Corporation, as first priority borrower, General Maritime Subsidiary II Corporation, Nordea Bank Finland plc, New York Branch, as First Priority Agent, Nordea Bank Finland plc, New York Branch, as Second Priority Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(b)                                 In addition, the Parent and the Borrowers agree that each Second Priority Mortgage covering any Collateral shall contain such other language as the First Priority Agent may reasonably request to reflect the subordination of such Second Priority Mortgage to the First Priority Collateral Document covering such Collateral.

5.5.                            Bailee for Perfection. Until the Discharge of First Priority Obligations has occurred:

(i)                                     The First Priority Agent as Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, including, but not limited to, the Earnings Accounts (such Collateral being the “Pledged Collateral”) as agent for the First Priority Creditors and as bailee for the Second Priority Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-106(a) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Priority Loan Documents and the Second Priority Loan

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Documents, respectively, subject to the terms and conditions of this Section 5.5.

(ii)                                  The First Priority Agent as Collateral Agent shall have no obligation whatsoever to the First Priority Creditors, the Second Priority Agent, or any Second Priority Creditor, to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Priority Obligations as provided in paragraph (iv) below.

(iii)                               The First Priority Agent acting pursuant to this Section 5.5 shall not have by reason of any Collateral Document, this Agreement or any other document a fiduciary relationship in respect of the First Priority Creditors, the Second Priority Agent or any Second Priority Creditor.

(iv)                              Upon the Discharge of First Priority Obligations, the First Priority Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Priority Agent to the extent Second Priority Obligations remain outstanding, and second, to the Borrowers to the extent no First Priority Obligations or Second Priority Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral); provided that, in each case, the First Priority Agent shall be entitled to rely on certifications from the Second Priority Agent or the Borrowers, as the case may be, as to whether any Second Priority Obligations remain outstanding. The First Priority Agent further agrees to take all other action reasonably requested by the Second Priority Agent in connection with the Second Priority Agent obtaining a first priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(v)                                 Subject to the terms of this Agreement, so long as the Discharge of First Priority Obligations has not occurred, the First Priority Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other First Priority Collateral Documents as if the Liens of the Second Priority Agent or Second Priority Creditors did not exist.

5.6.                            When Discharge of First Priority Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of First Priority Obligations, the Parent, the First Priority Borrower or any other Grantor thereafter enters into any Refinancing of any First Priority Loan Document evidencing a First Priority Obligation which Refinancing is permitted hereby, then such Discharge of First Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Priority Obligations), and, from and after the date on which the First Priority Debt Notice (as defined below) is delivered to the Second Priority Agent in accordance with the next sentence, the obligations under such Refinancing of the First Priority Loan Document shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Priority Agent under such First

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Priority Loan Documents shall be the First Priority Agent for all purposes of this Agreement. Upon receipt of a notice from the First Priority Borrower or any other Grantor and the First Priority Agent (the “First Priority Debt Notice”) stating that the Parent, the First Priority Borrower or such other Grantor has entered into a new First Priority Loan Document (which notice shall include the identity of the new First Priority Agent, such agent, the “New First Priority Agent”), the Second Priority Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent, the First Priority Borrower, such other Grantor or such New First Priority Agent shall reasonably request in order to provide to the New First Priority Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New First Priority Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New First Priority Agent to obtain control of such Pledged Collateral). The New First Priority Agent shall agree in a writing addressed to the Second Priority Agent and the Second Priority Creditors to be bound by the terms of this Agreement. If the new First Priority Obligations under the new First Priority Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Priority Obligations, then the Second Priority Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Second Priority Collateral Documents and this Agreement.

5.7.                            Purchase Right. Without prejudice to the enforcement of any remedy of the First Priority Creditors, so long as a Triggering Event has occurred and is continuing, any of the Second Priority Creditors may, at its sole expense and effort, upon written notice (which notice, subject to the last sentence of this Section 5.7 and with the understanding that such notice will be revocable upon the failure by any First Priority Lender to comply with the provisions contained in this Section 5.7, shall be irrevocable and may only be given by the Second Priority Creditors on one occasion, the “Second Priority Purchase Notice”) to the Borrowers, the Collateral Agent, the First Priority Agent and the Second Priority Agent, require the First Priority Creditors to transfer and assign to such Second Priority Creditors, without warranty or representation or recourse, all (but not less than all) of the First Priority Obligations; provided that (x) the Second Priority Purchase Notice, if any, will be given no more than 10 Business Days after the occurrence of the related Triggering Event and, if the right to purchase the First Priority Obligations is in fact exercised by the Second Priority Creditors, the obligations related to such purchase of First Priority Obligations shall be fulfilled by such Second Priority Creditors within 10 Business Days thereafter, (y) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (z) such Second Priority Creditors shall have paid to the First Priority Agent, for the account of the First Priority Creditors, in immediately available funds, an amount equal to 100% of such First Priority Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Priority Credit Agreement, an amount in cash equal to the amount of outstanding letters of credit required to be cash collateralized pursuant to the First Priority Documents and (ii) each Existing Swap Agreement, 100% of the aggregate amount (but not less than zero) that the applicable Borrower or Grantor would be required to pay if such Existing Swap Agreements were terminated at such time after netting all settlement amounts and unpaid amounts under such Existing Swap Agreements with the applicable Borrower or Grantor, but without reduction for any other amounts owing by the relevant lender counterparty to the applicable Borrower or Grantor) plus all accrued and unpaid

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interest thereon plus all accrued and unpaid fees (other than any prepayment penalties or premiums other than customary Eurodollar breakage costs (the “First Priority Termination Fees”)) (such amount, the “First Priority Purchase Price”). In connection with any such assignment or transfer of the First Priority Obligations, all Existing Swap Agreements shall be terminated unless all parties thereto shall have consented to the assignment thereof to the Second Priority Creditors and to the release of the lender counterparties thereto from all liability thereunder. If the right set forth in this Section 5.7 is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within 10 Business Days of the notice (or the First Priority Creditors shall no longer be required to transfer any such First Priority Obligations), (2) such purchase of the First Priority Obligations shall be exercised pursuant to documentation mutually acceptable to each of the First Priority Agent and such Second Priority Creditors, and (3) such First Priority Obligations shall be purchased pro rata among the Second Priority Creditors giving notice to the Second Priority Agent of their intent to exercise the purchase option hereunder according to such Second Priority Creditors’ portion of the Second Priority Obligations outstanding on the date of purchase. In order to effectuate the foregoing, the First Priority Agent shall calculate, upon the written request of the Second Priority Agent (acting at the direction of one or more Second Priority Creditors) from time to time, the amount in cash that would be necessary so to purchase the First Priority Obligations. If, for any reason other than a default by the First Priority Creditors, the Second Priority Creditors fail to purchase and pay for the First Priority Obligations after the delivery of the Second Priority Purchase Notice, the Second Priority Creditors shall be liable to the First Priority Creditors for any losses or damages, including fees and disbursements to counsel, incurred by them by reason of such failure to purchase and pay. It is understood that the obligations of each First Priority Lender and each Second Priority Lender are several and not joint, and no First Priority Lender or Second Priority Lender shall be responsible for any default by any other First Priority Lender and/or any Second Priority Lender, as the case may be, of its obligations under the First Priority Credit Agreement and/or the Second Priority Credit Agreement.

SECTION 6.           Insolvency or Liquidation Proceedings.

6.1.                            Finance and Sale Issues. (a) Until the Discharge of First Priority Obligations has occurred, if any of the First Priority Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Priority Agent shall consent in writing to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) which constitute Collateral and on which the First Priority Agent or any other creditor has a Lien or to permit the First Priority Borrower or any other Grantor to obtain financing, whether from the First Priority Creditors or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then the Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that if the conditions set forth in the immediately succeeding sentence are satisfied (x) it will raise no objection to such Cash Collateral use or DIP Financing and (y) it will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Priority Agent or to the extent permitted by Section 6.3). The conditions applicable to the agreement in the preceding sentence are as follows: (a) the sum of the aggregate principal amount and the total commitments of the DIP Financing does not exceed $100,000,000, (b) the interest rate, fees, advance rates, lending limits and sublimits are on market terms that are commercially reasonable under the circumstances, and (c) the Liens securing such DIP Financing are pari passu with or superior in

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priority to the Liens on the Collateral securing the then outstanding First Priority Obligations and are pari passu to the Liens of the Collateral Agent, the First Priority Creditors and the Second Priority Creditors on the Pari Passu Collateral Accounts. To the extent the Liens securing the First Priority Obligations are subordinated to or pari passu with such DIP Financing, the Second Priority Agent shall be deemed to have subordinated its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto), and the Liens securing the Second Priority Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First Priority Obligations as if such DIP Financing had not occurred.

(b)                                 Nothing in this Section 6.1 limits or impairs the right of Second Priority Agent to object to any motion regarding DIP Financing (including a DIP Financing proposed by one or more First Priority Creditors) or cash collateral to the extent that (i) the DIP Financing does not meet the requirements in Section 6.1(a), or (ii) the objection could be asserted in an Insolvency Proceeding by unsecured creditors generally and is not inconsistent with this Agreement.

6.2.                            Relief from the Automatic Stay. Until the Discharge of First Priority Obligations has occurred, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it shall not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Priority Agent.

6.3.                            Adequate Protection. (a) The Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it shall not contest (or support any other Person contesting):

(i)                                     any request by the First Priority Agent or the First Priority Creditors for adequate protection with respect to the Collateral; or

(ii)                                  any objection by the First Priority Agent or the First Priority Creditors to any motion, relief, action or proceeding based on the First Priority Agent or the First Priority Creditors claiming a lack of adequate protection with respect to the Collateral.

(b)                                 Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i)                                     if the First Priority Creditors (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral with respect to the Collateral in connection with any Cash Collateral use or DIP Financing, then the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the First Priority Liens on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement; and

(ii)                                  in the event the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, seeks or requests adequate protection in respect of Second

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Priority Obligations and such adequate protection is granted in the form of additional or replacement collateral with respect to the Collateral, then the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, agrees that until the Discharge of First Priority Obligations, the First Priority Agent shall also be granted a senior Lien on such additional or replacement collateral as security for the First Priority Obligations and for any Cash Collateral use or DIP Financing provided by the First Priority Creditors and that any Lien on such additional or replacement collateral securing the Second Priority Obligations shall be subordinated to the First Priority Liens on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such First Priority Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Priority Agent or the Second Priority Creditors from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4.                            No Waiver. Nothing contained herein shall prohibit or in any way limit the First Priority Agent or any First Priority Creditor from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Priority Agent or any of the Second Priority Creditors including the seeking by the Second Priority Agent or any Second Priority Creditors of adequate protection (except as provided in Section 6.3) or the asserting by the Second Priority Agent or any Second Priority Creditors of any of its rights and remedies under the Second Priority Loan Documents or otherwise.

6.5.                            Avoidance Issues. (a) If any First Priority Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the First Priority Borrower or any other Grantor any amount paid in respect of First Priority Obligations (a “First Priority Recovery”), then such First Priority Creditors shall be entitled to a reinstatement of First Priority Obligations with respect to all such recovered amounts.

(b)                                 If any Second Priority Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrowers or any other Grantor any amount paid in respect of Second Priority Obligations (a “Second Priority Recovery”), then such Second Priority Creditors shall be entitled to a reinstatement of Second Priority Obligations with respect to all such recovered amounts.

(c)                                  If this Agreement shall have been terminated prior to a First Priority Recovery or an Second Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6.                            Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, all on account of First Priority Obligations and on account of Second Priority Obligations then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Second Priority Obligations are secured by Liens upon the

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same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7.                            Post-Petition Interest. (a) None of the Second Priority Agent or any Second Priority Creditor shall oppose or seek to challenge any claim by the First Priority Agent or any First Priority Creditor for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of post-petition interest, fees or expenses.

(b)                                 None of the First Priority Agent or any First Priority Creditor shall oppose or seek to challenge any claim by the Second Priority Agent or any Second Priority Creditor for allowance in any Insolvency or Liquidation Proceeding of Second Priority Obligations consisting of post-petition interest, fees or expenses.

6.8.                            Waiver. The Second Priority Agent, for itself and on behalf of the Second Priority Creditors, waives any claim it may hereafter have against any First Priority Creditor arising out of the election of any First Priority Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9.                            Separate Grants of Security and Separate Classification. The Second Priority Agent, for itself and on behalf of the Second Priority Creditors, and the First Priority Agent, for itself and on behalf of the First Priority Creditors, acknowledge and agree that: (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Collateral, the Second Priority Obligations and the First Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the class of First Priority Creditors and the class of Second Priority Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior, junior and subordinated secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1, 4.1 and 4.2, all distributions shall be made as if there were separate classes of senior, junior and subordinated secured claims against the Grantors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Creditors, with respect to payment to the First Priority Creditors, (A) subject to the Maximum First Priority Indebtedness Amount, the First Priority Creditors shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Priority Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Second Priority Creditors with respect to the Collateral, and (B) after such payments to the First Priority Creditors, subject

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to the Maximum Second Priority Indebtedness Amount, the Second Priority Creditors shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Second Priority Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, with the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby acknowledging and agreeing to turn over to the First Priority Agent, for itself and on behalf of the First Priority Creditors, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Priority Creditors.

SECTION 7.           Reliance; Waivers; Etc.

7.1.                            Reliance. Other than any reliance on the terms of this Agreement, the First Priority Agent, on behalf of itself and the First Priority Creditors under its First Priority Loan Documents, acknowledges that it and such First Priority Creditors have, independently and without reliance on the Second Priority Agent or any Second Priority Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Priority Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Priority Credit Agreement or this Agreement. The Second Priority Agent, on behalf of itself and the Second Priority Creditors, acknowledges that it and the Second Priority Creditors have, independently and without reliance on the First Priority Agent or any First Priority Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Priority Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Loan Documents or this Agreement.

7.2.                            No Warranties or Liability. (a)                               The First Priority Agent, on behalf of itself and the First Priority Creditors under the First Priority Loan Documents, acknowledges and agrees that each of the Second Priority Agent, the Second Priority Creditors, have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Priority Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Priority Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Loan Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b)                                 Except as otherwise provided herein, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, acknowledges and agrees that the First Priority Agent and the First Priority Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First

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Priority Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(c)                                  (A) The First Priority Agent and the First Priority Creditors shall have no duty to the Second Priority Agent, or any of the Second Priority Creditors, and (B) the Second Priority Agent and the Second Priority Creditors shall have no duty to the First Priority Agent or any of the First Priority Creditors, in each case to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrowers or any other Grantor (including the First Priority Loan Documents and the Second Priority Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.                            No Waiver of Lien Priorities. (a)                      No right of the First Priority Creditors, the First Priority Agent or any of them to enforce any provision of this Agreement or any First Priority Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the First Priority Borrower or any other Grantor or by any act or failure to act by any First Priority Creditor or the First Priority Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Loan Documents or any of the Second Priority Loan Documents, regardless of any knowledge thereof which the First Priority Agent or the First Priority Creditors, or any of them, may have or be otherwise charged with.

(b)                                 No right of the Second Priority Creditors, the Second Priority Agent or any of them to enforce any provision of this Agreement or any Second Priority Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or any other Grantor or by any act or failure to act by any Second Priority Creditor or the Second Priority Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Priority Loan Documents, regardless of any knowledge thereof which the Second Priority Agent or the Second Priority Creditors, or any of them, may have or be otherwise charged with.

7.4.                            Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agent and the First Priority Creditors and the Second Priority Agent and the Second Priority Creditors, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any First Priority Loan Documents or any Second Priority Loan Documents;

(b)                                 except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Priority Loan Document or any Second Priority Loan Document;

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(c)                                  except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or Second Priority Obligations or any guaranty thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Grantor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrowers or any other Grantor in respect of the First Priority Agent, the First Priority Obligations, any First Priority Creditor, the Second Priority Agent, the Second Priority Obligations, or any Second Priority Creditor, in respect of this Agreement.

SECTION 8.           Pari Passu Priority Collateral.

8.1.                            Lien Priorities.

(a)                                 Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the First Priority Obligations or Second Priority Obligations granted on the Pari Passu Collateral Accounts, (ii) the validity or enforceability of the security interests and Liens granted in favor of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor on the Pari Passu Collateral Accounts, (iii) the date on which any First Priority Obligations or Second Priority Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any First Priority Loan Document or any Second Priority Loan Document (other than this Agreement), (vi) the possession or control by the Collateral Agent, any First Priority Creditor or any Second Priority Creditor or any bailee of all or any part of any Pari Passu Collateral Accounts as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the First Priority Agent, on behalf of itself and the First Priority Creditors, and the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby agree that any Lien on the Pari Passu Collateral Accounts securing any First Priority Obligations or Second Priority Obligations now or hereafter held by or on behalf of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be equal and ratable in all respects.

(b)                                 Prohibition on Contesting Liens. Each of the Second Priority Agent, for itself and on behalf of each Second Priority Creditor, and the First Priority Agent, for itself and on behalf of each First Priority Creditor, agree that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Creditors and the Second Priority Creditors in the Pari Passu Collateral Accounts; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor to enforce this Agreement.

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(c)                                  Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities in respect of the Pari Passu Collateral Accounts provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the First Priority Loan Documents or the Second Priority Loan Documents; (ii) any amendment, change or modification of any First Priority Loan Documents or Second Priority Loan Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, the Parent or any of its Subsidiaries party to any of the First Priority Loan Documents or Second Priority Loan Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any First Priority Creditor or any Second Priority Creditor.

8.2.                            Exercise of Remedies.

(a)                                 So long as neither the Discharge of First Priority Obligations nor the payment in full of the Second Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Grantor, neither the Collateral Agent nor any of the First Priority Creditors or the Second Priority Creditors will, without the consent of the First Priority Agent, the Second Priority Agent and Collateral Agent, as the case may be, (who shall be entitled but not required, to seek such consents of the First Priority Creditors or the Second Priority Creditors, as the case may be, as they may be deem necessary or desirable), exercise or seek to exercise any rights or remedies (including, without limitation, set-off) with respect to any Pari Passu Collateral Accounts or institute or commence or join with any Person in commencing any action or proceeding with respect to such rights or remedies; provided that:

(I)                                   the Collateral Agent may take any action (not adverse to the Liens on the Pari Passu Collateral Accounts securing the Obligations, or the rights of the First Priority Creditors or the Second Priority Creditors, as the case may be, to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Pari Passu Collateral Accounts;

(II)                              the First Priority Creditors and the Second Priority Creditors shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the First Priority Creditors and the Second Priority Creditors, including without limitation any claims secured by the Pari Passu Collateral Accounts, if any, in each case in accordance with the terms of this Agreement;

(III)                         the First Priority Creditors and the Second Priority Creditors shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable

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non-bankruptcy law, in each case in accordance with the terms of this Agreement; and

(IV)                          the First Priority Creditors and the Second Priority Creditors shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Pari Passu Collateral Accounts.

(b)                                 Each of the First Priority Agent and the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any First Priority Loan Document or Second Priority Loan Document, respectively, (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Priority Creditors or the Second Priority Creditors, respectively, with respect to the Pari Passu Collateral Accounts as set forth in this Agreement and the First Priority Loan Documents or Second Priority Loan Documents, respectively.

8.3.                            Applications of Proceeds. Any Pari Passu Collateral Accounts or proceeds received by the Collateral Agent, the First Priority Creditors or the Second Priority Creditors in connection with the exercise of any right or remedy (including set off) relating to the Pari Passu Collateral Accounts in contravention of this Agreement shall be segregated and held in trust and forthwith paid over and applied as set forth in Section 4.2.

8.4.                            Perfection. Until the Discharge of First Priority Obligations or the payment in full of the Second Priority Obligations has occurred, the First Priority Agent and the Second Priority Agent agree to hold the Pari Passu Collateral Accounts jointly as collateral agent for the First Priority Creditors and the Second Priority Creditors and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Priority Loan Documents and the Second Priority Loan Documents subject to the terms and conditions of this Section 8.4.

SECTION 9.           Miscellaneous.

9.1.                            Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Loan Documents or the Second Priority Loan Documents, the provisions of this Agreement shall govern and control.

9.2.                            Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto.

(b)                                 This is a continuing agreement of lien subordination and the First Priority Creditors may continue, at any time and without notice to the Second Priority Agent or any Second Priority Creditor subject to the Second Priority Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any Grantor constituting First Priority Obligations in reliance hereof. The Second Priority Agent, on

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behalf of itself and the Second Priority Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

(c)                                  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrowers or any other Grantor shall include the Borrowers or such Grantor as debtor and debtor in possession and any receiver or trustee for the Borrowers or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the date of Discharge of First Priority Obligations, subject to the rights of the First Priority Creditors and the Second Priority Creditors under Section 6.5.

9.3.                            Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Priority Agent or the First Priority Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent; provided that (x) the First Priority Agent (at the direction of the Required Lenders (as defined in the First Priority Credit Agreement)) may, without the written consent of any other holder of Second Priority Obligations, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First Priority Credit Agreement or Second Priority Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First Priority Creditors” and “Second Priority Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First Priority Credit Agreement or the Second Priority Credit Agreement and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 9.16 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent (x) their rights are directly affected (which includes, but is not limited to, any amendment to the Grantors’ ability to cause additional obligations to constitute First Priority Obligations or Second Priority Obligations as the Grantors may designate or any amendment in respect of Section 5.1 that imposes additional conditions or requirements to effect a release of Collateral or any amendment in respect of Section 5.3 that imposes additional conditions or requirements to adopt modifications of the First Priority Loan Documents or Second Priority Loan Documents, as the case may be) or (y) such amendment, modification, or waiver in any way amends, modifies or waives the definition of “Maximum First Priority Indebtedness Amount” or “Maximum Second Priority Indebtedness Amount” or, to the extent the rights of the Grantors are directly affected thereby, Section 9.2.

9.4.                            Information Concerning Financial Condition of the Borrowers and their Subsidiaries. The First Priority Agent and the First Priority Creditors, in the first instance, and the Second Priority Agent and the Second Priority Creditors, in the second instance, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and their Subsidiaries and all endorsers and/or guarantors of the First Priority Obligations or the

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Second Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. None of the First Priority Agent or any First Priority Creditors or the Second Priority Agent or any Second Priority Creditor shall have a duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Priority Agent or any of the First Priority Creditors or the Second Priority Agent or any of the Second Priority Creditors in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Priority Agent or any First Priority Creditor or the Second Priority Agent or any Second Priority Creditor, it or they shall be under no obligation:

(a)                                 to make, and it or they shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)                                 to provide any additional information or to provide any such information on any subsequent occasion;

(c)                                  to undertake any investigation; or

(d)                                 to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5.                            Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Priority Creditors or the Second Priority Agent pays over to the First Priority Agent or the First Priority Creditors under the terms of this Agreement, the Second Priority Creditors and the Second Priority Agent, as applicable, shall be subrogated to the rights of the First Priority Agent and the First Priority Creditors; provided that the Second Priority Agent, on behalf of itself and the Second Priority Creditors hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Obligations has occurred. The Borrowers acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Second Priority Agent or the Second Priority Creditors that are paid over to the First Priority Agent or the First Priority Creditors pursuant to this Agreement shall not reduce any of the Second Priority Obligations.

9.6.                            SUBMISSION TO JURISDICTION; WAIVERS. (a)          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)                                 ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)                                 WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

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(3)                                 AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(4)                                 AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                                 EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)                                  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST PRIORITY LOAN DOCUMENT OR SECOND PRIORITY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

9.7.                            Notices. All notices to the Second Priority Creditors and the First Priority Creditors permitted or required under this Agreement shall also be sent to the Second Priority Agent and the First Priority Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed, electronically mailed or sent by telefacsimile or United States mail or courier service and shall be deemed to

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have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail, telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex III hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8.                            Further Assurances. The First Priority Agent, on behalf of itself and the First Priority Creditors under the First Priority Loan Documents, and the Second Priority Agent, on behalf of itself and the Second Priority Creditors under the Second Priority Loan Documents, and the Borrowers, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Priority Agent or the Second Priority Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.9.                            APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.10.                     Binding on Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the First Priority Agent, the First Priority Creditors, the Second Priority Agent, the Second Priority Creditor, and their respective successors and assigns.

9.11.                     Specific Performance. Each of the First Priority Agent and the Second Priority Agent may demand specific performance of this Agreement. The First Priority Agent, on behalf of itself and the First Priority Creditors and the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Agent or the First Priority Creditors or the Second Priority Agent or the Second Priority Creditors, as the case may be.

9.12.                     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13.                     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.14.                     Authorization. (a)                             By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

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(b)                                 The First Priority Agent represents and warrants that it has full power and authority to execute and deliver this Agreement and to bind each First Priority Lender to the agreements, obligations and representations of the First Priority Lenders contained in this agreement or which are stated herein to be binding upon the First Priority Lenders.

(c)                                  The Second Priority Agent represents and warrants that it has full power and authority to execute and deliver this Agreement and to bind each Second Priority Lender to the agreements, obligations and representations of the Second Priority Lenders contained in this agreement or which are stated herein to be binding upon the Second Priority Lenders.

9.15.                     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Agent and the First Priority Creditors in the first instance and the Second Priority Agent and the Second Priority Creditors in the second instance. Except as provided in Section 9.3, none of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrowers nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrowers or any other Grantor, which are absolute and unconditional, to pay the First Priority Obligations and the Second Priority Obligations as and when the same shall become due and payable in accordance with their terms.

9.16.                     Grantors; Additional Grantors. It is understood and agreed that the Parent, the Borrowers and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Parent which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the First Priority Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the First Priority Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

*       *       *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Priority Agent

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as First Priority Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to General Maritime $508M Intercreditor Agreement

Second Priority Agent

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Second Priority Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to General Maritime $508M Intercreditor Agreement

Acknowledged and Agreed to by:

The Parent

GENERAL MARITIME CORPORATION

By:
Name: Jeffrey D. Pribor
Title: Executive Vice President & Chief Financial Officer

The First Priority Borrower

GENERAL MARITIME SUBSIDIARY CORPORATION

By:
Name: Jeffrey D. Pribor
Title: President

The Second Priority Borrower

GENERAL MARITIME SUBSIDIARY II CORPORATION

By:
Name: Jeffrey D. Pribor
Title: President

Signature Page to General Maritime $508M Intercreditor Agreement

The Subsidiary Guarantors

GMR ARGUS LLC

GMR DAPHNE LLC

GMR ELEKTRA LLC

GMR GEORGE T LLC

GMR HOPE LLC

GMR HORN LLC

GMR ORION LLC

GMR PHOENIX LLC

GMR ST. NIKOLAS LLC

GMR SPYRIDON LLC

GMR ATLAS LLC

GMR HERCULES LLC

GMR MANIATE LLC

GMR POSEIDON LLC

GMR SPARTIATE LLC

GMR ULYSSES LLC

GMR ZEUS LLC

GMR POSEIDON LLC

GMR ULYSSES LLC

GMR HERCULES LLC

GMR ATLAS LLC

GMR ZEUS LLC

GMR MANIATE LLC

GMR SPARTIATE LLC

By:
	Name:	Brian Kerr
	Title:	Manager

Signature Page to General Maritime $508M Intercreditor Agreement

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR DEFIANCE LLC
GMR HARRIET G LLC
GMR KARA G LLC
GMR MINOTAUR LLC
GMR STRENGTH LLC

By:
	Name:	Dean Scaglione
	Title:	Manager

VISION LTD.
VICTORY LTD.
COMPATRIOT LTD.
COMPANION LTD.
CONSUL LTD.

By:
	Name:	Dean Scaglione
	Title:	Director

Signature Page to General Maritime $508M Intercreditor Agreement

ARLINGTON TANKERS LTD.

By:
	Name:	Jeffrey D. Pribor
	Title:	Director

Signature Page to General Maritime $508M Intercreditor Agreement

ANNEX I

Collateral Vessels

	Vessel	Type	DWT	Year Built
1	Genmar Agamemnon	Aframax	96,000	1995
2	Genmar Ajax	Aframax	96,000	1996
3	Genmar Daphne	Aframax	106,500	2002
4	Genmar Defiance	Aframax	105,000	2002
5	Genmar Elektra	Aframax	105,000	2002
6	Genmar Strength	Aframax	105,000	2003
7	Genmar Minotaur	Aframax	96,500	1995
8	Genmar Consul	Handymax	47,400	2004
9	Genmar Companion	Panamax	72,000	2004
10	Genmar Compatriot	Panamax	72,000	2004
11	Genmar Argus	Suezmax	153,000	2000
12	Genmar George T	Suezmax	155,000	2007
13	Genmar Harriet G	Suezmax	155,000	2006
14	Genmar Hope	Suezmax	159,000	1999
15	Genmar Horn	Suezmax	159,000	1999
16	Genmar Kara G	Suezmax	155,000	2007
17	Genmar Orion	Suezmax	153,000	2002
18	Genmar Phoenix	Suezmax	153,000	1999
19	Genmar Spyridon	Suezmax	153,000	2000
20	Genmar St. Nikolas	Suezmax	155,000	2008
21	Genmar Victory	VLCC	314,000	2001
22	Genmar Vision	VLCC	314,000	2001

ANNEX II

Other Collateral Vessels

	Vessel	Type	DWT	Year Built
1	Genmar Atlas	VLCC	306,005	2007
2	Genmar Hercules	VLCC	306,543	2007
3	Genmar Maniate	Suezmax	164,925	2010
4	Genmar Poseidon	VLCC	305,795	2002
5	Genmar Ulysses	VLCC	318,695	2003
6	Genmar Zeus	VLCC	318,325	2010
7	Genmar Spartiate	Suezmax	164,925	2011

ANNEX III

Notices

First Priority Agent

Nordea Bank Finland plc, New York Branch

Attention: Martin Lunder

Telecopier:  (212) 421-4420

Email:   martin.lunder@nordea.com

with a copy to:

White & Case LLP

Attention: David E. Joyce

Telecopier:  (212) 354-8113

Email:  djoyce@whitecase.com

Second Priority Agent

Nordea Bank Finland plc, New York Branch

Attention: Martin Lunder

Telecopier:  (212) 421-4420

Email:  martin.lunder@nordea.com

with a copy to:

White & Case LLP

Attention: David E. Joyce

Telecopier:  (212) 354-8113

Email: djoyce@whitecase.com

The First Priority Borrower

General Maritime Subsidiary Corporation

299 Park Avenue

New York, New York 10171

Attention:  John C. Georgiopoulos

Telecopy:  (212) 763-5608

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Kenneth Chin

Telecopy:  (212) 715-8000

and

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention: Samantha Good

Telephone:  (415) 439-1914

Facsimile:  (415) 439-1500

The Second Priority Borrower

General Maritime Subsidiary II Corporation

299 Park Avenue

New York, New York 10171

Attention:  John C. Georgiopoulos

Telecopy:  (212) 763-5608

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Kenneth Chin

Telecopy:  (212) 715-8000

and

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention: Samantha Good

Telephone:  (415) 439-1914

Facsimile:  (415) 439-1500

ANNEX III

i

SECTION 8.	Pari Passu Priority Collateral	32
8.1.	Lien Priorities	32
8.2.	Exercise of Remedies	33
8.3.	Applications of Proceeds	34
8.4.	Perfection	34

SECTION 9.	Miscellaneous	34
9.1.	Conflicts	34
9.2.	Effectiveness; Continuing Nature of this Agreement; Severability	34
9.3.	Amendments; Waivers	34
9.4.	Information Concerning Financial Condition of the Borrowers and their Subsidiaries	35
9.5.	Subrogation	36
9.6.	SUBMISSION TO JURISDICTION; WAIVERS	36
9.7.	Notices	37
9.8.	Further Assurances	37
9.9.	APPLICABLE LAW	38
9.10.	Binding on Successors and Assigns	38
9.11.	Specific Performance	38
9.12.	Headings	38
9.13.	Counterparts	38
9.14.	Authorization	38
9.15.	Provisions Solely to Define Relative Rights	38
9.16.	Grantors; Additional Grantors	39

ii

EXHIBIT P-2

INTERCREDITOR AGREEMENT

among

GENERAL MARITIME CORPORATION,

as Parent,

GENERAL MARITIME SUBSIDIARY II CORPORATION,

as First Priority Borrower,

GENERAL MARITIME SUBSIDIARY CORPORATION,

as Second Priority Borrower,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO,

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as First Priority Agent and Collateral Agent

and

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Second Priority Agent

dated as of May 17, 2012

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), dated as of May 17, 2012, is entered into by and among GENERAL MARITIME CORPORATION (the “Parent”), GENERAL MARITIME SUBSIDIARY II CORPORATION, as borrower under the First Priority Credit Agreement (as defined below) (the “First Priority Borrower”), GENERAL MARITIME SUBSIDIARY CORPORATION, as borrower under the Second Priority Credit Agreement (as defined below) (the “Second Priority Borrower” and, together with the First Priority Borrower, the “Borrowers”), EACH OF THE UNDERSIGNED SUBSIDIARY GUARANTORS (as defined below), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, in its capacity as administrative agent for the First Priority Creditors (as defined below), including its successors and assigns from time to time (the “First Priority Agent”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, in its capacity as administrative agent for the Second Priority Obligations (as defined below), including its successors and assigns from time to time (in such capacity, the “Second Priority Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The First Priority Borrower, the Parent, the lenders from time to time party thereto, the First Priority Agent, the Collateral Agent and the other entities from time to time party thereto have entered into that certain $273,802,583.31 Second Amended and Restated Credit Agreement, dated as of the date hereof (the “First Priority Credit Agreement”), which First Priority Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date (as defined in the First Priority Credit Agreement), the “Original Credit Agreement”), among the First Priority Borrower, the Parent, General Maritime Subsidiary Corporation, Arlington Tankers Ltd. (“Arlington”), the lenders party thereto and the First Priority Agent;

The Second Priority Borrower, the Parent, the lenders from time to time party thereto, the Second Priority Agent and the other entities from time to time party thereto have entered into that certain $508,977,536.95 Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Second Priority Credit Agreement”), which Second Priority Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date), among the Second Priority Borrower, the Parent, General Maritime Subsidiary II Corporation, Arlington, the lenders party thereto and the Second Priority Agent;

Pursuant to (i) the First Priority Credit Agreement, the Parent, Arlington and the Second Priority Borrower have agreed to guaranty the First Priority Obligations and to cause certain current and future Subsidiaries listed on the signature pages hereto and to the Other Intercreditor Agreement (as defined below) (the “Subsidiary Guarantors”) to agree to guaranty the First Priority Obligations (the “First Priority Guaranty”); and (ii) the Second Priority Credit Agreement, the Parent, Arlington and the First Priority Borrower have agreed to guaranty the Second Priority Obligations and to cause the Subsidiary Guarantors to agree to guaranty the Second Priority Obligations (the “Second Priority Guaranty”);

The obligations of the First Priority Borrower under the First Priority Credit Agreement and the obligations of the Parent, Arlington, the Second Priority Borrower and the Subsidiary Guarantors under the First Priority Credit Agreement and the First Priority Guaranty are secured, inter alia, on a first priority basis by Liens on the Collateral pursuant to the terms of the First Priority Collateral Documents;

The obligations of the Second Priority Borrower under the Second Priority Credit Agreement and the Existing Swap Agreements (as defined below) and the obligations of the Parent, the First Priority Borrower, Arlington and the Subsidiary Guarantors under the Second Priority Credit Agreement and the Second Priority Guaranty are secured, inter alia, on a second priority basis by Liens on the Collateral pursuant to the terms of the Second Priority Collateral Documents;

The First Priority Loan Documents and the Second Priority Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Priority Agent and the First Priority Creditors to consent to the Grantors incurring the Second Priority Obligations and to induce the First Priority Creditors to convert their outstanding revolving loans under the Original Credit Agreement to Loans, continue their outstanding term loans under the Original Credit Agreement to Loans and make other financial accommodations to or for the benefit of the First Priority Borrower or any other Grantor, the Second Priority Agent on behalf of the Second Priority Creditors has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.           Definitions.

1.1.                            Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented, replaced or otherwise modified from time to time.

2

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means a court having jurisdiction over an Insolvency or Liquidation Proceeding.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to that term in the Preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Hamburg and London are authorized or required by law or executive order to close.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States of America rated at least A-1 or the equivalent thereof by Standard & Poor’s Financial Services LLC (and its successors) or at least P 1 or the equivalent thereof by Moody’s Investors Service, Inc. (and its successors) and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“Collateral” means:

(i)                                     each of the Collateral Vessels;

(ii)                                  all the Equity Interests in (x) the First Priority Borrower, (y) each of the other Grantors that owns a Collateral Vessel and (z) each Grantor which is a Subsidiary of the First Priority Borrower and owns, directly or indirectly, any Equity Interests in any Grantor which owns a Collateral Vessel;

(iii)                               all insurances on the Collateral Vessels;

(iv)                              all earnings from the Collateral Vessels;

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(iv)                              the Earnings Accounts described in clauses (x) and (z) of the definition thereof and all property of every type and description in which any proceeds of any Disposition of Collateral are invested;

(v)                                 all rights under any charter contracts with respect of the Collateral Vessels;

(vi)                              all tangible and intangible property which is pledged to secure the First Priority Obligations in order to cure a default or potential default under Section 9.09 of the First Priority Credit Agreement;

(vii)                           any other assets and/or property of the First Priority Borrower or any other Grantor, whether real, personal or mixed, constituting “Primary Collateral” under and as defined in First Priority Credit Agreement at any time; and

(viii)                        to the extent not otherwise included above, all proceeds of any of the foregoing.

It is understood and agreed that the Collateral does not include (x) the Other Collateral and that the respective rights and remedies of the First Priority Creditors and the Second Priority Creditors with respect thereto will be governed by the Other Intercreditor Agreement and (y) notwithstanding anything to the contrary contained above or in the definition of Other Collateral, the Pari Passu Collateral Accounts.

“Collateral Agent” means (x) prior to the Discharge of the First Priority Obligations, the First Priority Agent and (y) after the Discharge of First Priority Obligations, the Second Priority Agent.

“Collateral Documents” means, collectively, the First Priority Collateral Documents and the Second Priority Collateral Documents, in each case with respect to the Collateral.

“Collateral Vessel” means each of the vessels listed on Annex I hereto, together with any vessel provided as a replacement thereto in accordance with the terms of the First Priority Credit Agreement and the Second Priority Credit Agreement at any time.

“Comparable Second Priority Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Priority Collateral Document, the Second Priority Loan Document which creates a Lien on the same Collateral, granted by the same Grantor or Grantors.

“DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“Discharge of First Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

4

(a)                                 payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Priority Loan Documents and constituting First Priority Obligations;

(b)                                 payment in full in cash of all other First Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c)                                  termination or expiration of all commitments, if any, to extend credit that would constitute First Priority Obligations; and

(d)                                 termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to the First Priority Agent) of all letters of credit issued by any First Priority Creditor.

For the avoidance of doubt, “Discharge of First Priority Obligations” shall not require the payment of First Priority Obligations consisting solely of contingent indemnification obligations for which (i) no claim has been made and (ii) notice of the event with respect to which a claim may arise has not been given to the First Priority Borrower.

“Disposition” means a sale, lease, exchange, transfer or other disposition.

“Earnings Account” means (a) each bank account required to be opened and maintained by (x) each Grantor that owns a Collateral Vessel in its name with the Collateral Agent into which bank account such Grantor shall procure that all hires, freights, pool income and other sums payable in respect of the Collateral Vessels are credited and (y) each Grantor that owns an Other Collateral Vessel in its name with the Collateral Agent into which bank account such Grantor shall procure that all hires, freights, pool income and other sums payable in respect of the Other Collateral Vessels are credited and (b) each Pari Passu Collateral Account.

“Equity Interests” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, applicable law or otherwise, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the First Priority Loan Documents, the Second Priority Loan Documents or any Collateral Document, Article 9 of the UCC, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral (including, without limitation, the

5

notification of account debtors), (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or any portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests and including any right of recoupment or set-off) whether under the First Priority Loan Documents, the Second Priority Loan Documents or any Collateral Document, applicable law, in an Insolvency Proceeding or otherwise.

“Exercise Any Unsecured Creditor Remedies” or “Exercise of Unsecured Creditor Remedies” means the commencement or joinder in the commencement of an Insolvency or Liquidation Proceeding against the Parent or any of its Subsidiaries.

“Existing Swap Agreements” means (i) the interest rate swap agreement entered into between the Parent and DnB Bank ASA with a notional amount equal to $75,000,000 and (ii) the interest rate swap agreement entered into between the Parent and Nordea Bank Finland plc with a notional amount equal to $75,000,000.

“First Priority Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“First Priority Collateral” means all of the Collateral with respect to which a Lien is granted as security for any First Priority Obligations.

“First Priority Collateral Documents” means the Security Documents (as defined in the First Priority Credit Agreement) and the First Priority Guaranty and any other agreement, document or instrument pursuant to which a Lien is granted on the Collateral securing any First Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Creditors” means, at any relevant time, the holders of First Priority Obligations at that time, including the First Priority Lenders and the agents under the First Priority Loan Documents.

“First Priority Debt Notice” has the meaning assigned to that term in Section 5.6.

6

“First Priority Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Lenders” means the Lenders under and as defined in the First Priority Loan Documents.

“First Priority Liens” means any Liens on the Collateral securing the First Priority Obligations pursuant to the First Priority Collateral Documents, this Agreement or otherwise.

“First Priority Loan Documents” means the First Priority Credit Agreement and the Credit Documents (as defined in the First Priority Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any First Priority Obligations, including any intercreditor or joinder agreement among holders of First Priority Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, Refinanced or extended from time to time in accordance with the provisions of this Agreement.

“First Priority Obligations” means, subject to the next paragraph, all Obligations outstanding under the First Priority Credit Agreement and the other First Priority Loan Documents. “First Priority Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Priority Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

Notwithstanding the foregoing, if the sum of: (1) Indebtedness constituting principal outstanding under the First Priority Credit Agreement (including any unfunded commitments) and the other First Priority Loan Documents, plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Priority Credit Agreement, is in excess of the Maximum First Priority Indebtedness Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Maximum First Priority Indebtedness Amount shall be included in First Priority Obligations and interest, fees, premium (if any) and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Priority Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Priority Obligations.

“First Priority Purchase Price” has the meaning assigned to that term in Section 5.7.

“First Priority Recovery” has the meaning assigned to that term in Section 6.5(a).

“First Priority Termination Fees” has the meaning assigned to that term in Section 5.7.

7

“Grantors” means the Parent, the Borrowers, each of the Subsidiary Guarantors and each other Person that has or may from time to time hereafter execute and deliver a First Priority Collateral Document or a Second Priority Collateral Document as a “Grantor” (or the equivalent thereof).

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Priority Credit Agreement or the Second Priority Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)                                 any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)                                 any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c)                                  any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)                                 any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Maximum First Priority Indebtedness Amount” means (x) $273,802,583.31 minus (y) permanent reductions of the principal amount of the Indebtedness under the First Priority Credit Agreement; provided that no such reduction shall be deemed to occur in connection with any Refinancing of the First Priority Credit Agreement.

“Maximum Second Priority Indebtedness Amount” means (x) $508,977,536.95 minus (y) permanent reductions of the principal amount of the Indebtedness under the Second Priority Credit Agreement; provided that no such reduction shall be deemed to occur in connection with any Refinancing of the Second Priority Credit Agreement.

“Net Cash Proceeds” shall mean, with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Parent or any Borrower or any of their respective Subsidiaries from such Collateral Disposition net of (i) reasonable transaction costs (including, without limitation, reasonable attorney’s fees) and sales commissions and (ii) the estimated marginal increase in income taxes and any stamp

8

tax payable by the Parent, any Borrower or any of its Subsidiaries as a result of such Collateral Disposition.

“New First Priority Agent” has the meaning assigned to that term in Section 5.6.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Priority Creditors, the Second Priority Creditors or any of them or their respective Affiliates, in each case under the First Priority Loan Documents, the Second Priority Loan Documents or Existing Swap Agreements, whether for principal, interest or payments for early termination, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Other Collateral” means all property (tangible and intangible) securing the Obligations other than the Collateral and shall include, without limitation:

(i)                                     each of the Other Collateral Vessels;

(ii)                                  all Equity Interests in (w) the Second Priority Borrower, (x) Arlington, (y) each of the other Grantors that owns a Other Collateral Vessel and (z) each Grantor which is a Subsidiary of the Second Priority Borrower and owns, directly or indirectly, any Equity Interests in any Grantor which owns an Other Collateral Vessel;

(ii)                                  all insurances on the Other Collateral Vessels;

(iv)                              all earnings from the Other Collateral Vessels;

(v)                                 the Earnings Accounts described in clause (a) of the definition thereof and all property of every type and description in which any proceeds of any Disposition of Other Collateral are invested;

(vi)                              all rights under any charter contracts with respect of the Other Collateral Vessels;

(vii)                           all tangible and intangible property which is pledged to secure the Second Priority Obligations in order to cure a default or potential default under Section 9.09 of the Second Priority Credit Agreement; and

(viii)                        any other assets and/or property of the First Priority Borrower or any other Grantor, whether real, personal or mixed, constituting “Secondary Collateral” under and as defined in First Priority Credit Agreement at any time; and

(ix)                              to the extent not otherwise included above, all proceeds of any of the foregoing.

9

Notwithstanding anything to the contrary contained above or in the definition of Collateral, it is understood and agreed that the Other Collateral does not include the Pari Passu Collateral Accounts.

“Other Collateral Vessel” means each of the vessels listed on Annex II hereto, together with any vessel provided as a replacement thereto in accordance with the terms of the Second Priority Credit Agreement at any time.

“Other Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, entered into by and among the Parent, the Borrowers, the other Subsidiaries of the Parent from time to time party thereto, the First Priority Agent and the Second Priority Agent setting forth the respective rights and remedies of the First Priority Creditors and the Second Priority Creditors with respect to the Other Collateral.

“Parent” has the meaning assigned to that term in the Recitals to this Agreement.

“Pari Passu Collateral Accounts” means each bank account opened and maintained by the Parent, the First Priority Borrower, the Second Priority Borrower and Arlington, which accounts (i) shall be pledged to secure the First Priority Obligations and the Second Priority Obligations on a pari passu basis and (ii) shall exclude the Earnings Accounts set forth in clause (a) of the definition thereof.

“Pari Passu Collateral Percentage” means (i) in the case of the First Priority Obligations, the percentage of the aggregate Obligations represented by the First Priority Obligations and (ii) in the case of the Second Priority Obligations, 100% less the Pari Passu Collateral Percentage for the First Priority Obligations.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Collateral” has the meaning assigned to that term in Section 5.5(i).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Priority Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Second Priority Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“Second Priority Collateral Documents” means the Security Documents (as defined in the Second Priority Credit Agreement) and the Second Priority Guaranty and any other agreement, document or instrument pursuant to which a Lien is granted securing any

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Second Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Priority Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Priority Creditors” means, at any relevant time, the holders of Second Priority Obligations at that time, including the Second Priority Lenders, the agents under the Second Priority Loan Documents and the lender counterparties to the Existing Swap Agreements.

“Second Priority Collateral” means all of the Collateral with respect to which a Lien is granted as security for any Second Priority Obligations.

“Second Priority Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Priority Lenders” means the “Lenders” under and as defined in the Second Priority Loan Documents.

“Second Priority Liens” means any Liens on the Second Priority Collateral securing the Second Priority Obligations pursuant to the Second Priority Collateral Documents, this Agreement or otherwise.

“Second Priority Loan Documents” means the Second Priority Credit Agreement and the Credit Documents (as defined in the Second Priority Credit Agreement), including Existing Swap Agreements, and each of the other agreements, documents and instruments providing for or evidencing any other Second Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Priority Obligations, including any intercreditor or joinder agreement among holders of Second Priority Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Second Priority Mortgage” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Priority Obligations” means, subject to the next paragraph, all Obligations outstanding under the Second Priority Credit Agreement and the other Second Priority Loan Documents, including Obligations under the Existing Swap Agreements. “Second Priority Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Priority Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

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“Second Priority Purchase Notice” has the meaning assigned to that term in Section 5.7.

“Second Priority Recovery” has the meaning assigned to that term in Section 6.5(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.

“Triggering Event” means (a) the tenth Business Day prior to the acceleration prior to maturity of all or any portion of the First Priority Obligations, (b) subject to Section 5.7(b), the exercise of any remedy with respect to Liens on the Collateral by the First Priority Agent, (c) a default in any payment under any of the First Priority Loan Documents, or the Second Priority Loan Documents which remains uncured or unwaived for a period of 30 days in the aggregate (after giving effect to any applicable grace period under the First Priority Loan Documents or the Second Priority Loan Documents, as the case may be) or (d) the commencement of an Insolvency or Liquidation Proceeding.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2.                            Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)                                 any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time permitted to be amended, restated, supplemented, modified, renewed, Refinanced or extended in accordance with the terms hereof;

(b)                                 any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)                                  the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

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(d)                                 all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)                                  the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.           Lien Priorities.

2.1.                            Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Priority Obligations granted on the Collateral or of any Liens securing the First Priority Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Priority Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Priority Obligations or the Second Priority Obligations or any other circumstance whatsoever, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby agrees that:

(a)                                 so long as the Discharge of First Priority Obligations has not occurred, any Lien on the Collateral securing any First Priority Obligations now or hereafter held by or on behalf of the First Priority Agent or any First Priority Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Priority Obligations; and

(b)                                 so long as the Discharge of First Priority Obligations has not occurred, any Lien on the Collateral securing any Second Priority Obligations now or hereafter held by or on behalf of the Second Priority Agent, any Second Priority Creditors, any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Priority Obligations. All Liens on the Collateral securing any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Priority Obligations for all purposes, whether or not such Liens securing any First Priority Obligations are subordinated to any Lien securing any other obligation of the Borrowers, any other Grantor or any other Person.

2.2.                            Prohibition on Contesting Liens. Each of the Second Priority Agent, for itself and on behalf of each Second Priority Creditor, and the First Priority Agent, for itself and on behalf of each First Priority Creditor, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any First Priority Collateral Document or Second Priority Collateral Document or any obligation thereunder, (ii) the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Creditors in the First Priority Collateral or by or on behalf of any of the Second Priority Creditors in the Second Priority Collateral, as the case may be, or the provisions of this Agreement, or (iii) the relative rights and duties of the holders of First Priority Obligations or Second Priority Obligations granted and/or established pursuant to this Agreement, any First

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Priority Collateral Document or any Second Priority Collateral Document that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Agent, any First Priority Creditor, the Second Priority Agent or any Second Priority Creditor, to enforce this Agreement, including the provisions of this Agreement relating to the relative priority of the Liens securing the applicable Obligations as provided in Sections 2.1 and 3.1.

2.3.                            No New Liens. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the parties hereto agree that the Borrowers shall not, and shall not permit any other Grantor or any Subsidiary of the Parent to:

(i)                                     grant or permit any additional Liens on any asset or property to secure any Second Priority Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the First Priority Obligations; or

(ii)                                  grant or permit any additional Liens on any asset or property to secure any First Priority Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Priority Obligations.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Agent and/or the First Priority Creditors, the Second Priority Agent, on behalf of the Second Priority Creditors, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.3.

2.4.                            Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Priority Collateral and the Second Priority Collateral be identical. In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)                                 upon request by the First Priority Agent or the Second Priority Agent to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Priority Collateral and the Second Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Priority Loan Documents and the Second Priority Loan Documents; and

(b)                                 that the documents and agreements creating or evidencing the First Priority Collateral and the Second Priority Collateral and guarantees for the First Priority Obligations and the Second Priority Obligations, subject to Section 5.3(c), shall be in all material respects the same forms of documents other than (i) with respect to the first lien and the second lien nature of the Obligations thereunder and (ii) changes with respect to the Collateral Agent as are customary where a collateral agent is acting on behalf of securityholders and is not a lender acting on its own behalf and on behalf of other lenders.

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SECTION 3.           Enforcement.

3.1.                            Exercise of Remedies.

(a)                                 Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the Second Priority Agent and the Second Priority Creditors:

(i)                                     will not Exercise Any Secured Creditor Remedies with respect to the First Priority Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Agent or any Second Priority Creditor is a party);

(ii)                                  will not contest, protest or object to any Exercise of Secured Creditor Remedies or any Exercise of Unsecured Creditor Remedies relating to the First Priority Collateral under the First Priority Loan Documents or otherwise; and

(iii)                               except as may be permitted in Section 3.1(c), will not object to the forbearance by the First Priority Agent or the First Priority Creditors from bringing or pursuing any Exercise of Secured Creditor Remedies or any Exercise of Unsecured Creditor Remedies with respect to the First Priority Collateral;

provided that, in the case of (i), (ii) and (iii) above, the Liens on the Collateral granted to secure the Second Priority Obligations of the Second Priority Creditors and the Second Priority Obligations of the Second Priority Creditors shall attach to any proceeds resulting from actions taken by the First Priority Agent or any First Priority Creditor in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of First Priority Obligations. Subject to Section 5.7(b), the First Priority Agent agrees to provide at least ten Business Days’ prior written notice to the Second Priority Agent of its intention to Exercise Any Secured Creditor Remedies; provided, however, that the failure to give any such notice shall not in any way limit its ability to Exercise Any Secured Creditor Remedies to the extent that such Exercise of Secured Creditor Remedies is not otherwise prohibited by the provisions of this Agreement.

(b)                                 (i) Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, but subject to Section 3.1(a)(i), the First Priority Agent and the First Priority Creditors shall have the exclusive right to Exercise Any Secured Creditor Remedies with respect to the Collateral (including set off and the right to credit bid their debt) and make determinations regarding the release, Disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Priority Agent or any Second Priority Creditor; provided that the Lien on the Collateral securing the Second Priority Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2. In the Exercise of Secured Creditor Remedies, the First Priority Agent and the First Priority Creditors may enforce the provisions of the First Priority Loan Documents and Exercise Any Secured Creditor Remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, subject to the terms of this Agreement. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in

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connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction, subject to the terms of this Agreement.

(c)                                  Notwithstanding the foregoing, the Second Priority Agent and any Second Priority Creditor may:

(1)                                 file a claim, proof of claim or statement of interest with respect to the Second Priority Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor;

(2)                                 take any action (not adverse to the priority status of the Liens on the Collateral securing the First Priority Obligations, or the rights of the First Priority Agent or the First Priority Creditors to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)                                 file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Creditors, including any claims secured by the Collateral, if any, in each case not in violation of the terms of this Agreement;

(4)                                 file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not in violation of the terms of this Agreement;

(5)                                 vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Priority Obligations and the Collateral;

(6)                                 join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Priority Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Priority Agent (it being understood that neither the Second Priority Agent nor any Second Priority Creditor shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(7)                                 engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations and appraisals of the Collateral for the sole purpose valuing the Collateral and not for the purpose of marketing or conducting a disposition of such Collateral; provided, however, that the Second Priority Agent shall not take any of the foregoing actions if they would materially interfere with the Exercise of Secured Creditor Remedies by the First Priority Agent;

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(8)                                 the filing and pursuit of a lawsuit against the First Priority Agent and/or any First Priority Creditor for breach or non-performance of any payment obligations pursuant hereto;

(9)                                 the imposition of default interest (and interest on interest) under the Second Priority Credit Agreement; and

(10)                          bidding for (including credit bidding in conjunction with a cash bid sufficient to cause a Discharge of First Priority Obligations) and, if such bidding is successful, purchasing Collateral pursuant to a disposition of Collateral that would constitute an Exercise of Secured Creditor Remedies by the First Priority Agent for a cash purchase price in an amount no less than the amount required to cause the Discharge of First Priority Obligations in full.

The Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement.

(d)                                 Subject to Section 3.1(c) and Section 6.3(b):

(1)                                 the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, agrees that the Second Priority Agent and the Second Priority Creditors will not take any action that would hinder any Exercise of Secured Creditor Remedies under the First Priority Loan Documents or is otherwise prohibited hereunder, including any Disposition of Collateral, whether by foreclosure or otherwise;

(2)                                 the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby waives any and all rights it or the Second Priority Creditors may have as a junior lien creditor or otherwise to object to the manner in which the First Priority Agent or the First Priority Creditors seek to enforce or collect the First Priority Obligations or the Liens on the Collateral securing the First Priority Obligations granted in any of the First Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Priority Agent or First Priority Creditors is adverse to the interest of the Second Priority Creditors, except to the extent in violation of this Agreement; and

(3)                                 the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Priority Collateral Documents or any other Second Priority Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Priority Agent or the First Priority Creditors with respect to the Collateral as set forth in this Agreement and the First Priority Collateral Documents.

(e)                                  Except as otherwise specifically set forth in Section 3.1(c), the Second Priority Agent and the Second Priority Creditors may exercise rights and remedies as unsecured creditors against the Borrowers or any other Grantor that has guaranteed or granted Liens to secure the Second Priority Obligations in accordance with the terms of the Second Priority Loan

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Documents and applicable law; provided that in the event that any Second Priority Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Priority Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Obligations) as the other Liens securing the Second Priority Obligations are subject to this Agreement.

(f)                                   Except as otherwise set forth herein, nothing in this Agreement shall prohibit the receipt by the Second Priority Agent or any Second Priority Creditors of the required payments of interest, principal and other amounts owed in respect of the Second Priority Obligations, so long as such receipt is not the direct or indirect result of the Exercise of Secured Creditor Remedies (including set off) by the Second Priority Agent or any Second Priority Creditors or enforcement in contravention of this Agreement of any Lien held by any of them. Except as expressly provided in this Agreement, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Agent or the First Priority Creditors may have with respect to the First Priority Collateral.

SECTION 4.           Payments.

4.1.                            Application of Proceeds of Collateral. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, Collateral or proceeds thereof received in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent or First Priority Creditors shall be applied by the First Priority Agent to the First Priority Obligations in such order as specified in the relevant First Priority Loan Documents. Upon the Discharge of First Priority Obligations, the First Priority Agent shall deliver to the Second Priority Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Agent to the Second Priority Obligations in such order as specified in the Second Priority Collateral Documents.

4.2.                            Application of Proceeds of Pari Passu Collateral Accounts. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, proceeds of the Pari Passu Collateral Accounts received in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent or First Priority Creditors shall be applied by the First Priority Agent to the Obligations in the following order of application:

(i)                                     First, to the payment of all amounts payable under the First Priority Loan Documents and the Second Priority Loan Documents on account of the Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent of the Collateral Agent in connection with any of the First Priority Loan Documents or the Second Priority Loan Documents;

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(ii)                                  Second, to the First Priority Agent and the Second Priority Agent, pro rata, based upon their respective Pari Passu Collateral Percentages, for application to the payment of the First Priority Obligations and the Second Priority Obligations, as the case may be, which are secured by such Pari Passu Collateral Accounts that are then due and payable in such order as may be provided in the First Priority Loan Documents or the Second Priority Loan Documents, as the case may be, in an amount sufficient to pay in full in cash all outstanding First Priority Obligations and Second Priority Obligations, as the case may be, that are then due and payable (including (x) the cash collateralization of outstanding letters of credit as provided in the First Priority Documents and (y) all interest accrued on the First Priority Obligations and the Second Priority Obligations, as the case may be, after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the First Priority Documents or Second Priority Documents, as the case may be), provided that if the Discharge of First Priority Obligations has occurred or occurs or if the Second Priority Obligations have been paid in full, in each case by reason of the application pursuant to this clause, then any excess shall be applied to the then outstanding First Priority Obligations or Second Priority Obligations, as the case may be; and

(iii)                               Third, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Parent, the First Priority Borrower, the Second Priority Borrower and Arlington, as the case may be, their respective successors or assigns, or as a court of competent jurisdiction may direct.

4.3.                            Payments Over in Violation of Agreement. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Priority Agent or any Second Priority Creditors in connection with the exercise of any right or remedy (including set off) relating to the Collateral (including, without limitation, as a result of any cash distribution in respect of the Collateral in any such Insolvency or Liquidation Proceeding) shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of the First Priority Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsements in the name of Nordea Bank Finland plc, New York Branch, as agent for the Second Priority Agent or any such Second Priority Creditors. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Obligations.

SECTION 5.           Other Agreements.

5.1.                            Releases. (a) Subject to Section 5.7, if in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent in respect of the Collateral provided for in Section 3.1, the First Priority Agent, for itself or on behalf of any of the First Priority Creditors, releases any of its Liens on any part of the Collateral (other than to the extent constituting Pari Passu Collateral Accounts) or releases any Grantor from its obligations under its guaranty of the First Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor (in each case other than in the case of a release granted in connection with the

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Discharge of First Priority Obligations), then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Priority Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Priority Obligations, shall be automatically, unconditionally and simultaneously released. The Second Priority Agent, for itself or on behalf of any such Second Priority Creditors, promptly shall execute and deliver to the First Priority Agent or such Grantor such termination statements, releases and other documents as the First Priority Agent or such Grantor may reasonably request to effectively confirm such release. Notwithstanding anything herein to the contrary, no release shall occur without the consent of the Second Priority Agent for an Exercise of Secured Creditor Remedies as to any Collateral the Net Cash Proceeds of the disposition of which will not be applied to repay and to permanently reduce commitments with respect to the First Priority Obligations and/or the Second Priority Obligations as applicable.

(b)                                 If in connection with a Disposition of Collateral permitted under the terms of the First Priority Loan Documents (including following any waiver granted to permit such Disposition) (other than in connection with the exercise of the First Priority Agent’s remedies in respect of the Collateral provided for in Section 3.1), the First Priority Agent, for itself or on behalf of any of the First Priority Creditors, releases any of its Liens on any part of the Collateral (other than to the extent constituting Pari Passu Collateral Accounts) or releases any Grantor from its obligations under its guaranty of the First Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, in each case other than in connection with the Discharge of First Priority Obligations, then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Priority Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Priority Obligations shall be automatically, unconditionally and simultaneously released, as long as the Net Cash Proceeds of such Disposition of such Collateral shall be applied to the permanent repayment of First Priority Obligations and/or Second Priority Obligations, as applicable, in accordance with the terms of the First Priority Credit Agreement and/or the Second Priority Credit Agreement, as applicable. The Second Priority Agent, for itself or on behalf of any such Second Priority Creditors, promptly shall execute and deliver to the Collateral Agent or such Grantor such termination statements, releases and other documents as the First Priority Agent or such Grantor may reasonably request to effectively confirm such release.

(c)                                  Until the Discharge of First Priority Obligations occurs, the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby irrevocably constitutes and appoints the First Priority Agent and any officer or agent of the First Priority Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Priority Agent or any such officer or agent in the First Priority Agent’s own name, from time to time in the First Priority Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1 with respect to the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to the Collateral, including any endorsements or other instruments of transfer or release.

(d)                                 Until the Discharge of First Priority Obligations occurs, to the extent that the First Priority Agent or the First Priority Creditors (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later

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reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Priority Agent, for itself and for the Second Priority Creditors, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2.                            Insurance. Unless and until the Discharge of First Priority Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Priority Loan Documents, the First Priority Agent and the First Priority Creditors shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Priority Obligations has occurred, and subject to the rights of the Grantors under the First Priority Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid to the First Priority Agent for the benefit of the First Priority Creditors pursuant to the terms of the First Priority Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Priority Obligations are outstanding, and subject to the rights of the Grantors under the Second Priority Loan Documents, to the Second Priority Agent for the benefit of the Second Priority Creditors to the extent required under the Second Priority Collateral Documents and then, to the extent no Second Priority Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Obligations has occurred, if the Second Priority Agent or any Second Priority Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Priority Agent in accordance with the terms of Section 4.3.

5.3.                            Amendments to First Priority Loan Documents and Second Priority Loan Documents. (a) The First Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Priority Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Priority Agent or the Second Priority Creditors, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that:

(i)                                     in the case of a Refinancing, the holders of such Refinancing debt (or an agent for such holders) bind themselves in a writing addressed to the Second Priority Agent and the Second Priority Creditors to the terms of this Agreement, and

(ii)                                  no amendment, supplement or other modification or Refinancing of the First Priority Loan Documents shall be permitted without the consent of the parties hereto if such amendment, supplement or other modification would increase the aggregate principal amount of Indebtedness or lending commitments under the First Priority Credit Agreement above the Maximum First Priority Indebtedness Amount.

(b)                                 The Second Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Priority Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the First Priority Agent or

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the First Priority Creditors all without affecting the lien subordination or other provisions of this Agreement; provided, however, that:

(i)                                     in the case of a Refinancing, the holders of such Refinancing debt (or an agent for such holders) bind themselves in a writing addressed to the First Priority Agent and the First Priority Creditors to the terms of this Agreement, and

(ii)                                  no amendment, supplement or other modification or Refinancing of the Second Priority Loan Documents shall be permitted without the consent of the parties hereto if such amendment, supplement or other modification would increase the aggregate principal amount of Indebtedness or lending commitments under the Second Priority Credit Agreement above the Maximum Second Priority Indebtedness Amount.

(c)                                  In the event any First Priority Agent or the First Priority Creditors and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Agent, such First Priority Creditors, the First Priority Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Collateral Document without the consent of the Second Priority Agent or the Second Priority Creditors, as applicable, and without any action by the Second Priority Agent, the Borrowers or any other Grantor (and shall, at the request of the First Priority Agent, be documented in writing by the Second Priority Agent and the Second Priority Lenders, as applicable), provided that:

(1)                                 no such amendment, waiver or consent shall have the effect of:

(A)                               removing or releasing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the First Priority Obligations;

(B)                               imposing duties on the Second Priority Agent without its consent;

(C)                               permitting other Liens on the Collateral not permitted under the terms of the Second Priority Loan Documents or Section 6; or

(D)                               being prejudicial to the interests of the Second Priority Creditors to a greater extent than the First Priority Creditors; and

(2)                                 notice of such amendment, waiver or consent shall have been given to the Second Priority Agent at least ten (10) Business Days prior to the effective date of such amendment, waiver or consent.

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5.4.                            Legends.

(a)                                 The Parent and the Grantors agree that each Second Priority Collateral Document shall include the following language (or language to similar effect approved by the First Priority Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Priority Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Priority Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among General Maritime Corporation, General Maritime Subsidiary II Corporation, as first priority borrower, General Maritime Subsidiary Corporation, Nordea Bank Finland plc, New York Branch, as First Priority Agent, Nordea Bank Finland plc, New York Branch, as Second Priority Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(b)                                 In addition, the Parent and the Borrowers agree that each Second Priority Mortgage covering any Collateral shall contain such other language as the First Priority Agent may reasonably request to reflect the subordination of such Second Priority Mortgage to the First Priority Collateral Document covering such Collateral.

5.5.                            Bailee for Perfection. Until the Discharge of First Priority Obligations has occurred:

(i)                                     The First Priority Agent as Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, including, but not limited to, the Earnings Accounts (such Collateral being the “Pledged Collateral”) as agent for the First Priority Creditors and as bailee for the Second Priority Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-106(a) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Priority Loan Documents and the Second Priority Loan Documents, respectively, subject to the terms and conditions of this Section 5.5.

(ii)                                  The First Priority Agent as Collateral Agent shall have no obligation whatsoever to the First Priority Creditors, the Second Priority Agent, or any Second Priority Creditor, to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge

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of First Priority Obligations as provided in paragraph (iv) below.

(iii)                               The First Priority Agent acting pursuant to this Section 5.5 shall not have by reason of any Collateral Document, this Agreement or any other document a fiduciary relationship in respect of the First Priority Creditors, the Second Priority Agent or any Second Priority Creditor.

(iv)                              Upon the Discharge of First Priority Obligations, the First Priority Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Priority Agent to the extent Second Priority Obligations remain outstanding, and second, to the Borrowers to the extent no First Priority Obligations or Second Priority Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral); provided that, in each case, the First Priority Agent shall be entitled to rely on certifications from the Second Priority Agent or the Borrowers, as the case may be, as to whether any Second Priority Obligations remain outstanding. The First Priority Agent further agrees to take all other action reasonably requested by the Second Priority Agent in connection with the Second Priority Agent obtaining a first priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(v)                                 Subject to the terms of this Agreement, so long as the Discharge of First Priority Obligations has not occurred, the First Priority Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other First Priority Collateral Documents as if the Liens of the Second Priority Agent or Second Priority Creditors did not exist.

5.6.                            When Discharge of First Priority Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of First Priority Obligations, the Parent, the First Priority Borrower or any other Grantor thereafter enters into any Refinancing of any First Priority Loan Document evidencing a First Priority Obligation which Refinancing is permitted hereby, then such Discharge of First Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Priority Obligations), and, from and after the date on which the First Priority Debt Notice (as defined below) is delivered to the Second Priority Agent in accordance with the next sentence, the obligations under such Refinancing of the First Priority Loan Document shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Priority Agent under such First Priority Loan Documents shall be the First Priority Agent for all purposes of this Agreement. Upon receipt of a notice from the First Priority Borrower or any other Grantor and the First Priority Agent (the “First Priority Debt Notice”) stating that the Parent, the First Priority Borrower or such other Grantor has entered into a new First Priority Loan Document (which notice shall include the identity of the new First Priority Agent, such agent, the “New First Priority Agent”), the Second Priority Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent, the First Priority Borrower, such other Grantor or such New First Priority Agent shall reasonably request in order to provide to the New First Priority Agent the rights contemplated hereby, in each case

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consistent in all material respects with the terms of this Agreement and (b) deliver to the New First Priority Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New First Priority Agent to obtain control of such Pledged Collateral). The New First Priority Agent shall agree in a writing addressed to the Second Priority Agent and the Second Priority Creditors to be bound by the terms of this Agreement. If the new First Priority Obligations under the new First Priority Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Priority Obligations, then the Second Priority Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Second Priority Collateral Documents and this Agreement.

5.7.                            Purchase Right. Without prejudice to the enforcement of any remedy of the First Priority Creditors, so long as a Triggering Event has occurred and is continuing, any of the Second Priority Creditors may, at its sole expense and effort, upon written notice (which notice, subject to the last sentence of this Section 5.7 and with the understanding that such notice will be revocable upon the failure by any First Priority Lender to comply with the provisions contained in this Section 5.7, shall be irrevocable and may only be given by the Second Priority Creditors on one occasion, the “Second Priority Purchase Notice”) to the Borrowers, the Collateral Agent, the First Priority Agent and the Second Priority Agent, require the First Priority Creditors to transfer and assign to such Second Priority Creditors, without warranty or representation or recourse, all (but not less than all) of the First Priority Obligations; provided that (x) the Second Priority Purchase Notice, if any, will be given no more than 10 Business Days after the occurrence of the related Triggering Event and, if the right to purchase the First Priority Obligations is in fact exercised by the Second Priority Creditors, the obligations related to such purchase of First Priority Obligations shall be fulfilled by such Second Priority Creditors within 10 Business Days thereafter, (y) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (z) such Second Priority Creditors shall have paid to the First Priority Agent, for the account of the First Priority Creditors, in immediately available funds, an amount equal to 100% of such First Priority Obligations then outstanding (which shall include, with respect to the aggregate face amount of the letters of credit outstanding under the First Priority Credit Agreement, an amount in cash equal to the amount of outstanding letters of credit required to be cash collateralized pursuant to the First Priority Documents plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any prepayment penalties or premiums other than customary Eurodollar breakage costs (the “First Priority Termination Fees”)) (such amount, the “First Priority Purchase Price”). If the right set forth in this Section 5.7 is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within 10 Business Days of the notice (or the First Priority Creditors shall no longer be required to transfer any such First Priority Obligations), (2) such purchase of the First Priority Obligations shall be exercised pursuant to documentation mutually acceptable to each of the First Priority Agent and such Second Priority Creditors, and (3) such First Priority Obligations shall be purchased pro rata among the Second Priority Creditors giving notice to the Second Priority Agent of their intent to exercise the purchase option hereunder according to such Second Priority Creditors’ portion of the Second Priority Obligations outstanding on the date of purchase. In order to effectuate the foregoing, the First Priority Agent shall calculate, upon the written request of the Second Priority Agent (acting at the direction of one or more Second Priority Creditors) from time to time, the amount in cash that would be necessary so to purchase the First Priority Obligations. If, for any

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reason other than a default by the First Priority Creditors, the Second Priority Creditors fail to purchase and pay for the First Priority Obligations after the delivery of the Second Priority Purchase Notice, the Second Priority Creditors shall be liable to the First Priority Creditors for any losses or damages, including fees and disbursements to counsel, incurred by them by reason of such failure to purchase and pay. It is understood that the obligations of each First Priority Lender and each Second Priority Lender are several and not joint, and no First Priority Lender or Second Priority Lender shall be responsible for any default by any other First Priority Lender and/or any Second Priority Lender, as the case may be, of its obligations under the First Priority Credit Agreement and/or the Second Priority Credit Agreement.

SECTION 6.           Insolvency or Liquidation Proceedings.

6.1.                            Finance and Sale Issues. (a) Until the Discharge of First Priority Obligations has occurred, if any of the First Priority Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Priority Agent shall consent in writing to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) which constitute Collateral and on which the First Priority Agent or any other creditor has a Lien or to permit the First Priority Borrower or any other Grantor to obtain financing, whether from the First Priority Creditors or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then the Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that if the conditions set forth in the immediately succeeding sentence are satisfied (x) it will raise no objection to such Cash Collateral use or DIP Financing and (y) it will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Priority Agent or to the extent permitted by Section 6.3). The conditions applicable to the agreement in the preceding sentence are as follows: (a) the sum of the aggregate principal amount and the total commitments of the DIP Financing does not exceed $100,000,000, (b) the interest rate, fees, advance rates, lending limits and sublimits are on market terms that are commercially reasonable under the circumstances, and (c) the Liens securing such DIP Financing are pari passu with or superior in priority to the Liens on the Collateral securing the then outstanding First Priority Obligations and are pari passu to the Liens of the Collateral Agent, the First Priority Creditors and the Second Priority Creditors on the Pari Passu Collateral Accounts. To the extent the Liens securing the First Priority Obligations are subordinated to or pari passu with such DIP Financing, the Second Priority Agent shall be deemed to have subordinated its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto), and the Liens securing the Second Priority Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First Priority Obligations as if such DIP Financing had not occurred.

(b)                                 Nothing in this Section 6.1 limits or impairs the right of Second Priority Agent to object to any motion regarding DIP Financing (including a DIP Financing proposed by one or more First Priority Creditors) or cash collateral to the extent that (i) the DIP Financing does not meet the requirements in Section 6.1(a), or (ii) the objection could be asserted in an Insolvency Proceeding by unsecured creditors generally and is not inconsistent with this Agreement.

6.2.                            Relief from the Automatic Stay. Until the Discharge of First Priority Obligations has occurred, the Second Priority Agent, on behalf of itself and the Second Priority

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Creditors, agrees that it shall not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Priority Agent.

6.3.                            Adequate Protection. (a) The Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it shall not contest (or support any other Person contesting):

(i)                                     any request by the First Priority Agent or the First Priority Creditors for adequate protection with respect to the Collateral; or

(ii)                                  any objection by the First Priority Agent or the First Priority Creditors to any motion, relief, action or proceeding based on the First Priority Agent or the First Priority Creditors claiming a lack of adequate protection with respect to the Collateral.

(b)                                 Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i)                                     if the First Priority Creditors (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral with respect to the Collateral in connection with any Cash Collateral use or DIP Financing, then the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the First Priority Liens on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement; and

(ii)                                  in the event the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, seeks or requests adequate protection in respect of Second Priority Obligations and such adequate protection is granted in the form of additional or replacement collateral with respect to the Collateral, then the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, agrees that until the Discharge of First Priority Obligations, the First Priority Agent shall also be granted a senior Lien on such additional or replacement collateral as security for the First Priority Obligations and for any Cash Collateral use or DIP Financing provided by the First Priority Creditors and that any Lien on such additional or replacement collateral securing the Second Priority Obligations shall be subordinated to the First Priority Liens on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such First Priority Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Priority Agent or the Second Priority Creditors from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

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6.4.                            No Waiver. Nothing contained herein shall prohibit or in any way limit the First Priority Agent or any First Priority Creditor from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Priority Agent or any of the Second Priority Creditors including the seeking by the Second Priority Agent or any Second Priority Creditors of adequate protection (except as provided in Section 6.3) or the asserting by the Second Priority Agent or any Second Priority Creditors of any of its rights and remedies under the Second Priority Loan Documents or otherwise.

6.5.                            Avoidance Issues. (a) If any First Priority Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the First Priority Borrower or any other Grantor any amount paid in respect of First Priority Obligations (a “First Priority Recovery”), then such First Priority Creditors shall be entitled to a reinstatement of First Priority Obligations with respect to all such recovered amounts.

(b)                                 If any Second Priority Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrowers or any other Grantor any amount paid in respect of Second Priority Obligations (a “Second Priority Recovery”), then such Second Priority Creditors shall be entitled to a reinstatement of Second Priority Obligations with respect to all such recovered amounts.

(c)                                  If this Agreement shall have been terminated prior to a First Priority Recovery or an Second Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6.                            Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, all on account of First Priority Obligations and on account of Second Priority Obligations then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Second Priority Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7.                            Post-Petition Interest. (a) None of the Second Priority Agent or any Second Priority Creditor shall oppose or seek to challenge any claim by the First Priority Agent or any First Priority Creditor for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of post-petition interest, fees or expenses.

(b)                                 None of the First Priority Agent or any First Priority Creditor shall oppose or seek to challenge any claim by the Second Priority Agent or any Second Priority Creditor for allowance in any Insolvency or Liquidation Proceeding of Second Priority Obligations consisting of post-petition interest, fees or expenses.

6.8.                            Waiver. The Second Priority Agent, for itself and on behalf of the Second Priority Creditors, waives any claim it may hereafter have against any First Priority Creditor

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arising out of the election of any First Priority Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9.                            Separate Grants of Security and Separate Classification. The Second Priority Agent, for itself and on behalf of the Second Priority Creditors, and the First Priority Agent, for itself and on behalf of the First Priority Creditors, acknowledge and agree that: (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Collateral, the Second Priority Obligations and the First Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the class of First Priority Creditors and the class of Second Priority Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior, junior and subordinated secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1, 4.1 and 4.2, all distributions shall be made as if there were separate classes of senior, junior and subordinated secured claims against the Grantors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Creditors, with respect to payment to the First Priority Creditors, (A) subject to the Maximum First Priority Indebtedness Amount, the First Priority Creditors shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Priority Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Second Priority Creditors with respect to the Collateral, and (B) after such payments to the First Priority Creditors, subject to the Maximum Second Priority Indebtedness Amount, the Second Priority Creditors shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Second Priority Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, with the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby acknowledging and agreeing to turn over to the First Priority Agent, for itself and on behalf of the First Priority Creditors, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Priority Creditors.

SECTION 7.           Reliance; Waivers; Etc.

7.1.                            Reliance. Other than any reliance on the terms of this Agreement, the First Priority Agent, on behalf of itself and the First Priority Creditors under its First Priority

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Loan Documents, acknowledges that it and such First Priority Creditors have, independently and without reliance on the Second Priority Agent or any Second Priority Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Priority Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Priority Credit Agreement or this Agreement. The Second Priority Agent, on behalf of itself and the Second Priority Creditors, acknowledges that it and the Second Priority Creditors have, independently and without reliance on the First Priority Agent or any First Priority Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Priority Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Loan Documents or this Agreement.

7.2.                            No Warranties or Liability. (a)                               The First Priority Agent, on behalf of itself and the First Priority Creditors under the First Priority Loan Documents, acknowledges and agrees that each of the Second Priority Agent, the Second Priority Creditors, have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Priority Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Priority Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Loan Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b)                                 Except as otherwise provided herein, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, acknowledges and agrees that the First Priority Agent and the First Priority Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Priority Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(c)                                  (A) The First Priority Agent and the First Priority Creditors shall have no duty to the Second Priority Agent, or any of the Second Priority Creditors, and (B) the Second Priority Agent and the Second Priority Creditors shall have no duty to the First Priority Agent or any of the First Priority Creditors, in each case to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrowers or any other Grantor (including the First Priority Loan Documents and the Second Priority Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.                            No Waiver of Lien Priorities. (a)                                 No right of the First Priority Creditors, the First Priority Agent or any of them to enforce any provision of this Agreement or any First Priority Loan Document shall at any time in any way be prejudiced or impaired by any

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act or failure to act on the part of the First Priority Borrower or any other Grantor or by any act or failure to act by any First Priority Creditor or the First Priority Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Loan Documents or any of the Second Priority Loan Documents, regardless of any knowledge thereof which the First Priority Agent or the First Priority Creditors, or any of them, may have or be otherwise charged with.

(b)                                 No right of the Second Priority Creditors, the Second Priority Agent or any of them to enforce any provision of this Agreement or any Second Priority Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or any other Grantor or by any act or failure to act by any Second Priority Creditor or the Second Priority Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Priority Loan Documents, regardless of any knowledge thereof which the Second Priority Agent or the Second Priority Creditors, or any of them, may have or be otherwise charged with.

7.4.                            Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agent and the First Priority Creditors and the Second Priority Agent and the Second Priority Creditors, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any First Priority Loan Documents or any Second Priority Loan Documents;

(b)                                 except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Priority Loan Document or any Second Priority Loan Document;

(c)                                  except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or Second Priority Obligations or any guaranty thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Grantor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrowers or any other Grantor in respect of the First Priority Agent, the First Priority Obligations, any First Priority Creditor, the Second Priority Agent, the Second Priority Obligations, or any Second Priority Creditor, in respect of this Agreement.

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SECTION 8.           Pari Passu Priority Collateral.

8.1.                            Lien Priorities.

(a)                                 Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the First Priority Obligations or Second Priority Obligations granted on the Pari Passu Collateral Accounts, (ii) the validity or enforceability of the security interests and Liens granted in favor of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor on the Pari Passu Collateral Accounts, (iii) the date on which any First Priority Obligations or Second Priority Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any First Priority Loan Document or any Second Priority Loan Document (other than this Agreement), (vi) the possession or control by the Collateral Agent, any First Priority Creditor or any Second Priority Creditor or any bailee of all or any part of any Pari Passu Collateral Accounts as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the First Priority Agent, on behalf of itself and the First Priority Creditors, and the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby agree that any Lien on the Pari Passu Collateral Accounts securing any First Priority Obligations or Second Priority Obligations now or hereafter held by or on behalf of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be equal and ratable in all respects.

(b)                                 Prohibition on Contesting Liens. Each of the Second Priority Agent, for itself and on behalf of each Second Priority Creditor, and the First Priority Agent, for itself and on behalf of each First Priority Creditor, agree that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Creditors and the Second Priority Creditors in the Pari Passu Collateral Accounts; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor to enforce this Agreement.

(c)                                  Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities in respect of the Pari Passu Collateral Accounts provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the First Priority Loan Documents or the Second Priority Loan Documents; (ii) any amendment, change or modification of any First Priority Loan Documents or Second Priority Loan Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, the Parent or any of its Subsidiaries party to any of the First Priority Loan Documents or Second Priority Loan Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any First Priority Creditor or any Second Priority Creditor.

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8.2.                            Exercise of Remedies.

(a)                                 So long as neither the Discharge of First Priority Obligations nor the payment in full of the Second Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Grantor, neither the Collateral Agent nor any of the First Priority Creditors or the Second Priority Creditors will, without the consent of the First Priority Agent, the Second Priority Agent and Collateral Agent, as the case may be, (who shall be entitled but not required, to seek such consents of the First Priority Creditors or the Second Priority Creditors, as the case may be, as they may be deem necessary or desirable), exercise or seek to exercise any rights or remedies (including, without limitation, set-off) with respect to any Pari Passu Collateral Accounts or institute or commence or join with any Person in commencing any action or proceeding with respect to such rights or remedies; provided that:

(I)                                   the Collateral Agent may take any action (not adverse to the Liens on the Pari Passu Collateral Accounts securing the Obligations, or the rights of the First Priority Creditors or the Second Priority Creditors, as the case may be, to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Pari Passu Collateral Accounts;

(II)                              the First Priority Creditors and the Second Priority Creditors shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the First Priority Creditors and the Second Priority Creditors, including without limitation any claims secured by the Pari Passu Collateral Accounts, if any, in each case in accordance with the terms of this Agreement;

(III)                         the First Priority Creditors and the Second Priority Creditors shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement; and

(IV)                          the First Priority Creditors and the Second Priority Creditors shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Pari Passu Collateral Accounts.

(b)                                 Each of the First Priority Agent and the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any First Priority Loan Document or Second Priority Loan Document, respectively, (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Priority Creditors or the Second Priority Creditors, respectively, with respect to the Pari Passu Collateral

33

Accounts as set forth in this Agreement and the First Priority Loan Documents or Second Priority Loan Documents, respectively.

8.3.                            Applications of Proceeds. Any Pari Passu Collateral Accounts or proceeds received by the Collateral Agent, the First Priority Creditors or the Second Priority Creditors in connection with the exercise of any right or remedy (including set off) relating to the Pari Passu Collateral Accounts in contravention of this Agreement shall be segregated and held in trust and forthwith paid over and applied as set forth in Section 4.2.

8.4.                            Perfection. Until the Discharge of First Priority Obligations or the payment in full of the Second Priority Obligations has occurred, the First Priority Agent and the Second Priority Agent agree to hold the Pari Passu Collateral Accounts jointly as collateral agent for the First Priority Creditors and the Second Priority Creditors and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Priority Loan Documents and the Second Priority Loan Documents subject to the terms and conditions of this Section 8.4.

SECTION 9.           Miscellaneous.

9.1.                            Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Loan Documents or the Second Priority Loan Documents, the provisions of this Agreement shall govern and control.

9.2.                            Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto.

(b)                                 This is a continuing agreement of lien subordination and the First Priority Creditors may continue, at any time and without notice to the Second Priority Agent or any Second Priority Creditor subject to the Second Priority Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any Grantor constituting First Priority Obligations in reliance hereof. The Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

(c)                                  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrowers or any other Grantor shall include the Borrowers or such Grantor as debtor and debtor in possession and any receiver or trustee for the Borrowers or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the date of Discharge of First Priority Obligations, subject to the rights of the First Priority Creditors and the Second Priority Creditors under Section 6.5.

9.3.                            Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Priority Agent or the First Priority Agent shall be

34

deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent; provided that (x) the First Priority Agent (at the direction of the Required Lenders (as defined in the First Priority Credit Agreement)) may, without the written consent of any other holder of Second Priority Obligations, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First Priority Credit Agreement or Second Priority Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First Priority Creditors” and “Second Priority Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First Priority Credit Agreement or the Second Priority Credit Agreement and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 9.16 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent (x) their rights are directly affected (which includes, but is not limited to, any amendment to the Grantors’ ability to cause additional obligations to constitute First Priority Obligations or Second Priority Obligations as the Grantors may designate or any amendment in respect of Section 5.1 that imposes additional conditions or requirements to effect a release of Collateral or any amendment in respect of Section 5.3 that imposes additional conditions or requirements to adopt modifications of the First Priority Loan Documents or Second Priority Loan Documents, as the case may be) or (y) such amendment, modification, or waiver in any way amends, modifies or waives the definition of “Maximum First Priority Indebtedness Amount” or “Maximum Second Priority Indebtedness Amount” or, to the extent the rights of the Grantors are directly affected thereby, Section 9.2.

9.4.                            Information Concerning Financial Condition of the Borrowers and their Subsidiaries. The First Priority Agent and the First Priority Creditors, in the first instance, and the Second Priority Agent and the Second Priority Creditors, in the second instance, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and their Subsidiaries and all endorsers and/or guarantors of the First Priority Obligations or the Second Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. None of the First Priority Agent or any First Priority Creditors or the Second Priority Agent or any Second Priority Creditor shall have a duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Priority Agent or any of the First Priority Creditors or the Second Priority Agent or any of the Second Priority Creditors in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Priority Agent or any First Priority Creditor or the Second Priority Agent or any Second Priority Creditor, it or they shall be under no obligation:

(a)                                 to make, and it or they shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)                                 to provide any additional information or to provide any such information on any subsequent occasion;

35

(c)                                  to undertake any investigation; or

(d)                                 to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5.                            Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Priority Creditors or the Second Priority Agent pays over to the First Priority Agent or the First Priority Creditors under the terms of this Agreement, the Second Priority Creditors and the Second Priority Agent, as applicable, shall be subrogated to the rights of the First Priority Agent and the First Priority Creditors; provided that the Second Priority Agent, on behalf of itself and the Second Priority Creditors hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Obligations has occurred. The Borrowers acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Second Priority Agent or the Second Priority Creditors that are paid over to the First Priority Agent or the First Priority Creditors pursuant to this Agreement shall not reduce any of the Second Priority Obligations.

9.6.                            SUBMISSION TO JURISDICTION; WAIVERS. (a)                                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)                                 ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)                                 WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)                                 AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(4)                                 AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                                 EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT

36

MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)                                  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST PRIORITY LOAN DOCUMENT OR SECOND PRIORITY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

9.7.                            Notices. All notices to the Second Priority Creditors and the First Priority Creditors permitted or required under this Agreement shall also be sent to the Second Priority Agent and the First Priority Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed, electronically mailed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail, telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex III hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8.                            Further Assurances. The First Priority Agent, on behalf of itself and the First Priority Creditors under the First Priority Loan Documents, and the Second Priority Agent, on behalf of itself and the Second Priority Creditors under the Second Priority Loan Documents, and the Borrowers, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Priority Agent or the Second Priority Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

37

9.9.                            APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.10.                     Binding on Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the First Priority Agent, the First Priority Creditors, the Second Priority Agent, the Second Priority Creditor, and their respective successors and assigns.

9.11.                     Specific Performance. Each of the First Priority Agent and the Second Priority Agent may demand specific performance of this Agreement. The First Priority Agent, on behalf of itself and the First Priority Creditors and the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Agent or the First Priority Creditors or the Second Priority Agent or the Second Priority Creditors, as the case may be.

9.12.                     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13.                     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.14.                     Authorization. (a)                                                By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

(b)                                 The First Priority Agent represents and warrants that it has full power and authority to execute and deliver this Agreement and to bind each First Priority Lender to the agreements, obligations and representations of the First Priority Lenders contained in this agreement or which are stated herein to be binding upon the First Priority Lenders.

(c)                                  The Second Priority Agent represents and warrants that it has full power and authority to execute and deliver this Agreement and to bind each Second Priority Lender to the agreements, obligations and representations of the Second Priority Lenders contained in this agreement or which are stated herein to be binding upon the Second Priority Lenders.

9.15.                     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Agent and the First Priority Creditors in the first instance and the Second Priority Agent and the Second Priority Creditors in the second instance. Except as provided in Section 9.3, none of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrowers nor any Grantor may rely on the terms hereof. Nothing in

38

this Agreement is intended to or shall impair the obligations of the Borrowers or any other Grantor, which are absolute and unconditional, to pay the First Priority Obligations and the Second Priority Obligations as and when the same shall become due and payable in accordance with their terms.

9.16.                     Grantors; Additional Grantors. It is understood and agreed that the Parent, the Borrowers and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Parent which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the First Priority Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the First Priority Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

*                 *                 *

39

ANNEX I

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Priority Agent

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as First Priority Agent

By:
Name:
Title:

By:
Name:
Title:

Second Priority Agent

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Second Priority Agent

By:
Name:
Title:

By:
Name:
Title:

41

Acknowledged and Agreed to by:

The Parent

GENERAL MARITIME CORPORATION

By:
Name: Jeffrey D. Pribor
Title: Executive Vice President & Chief Financial Officer

The First Priority Borrower

GENERAL MARITIME SUBSIDIARY II CORPORATION

By:
Name: Jeffrey D. Pribor
Title: President

The Second Priority Borrower

GENERAL MARITIME SUBSIDIARY CORPORATION

By:
Name: Jeffrey D. Pribor
Title: President

42

The Subsidiary Guarantors

GMR ARGUS LLC

GMR DAPHNE LLC

GMR ELEKTRA LLC

GMR GEORGE T LLC

GMR HOPE LLC

GMR HORN LLC

GMR ORION LLC

GMR PHOENIX LLC

GMR ST. NIKOLAS LLC

GMR SPYRIDON LLC

GMR ATLAS LLC

GMR HERCULES LLC

GMR MANIATE LLC

GMR POSEIDON LLC

GMR SPARTIATE LLC

GMR ULYSSES LLC

GMR ZEUS LLC

GMR POSEIDON LLC

GMR ULYSSES LLC

GMR HERCULES LLC

GMR ATLAS LLC

GMR ZEUS LLC

GMR MANIATE LLC

GMR SPARTIATE LLC

By:
Name: Brian Kerr
Title: Manager

43

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR DEFIANCE LLC
GMR HARRIET G LLC
GMR KARA G LLC
GMR MINOTAUR LLC
GMR STRENGTH LLC

By:
Name: Dean Scaglione
Title: Manager

VISION LTD.
VICTORY LTD.
COMPATRIOT LTD.
COMPANION LTD.
CONSUL LTD.

By:
Name: Dean Scaglione
Title: Director

44

ARLINGTON TANKERS LTD.

By:
Name: Jeffrey D. Pribor
Title: Director

45

Collateral Vessels

	Vessel	Type	DWT	Year Built
1	Genmar Atlas	VLCC	306,005	2007
2	Genmar Hercules	VLCC	306,543	2007
3	Genmar Maniate	Suezmax	164,925	2010
4	Genmar Poseidon	VLCC	305,795	2002
5	Genmar Ulysses	VLCC	318,695	2003
6	Genmar Zeus	VLCC	318,325	2010
7	Genmar Spartiate	Suezmax	164,925	2011

46

ANNEX II

Other Collateral Vessels

	Vessel	Type	DWT	Year Built
1	Genmar Agamemnon	Aframax	96,000	1995
2	Genmar Ajax	Aframax	96,000	1996
3	Genmar Daphne	Aframax	106,500	2002
4	Genmar Defiance	Aframax	105,000	2002
5	Genmar Elektra	Aframax	105,000	2002
6	Genmar Strength	Aframax	105,000	2003
7	Genmar Minotaur	Aframax	96,500	1995
8	Genmar Consul	Handymax	47,400	2004
9	Genmar Companion	Panamax	72,000	2004
10	Genmar Compatriot	Panamax	72,000	2004
11	Genmar Argus	Suezmax	153,000	2000
12	Genmar George T	Suezmax	155,000	2007
13	Genmar Harriet G	Suezmax	155,000	2006
14	Genmar Hope	Suezmax	159,000	1999
15	Genmar Horn	Suezmax	159,000	1999
16	Genmar Kara G	Suezmax	155,000	2007
17	Genmar Orion	Suezmax	153,000	2002
18	Genmar Phoenix	Suezmax	153,000	1999
19	Genmar Spyridon	Suezmax	153,000	2000
20	Genmar St. Nikolas	Suezmax	155,000	2008
21	Genmar Victory	VLCC	314,000	2001
22	Genmar Vision	VLCC	314,000	2001

ANNEX III

Notices

First Priority Agent

Nordea Bank Finland plc, New York Branch

Attention: Martin Lunder

Telecopier: (212) 421-4420

Email: martin.lunder@nordea.com

with a copy to:

White & Case LLP

Attention: David E. Joyce

Telecopier: (212) 354-8113

Email: djoyce@whitecase.com

Second Priority Agent

Nordea Bank Finland plc, New York Branch

Attention: Martin Lunder

Telecopier: (212) 421-4420

Email: martin.lunder@nordea.com

with a copy to:

White & Case LLP

Attention: David E. Joyce

Telecopier: (212) 354-8113

Email: djoyce@whitecase.com

The First Priority Borrower

General Maritime Subsidiary II Corporation

299 Park Avenue

New York, New York 10171

Attention: John C. Georgiopoulos

Telecopy: (212) 763-5608

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Kenneth Chin

Telecopy: (212) 715-8000

and

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention: Samantha Good

Telephone: (415) 439-1914

Facsimile: (415) 439-1500

The Second Priority Borrower

General Maritime Subsidiary Corporation

299 Park Avenue

New York, New York 10171

Attention: John C. Georgiopoulos

Telecopy: (212) 763-5608

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Kenneth Chin

Telecopy: (212) 715-8000

and

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention: Samantha Good

Telephone: (415) 439-1914

Facsimile: (415) 439-1500

49

ANNEX III

i

SECTION 8.	Pari Passu Priority Collateral	32
8.1.	Lien Priorities	32
8.2.	Exercise of Remedies	33
8.3.	Applications of Proceeds	34
8.4.	Perfection	34

SECTION 9.	Miscellaneous	34
9.1.	Conflicts	34
9.2.	Effectiveness; Continuing Nature of this Agreement; Severability	34
9.3.	Amendments; Waivers	34
9.4.	Information Concerning Financial Condition of the Borrowers and their Subsidiaries	35
9.5.	Subrogation	36
9.6.	SUBMISSION TO JURISDICTION; WAIVERS	36
9.7.	Notices	37
9.8.	Further Assurances	37
9.9.	APPLICABLE LAW	38
9.10.	Binding on Successors and Assigns	38
9.11.	Specific Performance	38
9.12.	Headings	38
9.13.	Counterparts	38
9.14.	Authorization	38
9.15.	Provisions Solely to Define Relative Rights	38
9.16.	Grantors; Additional Grantors	39

ii

EXHIBIT Q

FORM OF JOINDER AGREEMENT

THIS JOINDER TO SUBSIDIARIES GUARANTY (this “Joinder”) is executed as of               , 201   by [NAME OF SUBSIDIARY], a                  [corporation] [limited liability company] [partnership] [exempted company] (the “Joining Party”), and delivered to NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), as Administrative Agent and Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, GENERAL MARITIME CORPORATION, a Republic of the Marshall Islands corporation (the “Parent”), GENERAL MARITIME SUBSIDIARY CORPORATION, a Republic of the Marshall Islands corporation (the “Borrower”), GENERAL MARITIME SUBSIDIARY II CORPORATION, as a guarantor, Arlington Tankers Ltd., as a guarantor, the Lenders party from time to time to the Credit Agreement (the “Lenders”) and Nordea, as Administrative Agent have entered into an Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as may be amended, supplemented and/or modified from time to time, the “Credit Agreement”) (the Lenders, the Administrative Agent and its affiliates, the Collateral Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower has entered into Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, each Joining Party is a direct or indirect Subsidiary of the Parent and desires, or is required pursuant to the provisions of the Credit Agreement, to become a Guarantor under and as defined in that certain Amended and Restated Subsidiaries Guaranty, dated as of May 6, 2011, by certain direct and indirect Subsidiaries of the Parent from time to time party thereto as Guarantors in favor of the Administrative Agent (as amended, supplemented and/or modified from time to time, the “Subsidiaries Guaranty”); and

WHEREAS, the Joining Party will obtain benefits from the Loans of the Borrower pursuant to the Credit Agreement and the Interest Rate Protection Agreements and, accordingly, desires to execute this Joinder in order to satisfy the requirements described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.             By this Joinder, the Joining Party becomes a Guarantor for all purposes under the Subsidiaries Guaranty, pursuant to Section 25 thereof.

2.             The Joining Party agrees that, upon its execution hereof, it will become a Guarantor under, and as defined in, the Subsidiaries Guaranty with respect to all Guaranteed Obligations (as defined in the Subsidiaries Guaranty), and will be bound by all terms, conditions and duties applicable to a Guarantor under the Subsidiaries Guaranty and the other Credit Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party unconditionally and irrevocably guarantees the due and punctual payment and performance of all Guaranteed Obligations (on the same basis as the other Guarantors under the Subsidiaries Guaranty).

3.             Without limiting the foregoing, the Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by each Guarantor pursuant to Sections 10 and 11 of the Subsidiaries Guaranty as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Guarantor pursuant to the Subsidiaries Guaranty and all other Credit Documents to which it is or becomes a party.

4.             This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders or as otherwise permitted by the Credit Documents. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto. Delivery of any executed counterpart of this Joinder by telecopy or other electronic transmission by any party hereto shall be effective as such party’s original executed counterpart.

5.             From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

6.             The effective date of this Joinder is                              , 201    .

*          *          *

2

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Accepted and Acknowledged by:

NORDEA BANK FINLAND PLC, NEW
YORK BRANCH, as Administrative Agent
and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title: